                                                             Rule 424(b)(3)
                                                             File No. 333-46566



                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)



                                                                 OCTOBER 6, 2000


                                    PROFILE




                                  SELECT FOUR
                               VARIABLE AND FIXED
                                    ANNUITY


      THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE CONTRACT. THE CONTRACT IS MORE FULLY DESCRIBED IN THE FULL PROSPECTUS WHICH ACCOMPANIES THIS PROFILE. PLEASE READ THE PROSPECTUS CAREFULLY.


      1. THE SELECT FOUR ANNUITY



      The Select Four Annuity is a flexible payment deferred annuity contract ("Contract") designed for use in connection with retirement and deferred compensation plans, some of which may qualify for favorable federal income tax treatment. The Contract is intended to help you achieve your retirement savings or other long-term investment goals.


      The Contract has two phases: an Accumulation Phase and an Income Phase. During the Accumulation Phase, you make payments into the Contract; any investment earnings under your Contract accumulate on a tax-deferred basis and are taxed as income only when withdrawn. During the Income Phase, we make annuity payments in amounts determined in part by the amount of money you have accumulated under your Contract during the Accumulation Phase. You choose when the Income Phase begins.


      You may choose among 37 variable investment options and a range of fixed interest options. For a variable investment return you choose one or more Sub-Accounts in our Variable Account, each of which invests in shares of a corresponding mutual fund or Series thereof (collectively, the "Funds") listed in Section 4. The value of any portion of your Contract allocated to the Sub-Accounts will fluctuate up or down depending on the performance of the Series you select, and you may experience losses. For a fixed interest rate, you may choose one or more Guarantee Periods offered in our Fixed Account, each of which earns its own Guaranteed Interest Rate if you keep your money in that Guarantee Period for the specified length of time.


      The Contract is designed to meet your need for investment flexibility. Over the life of your Contract, you may allocate amounts among as many as 18 of the available variable and fixed investment options. Until we begin making annuity payments under your Contract, you can, subject to certain limitations, transfer money between options up to 12 times each year without a transfer charge or adverse tax consequences.

      2. ANNUITY PAYMENTS (THE INCOME PHASE)

      Just as you can elect to have your Contract value accumulate on either a variable or fixed basis, or a combination of both, you can elect to receive annuity payments on either a variable or fixed basis or both. If you choose to have any part of your annuity payments come from the Sub-Accounts, the dollar amount of your annuity payments may fluctuate.

      The Contract offers a variety of annuity options. You can select from among the following methods of receiving either variable or fixed annuity payments under your Contract: (1) monthly payments continuing for your lifetime (assuming you are the annuitant); (2) monthly payments for your lifetime, but with payments continuing to your chosen beneficiary for a specified number of years after your first payment if you die before the end of the period you have selected; (3) monthly payments for your lifetime and the life of another person (usually your spouse) you have chosen; and (4) monthly payments for a specified number of years, with a cash-out option for variable payments. We may also agree to other annuity options at our discretion.

      Once the Income Phase begins, you cannot change your choice of annuity payment method.

      3. PURCHASING A CONTRACT

      You may purchase a Contract for $10,000 or more, under most circumstances. You may increase the value of your investment by adding $1,000 or more at any time during the Accumulation Phase. We may waive these limits. We will not accept a purchase payment if your account value is over $2 million, or if the purchase payment would cause your account value to exceed $2 million, unless we have approved the payment in advance.

      4. ALLOCATION OPTIONS


      You can allocate your money among Sub-Accounts investing in the following
Funds:



AIM VARIABLE INSURANCE FUNDS                   MFS/SUN LIFE SERIES TRUST
  AIM V.I. Capital Appreciation Fund           Capital Appreciation Series
  AIM V.I. Growth Fund                         Emerging Growth Series
  AIM V.I. Growth and Income Fund              Government Securities Series
  AIM V.I. International Equity Fund           High Yield Series
THE ALGER AMERICAN FUND                        Massachusetts Investors Growth Stock Series
  Growth Portfolio                             Massachusetts Investors Trust Series
  Income and Growth Portfolio                  New Discovery Series
  Small Capitalization Portfolio               Total Return Series
GOLDMAN SACHS VARIABLE INSURANCE TRUST         Utilities Series
("VIT")                                        SUN CAPITAL ADVISERS TRUST
  VIT CORE-SM- Large Cap Growth Fund           Sun Capital Blue Chip Mid Cap Fund
  VIT CORE-SM- Small Cap Equity Fund           Sun Capital Davis Financial Fund
  VIT CORE-SM- U.S. Equity Fund                Sun Capital Davis Venture Value Fund
  VIT Growth and Income Fund                   Sun Capital Investment Grade Bond Fund
  VIT International Equity Fund                Sun Capital Investors Foundation Fund
J.P. MORGAN SERIES TRUST II                    Sun Capital Money Market Fund
  J.P. Morgan International Opportunities      Sun Capital Real Estate Fund
    Portfolio                                  Sun Capital Select Equity Fund
  J.P. Morgan Small Company Portfolio          Sun Capital Value Equity Fund
  J.P. Morgan U.S. Disciplined Equity          Sun Capital Value Managed Fund
Portfolio                                      Sun Capital Value Mid Cap Fund
LORD ABBETT SERIES FUND, INC.                  Sun Capital Value Small Cap Fund
  Growth and Income Portfolio



      Market conditions will determine the value of an investment in any Fund. Each Fund is described in the Fund prospectus.


      In addition to these variable options, you may also allocate your money to one or more of the Guarantee Periods we make available. For each Guarantee Period, we offer a Guaranteed Interest Rate for the specified length of time.

      5. EXPENSES

      The charges under the Contracts are as follows:

      If your account value is less than $100,000, we impose an annual Account Fee of $50. We will waive the Account Fee if your Contract value was $100,000 or more on your Account Anniversary, or if your Account was allocated only to the Fixed Account during the applicable Account Year. In addition, during both the Accumulation Phase and the Income Phase, we deduct insurance charges equal to 1.35% per year of the average daily value of the Contract allocated among the Sub-Accounts. If your initial purchase payment is greater than $1,000,000, we will decrease the insurance charges to 1.10%.

      If you elect one or more optional death benefit riders, we will deduct, during the Accumulation Phase, an additional charge per year, depending upon the number of riders you elect, as follows:

   NUMBER OF       % OF AVERAGE
RIDERS YOU ELECT   DAILY VALUE
----------------   ------------
     1                0.15%
     2                0.25%
     3                0.40%


      No optional death benefit is offered if you are 80 or older on the date we accept your Application. No optional death benefit is available during the Income Phase, therefore charges for optional death benefit riders will not be assessed during the Income Phase.


      There are no sales charges when you purchase your Contract. However, if you withdraw money from your Contract, we will, with certain exceptions, impose a withdrawal charge. Your Contract allows a "free withdrawal amount," which you may withdraw before you incur the withdrawal charge. The rest of your withdrawal is subject to a withdrawal charge equal to a percentage of your account value based upon the number of complete account years that have expired since we issued your Contract. The withdrawal charge scale declines as follows:

NUMBER OF COMPLETE ACCOUNT YEARS
        SINCE WE ISSUED
         YOUR CONTRACT            WITHDRAWAL CHARGE
--------------------------------  -----------------
               0                          6%
               1                          6%
               2                          5%
               3                          5%
           4 or more                      0%

      If you withdraw, transfer, or annuitize money allocated to a Guarantee Period more than 30 days before the expiration date of the Guarantee Period, the amount will be subject to a Market Value Adjustment. This adjustment reflects the relationship between our current Guaranteed Interest Rates and the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if your Guaranteed Interest Rate is lower than the relevant current rate, then the adjustment will decrease your Contract value. Conversely, if your Guaranteed Interest Rate is higher than the relevant current rate, the adjustment will increase your Contract value. The Market Value Adjustment will not apply to the withdrawal of interest credited during the current Account Year, or to transfers as part of our dollar-cost averaging program.


      In addition to the charges we impose under the Contracts, there are charges (which include management fees and operating expenses) imposed by each Fund, which range from 0.59% to 1.35% of the average net assets of the Fund, depending upon which Funds you select. The Fund's investment adviser has agreed to waive or reimburse a portion of expenses for some of the Funds; without this agreement, Fund expenses could be higher. Some of these agreements may be terminated at any time.


      The following chart is designed to help you understand the expenses you will incur under your Contract, if you invest in one or more of the Sub-Accounts. The column "Total Annual Expenses" shows the sum of the "Total Annual Insurance Charges," as defined just above the chart, and the total expenses (net of any applicable expense reimbursement and/or fee waiver) for each Fund. The "Examples" Column contains two sets of examples: column (a) shows two examples of the expenses, in dollars, you would pay under a Contract if you elect no optional death benefit riders, and column (b) shows two examples of the expenses, in dollars, you would pay under a Contract if you elect all 3 optional death benefit riders. Each set of examples assumes that you invested $1,000 in a Contract which earns 5% annually and that you withdraw your money (1) at the end of one year or (2) at the end of 10 years. For the first year, the Total Annual Expenses are deducted, as well as withdrawal charges. For year 10, the examples show the aggregate of all of the annual expenses deducted for the 10 years, but there is no withdrawal charge.


      During the Accumulation Phase, "Total Annual Insurance Charges" of 1.45% as shown in the table below include insurance charges of 1.35% of your daily net assets (1.20% for mortality and expense risks and 0.15% for administrative expenses) plus an additional 0.10%, which is used to represent the current $50 annual Account Fee based on an assumed Contract value of $50,000. The actual impact of the Account Fee may be greater or less than 0.10%, depending upon the value of your Contract. The 10-year total expense examples, below, reflect a $50 annual Account Fee.



                                                                                                    EXAMPLES: TOTAL
                                                                                                    EXPENSES AT END
                                           TOTAL ANNUAL   TOTAL ANNUAL     TOTAL              (A)                    (B)
                                            INSURANCE         FUND         ANNUAL     --------------------   --------------------
SUB-ACCOUNT                                  CHARGES        EXPENSES      EXPENSES     1 YEAR    10 YEARS     1 YEAR    10 YEARS
-----------                                ------------   ------------   ----------   --------   ---------   --------   ---------
AIM V.I. Capital Appreciation Fund            1.45%          0.73%         2.18%        $78        $251        $82        $291
AIM V.I. Growth Fund                          1.45%          0.73%         2.18%        $78        $251        $82        $291
AIM V.I. Growth and Income Fund               1.45%          0.77%         2.22%        $78        $255        $82        $295
AIM V.I. International Equity Fund            1.45%          0.97%         2.42%        $80        $276        $84        $315
Alger American Growth Portfolio               1.45%          0.79%         2.24%        $78        $257        $82        $297
Alger American Income and Growth
 Portfolio                                    1.45%          0.70%         2.15%        $78        $248        $81        $289
Alger American Small Capitalization
 Portfolio                                    1.45%          0.90%         2.35%        $79        $269        $83        $308
Goldman Sachs VIT CORE-SM- Large Cap
 Growth Fund                                  1.45%          0.90%         2.35%        $79        $269        $83        $308
Goldman Sachs VIT CORE-SM- Small Cap
 Equity Fund                                  1.45%          1.00%         2.45%        $80        $279        $84        $318
Goldman Sachs VIT CORE-SM- U.S. Equity
 Fund                                         1.45%          0.90%         2.35%        $79        $269        $83        $308
Goldman Sachs VIT Growth and Income Fund      1.45%          1.00%         2.45%        $80        $279        $84        $318
Goldman Sachs VIT International Equity
 Fund                                         1.45%          1.35%         2.80%        $84        $313        $87        $350
J.P. Morgan International Opportunities
 Portfolio                                    1.45%          1.20%         2.65%        $82        $298        $86        $336
J.P. Morgan Small Company Portfolio           1.45%          1.15%         2.60%        $82        $293        $86        $332
J.P. Morgan U.S. Disciplined Equity
 Portfolio                                    1.45%          0.85%         2.30%        $79        $264        $83        $303
Lord Abbett Growth & Income Portfolio         1.45%          0.87%         2.32%        $79        $266        $83        $305
MFS/Sun Life Capital Appreciation Series      1.45%          0.76%         2.21%        $78        $254        $82        $294
MFS/Sun Life Emerging Growth Series           1.45%          0.75%         2.20%        $78        $253        $82        $293
MFS/Sun Life Government Securities Series     1.45%          0.61%         2.06%        $77        $239        $80        $280
MFS/Sun Life High Yield Series                1.45%          0.83%         2.28%        $79        $262        $83        $301
MFS/Sun Life Massachusetts Investors
 Growth Stock Series                          1.45%          0.83%         2.28%        $79        $262        $83        $301
MFS/Sun Life Massachusetts Investors
 Trust Series                                 1.45%          0.59%         2.04%        $76        $237        $80        $278
MFS/Sun Life New Discovery Series             1.45%          1.06%         2.51%        $81        $285        $85        $323
MFS/Sun Life Total Return Series              1.45%          0.69%         2.14%        $77        $247        $81        $288
MFS/Sun Life Utilities Series                 1.45%          0.82%         2.27%        $79        $261        $82        $300
Sun Capital Blue Chip Mid Cap Fund            1.45%          1.00%         2.45%        $80        $279        $84        $318
Sun Capital Davis Financial Fund              1.45%          0.90%         2.35%        $79        $269        $83        $308
Sun Capital Davis Venture Value Fund          1.45%          0.90%         2.35%        $79        $269        $83        $308
Sun Capital Investment Grade Bond Fund        1.45%          0.75%         2.20%        $78        $253        $82        $293
Sun Capital Investors Foundation Fund         1.45%          0.90%         2.35%        $79        $269        $83        $308
Sun Capital Money Market Fund                 1.45%          0.65%         2.10%        $77        $243        $81        $284
Sun Capital Real Estate Fund                  1.45%          1.25%         2.70%        $83        $303        $86        $341
Sun Capital Select Equity Fund                1.45%          0.90%         2.35%        $79        $269        $83        $308
Sun Capital Value Equity Fund                 1.45%          0.90%         2.35%        $79        $269        $83        $308
Sun Capital Value Managed Fund                1.45%          0.90%         2.35%        $79        $269        $83        $308
Sun Capital Value Mid Cap Fund                1.45%          1.00%         2.45%        $80        $279        $84        $318
Sun Capital Value Small Cap Fund              1.45%          1.00%         2.45%        $80        $279        $84        $318


------------------------------

(a) Assuming no optional death benefit riders have been elected (total annual insurance charges equal 1.45%).

(b) Assuming all three optional death benefit riders have been elected (total annual insurance charges equal 1.85%).

      If your initial purchase payment is $1,000,000 or more, we will reduce your insurance charges, during the Accumulation Phase, by 0.25%.

      For more detailed information about Contract fees and expenses, please refer to the fee table and discussion of Contract charges contained in the full Prospectus which accompanies this Profile.

      6. TAXES

      Under current federal tax laws, your earnings are not taxed until you take them out of your Contract. If you take money out, earnings come out first and are taxed as income. If your Contract is funded with pre-tax or tax-deductible dollars (such as with a pension or IRA contribution) -- we call this a Qualified Contract -- your entire withdrawal will be taxable. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal penalty tax on the earnings. Annuity payments during the Income Phase are considered in part a return of your original investment. That portion of each payment is not taxable, except under a Qualified Contract, in which case the entire payment will be taxable. In all cases, you should consult with your tax adviser for specific tax information.

      Different laws apply if your Contract is issued in Puerto Rico. Under the tax laws of Puerto Rico, when an annuity payment is made under your Contract, your annuitant or any other payee is required to include as gross income the portion of each annuity payment equal to 3% of the aggregate purchase payments you made under the Contract. The amount if any, in excess of the included amount is excluded from gross income. After an amount equal to the aggregate amount excluded from gross income has been received, all of the annuity payments are considered to be taxable income.

      You should consult with your tax adviser for specific tax information.

      7. ACCESS TO YOUR MONEY


      You can withdraw money from your Contract at any time during the Accumulation Phase. Each year during the first four Contract Years, you may withdraw up to 10% of all Purchase Payments without the imposition of the withdrawal charge. After your fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.


      We do not assess a withdrawal charge upon annuitization or transfers. In certain circumstances, we will waive the withdrawal charges for a full or partial withdrawal when you are confined to an eligible nursing home. In addition, there may be other circumstances under which we may waive the withdrawal charge.

      In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may be subject to a Market Value Adjustment.

      8. PERFORMANCE

      If you invest in one or more Sub-Accounts, the value of your Contract will increase or decrease depending upon the investment performance of the Funds you choose. The Sub-Accounts have not been in operation for a full calendar year; therefore no performance information is provided in this Profile.

      9. DEATH BENEFIT

      If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. To calculate the death benefit, we use a "Death Benefit Date," which is the earliest date we have both due proof of death and a written request specifying the manner of payment.

      BASIC DEATH BENEFIT

      If you were 85 or younger when we issued your Contract, the death benefit is the greatest of:

      (1) the value of the Contract on the Death Benefit Date;

      (2) the amount we would pay in the event of a full surrender of the Contract on the Death Benefit Date; and

      (3) your total purchase payments (adjusted for partial withdrawals) calculated as of the Death Benefit Date.

      If you were 86 or older when we issued your Contract, the death benefit is equal to the amount set forth in (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your account value.

      OPTIONAL DEATH BENEFIT RIDERS

      Subject to availability in your state, if you are 79 or younger when we issue your Contract, you may enhance this basic death benefit by electing one or more of the following optional death benefit riders: the Maximum Anniversary Account Value Rider, the 5% Premium Roll-Up Rider, and the Earnings Enhancement Rider.

    MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER

    If you elect the Maximum Anniversary Account Value Rider, the death benefit is the greater of:

    - any death benefit amounts payable under "Basic Death Benefit" (above), or

    - your highest Contract value on any Account Anniversary before your 81st birthday, adjusted for any subsequent purchase payments, partial withdrawals, and charges made between that Account Anniversary and the Death Benefit Date.

    5% PREMIUM ROLL-UP RIDER

    If you elect the 5% Premium Roll-Up Rider, the death benefit is the greatest of:

    - any death benefit amounts payable under "Basic Death Benefit" (above), or

    - the sum of your total purchase payment plus interest accruals, adjusted for partial withdrawals.

      Under this rider, interest accrues at 5% per year on purchase payments and transfers to the Variable Account while they remain in the Variable Account. The 5% accruals will continue until the earlier of:

    - first day of the month following your 80th birthday, or

    - the day the death benefit amount under this rider equals twice the total of the purchase payments and transferred amounts adjusted for withdrawals.

      Net Purchase Payments under this rider will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit."


    EARNINGS ENHANCEMENT RIDER



    If you elect the Earnings Enhancement Rider, the death benefit will be the greatest of any of the death benefit amounts payable under the "Basic Death Benefit" (above), plus the "earnings enhancement amount." The "earnings enhancement amount" is determined according to your age on your Contract Date:



    - If you are 69 or younger on your Contract Date, the "earnings enhancement amount" will be equal to 40% of the lesser of your net purchase payments or your Account Value minus net purchase payments, calculated as of the Death Benefit Date.



    - If you are between the ages of 70 and 79 on your Contract Date, the "earnings enhancement amount" will be equal to 25% of the lesser of your net purchase payments or your Account Value minus net purchase payments, calculated as of the Death Benefit Date.


    SELECTING MULTIPLE DEATH BENEFIT RIDERS

    If you elect more than one death benefit rider, the death benefit will be calculated as follows:

    1)  MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH 5% PREMIUM ROLL-UP
       RIDER: The death benefit will equal the greater of the death benefit under the Maximum Anniversary Account Value Rider or the death benefit under the 5% Premium Roll-Up Rider.

    2) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH EARNINGS ENHANCEMENT RIDER: The death benefit will equal the death benefit under the Maximum Anniversary Account Value Rider, PLUS the "earnings enhancement amount." The "earnings enhancement amount" is calculated using the Account Value before the application of the Maximum Anniversary Account Value Rider.



    3) EARNINGS ENHANCEMENT RIDER COMBINED WITH 5% PREMIUM ROLL-UP RIDER: The death benefit will equal the death benefit under the 5% Premium Roll-Up Rider, PLUS the "earnings enhancement amount." The "earnings enhancement amount" is calculated using the Account Value before the application of the 5% Premium Roll-Up Rider.



    4) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER, THE 5% PREMIUM ROLL-UP RIDER AND THE EARNINGS ENHANCEMENT RIDER: The death benefit will equal the GREATER of the death benefit under the Maximum Anniversary Account Value Rider or the death benefit under the 5% Premium Roll-Up Rider, PLUS the "earnings enhancement amount." The "earnings enhancement amount" is calculated using the Account Value before the application of the 5% Premium Roll-Up Rider and the Maximum Anniversary Account Value Rider.



      If your spouse is the sole beneficiary, your spouse may elect to continue the Contract. The death benefit amount described above will be your new account value as of the Death Benefit Date. For purposes of calculating future death benefits, your spouse's age at the original issue date of the Contract will be used to determine applicable expense and death benefit amounts.


      10. OTHER INFORMATION

      FREE LOOK. Depending upon applicable state or federal law, if you cancel your Contract within 10 days after receiving it, we will send you the value of your Contract as of the day we received your cancellation request (this may be more or less than the original purchase payment) and we will not deduct a withdrawal charge or Market Value Adjustment. However, based upon applicable state or federal law, we will refund the full amount of any purchase payment(s) we receive and the "free look" period may be greater than 10 days.

      NO PROBATE. In most cases, when you die, the beneficiary will receive the death benefit without going through probate. However, avoiding probate does not mean that the beneficiary will not have a tax liability as a result of receiving the death benefit.

      WHO SHOULD PURCHASE A CONTRACT? The Contract is designed for those seeking long-term tax-deferred accumulation of assets and annuity features, generally for retirement or other long-term investment purposes. The tax-deferred feature is most attractive to purchasers in high federal and state income tax brackets. You should note that qualified retirement investments automatically provide tax deferral regardless of whether or not the underlying contract is an annuity. You should not buy a Contract if you are looking for a short-term investment or if you do not wish to risk a decrease in the value of your investment.


      CONFIRMATIONS AND QUARTERLY STATEMENTS. You will receive a confirmation or an acknowledgment of transactions within your Contract, except for those transactions which are part of an automated program, such as Dollar-Cost Averaging, Asset Allocation, Systematic Withdrawal and/or Portfolio Rebalancing. On an annual basis, you will receive a complete statement of your transactions over the past year and a summary of your Account values at the end of that period.


      ADDITIONAL FEATURES. The Contract offers the following additional convenient features, which you may choose at no extra charge. These features may be started or discontinued at any time by either you or the Company; however, we may require up to a 30-day notice.

      DOLLAR-COST AVERAGING -- This program lets you invest gradually in up to 12 Sub-Accounts.

      ASSET ALLOCATION -- This program rebalances your Account balance based on the terms of the program. Different asset allocation models may be available over the lifetime of the Contract; however, only one program can be in effect at any one time.

      SYSTEMATIC WITHDRAWAL PROGRAM -- This program allows you to receive monthly, quarterly, semi-annual or annual payments during the Accumulation Phase.

      PORTFOLIO REBALANCING PROGRAM -- Under this program, we automatically reallocate your investments in the Sub-Accounts to maintain the proportions you select. You can elect rebalancing on a quarterly, semi-annual or annual basis.


      PRINCIPAL RETURNS PROGRAM -- This program guarantees the return of your purchase payment by investing a portion of your investment into a Guarantee Period, and also allows you to allocate a portion of your investment to one or more Sub-Accounts.


      11. INQUIRIES

      If you would like more information about buying a Contract, please contact your broker or registered representative. If you have any other questions, please contact us at:


     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
     C/O RETIREMENT PRODUCTS AND SERVICES
     P.O. BOX 9133
     BOSTON, MASSACHUSETTS 02117
     TELEPHONE: TOLL FREE (888) 786-2435

                                                             Rule 424(b)(3)
                                                             File No. 333-46566


                                                                      PROSPECTUS
                                                                 OCTOBER 6, 2000



                                  SELECT FOUR


      Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.


      You may choose among 37 variable investment options and a range of fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in one of the following mutual funds or series thereof (the "Funds").



AIM VARIABLE INSURANCE FUNDS                   MFS/SUN LIFE SERIES TRUST
  AIM V.I. Capital Appreciation Fund           Capital Appreciation Series
  AIM V.I. Growth Fund                         Emerging Growth Series
  AIM V.I. Growth and Income Fund              Government Securities Series
  AIM V.I. International Equity Fund           High Yield Series
THE ALGER AMERICAN FUND                        Massachusetts Investors Growth Stock Series
  Growth Portfolio                             Massachusetts Investors Trust Series
  Income and Growth Portfolio                  New Discovery Series
  Small Capitalization Portfolio               Total Return Series
GOLDMAN SACHS VARIABLE INSURANCE TRUST         Utilities Series
("VIT")                                        SUN CAPITAL ADVISERS TRUST
  VIT CORE-SM- Large Cap Growth Fund           Sun Capital Blue Chip Mid Cap Fund
  VIT CORE-SM- Small Cap Equity Fund           Sun Capital Davis Financial Fund
  VIT CORE-SM- U.S. Equity Fund                Sun Capital Davis Venture Value Fund
  VIT Growth and Income Fund                   Sun Capital Investment Grade Bond Fund
  VIT International Equity Fund                Sun Capital Investors Foundation Fund
J.P. MORGAN SERIES TRUST II                    Sun Capital Money Market Fund
  J.P. Morgan International Opportunities      Sun Capital Real Estate Fund
    Portfolio                                  Sun Capital Select Equity Fund
  J.P. Morgan Small Company Portfolio          Sun Capital Value Equity Fund
  J.P. Morgan U.S. Disciplined Equity          Sun Capital Value Managed Fund
Portfolio                                      Sun Capital Value Mid Cap Fund
LORD ABBETT SERIES FUND, INC.                  Sun Capital Value Small Cap Fund
  Growth and Income Portfolio


      The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.


      PLEASE READ THIS PROSPECTUS AND THE FUND PROSPECTUSES CAREFULLY BEFORE INVESTING AND KEEP THEM FOR FUTURE REFERENCE. THEY CONTAIN IMPORTANT INFORMATION ABOUT THE CONTRACTS AND THE FUNDS.



      We have filed a Statement of Additional Information dated October 6, 2000 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 115 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (888) 786-2435. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.


THE CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ANY REFERENCE IN THIS PROSPECTUS TO RECEIPT BY US MEANS RECEIPT AT THE FOLLOWING
ADDRESS:


     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
     C/O RETIREMENT PRODUCTS AND SERVICES
     P.O. BOX 9133
     BOSTON, MASSACHUSETTS 02117

                               TABLE OF CONTENTS


                                                                PAGE
Special Terms                                                        4
Expense Summary                                                      4
Summary of Contract Expenses                                         4
Underlying Fund Annual Expenses                                      5
Examples                                                             8
The Annuity Contract                                                12
Communicating To Us About Your Contract                             12
Sun Life Assurance Company of Canada (U.S.)                         13
The Variable Account                                                13
Variable Account Options: The Funds                                 13
The Fixed Account                                                   17
The Fixed Account Options: The Guarantee Periods                    17
The Accumulation Phase                                              17
    Issuing Your Contract                                           17
    Amount and Frequency of Purchase Payments                       18
    Allocation of Net Purchase Payments                             18
    Your Account                                                    18
    Your Account Value                                              18
    Variable Account Value                                          18
    Fixed Account Value                                             19
    Transfer Privilege                                              20
    Waivers; Reduced Charges; Credits; Special Guaranteed
     Interest Rates                                                 21
    Optional Programs                                               21
Withdrawals, Withdrawal Charge and Market Value Adjustment          23
    Cash Withdrawals                                                23
    Withdrawal Charge                                               24
    Types of Withdrawals Not Subject to Withdrawal Charge           25
    Market Value Adjustment                                         26
Contract Charges                                                    27
    Account Fee                                                     27
    Administrative Expense Charge                                   27
    Mortality and Expense Risk Charge                               27
    Charges for Optional Death Benefit Riders                       28
    Premium Taxes                                                   28
    Fund Expenses                                                   28
    Modification in the Case of Group Contracts                     28
Death Benefit                                                       28
    Amount of Death Benefit                                         28
    The Basic Death Benefit                                         29
    Optional Death Benefit Riders                                   29
    Spousal Continuance                                             30
    Calculating the Death Benefit                                   31
    Method of Paying Death Benefit                                  31
    Non-Qualified Contracts                                         31
    Selection and Change of Beneficiary                             32
    Payment of Death Benefit                                        32
    Due Proof of Death                                              32
The Income Phase -- Annuity Provisions                              32
    Selection of the Annuitant or Co-Annuitant                      32
    Selection of the Annuity Commencement Date                      33
    Annuity Options                                                 33
    Selection of Annuity Option                                     34
    Amount of Annuity Payments                                      34
    Exchange of Variable Annuity Units                              35
    Account Fee                                                     35
    Annuity Payment Rates                                           35
    Annuity Options as Method of Payment for Death Benefit          36

Other Contract Provisions                                           36
    Exercise of Contract Rights                                     36
    Change of Ownership                                             36
    Voting of Fund Shares                                           37
    Periodic Reports                                                37
    Substitution of Securities                                      38
    Change in Operation of Variable Account                         38
    Splitting Units                                                 38
    Modification                                                    38
    Discontinuance of New Participants                              39
    Reservation of Rights                                           39
    Right to Return                                                 39
Tax Considerations                                                  39
    U.S. Federal Tax Considerations                                 39
        DEDUCTIBILITY OF PURCHASE PAYMENTS                          40
        PRE-DISTRIBUTION TAXATION OF CONTRACTS                      40
        DISTRIBUTIONS AND WITHDRAWALS FROM NON-QUALIFIED
        CONTRACTS                                                   40
        DISTRIBUTION AND WITHDRAWALS FROM QUALIFIED
        CONTRACTS                                                   40
        WITHHOLDING                                                 41
        INVESTMENT DIVERSIFICATION AND CONTROL                      41
        TAX TREATMENT OF THE COMPANY AND THE VARIABLE
        ACCOUNT                                                     41
        QUALIFIED RETIREMENT PLANS                                  41
        PENSION AND PROFIT-SHARING PLANS                            42
        TAX-SHELTERED ANNUITIES                                     42
        INDIVIDUAL RETIREMENT ACCOUNTS                              42
        ROTH IRAS                                                   42
    Puerto Rico Tax Considerations                                  43
Administration of the Contract                                      43
Distribution of the Contract                                        43
Performance Information                                             44
Available Information                                               45
Incorporation of Certain Documents by Reference                     45
Additional Information About the Company                            46
    General                                                         46
    Selected Financial Data                                         46
    Cautionary Statement                                            47
    Management's Discussion and Analysis of Financial
     Condition and Results of Operations -- Year Ended
     December 31, 1999                                              47
    Management's Discussion and Analysis of Financial
     Condition and Results of Operations -- Quarterly
     Period Ended June 30, 2000                                     54
    Capital Resources                                               60
    Other Matters                                                   60
    Quantitative and Qualitative Disclosures About Market
     Risk                                                           61
    Reinsurance                                                     63
    Reserves                                                        63
    Investments                                                     64
    Competition                                                     64
    Employees                                                       64
    Properties                                                      64
    State Regulation                                                64
Legal Proceedings                                                   65
Accountants                                                         65
Financial Statements                                                65
Table of Contents of Statement of Additional Information           115
Appendix A -- Glossary                                             117
Appendix B -- Withdrawals, Withdrawal Charges and the Market
 Value Adjustment                                                  120
Appendix C -- Calculation of Basic Death Benefit                   123
Appendix D -- Calculation of Earnings Enhancement Optional
 Death Benefit Rider                                               124
Appendix E -- Calculation of Death Benefit When All Three
 Optional Death Benefit Riders Are Selected                        125

                                 SPECIAL TERMS

      Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

                                EXPENSE SUMMARY

      The purpose of the following table is to help you understand the costs and expenses that you will bear directly and indirectly under a Contract WHEN YOU ALLOCATE MONEY TO THE VARIABLE ACCOUNT. The table reflects expenses of the Variable Account as well as of each Fund. The table should be considered together with the narrative provided under the heading "Contract Charges" in this Prospectus, and with the Funds' prospectus(es). In addition to the expenses listed below, we may deduct premium taxes, where required by state law.

                          SUMMARY OF CONTRACT EXPENSES

TRANSACTION EXPENSES
Sales Load Imposed on Purchase Payments.....................   $  0
Deferred Sales Load (as a percentage of Purchase Payments
  withdrawn) (1)
  Number of complete Account Years Since Contract Date
    0.......................................................      6%
    1.......................................................      6%
    2.......................................................      5%
    3.......................................................      5%
    4 or more...............................................      0%
Transfer Fee (2)............................................   $ 15
ANNUAL ACCOUNT FEE per Contract or Certificate..............   $ 50
VARIABLE ACCOUNT ANNUAL EXPENSES (as a percentage of average
  Variable Account assets)


FOR CONTRACTS WITH AN INITIAL                      FOR CONTRACTS WITH AN INITIAL
PURCHASE PAYMENT                                   PURCHASE PAYMENT
LESS THAN $1,000,000:                              OF $1,000,000 OR MORE:
Mortality and Expense Risks Charge....  1.20%      Mortality and Expense Risks Charge....  0.95%
Administrative Expenses Charge........  0.15%      Administrative Expenses Charge........  0.15%
                                        =====                                              =====
Total Variable Annuity Annual                      Total Variable Annuity Annual
Expenses..............................  1.35%      Expenses..............................  1.10%
Total Variable Annuity Annual                      Total Variable Annuity Annual
Expenses*                                          Expenses*
(if all optional death benefit riders              (if all optional death benefit riders
selected).............................  1.75%      selected).............................  1.50%



*DEATH BENEFIT CHARGE if one or more of the optional death benefits is elected (applies only during the Accumulation Phase):



  NUMBER OF      % OF AVERAGE
RIDERS ELECTED   DAILY VALUE
--------------   ------------
     1              0.15%
     2              0.25%
     3              0.40%


------------------------

(1) During the first four Contract Years a portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after your fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.

(2) Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. In addition, a Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account.

                      UNDERLYING FUND ANNUAL EXPENSES (1)
                      (AS A PERCENTAGE OF FUND NET ASSETS)


                                                               OTHER             TOTAL ANNUAL FUND
                                          MANAGEMENT     FUND EXPENSES(2)           EXPENSES(2)
FUND                                         FEES      (AFTER REIMBURSEMENT)   (AFTER REIMBURSEMENT)
----                                      ----------   ---------------------   ---------------------
AIM V.I. Capital Appreciation Fund......     0.62%             0.11%                   0.73%
AIM V.I. Growth Fund....................     0.63%             0.10%                   0.73%
AIM V.I. Growth and Income Fund.........     0.61%             0.16%                   0.77%
AIM V.I. International Equity Fund......     0.75%             0.22%                   0.97%
Alger American Growth Portfolio.........     0.75%             0.04%                   0.79%
Alger American Income and Growth
 Portfolio..............................     0.62%             0.08%                   0.70%
Alger American Small Capitalization
 Portfolio..............................     0.85%             0.05%                   0.90%
Goldman Sachs VIT CORE-SM- Large Cap
 Growth Fund (3)........................     0.70%             0.20%                   0.90%
Goldman Sachs VIT CORE-SM- Small Cap
 Equity Fund (3)........................     0.75%             0.25%                   1.00%
Goldman Sachs VIT CORE-SM- U.S. Equity
 Fund (3)...............................     0.70%             0.20%                   0.90%
Goldman Sachs VIT Growth and Income Fund
 (3)....................................     0.75%             0.25%                   1.00%
Goldman Sachs VIT International Equity
 Fund (3)...............................     1.00%             0.35%                   1.35%
J.P. Morgan International Opportunities
 Portfolio (4)..........................     0.60%             0.60%                   1.20%
J.P. Morgan Small Company
 Portfolio (4)..........................     0.60%             0.55%                   1.15%
J.P. Morgan U.S. Disciplined Equity
 Portfolio (4)..........................     0.35%             0.50%                   0.85%
Lord Abbett Growth and Income
 Portfolio..............................     0.50%             0.37%                   0.87%
MFS/Sun Life Capital Appreciation
 Series (5).............................     0.71%             0.05%                   0.76%
MFS/Sun Life Emerging Growth Series.....     0.70%             0.05%                   0.75%
MFS/Sun Life Government Securities
 Series.................................     0.55%             0.06%                   0.61%
MFS/Sun Life High Yield Series (5)......     0.75%             0.08%                   0.83%
MFS/Sun Life Massachusetts Investors
 Growth Stock Series....................     0.75%             0.08%                   0.83%
MFS/Sun Life Massachusetts Investors
 Trust Series...........................     0.55%             0.04%                   0.59%
MFS/Sun Life New Discovery Series (5)...     0.90%             0.16%                   1.06%
MFS/Sun Life Total Return Series........     0.65%             0.04%                   0.69%
MFS/Sun Life Utilities Series (5).......     0.75%             0.07%                   0.82%
Sun Capital Blue Chip Mid Cap Fund
 (6)(7).................................     0.80%             0.20%                   1.00%
Sun Capital Davis Financial Fund (8)....     0.75%             0.15%                   0.90%
Sun Capital Davis Venture Value Fund
 (8)....................................     0.75%             0.15%                   0.90%
Sun Capital Investment Grade Bond
 Fund (6)...............................     0.60%             0.15%                   0.75%
Sun Capital Investors Foundation
 Fund (6)(8)............................     0.75%             0.15%                   0.90%
Sun Capital Money Market Fund (6).......     0.50%             0.15%                   0.65%
Sun Capital Real Estate Fund (6)........     0.95%             0.30%                   1.25%
Sun Capital Select Equity Fund (6)(7)...     0.75%             0.15%                   0.90%
Sun Capital Value Equity Fund (9).......     0.80%             0.10%                   0.90%
Sun Capital Value Managed Fund (9)......     0.80%             0.10%                   0.90%

Sun Capital Value Mid Cap Fund (9)......     0.80%             0.20%                   1.00%
Sun Capital Value Small Cap Fund (9)....     0.80%             0.20%                   1.00%


------------------------


(1) The information relating to Fund expenses was provided by the Funds and we have not independently verified it. You should consult the Fund prospectuses for more information about Fund expenses.



(2) For all Funds, except the Sun Capital Davis Financial Fund, the Sun Capital Davis Venture Value Fund, the Sun Capital Value Equity Fund, the Sun Capital Value Managed Fund, the Sun Capital Value Mid Cap Fund, and the Sun Capital Value Small Cap Fund, "Management Fees," "Other Expenses" and "Total Fund Annual Expenses" are based on actual expenses for the fiscal year ended December 31, 1999, net of any applicable expense reimbursement or waiver. Expense figures shown for the Sun Capital Davis Financial Fund, the Sun Capital Davis Venture Value Fund, the Sun Capital Value Equity Fund, the Sun Capital Value Managed Fund, the Sun Capital Value Mid Cap Fund, and the Sun Capital Value Small Cap Fund are estimates for the year 2000, based on the applicable expense reimbursement waiver. No actual expense figures are shown for these Funds because they commenced operations in July 2000 and, therefore, have less than 12 months of investment experience.



(3) The investment advisers for the Goldman Sachs VIT Funds have voluntarily agreed to waive or reimburse a portion of the management fees and/or operating expenses, resulting in a reduction of the total expenses. In particular, the investment advisers to the Goldman Sachs VIT CORE-SM- Large Capital Growth Fund, the Goldman Sachs VIT CORE-SM- Small Cap Equity Fund, the Goldman Sachs VIT CORE-SM- U.S. Equity Fund, the Goldman Sachs VIT Growth and Income Fund and the Goldman Sachs VIT International Equity Fund have voluntarily agreed to reduce or limit certain "Other Expenses" of such Funds (excluding management fees, taxes, interest and brokerage fees, litigation, indemnification and other extraordinary expenses) to the extent such expenses exceed 0.20%, 0.25%, 0.20%, 0.25%, and 0.35% per annum of such Funds' average daily net assets, respectively. Absent any such waiver or reimbursement, "Management Fees," "Other Expenses," and "Total Fund Annual Expenses" for the year ended December 31, 1999 were: 0.70%, 1.15%, and 1.85% for the Goldman Sachs VIT CORE-SM- Large Cap Growth Fund; 0.75%, 3.47%, and 4.22% for the Goldman Sachs VIT CORE-SM- Small Cap Equity Fund; 0.70%, 0.82%, and 1.52% for the Goldman Sachs VIT CORE-SM- U.S. Equity Fund; 0.75%, 0.90%, and 1.65% for the Goldman Sachs VIT Growth and Income Fund; and 1.00%, 1.57%, and 2.57% for the Goldman Sachs VIT International Equity Fund. Fee waivers and expense reimbursements for the Goldman Sachs VIT Funds may be discontinued at any time.



(4) An affiliate of the adviser has agreed to reimburse the Fund to the extent certain expenses exceed the following percentages of the Fund's average daily net assets through fiscal year 2000: 0.85% for the J.P. Morgan U.S. Disciplined Equity Portfolio; 1.20% for the J.P. Morgan International Opportunities Portfolio; and 1.15% for the J.P. Morgan Small Company Portfolio. Absent this reimbursement, "Total Fund Annual Expenses" would have been 0.87% for the J.P. Morgan U.S. Disciplined Equity Portfolio, 1.98% for the J.P. Morgan International Opportunities Portfolio, and 2.57% for the J.P. Morgan Small Company Portfolio.



(5) The Fund has an expense offset arrangement which reduces the Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent, and may enter into such other arrangements and directed brokerage arrangement (which would also have the effect of reducing the Fund's expenses). Any such fee reductions are not reflected in the table. Had these fees been taken into account, "Total Fund Annual Expenses" would have been: 0.75% for the MFS/Sun Life Capital Appreciation Series; 0.82% for the MFS/Sun Life High Yield Series; 1.05% for the MFS/Sun Life New Discovery Series; and 0.80% for the MFS/Sun Life Utilities Series.



(6) The investment adviser for the Sun Capital Funds has voluntarily agreed to waive or reimburse a portion of the management fees and/or operating expenses, resulting in a reduction of the total expenses. For the year ended December 31, 1999, the investment adviser waived all investment advisory fees. Absent any such waiver or reimbursement, "Management Fees," "Other Expenses," and "Total Fund Annual Expenses" for the year ended December 31, 1999 were: 0.80%, 3.31%, and 4.11% for the Sun Capital Blue Chip Mid Cap Fund; 0.60%, 1.38%, and 1.98% for the Sun Capital Investment Grade Bond Fund; 0.75%, 4.37%, and 5.12% for the Sun Capital Investors Foundation Fund; 0.50%, 2.20%, and 2.70% for the Sun Capital Money Market Fund; 0.95%, 2.44%, and 3.39% for the Sun Capital Real Estate Fund; and 0.75%, 3.50%, and 4.25% for the Sun Capital Select Equity Fund. Estimated total operating expenses (annualized, before expense limitations) for the Sun Capital Davis Financial Fund and the Sun Capital Venture Value Fund for the year ending December 31, 2000 are 11.52% and 5.95%, respectively. For the Sun Capital Value Equity Fund, the Sun Capital Value Managed Fund, the Sun Capital Value Mid Cap Fund, and the Sun Capital Value Small Cap Fund, for the year ending December 31, 2000, the estimated total operating expenses are 11.50%, 11.59%, 11.59%, and 11.59%, respectively. Fee waivers and expense reimbursements for the Sun Capital Funds may be discontinued at any time after May 1, 2001. To the extent that the expense ratio of any Fund in the Sun Capital Advisers Trust falls below the Fund's expense limit, the Fund's adviser reserves the right to be reimbursed for management fees waived and Fund expenses paid by it during the prior two years.



(7) The management fee for each of the Sun Capital Blue Chip Mid Cap Fund, the Sun Capital Investors Foundation Fund, and the Sun Capital Select Equity Fund decreases to 0.75%, 0.70%, and 0.70%, respectively, as the daily net assets of each Fund exceed $300 million.



(8) The management fee for each of the Sun Capital Davis Financial Fund and the Sun Capital Davis Venture Value Fund decreases to 0.70% as the daily net assets of each Fund exceed $500 million.



(9) The management fee for each of the Sun Capital Value Equity Fund, the Sun Capital Value Managed Fund, the Sun Capital Value Mid Cap Fund, and the Sun Capital Value Small Cap Fund decreases to 0.75% as the daily net assets of each Fund exceed $400 million, and decreases to 0.70% as the daily net assets of each Fund exceed $800 million.

                                    EXAMPLES



      If you surrender your Contract at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming an average Contract size of $50,000, a 5% annual return and no optional death benefit riders have been elected:



                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
AIM V.I. Capital Appreciation Fund..........................    $78        $118       $117       $251
AIM V.I. Growth Fund........................................    $78        $118       $117       $251
AIM V.I. Growth and Income Fund.............................    $78        $119       $119       $255
AIM V.I. International Equity Fund..........................    $80        $124       $129       $276
Alger American Growth Portfolio.............................    $78        $119       $120       $257
Alger American Income and Growth Portfolio..................    $78        $117       $115       $248
Alger American Small Capitalization Portfolio...............    $79        $122       $126       $269
Goldman Sachs VIT CORE-SM- Large Cap Growth Fund............    $79        $122       $126       $269
Goldman Sachs VIT CORE-SM- Small Cap Equity Fund............    $80        $125       $131       $279
Goldman Sachs VIT CORE-SM- U.S. Equity Fund.................    $79        $122       $126       $269
Goldman Sachs VIT Growth and Income Fund....................    $80        $125       $131       $279
Goldman Sachs VIT International Equity Fund.................    $84        $135       $148       $313
J.P. Morgan International Opportunities Portfolio...........    $82        $131       $141       $298
J.P. Morgan Small Company Portfolio.........................    $82        $130       $138       $293
J.P. Morgan U.S. Disciplined Equity Portfolio...............    $79        $121       $123       $264
Lord Abbett Growth and Income Portfolio.....................    $79        $122       $124       $266
MFS/Sun Life Capital Appreciation Series....................    $78        $118       $118       $254
MFS/Sun Life Emerging Growth Series.........................    $78        $118       $118       $253
MFS/Sun Life Government Securities Series...................    $77        $114       $111       $239
MFS/Sun Life High Yield Series..............................    $79        $120       $122       $262
MFS/Sun Life Massachusetts Investors Growth Stock Series....    $79        $120       $122       $262
MFS/Sun Life Massachusetts Investors Trust Series...........    $76        $114       $110       $237
MFS/Sun Life New Discovery Series...........................    $81        $127       $134       $285
MFS/Sun Life Total Return Series............................    $77        $116       $115       $247
MFS/Sun Life Utilities Series...............................    $79        $120       $122       $261
Sun Capital Blue Chip Mid Cap Fund..........................    $80        $125       $131       $279
Sun Capital Davis Financial Fund............................    $79        $122       $126       $269
Sun Capital Davis Venture Value Fund........................    $79        $122       $126       $269
Sun Capital Investment Grade Bond Fund......................    $78        $118       $118       $253
Sun Capital Investors Foundation Fund.......................    $79        $122       $126       $269
Sun Capital Money Market Fund...............................    $77        $115       $113       $243
Sun Capital Real Estate Fund................................    $83        $132       $143       $303
Sun Capital Select Equity Fund..............................    $79        $122       $126       $269
Sun Capital Value Equity Fund...............................    $79        $122       $126       $269
Sun Capital Value Managed Fund..............................    $79        $122       $126       $269
Sun Capital Value Mid Cap Fund..............................    $80        $125       $131       $279
Sun Capital Value Small Cap Fund............................    $80        $125       $131       $279

      If you surrender your Contract at the end of applicable time period, you would pay the following expenses on a $1,000 investment, assuming an average Contract size of $50,000, a 5% annual return, and all three optional death benefit riders have been elected:



                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
AIM Capital Appreciation Fund...............................    $82        $129       $137       $291
AIM Growth Fund.............................................    $82        $129       $137       $291
AIM Growth and Income Fund..................................    $82        $130       $139       $295
AIM International Equity Fund...............................    $84        $136       $149       $315
Alger American Growth Portfolio.............................    $82        $131       $140       $297
Alger American Income and Growth Portfolio..................    $81        $128       $136       $289
Alger American Small Capitalization Portfolio...............    $83        $134       $145       $308
Goldman Sachs CORE Large Cap Growth Fund....................    $83        $134       $145       $308
Goldman Sachs CORE Small Cap Equity Fund....................    $84        $137       $150       $318
Goldman Sachs CORE U.S. Equity Fund.........................    $83        $134       $145       $308
Goldman Sachs Growth and Income Fund........................    $84        $137       $150       $318
Goldman Sachs International Equity Fund.....................    $87        $146       $167       $350
J.P. Morgan International Opportunities Portfolio...........    $86        $142       $160       $336
J.P. Morgan Small Company Portfolio.........................    $86        $141       $158       $332
J.P. Morgan U.S. Disciplined Equity Portfolio...............    $83        $132       $143       $303
Lord Abbett Growth and Income Portfolio.....................    $83        $133       $144       $305
MFS/Sun Life Capital Appreciation Series....................    $82        $130       $139       $294
MFS/Sun Life Emerging Growth Series.........................    $82        $130       $138       $293
MFS/Sun Life Government Securities Series...................    $80        $126       $131       $280
MFS/Sun Life High Yield Series..............................    $83        $132       $142       $301
MFS/Sun Life Massachusetts Investors Growth Stock Series....    $83        $132       $142       $301
MFS/Sun Life Massachusetts Investors Trust Series...........    $80        $125       $130       $278
MFS/Sun Life New Discovery Series...........................    $85        $138       $153       $323
MFS/Sun Life Total Return Series............................    $81        $128       $135       $288
MFS/Sun Life Utilities Series...............................    $82        $132       $141       $300
Sun Capital Blue Chip Mid Cap Fund..........................    $84        $137       $150       $318
Sun Capital Davis Financial Fund............................    $83        $134       $145       $308
Sun Capital Davis Venture Value Fund........................    $83        $134       $145       $308
Sun Capital Investment Grade Bond Fund......................    $82        $130       $138       $293
Sun Capital Investors Foundation Fund.......................    $83        $134       $145       $308
Sun Capital Money Market Fund...............................    $81        $127       $133       $284
Sun Capital Real Estate Fund................................    $86        $144       $263       $341
Sun Capital Select Equity Fund..............................    $83        $134       $145       $308
Sun Capital Value Equity Fund...............................    $83        $134       $145       $308
Sun Capital Value Managed Fund..............................    $83        $134       $145       $308
Sun Capital Value Mid Cap Fund..............................    $84        $137       $150       $318
Sun Capital Value Small Cap Fund............................    $84        $137       $150       $318

      If you do NOT surrender your Contract, or if you annuitize at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming an average Contract size of $50,000, a 5% annual return and no optional death benefit riders have been elected:



                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
AIM V.I. Capital Appreciation Fund..........................    $22        $68        $117       $251
AIM V.I. Growth Fund........................................    $22        $68        $117       $251
AIM V.I. Growth and Income Fund.............................    $23        $69        $119       $255
AIM V.I. International Equity Fund..........................    $25        $75        $129       $276
Alger American Growth Portfolio.............................    $23        $70        $120       $257
Alger American Income and Growth Portfolio..................    $22        $67        $115       $248
Alger American Small Capitalization Portfolio...............    $24        $73        $126       $269
Goldman Sachs VIT CORE-SM- Large Cap Growth Fund............    $24        $73        $126       $269
Goldman Sachs VIT CORE-SM- Small Cap Equity Fund............    $25        $76        $131       $279
Goldman Sachs VIT CORE-SM- U.S. Equity Fund.................    $24        $73        $126       $269
Goldman Sachs VIT Growth and Income Fund....................    $25        $76        $131       $279
Goldman Sachs VIT International Equity Fund.................    $28        $87        $148       $313
J.P. Morgan International Opportunities Portfolio...........    $27        $82        $141       $298
J.P. Morgan Small Company Portfolio.........................    $26        $81        $138       $293
J.P. Morgan U.S. Disciplined Equity Portfolio...............    $23        $72        $123       $264
Lord Abbett Growth and Income Portfolio.....................    $24        $72        $124       $266
MFS/Sun Life Capital Appreciation Series....................    $22        $69        $118       $254
MFS/Sun Life Emerging Growth Series.........................    $22        $69        $118       $253
MFS/Sun Life Government Securities Series...................    $21        $65        $111       $239
MFS/Sun Life High Yield Series..............................    $23        $71        $122       $262
MFS/Sun Life Massachusetts Investors Growth Stock Series....    $23        $71        $122       $262
MFS/Sun Life Massachusetts Investors Trust Series...........    $21        $64        $110       $237
MFS/Sun Life New Discovery Series...........................    $25        $78        $134       $285
MFS/Sun Life Total Return Series............................    $22        $67        $115       $247
MFS/Sun Life Utilities Series...............................    $23        $71        $122       $261
Sun Capital Blue Chip Mid Cap Fund..........................    $25        $76        $131       $279
Sun Capital Davis Financial Fund............................    $24        $73        $126       $269
Sun Capital Davis Venture Value Fund........................    $24        $73        $126       $269
Sun Capital Investment Grade Bond Fund......................    $22        $69        $118       $253
Sun Capital Investors Foundation Fund.......................    $24        $73        $126       $269
Sun Capital Money Market Fund...............................    $21        $66        $113       $243
Sun Capital Real Estate Fund................................    $27        $84        $143       $303
Sun Capital Select Equity Fund..............................    $24        $73        $126       $269
Sun Capital Value Equity Fund...............................    $24        $73        $126       $269
Sun Capital Value Managed Fund..............................    $24        $73        $126       $269
Sun Capital Value Mid Cap Fund..............................    $25        $76        $131       $279
Sun Capital Value Small Cap Fund............................    $25        $76        $131       $279

      If you do NOT surrender your Contract, or if you annuitize, at the end of applicable time period, you would pay the following expenses on a $1,000 investment, assuming an average Contract size of $50,000, a 5% annual return, and all three optional death benefit riders have been elected:



                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
AIM Capital Appreciation Fund...............................    $26        $ 80       $137       $291
AIM Growth Fund.............................................    $26        $ 80       $137       $291
AIM Growth and Income Fund..................................    $27        $ 81       $139       $295
AIM International Equity Fund...............................    $29        $ 87       $149       $315
Alger American Growth Portfolio.............................    $27        $ 82       $140       $297
Alger American Income and Growth Portfolio..................    $26        $ 79       $136       $289
Alger American Small Capitalization Portfolio...............    $28        $ 85       $145       $308
Goldman Sachs CORE Large Cap Growth Fund....................    $28        $ 85       $145       $308
Goldman Sachs CORE Small Cap Equity Fund....................    $29        $ 88       $150       $318
Goldman Sachs CORE U.S. Equity Fund.........................    $28        $ 85       $145       $308
Goldman Sachs Growth and Income Fund........................    $29        $ 88       $150       $318
Goldman Sachs International Equity Fund.....................    $32        $ 99       $167       $350
J.P. Morgan International Opportunities Portfolio...........    $31        $ 94       $160       $336
J.P. Morgan Small Company Portfolio.........................    $30        $ 93       $158       $332
J.P. Morgan U.S. Disciplined Equity Portfolio...............    $27        $ 84       $143       $303
Lord Abbett Growth and Income Portfolio.....................    $28        $ 84       $144       $305
MFS/Sun Life Capital Appreciation Series....................    $26        $ 81       $139       $294
MFS/Sun Life Emerging Growth Series.........................    $26        $ 81       $138       $293
MFS/Sun Life Government Securities Series...................    $25        $ 77       $131       $280
MFS/Sun Life High Yield Series..............................    $27        $ 83       $142       $301
MFS/Sun Life Massachusetts Investors Growth Stock Series....    $27        $ 83       $142       $301
MFS/Sun Life Massachusetts Investors Trust Series...........    $25        $ 76       $130       $278
MFS/Sun Life New Discovery Series...........................    $29        $ 90       $153       $323
MFS/Sun Life Total Return Series............................    $26        $ 79       $135       $288
MFS/Sun Life Utilities Series...............................    $27        $ 83       $141       $300
Sun Capital Blue Chip Mid Cap Fund..........................    $29        $ 88       $150       $318
Sun Capital Davis Financial Fund............................    $28        $ 85       $145       $308
Sun Capital Davis Venture Value Fund........................    $28        $ 85       $145       $308
Sun Capital Investment Grade Bond Fund......................    $26        $ 81       $138       $293
Sun Capital Investors Foundation Fund.......................    $28        $ 85       $145       $308
Sun Capital Money Market Fund...............................    $25        $ 78       $133       $284
Sun Capital Real Estate Fund................................    $31        $ 96       $163       $341
Sun Capital Select Equity Fund..............................    $28        $ 85       $145       $308
Sun Capital Value Equity Fund...............................    $28        $ 85       $145       $308
Sun Capital Value Managed Fund..............................    $28        $ 85       $145       $308
Sun Capital Value Mid Cap Fund..............................    $29        $ 88       $150       $318
Sun Capital Value Small Cap Fund............................    $29        $ 88       $150       $318



      THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE REPRESENTATIONS OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LOWER THAN THOSE SHOWN. THE EXAMPLES ASSUME THAT ALL CURRENT WAIVERS AND REIMBURSEMENTS CONTINUE THROUGHOUT ALL PERIODS.

                              THE ANNUITY CONTRACT

      Sun Life Assurance Company of Canada (U.S.) (the "Company", "we" or "us") and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

      In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

      Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing one or more optional death benefit riders and paying an additional charge for each optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

      You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity might not exceed our minimum guaranteed rate, which is 3% per year during the Accumulation Phase and 2.5% per year during the Income Phase, compounded annually.

      The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."

                    COMMUNICATING TO US ABOUT YOUR CONTRACT


      All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (888) 786-2435.


      Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

      When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

      We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 48 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

      We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("Sun Life Financial"), is now the ultimate parent of Sun Life (Canada) and the Company. Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London, and Manila stock exchanges.

                              THE VARIABLE ACCOUNT

      We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

      Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

      The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.


                           VARIABLE ACCOUNT OPTIONS:
                                   THE FUNDS



      The Contract offers Sub-Accounts that invest in a number of Fund investment options, which are briefly discussed below. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.



      MORE COMPREHENSIVE INFORMATION ABOUT THE FUNDS, INCLUDING A DISCUSSION OF THEIR MANAGEMENT, INVESTMENT OBJECTIVES, EXPENSES, AND POTENTIAL RISKS, IS FOUND IN THE CURRENT PROSPECTUSES FOR THE FUNDS (THE "FUND PROSPECTUSES"). THE FUND PROSPECTUSES SHOULD BE READ IN CONJUNCTION WITH THIS PROSPECTUS BEFORE YOU INVEST. A COPY OF EACH FUND PROSPECTUS, AS WELL AS A STATEMENT OF ADDITIONAL INFORMATION FOR EACH FUND, MAY BE OBTAINED WITHOUT CHARGE FROM THE COMPANY BY CALLING (888) 786-2435 OR BY WRITING TO SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), C/O RETIREMENT PRODUCTS AND SERVICES, P.O. BOX 9133, BOSTON MASSACHUSETTS 02117.

      The Funds currently available are:



AIM VARIABLE INSURANCE FUNDS (advised by A I M Advisors, Inc.)



     AIM V.I. CAPITAL APPRECIATION FUND seeks growth of capital by investing principally in common stocks or companies which the Fund's portfolio managers believe are likely to benefit from new or innovative products, services or processes, as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth.



     AIM V.I. GROWTH FUND seeks to achieve growth of capital by investing in seasoned and better-capitalized companies considered to have strong earnings momentum.



     AIM V.I. GROWTH AND INCOME FUND seeks to achieve growth of capital with a secondary objective of current income.



     AIM V.I. INTERNATIONAL EQUITY FUND seeks to achieve long-term growth of capital by investing in a diversified portfolio of international equity securities whose issuers are considered to have strong earnings momentum.



THE ALGER AMERICAN FUND (advised by Fred Alger Management, Inc.)



     ALGER AMERICAN GROWTH PORTFOLIO seeks long-term capital appreciation by investing primarily in equity securities of companies which have market capitalizations of $1 billion or more.



     ALGER AMERICAN INCOME AND GROWTH PORTFOLIO seeks primarily to provide a high level of dividend income by investing in dividend paying equity securities. Capital appreciation is a secondary objective.



     ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO seeks long-term capital appreciation. It invests primarily in the equity securities of small companies with market capitalizations within the range of the Russell 2000 Growth Index or the S&P SmallCap 600 Index.



GOLDMAN SACHS VARIABLE INSURANCE TRUST ("VIT") (advised by Goldman Sachs Asset Management, a unit of the Investment Management Division of Goldman, Sachs & Co. ("Goldman Sachs"), except for Goldman Sachs International Equity Fund, which is advised by Goldman Sachs Asset Management International, an affiliate of Goldman Sachs)



     GOLDMAN SACHS VIT CORE-SM- LARGE CAP GROWTH FUND seeks long-term growth of capital through a broadly diversified portfolio of equity securities of large cap U.S. issuers that are expected to have better prospects for earnings growth than the growth rate of the general domestic economy. Dividend income is a secondary consideration.



     GOLDMAN SACHS VIT CORE-SM- SMALL CAP EQUITY FUND seeks long-term growth of capital through a broadly diversified portfolio of equity securities of U.S. issuers which are included in the Russell 2000 Index at the time of investment.



     GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND seeks long-term growth of capital and dividend income through a broadly diversified portfolio of large cap and blue chip equity securities representing all major sectors of the U.S. economy.



     GOLDMAN SACHS VIT GROWTH AND INCOME FUND seeks long-term growth of capital and growth of income through investments in equity securities that are considered to have favorable prospects for capital appreciation and/or dividend paying ability.



     GOLDMAN SACHS VIT INTERNATIONAL EQUITY FUND seeks long-term capital appreciation through investments in equity securities of companies that are organized outside the U.S. or whose securities are principally traded outside the U.S.



J.P. MORGAN SERIES TRUST II (advised by J.P. Morgan Investment Management Inc.)

     J.P. MORGAN INTERNATIONAL OPPORTUNITIES PORTFOLIO seeks to provide a high total return from a portfolio of equity securities of foreign companies.



     J.P. MORGAN SMALL COMPANY PORTFOLIO seeks to provide a high total return from a portfolio of small company stocks.



     J.P. MORGAN U.S. DISCIPLINED EQUITY PORTFOLIO seeks to provide a high total return from a portfolio of selected equity securities.



LORD ABBETT SERIES FUND, INC. (advised by Lord Abbett & Co.)



     GROWTH AND INCOME PORTFOLIO seeks to provide long-term growth of capital and income without excessive fluctuation in market value.



MFS/SUN LIFE SERIES TRUST (advised by Massachusetts Financial Services Company, an affiliate of the Company)



     CAPITAL APPRECIATION SERIES will seek to maximize capital appreciation by investing in securities of all types, with major emphasis on common stocks.



     EMERGING GROWTH SERIES will seek long-term growth of capital.



     GOVERNMENT SECURITIES SERIES will seek current income and preservation of capital by investing in U.S. Government and U.S. Government-related securities.



     HIGH YIELD SERIES will seek high current income and capital appreciation by investing primarily in certain low rated or unrated fixed income securities (possibly with equity features) of U.S. and foreign issuers (also known as "junk bonds").



     MASSACHUSETTS INVESTORS GROWTH STOCK SERIES will seek to provide long-term growth of capital and future income rather than current income.



     MASSACHUSETTS INVESTORS TRUST SERIES will seek long-term growth of capital and future income while providing more current dividend income than is normally obtainable from a portfolio of only growth stocks.



     NEW DISCOVERY SERIES will seek capital appreciation.



     TOTAL RETURN SERIES will mainly seek to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential.



     UTILITIES SERIES will seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities) by investing under normal market conditions, at least 65% of its assets in equity and debt securities of both domestic and foreign companies in the utilities industry.



SUN CAPITAL ADVISERS TRUST (advised by Sun Capital Advisers, Inc., an affiliate of the Company. Wellington Management Company, LLP serves as investment subadviser to Sun Capital Blue Chip Mid Cap Fund, Sun Capital Investors Foundation Fund and Sun Capital Select Equity Fund; Davis Selected Advisers, L.P. serves as investment subadviser to Sun Capital Davis Financial Fund and Sun Capital Davis Venture Value Fund; OpCap Advisors serves as investment subadviser to Sun Capital Value Equity Fund, Sun Capital Value Managed Fund, Sun Capital Value Mid Cap Fund, and Sun Capital Value Small Cap Fund)



     SUN CAPITAL BLUE CHIP MID CAP FUND seeks long-term capital growth by investing primarily in common stocks and other equity securities of U.S. companies with market capitalizations within the range represented by the Standard & Poor's Mid Cap 400 Index.

     SUN CAPITAL DAVIS FINANCIAL FUND seeks growth of capital by investing primarily in the common stock of financial service companies.



     SUN CAPITAL DAVIS VENTURE VALUE FUND seeks growth of capital by investing primarily in the common stock of U.S. companies with market capitalizations of at least $5 billion.



     SUN CAPITAL INVESTORS FOUNDATION FUND seeks long-term capital growth by investing primarily in common stocks and other equity securities of U.S. companies with market capitalizations generally within the range represented by the Standard & Poor's 500 Index. Investments are selected using a combination of fundamental analysis and quantitative tools.



     SUN CAPITAL INVESTMENT GRADE BOND FUND seeks high current income consistent with relative stability of principal by investing at least 80% of its assets in investment grade bonds. The Fund may invest up to 20% of its assets in lower rated or unrated bonds (also known as high yield or junk bonds).



     SUN CAPITAL MONEY MARKET FUND seeks to maximize current income, consistent with maintaining liquidity and preserving capital, by investing exclusively in high quality U.S. dollar-denominated money market securities.



     SUN CAPITAL REAL ESTATE FUND primarily seeks long-term capital growth and, secondarily, seeks current income and growth of income. The Fund invests at least 80% of its assets in securities of real estate investment trusts and other real estate companies.



     SUN CAPITAL SELECT EQUITY FUND seeks long-term capital growth by investing in 20 to 40 common stocks and other equity securities of large capitalization U.S. companies selected primarily from the Standard & Poor's 500 Index.



     SUN CAPITAL VALUE EQUITY FUND seeks long-term capital appreciation through investment in equity securities selected on the basis of a value oriented approach to investing.



     SUN CAPITAL VALUE MANAGED FUND seeks to achieve growth of capital over time through investment in common stocks, bonds and cash equivalents, the percentages of which will vary based on the portfolio manager's assessments of the relative outlook for such investments.



     SUN CAPITAL VALUE MID CAP FUND seeks long-term capital appreciation through investment in a diversified portfolio of equity securities. The portfolio will invest primarily in companies with market capitalizations of between $500 million and $8 billion at time of purchase.



     SUN CAPITAL VALUE SMALL CAP FUND seeks capital appreciation through investment in equity securities of companies with market capitalizations of under $1.5 billion at time of purchase.



      The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.



      Certain of the investment advisers to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers.



      Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.


                               THE FIXED ACCOUNT

      The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

      We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (I.E., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

      We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

                           THE FIXED ACCOUNT OPTIONS:
                             THE GUARANTEE PERIODS

      You may elect one or more Guarantee Period(s) from those we make available from time to time. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than 3% per year, compounded annually. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

      We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

      We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

      Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

                             THE ACCUMULATION PHASE

      During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or die before the Annuity Commencement Date.

ISSUING YOUR CONTRACT

      When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Individual Contract, we issue the Contract to you. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant.

      We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

AMOUNT AND FREQUENCY OF PURCHASE PAYMENTS

      The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

ALLOCATION OF NET PURCHASE PAYMENTS

      You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available investment options.

      In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us, as required. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

      Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

YOUR ACCOUNT

      When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

YOUR ACCOUNT VALUE

      Your Account Value is the sum of the value of the 2 components of your Contract, the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

VARIABLE ACCOUNT VALUE

      VARIABLE ACCUMULATION UNITS

      In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

      VARIABLE ACCUMULATION UNIT VALUE

      The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

      To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing
(1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; we then deduct a factor representing the mortality and expense risk charge and administrative expense charge for each day in the Valuation Period (see "Contract Charges").

      For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

      CREDITING AND CANCELING VARIABLE ACCUMULATION UNITS

      When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

FIXED ACCOUNT VALUE

      Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

      A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

      Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

      CREDITING INTEREST

      We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

      GUARANTEE AMOUNTS

      Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. A Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

      RENEWALS

      We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. A new Guarantee Period of the same duration will begin automatically for that Guarantee Amount on the first day following the Renewal Date, unless before the Renewal Date we receive:

    (1) written notice from you electing a different Guarantee Period from among those we then offer, or

    (2) instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

      A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. Unless you notify us otherwise, we will automatically renew your Guarantee Amount into the next available Guarantee Period.

      EARLY WITHDRAWALS

      If you withdraw, transfer, or annuitize an allocation to a Guarantee Period 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

TRANSFER PRIVILEGE

      PERMITTED TRANSFERS

      During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

      -  You may not make more than 12 transfers in any Account Year;

      - The amount transferred from a Sub-Account must be at least $1,000, unless you are transferring your entire balance in that Sub-Account;

      -  Your Account Value remaining in a Sub-Account must be at least $1,000;

      - The amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

      - At least 30 days must elapse between transfers to or from Guarantee Periods;

      - Transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

      - We impose additional restrictions on market timers, which are further described below.

      These restrictions do not apply to transfers made under an approved dollar-cost averaging program.

      There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

      REQUESTS FOR TRANSFERS

      You may request transfers in writing or by telephone. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

      Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b)the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

      MARKET TIMERS

      The Contracts are not designed for professional market timing organizations or other entities using programmed and frequent transfers. If you wish to employ such strategies, you should not purchase a Contract. Accordingly, transfers may be subject to restrictions if exercised by a market timing firm or any other third party authorized to initiate transfer transactions on behalf of multiple Participants. In imposing such restrictions, we may, among other things, not accept (1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one Participant, or (2) the transfer instructions of individual Participants who have executed preauthorized transfer forms that are submitted at the same time by market timing firms or other third parties on behalf of more than one Participant. We will not impose these restrictions unless our actions are reasonably intended to prevent the use of such transfers in a manner that will disadvantage or potentially impair the Contract rights of other Participants.


      In addition, the Series Fund has reserved the right to temporarily or permanently refuse exchange requests from the Variable Account if, in the Fund manager's judgment, a Fund would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise potentially be adversely affected. In particular, a pattern of exchanges that coincide with a market timing strategy may be disruptive to a Fund and therefore may be refused. Accordingly, the Variable Account may not be in a position to effectuate transfers and may refuse transfer requests without prior notice. We also reserve the right, for similar reasons, to refuse or delay exchange requests involving transfers to or from the Fixed Account.


WAIVERS; REDUCED CHARGES; CREDITS; SPECIAL GUARANTEED INTEREST RATES

      We may reduce or waive the withdrawal charge, mortality and expense risk charges, the administrative service fee or the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

OPTIONAL PROGRAMS

      DOLLAR-COST AVERAGING

      Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program.

Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

      No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.

      The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

      ASSET ALLOCATION

      One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.


      Currently, you may select one of 4 asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. The available models are: the conservative asset allocation model, the moderate asset allocation model, the aggressive asset allocation model, and the total equity allocation model. Each model allocates a different percentage of Account Value to Sub-Accounts investing in the various asset classes, with the conservative asset allocation model allocating the lowest percentage to Sub-Accounts investing in the equity asset class and the aggressive asset allocation model allocating the highest percentage to the equity asset class. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.


      If you elect an asset allocation program, we will automatically allocate your Purchase Payments among the Sub-Accounts represented in the model you choose. By electing an asset allocation program, you thereby authorize us to automatically reallocate your investment options that participate in the asset allocation program on a quarterly basis, or as determined by the terms of the Asset Allocation Program, to reflect the current composition of the model you have selected, without further instruction, until we receive notification that you wish to terminate the program or choose a different model.

      SYSTEMATIC WITHDRAWAL PROGRAM

      If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program.

      Under this program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. The withdrawals under this program may be subject to surrender charges or a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult your tax adviser before choosing this option.

      You may change or stop this program at any time, by written notice to us.

      PORTFOLIO REBALANCING PROGRAM

      Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

      Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.


      PRINCIPAL RETURNS PROGRAM



      Under the Principal Returns Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.


           WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

CASH WITHDRAWALS

      REQUESTING A WITHDRAWAL

      At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

      All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

      FULL WITHDRAWALS

      If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

      A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

      PARTIAL WITHDRAWALS

      If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any

Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

      You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

      If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

      TIME OF PAYMENT

      We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

      - When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

      - When it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

      - When an SEC order permits us to defer payment for the protection of Participants.

      We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

      WITHDRAWAL RESTRICTIONS FOR QUALIFIED PLANS

      If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

      Special restrictions apply to withdrawals from Contracts used for
Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

WITHDRAWAL CHARGE

      We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

      FREE WITHDRAWAL AMOUNT

      In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

      The "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments you have made. After the fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.

      The "free withdrawal amount" that you do not use in an Account Year is not cumulative. In other words, it will not be carried forward or available for use in future Account Years.

      For an example of how we calculate the "free withdrawal amount," see Appendix B.

      WITHDRAWAL CHARGE ON PURCHASE PAYMENTS

      If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all Payments that you have not previously withdrawn.

      The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all Payments not previously withdrawn, is not subject to the withdrawal charge.

      ORDER OF WITHDRAWAL


      When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings.


      CALCULATION OF WITHDRAWAL CHARGE

      We calculate the amount of the withdrawal charge by multiplying the amount you withdraw by a percentage. As set forth below, the percentage decreases according to the number of complete Account Years since your Contract Date. After your fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.

NUMBER OF COMPLETE
  ACCOUNT YEARS
    SINCE YOUR      WITHDRAWAL
  CONTRACT DATE       CHARGE
------------------  ----------
        0               6%
        1               6%
        2               5%
        3               5%
    4 or more           0%

      The withdrawal charge will never be greater than 6% of the excess of your Account Value over the "free withdrawal amount," as defined above.

      For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

      For additional examples of how we calculate withdrawal charges, see Appendix B.

TYPES OF WITHDRAWALS NOT SUBJECT TO WITHDRAWAL CHARGE

      If approved by your state, we will waive the withdrawal charge for a full or partial withdrawal if:

      -  at least one year has passed since we issued your Contract, and

      - you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state.

      An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us evidence of confinement in the form we determine.

      For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above and any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

      We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

MARKET VALUE ADJUSTMENT

      If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

      We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

      A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

      We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

                  N/12
    1 + I
  ( --------  )             -1
    1 + J + b

where:

      I is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

      J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

      N is the number of complete months remaining in your Guarantee Period; and

      b is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase.

      We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

      For examples of how we calculate the Market Value Adjustment, see Appendix B.

                                CONTRACT CHARGES

ACCOUNT FEE

      During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

      We will not charge the Account Fee if:

      (1) your Account has been allocated only to the Fixed Account during the applicable Account Year; or

      (2)  your Account Value is $100,000 or more on your Account Anniversary.

      If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

      After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE

      We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

MORTALITY AND EXPENSE RISK CHARGE

      During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.20%, if your initial Purchase Payment was less than $1,000,000, or 0.95% if your initial Purchase Payment was $1,000,000 or more. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

CHARGES FOR OPTIONAL DEATH BENEFIT RIDERS


      If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account based upon the number of optional death benefits riders you elect, as follows:


NUMBER OF      % OF
RIDERS YOU    AVERAGE
  ELECT     DAILY VALUE
----------  -----------
    1         0.15%
    2         0.25%
    3         0.40%

PREMIUM TAXES

      Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

      In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

FUND EXPENSES

      There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectus(es) and related Statements of Additional Information.

MODIFICATION IN THE CASE OF GROUP CONTRACTS

      For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

                                 DEATH BENEFIT

      If the Covered Person dies during the Accumulation Phase, we will pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

AMOUNT OF DEATH BENEFIT

      To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

      The amount of the death benefit is determined as of the Death Benefit
Date.

THE BASIC DEATH BENEFIT

      In general, if you were 85 or younger on the date we accepted your Application, the death benefit will be the greatest of the following amounts:

      1. Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

      2. The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

      3. Your total Purchase Payments (adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

      For examples of how to calculate this basic death benefit, see
Appendix C.

      If you were 86 or older on your Contract Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

OPTIONAL DEATH BENEFIT RIDERS

      Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The Maximum Anniversary Account Value Rider, the 5% Premium Roll-Up Rider, and the Earnings Enhancement Rider are available only if you are younger than 80 on the Contract Date. Any optional death benefit election may not be changed after the Contract is issued. For a complete description of how the death benefits under the optional death benefit riders are calculated, see "Calculating the Death Benefit."

      MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER

      Under this rider, the death benefit will be the greater of:

      - any of the death benefit amounts payable under the "Basic Death Benefit" (above), or

      - your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments, partial withdrawals and charges made between that Account Anniversary and the Death Benefit Date.

      5% PREMIUM ROLL-UP RIDER

      Under this rider, the death benefit will be the greater of:

      - any of the death benefit amounts payable under the "Basic Death Benefit" (above), or

      - the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

      Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:

      -  the first day of the month following your 80th birthday, or

      - the day the death benefit amount under this rider equals twice the total of your Purchase Payments and transferred amounts, adjusted for withdrawals.

      Net Purchase Payments under this rider will be adjusted for all partial withdrawals, as described in "Calculating the Death Benefit."

      EARNINGS ENHANCEMENT RIDER



      Under this rider, the death benefit will be the greatest of any of the death benefit amounts payable under the "Basic Death Benefit" (above) plus the "earnings enhancement amount." The "earnings enhancement amount" is determined according to your age on your Contract Date.



    - If you are 69 or younger on your Contract Date, the "earnings enhancement amount" will be equal to 40% of the lesser of your Net Purchase Payments or your Account Value minus Net Purchase Payments, calculated as of the Death Benefit Date.



    - If you are between the ages of 70 and 79 on your Contract Date, the "earnings enhancement amount" will be equal to 25% of the lesser of your Net Purchase Payments or your Account Value minus Net Purchase Payments, calculated as of the Death Benefit Date.


      For examples of how the death benefit is calculated under the Earnings Enhancement Rider, see Appendix D.

      SELECTING MULTIPLE DEATH BENEFIT RIDERS

      If you elect more than one optional death benefit rider, the death benefit will be calculated as follows:


    1)  MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH 5% PREMIUM ROLL-UP
       RIDER: The death benefit will equal the greater of the death benefit under the Maximum Anniversary Account Value Rider or the death benefit under the 5% Premium Roll-Up Rider.



    2) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER COMBINED WITH EARNINGS ENHANCEMENT RIDER: The death benefit will equal the death benefit under the Maximum Anniversary Account Value Rider, PLUS the "earnings enhancement amount." The "earnings enhancement amount" is calculated using the Account Value before the application of the Maximum Anniversary Account Value Rider.



    3) EARNINGS ENHANCEMENT RIDER COMBINED WITH 5% PREMIUM ROLL-UP RIDER: The death benefit will equal the death benefit under the 5% Premium Roll-Up Rider, PLUS the "earnings enhancement amount." The "earnings enhancement amount" is calculated using the Account Value before the application of the 5% Premium Roll-Up Rider.



    4) MAXIMUM ANNIVERSARY ACCOUNT VALUE RIDER, THE 5% PREMIUM ROLL-UP RIDER AND THE EARNINGS ENHANCEMENT RIDER: The death benefit will equal the GREATER of the death benefit under the Maximum Anniversary Account Value Rider or the death benefit under the 5% Premium Roll-Up Rider, PLUS the "earnings enhancement amount." The "earnings enhancement amount" is calculated using the Account Value before the application of the 5% Premium Roll-Up Rider and the Maximum Anniversary Account Value Rider.



      For an example of how the death benefit is calculated when all three riders are elected, see Appendix E.


SPOUSAL CONTINUANCE


      If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used.

CALCULATING THE DEATH BENEFIT

      In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

      If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option
(1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

METHOD OF PAYING DEATH BENEFIT

      The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

      During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. These elections are made by sending us a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

      If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

NON-QUALIFIED CONTRACTS

      If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or
(2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of
Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

      The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the Annuitant automatically becomes the designated beneficiary.

      If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

      During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

      If the Participant is not a natural person, these distribution rules apply on a change in, or the death of, either the Annuitant or the Co-Annuitant.

      Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

SELECTION AND CHANGE OF BENEFICIARY

      You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

PAYMENT OF DEATH BENEFIT

      Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

DUE PROOF OF DEATH

      We accept any of the following as proof of any person's death:

      -  An original certified copy of an official death certificate;

      - An original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

      -  Any other proof we find satisfactory.

                     THE INCOME PHASE -- ANNUITY PROVISIONS

      During the Income Phase, we make regular monthly annuity payments to the Annuitant.

      The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

      Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals (see "Withdrawals, Withdrawal Charge and Market Value Adjustment").

SELECTION OF THE ANNUITANT OR CO-ANNUITANT

      You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

      In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If both the Annuitant and Co-Annuitant die before the Income Phase, you become the Annuitant. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

      When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

SELECTION OF THE ANNUITY COMMENCEMENT DATE

      You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:


      - The earliest possible Annuity Commencement Date is the first day of the first month following your Contract Date.


      - The latest possible Annuity Commencement Date is the first day of the month following the later of the Annuitant's 95th birthday or 10 years after the Contract Date. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

      -  The Annuity Commencement Date must always be the first day of a month.

      You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:

      - We must receive your notice at least 30 days before the current Annuity Commencement Date.

      - The new Annuity Commencement Date must be at least 30 days after we receive the notice.

      There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

ANNUITY OPTIONS

      We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

      ANNUITY OPTION A -- LIFE ANNUITY

      We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

      ANNUITY OPTION B -- LIFE ANNUITY WITH 60, 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN

      We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

      ANNUITY OPTION C -- JOINT AND SURVIVOR ANNUITY

      We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

      ANNUITY OPTION D -- MONTHLY PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

      We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5- to 9-year period certain is not available if your Account has been issued within the past 4 years.

SELECTION OF ANNUITY OPTION

      You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

      You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

      There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

      REMEMBER THAT THE ANNUITY OPTIONS MAY NOT BE CHANGED ONCE ANNUITY PAYMENTS BEGIN.

AMOUNT OF ANNUITY PAYMENTS

      ADJUSTED ACCOUNT VALUE

      The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

      - We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

      - If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

      - We deduct any applicable premium tax or similar tax if not previously deducted.

      VARIABLE ANNUITY PAYMENTS

      On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.35% of your average daily net assets (1.10% if your initial Purchase Payment was $1,000,000 or more).

      Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

      To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

      If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

      Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

      FIXED ANNUITY PAYMENTS

      Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either
(1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 2.5% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

      MINIMUM PAYMENTS

      If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

EXCHANGE OF VARIABLE ANNUITY UNITS

      During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

      Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

      During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

ACCOUNT FEE

      During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

ANNUITY PAYMENT RATES

      The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 2.5% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

      The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

ANNUITY OPTIONS AS METHOD OF PAYMENT FOR DEATH BENEFIT

      You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

                           OTHER CONTRACT PROVISIONS

EXERCISE OF CONTRACT RIGHTS

      An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

      The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Participant prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

CHANGE OF OWNERSHIP

      Ownership of a Qualified Contract may not be transferred except to:
(1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code;
(3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under
Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant;
(4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

      The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

      Change of ownership may affect the availability of optional death benefit riders or the expenses incurred with the optional death benefit riders.

VOTING OF FUND SHARES

      We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

      Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

      Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

      All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

PERIODIC REPORTS

      During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

      In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

      Upon request, we will provide you with information regarding fixed and variable accumulation values.

SUBSTITUTION OF SECURITIES

      Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

CHANGE IN OPERATION OF VARIABLE ACCOUNT

      At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

SPLITTING UNITS

      We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

MODIFICATION

      Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification:
(i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

      In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

DISCONTINUANCE OF NEW PARTICIPANTS

      We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

RESERVATION OF RIGHTS

      We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

RIGHT TO RETURN

      If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value.

      If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

      If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

                               TAX CONSIDERATIONS

      This section describes general federal income tax consequences based upon our understanding of current federal tax laws. Actual federal tax consequences may vary depending on, among other things, the type of retirement plan with which you use and where the site where your Contract was issued. Also, legislation affecting the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that you purchased before the date of enactment. We do not make any guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. FEDERAL TAX CONSIDERATIONS


      The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

      DEDUCTIBILITY OF PURCHASE PAYMENTS

      For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible.

      PRE-DISTRIBUTION TAXATION OF CONTRACTS

      Generally, an increase in the value of a Contract will not give rise to tax, prior to distribution.

      However, corporate (or other non-natural person) Owners of, and Participants under, a Non-Qualified Contract incur current tax, regardless of distribution, on Contract value increases. Such current taxation does not apply, though, to (i) immediate annuities, which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase, or (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

      You should note that qualified retirement investments generally provide tax deferral regardless of whether the underlying contract is an annuity.

      DISTRIBUTIONS AND WITHDRAWALS FROM NON-QUALIFIED CONTRACTS

      The Account Value will include an amount attributable to Purchase Payments, the return of which is not taxable, and an amount attributable to investment earnings, the return of which is taxable at ordinary income rates. The relative portions of a distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the timing of the distribution.

      If you withdraw less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, you must treat the withdrawal first as a return of investment earnings. You may treat only withdrawals in excess of the amount of the Account Value attributable to investment earnings as a return of Purchase Payments. Account Value amounts assigned or pledged as collateral for a loan will be treated as if withdrawn from the Contract.

      If a Payee receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, however, the Payee treats a portion of each payment as a nontaxable return of Purchase Payments. In general, the nontaxable portion of such a payment bears the same ratio to the total payment as the Purchase Payments bear to the Payee's expected return under the Contract. The remainder of the payment constitutes a taxable return of investment earnings. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, all future distributions constitute fully taxable ordinary income. If the Annuitant dies before the Payee recovers the full amount of Purchase Payments, the Payee may deduct an amount equal to unrecovered Purchase Payments.

      Upon the transfer of a Non-Qualified Contract by gift (other than to the Participant's spouse), the Participant must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

      A penalty tax of 10% may apply to taxable cash withdrawals and lump-sum payments from Non-Qualified Contracts. This penalty will not apply in certain circumstances, such as distributions pursuant to the death of the Participant or distributions under an immediate annuity (as defined above), or after age
59 1/2.

      DISTRIBUTIONS AND WITHDRAWALS FROM QUALIFIED CONTRACTS

      Generally, distributions from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will, except in certain circumstances, apply to distributions prior to age 59 1/2.

      Distributions from a Qualified Contract are not subject to current taxation or a 10% penalty, however, if:

      - the distribution is a hardship distribution or part of a series of payments for life or for a specified period of 10 years or more (an "eligible rollover distribution"), and

      - the Participant or Payee rolls over the distribution (with or without actually receiving the distribution) into a qualified retirement plan eligible to receive the rollover.

      Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

      WITHHOLDING

      In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from a Contract issued for use with an individual retirement account), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from
(i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

      INVESTMENT DIVERSIFICATION AND CONTROL

      The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. Contracts that do not meet the guidelines are subject to current taxation on annual increases in value. We believe that each Fund available as an investment option under the Contract complies with these regulations. The preamble to the regulations states that the Internal Revenue Service may promulgate guidelines under which an owner's excessive control over investments underlying the contract will preclude the contract from qualifying as an annuity for federal tax purposes. We cannot predict whether such guidelines, if in fact promulgated, will be retroactive. We reserve the right to modify the Contract and/or the Variable Account to the extent necessary to comply with any such guidelines, but cannot assure that such modifications would satisfy any retroactive guidelines.

      TAX TREATMENT OF THE COMPANY AND THE VARIABLE ACCOUNT

      As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. We will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

      QUALIFIED RETIREMENT PLANS

      You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

      PENSION AND PROFIT-SHARING PLANS

      Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

      TAX-SHELTERED ANNUITIES

      Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

      If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, and (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989. It is permissible, however, to withdraw post-1988 salary reduction contributions in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

      Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

      INDIVIDUAL RETIREMENT ACCOUNTS

      Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts, and Simple Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. If we sell Contracts for use with IRAs, the Internal Revenue Service or other agency may impose supplementary information requirements. We will provide purchasers of the Contracts for such purposes with any necessary information. You will have the right to revoke the Contract under certain circumstances, as described in the section of this Prospectus entitled "Right to Return."

      ROTH IRAS

      Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service and other agencies may impose special information requirements with respect to Roth IRAs. We will provide the necessary information for Contracts issued in connection with Roth IRAs.


PUERTO RICO TAX CONSIDERATIONS



      The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.



      When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amounts received during the taxable year or the portion of each payment equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income. After an amount equal to the aggregate amount excluded from gross income has been received, all of the annuity payments are considered to be taxable income.



      When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.



      The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. Although we currently offer the Contract in Puerto Rico in connection with qualified retirement plans, the text of this Prospectus under the heading "Federal Tax Status" dealing with such qualified retirement plans is inapplicable to Puerto Rico and should be disregarded.



      For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax adviser.


                         ADMINISTRATION OF THE CONTRACT

      We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

                          DISTRIBUTION OF THE CONTRACT

      We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

      Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 5.50% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 1.00% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates."

                            PERFORMANCE INFORMATION

      From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

      Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Series. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

      Average Annual Total Return figures assume an initial purchase payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

      The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

      Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

      The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

      The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's

Service, Standard and Poor's Insurance Rating Services, and Duff and Phelps. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Duff and Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

      We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

                             AVAILABLE INFORMATION

      The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

      In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: WASHINGTON, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; CHICAGO, ILLINOIS -- 500 West Madison Street, Chicago, IL 60661; NEW YORK, NEW YORK -- 7 World Trade Center, 13th Floor, New York, NY 10048. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000, filed with the SEC, are incorporated by reference in this Prospectus. Any statement contained in a document we incorporate by reference is deemed modified or superceded to the extent that a later filed document, including this Prospectus, shall modify or supercede that statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Prospectus.

      The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

                    ADDITIONAL INFORMATION ABOUT THE COMPANY

GENERAL

      The Company is engaged in the sale of individual variable life insurance, group life and disability insurance, and individual and group fixed and variable annuities. These contracts are sold in both the tax-qualified and non-tax-qualified markets. These products are distributed through individual insurance agents, insurance brokers and broker-dealers.

      For the year ended December 31, 1999, the Company filed its Annual Report on Form 10-K using audited statutory financial statements. The Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, which is a comprehensive basis of accounting other than generally accepted accounting principles. The Company has changed its basis of accounting to generally accepted accounting principles ("GAAP") effective January 1, 2000 and has filed its Quarterly Report on Form 10-Q for the period ended June 30, 2000 in accordance with GAAP.

      The Company has restated its financial statements originally filed in its Annual Report on Form 10-K in accordance with GAAP. These financial statements are included in this Prospectus and are referred to in Management's Discussion and Analysis of Financial Condition and Results of Operations. See Note 13 to Consolidated Financial Statements of the Company for a reconcilation of statutory surplus to GAAP equity and statutory net income to GAAP net income.

SELECTED FINANCIAL DATA


      The following selected financial data for the Company should be read in conjunction with the audited Consolidated Financial Statements and the Notes thereto included in this Prospectus beginning on page 66 and the Unaudited Consolidated Financial Statements and the Notes thereto included in this Prospectus beginning on page 99.


                                             FOR THE           FOR THE YEAR ENDED DECEMBER 31,
                                           PERIOD ENDED    ---------------------------------------
                                          JUNE 30, 2000       1999          1998          1997
                                          --------------   -----------   -----------   -----------
                                                               (IN THOUSANDS)
Revenues
  Premiums and other revenue............    $   168,726    $   262,603   $   382,477   $   406,883
  Net investment income and realized
    gains...............................        155,792        367,296       464,226       552,380
                                            -----------    -----------   -----------   -----------
                                                324,518        629,899       846,703       959,263
                                            -----------    -----------   -----------   -----------
Benefits and expenses
  Policyholder benefits.................        160,448        334,890       588,108       672,350
  Other expenses........................        128,241        212,197       233,663       190,105
                                            -----------    -----------   -----------   -----------
                                                288,689        547,087       821,771       862,455
                                            -----------    -----------   -----------   -----------
Operating gain..........................         35,829         82,812        24,932        96,808
Federal income tax expense..............         11,415         29,080        10,768        35,338
                                            -----------    -----------   -----------   -----------
Net income..............................    $    24,414    $    53,732   $    14,164   $    61,470
                                            ===========    ===========   ===========   ===========
Assets..................................    $22,575,326    $21,484,913   $18,248,262   $17,335,515
                                            ===========    ===========   ===========   ===========
Surplus notes...........................    $   565,000    $   565,000   $   565,000   $   565,000
                                            ===========    ===========   ===========   ===========

      The Company has not restated the financial statements for 1996 and 1995; therefore, selected financial data on a statutory basis of accounting for the Company, as presented in its Annual Report on

Form 10-K for the year ended December 31, 1999, and for the period ended June 30, 2000 are shown below.

                             FOR THE                         FOR THE YEAR ENDED DECEMBER 31,
                           PERIOD ENDED    -------------------------------------------------------------------
                          JUNE 30, 2000       1999          1998          1997          1996          1995
                          --------------   -----------   -----------   -----------   -----------   -----------
                                                             (IN THOUSANDS)
Revenues
  Premiums, annuity
    deposits and other
    revenue.............    $ 2,267,262    $ 2,869,250   $ 2,581,463   $ 2,623,629   $ 2,215,322   $ 1,883,901
  Net investment income
    and realized
    gains...............         75,211        190,844       187,208       298,121       310,172       315,966
                            -----------    -----------   -----------   -----------   -----------   -----------
                              2,342,473      3,060,094     2,768,671     2,921,750     2,525,494     2,199,867
                            -----------    -----------   -----------   -----------   -----------   -----------
Benefits and expenses
  Policyholder
    benefits............      2,149,317      2,706,121     2,416,950     2,579,104     2,232,528     1,995,208
  Other expenses........        138,990        239,136       214,607       206,065       175,342       150,937
                            -----------    -----------   -----------   -----------   -----------   -----------
                              2,288,307      2,945,257     2,631,557     2,785,169     2,407,870     2,146,145
                            -----------    -----------   -----------   -----------   -----------   -----------
Operating gain..........         54,166        114,837       137,114       136,581       117,624        53,722
Federal income tax
  expense (benefit).....         18,551         24,479        11,713         7,339        (5,400)       17,807
                            -----------    -----------   -----------   -----------   -----------   -----------
Net income..............    $    35,615    $    90,358   $   125,401   $   129,242   $   123,024   $    35,915
                            ===========    ===========   ===========   ===========   ===========   ===========
Assets..................    $21,291,852    $19,948,155   $16,902,621   $15,925,357   $13,621,952   $12,359,683
                            ===========    ===========   ===========   ===========   ===========   ===========
Surplus notes...........    $   565,000    $   565,000   $   565,000   $   565,000   $   315,000   $   650,000
                            ===========    ===========   ===========   ===========   ===========   ===========

See discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CAUTIONARY STATEMENT

      This following discussions include forward-looking statements by the Company under the Private Securities Litigation Reform Act of 1995. These statements are not matters of historical fact; they relate to such topics as future product sales, volume growth, market share, market risk and financial goals. It is important to understand that these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those that the statements anticipate. These risks and uncertainties may concern, among other things:

    - Heightened competition, particularly in terms of price, product features, and distribution capability, which could constrain the Company's growth and profitability.

    - Changes in interest rates and market conditions.

    - Regulatory and legislative developments.

    - Developments in consumer preferences and behavior patterns.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- YEAR ENDED DECEMBER 31, 1999

RESULTS OF OPERATIONS

      The following table provides a summary of income from operations by segment, which is discussed more fully below.

                NET INCOME FROM CONTINUING OPERATIONS BY SEGMENT
                                 (IN MILLIONS)

                                                                    1999       1998       1997
                                                                  --------   --------   --------
    Wealth Management...........................................   $59.7      $ 60.0     $ 60.7
    Individual Protection.......................................    (0.1)      (46.5)      (3.2)
    Group Protection............................................     0.4         1.3       (0.8)
    Corporate...................................................    (6.2)       (0.7)       4.8
                                                                   -----      ------     ------
                                                                   $53.7      $ 14.1     $ 61.5
                                                                   =====      ======     ======

      YEAR ENDED DECEMBER 31, 1999 COMPARED TO 1998:

      NET INCOME

      Net income increased by $28.2 million to $42.4 million in 1999, reflecting an increase of $39.6 million in income from continuing operations, an increase of $0.9 million in income from discontinued operations, and $12.3 million after-tax loss from the sales of Massachusetts Casualty Insurance Company ("MCIC") and New London Trust F.S.B. ("NLT") which occurred in 1999.

      NET INCOME FROM CONTINUING OPERATIONS BY SEGMENT

      The Company's income from operations reflects the operations of its 4 business segments: the Wealth Management segment, the Individual Protection segment, the Group Protection segment and the Corporate segment.

      WEALTH MANAGEMENT SEGMENT

      The Wealth Management segment focuses on the savings and retirement needs of individuals preparing for retirement or who have already retired. It primarily markets to upscale consumers in the U.S., selling individual and group fixed and variable annuities. Its major product lines, "Regatta" and "Futurity," are combination fixed/variable annuities. In these combination annuities, contract holders have the choice of allocating payments either to a fixed account, which provides a guaranteed rate of return, or to variable accounts. Withdrawals from the fixed account are subject to market value adjustment. In the variable accounts, the contract holder can choose from a range of investment options and styles. The return depends upon investment performance of the options selected. Investment funds available under Regatta products are managed by Massachusetts Financial Services Company ("MFS"), an affiliate of the Company. Investment funds available under Futurity products are managed by several investment managers, including MFS and Sun Capital Advisers, Inc., a subsidiary of the Company.

      The Company distributes its annuity products through a variety of channels. For the Regatta products, about half are sold through securities brokers, a further one-fourth through financial institutions, and the remainder through insurance agents and financial planners. The Futurity products, introduced in February 1998, are primarily distributed through a dedicated wholesaler network, including Sun Life of Canada (U.S.) Distributors, Inc., a subsidiary of the Company.

      Although new pension products are not currently sold, there has been a substantial block of group retirement business in-force, including guaranteed investment contracts ("GICs"), pension plans and group annuities. A significant portion of these pension contracts are non-surrenderable, with the result that the Company's liquidity exposure is limited. GICs were marketed directly in the U.S. through independent managers. In 1997, the Company decided to no longer market group pension and GIC products.

      Net income decreased by $0.3 million to $59.7 million in 1999 as compared to 1998. The increase in fee and other income, due to increased business, was partially offset by higher operating expenses, resulting from both increased business and continued investment in the Futurity distribution network. In addition, the loss of earnings from the GICs, which block of business is declining, contributed to the minor decline in earnings. Following are the major factors affecting the Wealth Management segment's results in 1999 as compared to 1998:

- Fee and other income increased primarily as a result of higher variable annuity account balances. Fee income was higher by approximately $37 million in 1999 compared to 1998. Market appreciation and net deposit activity have been key factors in the growth in the account balances. This growth has generated corresponding increases in fee income, since fees are determined based on the average assets held in these accounts. Variable annuity assets have increased by approximately $3.8 billion, or 31%, since January 1, 1999.

- Net deposits of annuity products increased by $53 million to $290 million compared with 1998. The increase in net deposits results primarily from significant increases in new deposits offset by increased variable annuity surrenders in 1999. Management believes the increase in new deposits is mainly a result of the success of the Company's introduction, during the fourth quarter of 1998, of a higher Dollar Cost Averaging ("DCA") rate and a new six-month DCA program. Under these programs, which were redesigned in late 1996, deposits are made into the fixed portion of the annuity contract and receive a bonus rate of interest for the policy year. During the year, the fixed deposit is systematically transferred to the variable portion of the contract in equal periodic installments. While fixed annuity account deposits increased, deposits directly into variable accounts decreased in 1999. The Company believes this decline was a consequence of the heightened interest in the DCA programs in 1999.

     Total new deposits to fixed and variable annuities increased by $479 million to $2,746 million in 1999. Sales of the Futurity line of products represented $341 million or 12% of total annuity deposits in 1999, an increase of $219 million from 1998. The Company expects that sales of the Futurity product will continue to increase in the future, based on management's beliefs that market demand is growing for multi-manager variable annuity products, such as Futurity; that the productivity of Futurity's wholesale distribution network, established in 1998, will continue to grow; and that the marketplace will continue to respond favorably to introductions of new Futurity products and product enhancements.

     The surrenders are primarily related to older products which are no longer actively marketed. The Company expects that as the separate account block of business continues to grow, from both net deposits and asset appreciation, and as an increasing number of accounts are no longer subject to surrender charges, surrenders will tend to increase. The Company is implementing a conservation program with the aim of improving asset retention.

- There has been a shift in demand to variable account products from general account products. Most sales are either DCA or variable deposits. As a consequence, there has been a decline in average general account invested assets and, in turn, net investment income has declined. Net investment income reflects only income earned on invested assets of the general account. Net investment income and realized gains for the Wealth Management segment decreased by approximately $26 million in 1999 compared to 1998. This decline in average general account assets primarily reflects the Company's decision in 1997 to no longer market group pension and GIC products and as a consequence, a declining block of in-force business as GICs mature and are surrendered.

- Policyholder benefits (the major elements of which are interest credited to contractholder deposits and annuity benefits) decreased by approximately $12.6 million in 1999 as compared to 1998. This is less than the decrease in investment income as the surrenders of maturing GIC contracts on which the Company earns a positive spread are being partially replaced by sales of annuities under the Company's Dollar Cost Averaging ("DCA") programs. Under these programs, deposits are made into the fixed portion of the annuity contract and receive a bonus rate of interest for the policy year. During the year, the fixed deposit is systematically transferred to the variable portion of the contract in equal periodic installments.

- Other operating expenses increased by $9.0 million reflecting the increased volumes of both new business and inforce business and continued investment in the growth of the Futurity products wholesale distribution network.

- Amortization of deferred policy acquisition costs increased by $6.8 million primarily reflecting the impact of the increased variable annuity gross profits due to significant asset appreciation during 1999, and the resulting increase in fee income.

      INDIVIDUAL PROTECTION SEGMENT

      The Company currently markets individual variable life insurance products. These products include a variable universal life product marketed to the company-owned life insurance ("COLI") market, which product was introduced in late 1997. In September 1999, the Company introduced a new variable life product as part of the Futurity product portfolio.

      Prior to 1999, the Individual Protection segment consisted of two main elements, internal reinsurance and other life products.

      Internal Reinsurance

      In recent years, the Company has had various reinsurance agreements with Sun Life (Canada). In some of these arrangements, Sun Life (Canada) has reinsured the mortality risks of individual life policies sold in prior years by the Company. These agreements, in the aggregate, had an immaterial effect on net income in the years 1998 and 1999. Under another reinsurance agreement, which became effective January 1, 1991 and terminated October 1, 1998, the Company reinsured certain individual life insurance contracts issued by Sun Life (Canada). Prior to its termination, this agreement had the effect of increasing income from operations by approximately $16.5 million in 1998. In addition, the effect of terminating this agreement was to decrease 1998 net income by approximately $64.0 million as the termination payment made was greater than the net reserves (reserves assumed less deferred policy acquisition costs) held under the agreement. Because this agreement terminated in 1998, it had no effect on income from operations in 1999.

      Other Life Products

      Net income associated with the other life products directly issued by the Company from the Individual Protection segment decreased by approximately
$0.5 million from 1998.

      GROUP PROTECTION SEGMENT

      The Group Protection segment focuses on providing life and disability insurance to small and medium size employers as part of those companies' employee benefit plans. This segment operates only in the state of New York through a subsidiary. Net income from the Group Protection segment decreased by $0.9 million from 1998 primarily due to unfavorable claims experience in the group life product.

      CORPORATE SEGMENT

      The Corporate segment includes the unallocated capital of the Company, its debt financing and items not otherwise attributable to the other segments.

      Net income for the Corporate segment decreased by $5.5 million to ($6.2) million. This decrease reflected lower net investment income, mainly from lower assets due to dividend payments in 1999 of $80 million and in 1998 of $50 million, and increased operational expenses. Income taxes in 1999 reflected an income tax benefit associated with tax operating losses with subsidiaries not allocated to the operating segments.

      YEAR ENDED DECEMBER 31, 1998 COMPARED TO 1997:

      NET INCOME

      Net income decreased by $116.3 million to $14.2 million in 1998, reflecting a decrease of $47.4 million in income from continuing operations and a decrease of $68.9 million in income from discontinued operations. On
December 24, 1997 the Company transferred through a dividend its investment in MFS. Net income of MFS in 1997 included in income from discontinued operations was $61.9 million. Net income from NLT and MCIC, which were both sold during 1999, included in income from discontinued operations was $.1 million in 1998 and $7.1 million in 1997.

      NET INCOME FROM CONTINUING OPERATIONS BY SEGMENT

      WEALTH MANAGEMENT SEGMENT

      Net income decreased by $0.7 million to $60.0 million in 1998 as compared to 1997. Increased fee and other income was mainly offset by higher operating expenses. Both fee income and operating expenses increased as a result of the increased business. In addition the start-up of the Company's own wholesaling distribution network for the Futurity product line increased operating expenses during 1998. Also impacting net income was the loss of earnings from GICs, which block of business declined. Following are the major factors affecting the Wealth Management segment's results in 1998 as compared to 1997:

    - Fee and other income increased primarily as a result of higher variable annuity account balances. Fee income was higher by approximately
      $29 million in 1998 compared to 1997. Market appreciation and net deposit activity have been key factors in the growth in the account balances. This growth has generated corresponding increases in fee income, since fees are determined based on the average assets held in these accounts. Variable annuity assets increased by approximately $2.8 billion or 30% since January 1, 1998.

    - Net deposits of annuity products decreased by $131 million to $237 million compared with 1997. The decrease in net deposits resulted from both a decrease in new deposits and increased variable annuity surrenders in 1998. Management believes the decrease in new deposits is mainly a result increased competition in the marketplace. In particular the competition in the DCA programs has intensified. During the fourth quarter of 1998, the Company introduced a higher DCA rate and a new six-month DCA program. While fixed annuity account deposits decreased, deposits directly into variable accounts increased in 1998. The Company believes the increase in variable deposits was a consequence of both the continuing strong growth in equity markets generally and the continuing strong performance of the investment funds underlying the Company's variable annuity products.

      Total new deposits to fixed and variable annuities decreased by $53 million to $2,267 million in 1998. Sales of the new Futurity line of products represented $122 million or 5% of total annuity deposits in 1998. The Company expects that sales of the Futurity product will continue to increase in the future, based on management's beliefs that market demand is growing for multi-manager variable annuity products, such as Futurity; that the productivity of Futurity's wholesale distribution network, established in 1998, will continue to grow; and that the marketplace will continue to respond favorably to introductions of new Futurity products and product enhancements.

      The surrenders are primarily related to older products which are no longer actively marketed and particularly those for which the surrender charge period has expired. The Company expects that as the separate account block of business continues to grow, from both net deposits and asset appreciation, and as an increasing number of accounts are no longer subject to surrender charges, surrenders will tend to increase.

    - There has been a shift in demand to variable account products from general account products. As a consequence, there has been a decline in average general account invested assets and, in turn, net investment income has declined. Net investment income reflects only income earned on invested assets of the general account. Net investment income and realized gains for the Wealth Management segment decreased by approximately
      $72 million in 1998 as compared to 1997. This decline in average general account assets primarily reflects the Company's decision in 1997 to no longer market group pension and GIC products and as a consequence, a declining block of in-force business as GICs mature and are surrendered.

    - Policyholder benefits (the major elements of which are interest credited to contractholder deposits and annuity benefits) decreased by approximately $62 million in 1998 as compared to 1997. This is less than the decrease in investment income as the surrenders of maturing GIC contracts on which the Company earns a positive spread were partially replaced by sales of annuities under the Company's DCA programs.

    - Other operating expenses increased by $16.0 million reflecting the increased volumes of both new business and inforce business and expenses associated with the startup of the Futurity product line and a new distribution network dedicated to marketing the Futurity products. Enhancements were made to the technology infrastructure to support the growth in business.

    - Amortization of deferred policy acquisition costs increased by $4.0 million primarily reflecting the impact of increased variable annuity gross profits due to significant asset appreciation during 1998, and the resulting increase in fee income.

      INDIVIDUAL PROTECTION SEGMENT

      Prior to 1999, the Individual Protection segment consisted of two main elements, internal reinsurance and other life products.

      Internal Reinsurance

      In recent years, the Company has had various reinsurance agreements with Sun Life (Canada). In some of these arrangements, Sun Life (Canada) has reinsured the mortality risks of individual life policies sold in prior years by the Company. These agreements, in the aggregate, had an immaterial effect on net income in the years 1998 and 1997. Under another reinsurance agreement, which became effective January 1, 1991 and terminated October 1, 1998, the Company reinsured certain individual life insurance contracts issued by Sun Life (Canada). Prior to its termination, this agreement had the effect of increasing income from operations by approximately $16.5 million in 1998. In addition, the effect of terminating this agreement was to decrease 1998 net income by approximately $64.0 million as the termination payment made was greater than the net reserves (reserves assumed less deferred policy acquisition costs) held under the agreement. This resulted in a net loss on the reinsurance in 1998 of $47.5 million as compared to a loss of $7.6 million in 1997.

      Other Life Products

      Net income associated with the other life products directly issued by the Company from the Individual Protection segment decreased by approximately
$3.3 million from 1997. The decrease reflects primarily higher death benefit payments, increased operating expenses associated with growth of the COLI business and increased amortization of deferred policy acquisition costs.

      GROUP PROTECTION SEGMENT

      Net income from the Group Protection segment of $1.3 million in 1998 increased by $2.1 million from 1997 primarily due to favorable claims experience. The claims experience in the disability products was poor in 1997 due to a greater number of claims. Claims returned to more normal levels in 1998.

      CORPORATE SEGMENT

      Net income for the Corporate segment decreased by $5.5 million to ($0.7) million. This decrease reflected lower net investment income, from both lower interest rates and lower assets from dividend payments in 1998 of $50 million, increased interest expense and increased operational expenses.

FINANCIAL CONDITION AND LIQUIDITY

      ASSETS

      The Company's total assets comprise those held in its general account and those held in its separate accounts. General account assets support general account liabilities. Separate accounts are investment vehicles for the Company's variable life and annuity contracts. Policyholders may choose from among various investment options offered under these contracts according to their individual needs and preferences. Policyholders assume the investment risks associated with these choices. State insurance law provides that separate account asset equal to reserves and other liabilities are not available to fund the liabilities of the general account.

      The following table summarizes significant changes in asset balances during 1999. The changes are discussed below.

                                                         ASSETS ($ IN MILLIONS)
                                                 ---------------------------------------   % CHANGE
                                                 DECEMBER 31, 1999    DECEMBER 31, 1998    1999/1998
                                                 ------------------   ------------------   ---------
General account assets.........................      $ 5,361.6            $ 5,945.3          (10.9)
Separate account assets........................       16,123.3             12,302.9           31.1
                                                     ---------            ---------          -----
Total assets...................................      $21,484.9            $18,248.2           17.7
                                                     =========            =========          =====

      General account assets decreased by 10.9% in 1999, but variable separate account assets increased by 31.1%. This growth in variable separate accounts as compared to the general account reflects 2 main factors: (1) appreciation of the funds held in the variable separate accounts exceeded that of the funds held in the general account; and (2) annuity deposits into variable accounts, including transfers under the DCA programs, have increased, while annuity deposits into fixed accounts have slowed. The Company believes this pattern has reflected a shift in the preferences of policyholders, which is largely attributable to the strong performance of equity markets in general and of the Company's variable account funds in particular.

      The assets of the general account are available to support general account liabilities. For management purposes, it is the Company's practice to segment its general account to facilitate the matching of assets and liabilities. General account assets primarily comprise cash, invested assets, and deferred policy acquisition costs, which represented essentially all of general account assets at December 31, 1999. Major types of invested asset holdings included fixed maturity securities, short-term investments, mortgages, real estate and other invested assets. The Company's fixed maturity securities amounted to $2,677.3 million, representing 59.0% of the Company's total cash plus invested assets ("total portfolio") at December 31, 1999, and included both public and private issues. It is the Company's policy to acquire only investment-grade securities. As a result, the overall quality of the fixed maturity portfolio is high. At December 31, 1999, only 6.0% of the fixed maturity portfolio was invested in below-investment-grade securities. Short-term investments of $177.2 million in fixed maturity securities represented 3.9% of the total portfolio. The Company's mortgage holdings amounted to $931.4 million at December 31, 1999, representing 20.5% of the total portfolio. All mortgage holdings at December 31, 1999 were in good standing. The Company believes that the high quality of its mortgage portfolio is largely attributable to its stringent underwriting standards. At December 31, 1999, investment real estate amounted to $95.1 million, representing about 2.1% of the total portfolio. The Company invests in real estate to enhance yields and, because of the long-term nature of these investments, the Company uses them for purposes of matching with products having long-term liability durations. Other invested assets amounted to $67.9 million, representing about 1.5% of the portfolio. Cash and cash equivalents of $550.3 million at December 31, 1999 represented about 12.1% of the total portfolio.

      LIABILITIES

      As with assets, the proportion of variable separate account liabilities to total liabilities has been increasing. Most of the Company's liabilities comprise reserves for life insurance and for annuity contracts and deposit funds. The Company expects the declining trend in general account liabilities to continue, because it believes that net maturities will continue to exceed sales for the fixed contracts associated with these liabilities. This trend stems mainly from the Company's 1997 decision to discontinue selling group pension and GIC contracts and to focus its marketing efforts on its combination fixed/variable annuity products.

                            ------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- QUARTERLY PERIOD ENDED JUNE 30, 2000

RESULTS OF OPERATIONS

        SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS ENDED JUNE 30,
1999:

      NET INCOME

      Net income increased by $22.7 million to $24.4 million in the first
6 months of 2000, reflecting a decrease of $1.8 million in income from continuing operations, a decrease of $0.9 million in income from discontinued operations, and $25.4 million of after-tax loss from the sale of Massachusetts Casualty Insurance Company ("MCIC") which occurred in February 1999.

      NET INCOME FROM OPERATIONS BY SEGMENT

      The Company's income from operations reflects the operations of its 4 business segments: the Wealth Management segment, the Individual Protection segment, the Group Protection segment and the Corporate segment.

      The following table provides a summary of income from operations by segment, which is discussed more fully below:

                     NET INCOME FROM OPERATIONS BY SEGMENT
                                 (IN MILLIONS):

                                                                      SIX MONTHS
                                                                         ENDED
                                                                       JUNE 30,
                                                                  -------------------
                                                                    2000       1999     $ CHANGE
                                                                  --------   --------   --------
    Wealth Management...........................................   $34.1      $32.1      $ 2.0
    Individual Protection.......................................    (1.8)      (1.0)      (0.8)
    Group Protection............................................     0.7        0.3        0.4
    Corporate...................................................    (8.6)      (5.2)      (3.4)
                                                                   -----      -----      -----
                                                                   $24.4      $26.2      $(1.8)
                                                                   =====      =====      =====

      WEALTH MANAGEMENT SEGMENT

      The Wealth Management segment focuses on the savings and retirement needs of individuals preparing for retirement or who have already retired. It primarily markets to upscale consumers in the U.S., selling individual and group fixed and variable annuities. Its major product lines, "Regatta" and "Futurity," are combination fixed/variable annuities. In these combination annuities, contractholders have the choice of allocating payments either to a fixed account, which provides a guaranteed rate of return, or to variable accounts. Withdrawals from the fixed account are subject to market value adjustment. In the variable accounts, the contractholder can choose from a range of investment options and styles. The return depends upon investment performance of the options selected. Investment funds available under Regatta products are managed by Massachusetts Financial Services Company ("MFS"), an affiliate of the Company. Investment funds available under Futurity products are managed by several investment managers, including MFS and Sun Capital Advisers, Inc., a subsidiary of the Company.

      The Company distributes its annuity products through a variety of channels. For the Regatta products, about half are sold through securities brokers; a further one-fourth through financial institutions, and the remainder through insurance agents and financial planners. The Futurity products, introduced in February 1998, are primarily distributed through a dedicated wholesaler network, including Sun Life of Canada (U.S.) Distributors, Inc., a subsidiary.

      Although new pension products are not currently sold in the U.S., there is a substantial block of group retirement business in-force, including guaranteed investment contracts ("GICs"), pension plans and group annuities. A significant portion of these pension contracts are non-surrenderable, with the result that the Company's liquidity exposure is limited. GICs were marketed directly in the U.S. through independent managers. In 1997, the Company decided to no longer market group pension and GIC products in the U.S. Beginning in the second quarter of 2000, the Company began marketing GICs to unrelated third parties in overseas markets.

      Net income increased by $2.0 million to $34.1 million in 2000 primarily due to the increased volume of in-force business offset by strain associated with the successful introduction of new products which credit the policyholder with a bonus upon receipt of the deposit. Following are the major factors affecting the Wealth Management segment's results for the 6 months of 2000 as compared to the same period in 1999:

    - Fee income increased primarily as a result of higher variable annuity account balances. Fee income was higher by approximately $30 million in the first 6 months of 2000 compared to the same period in 1999. Market appreciation and net deposit activity have been key factors in the growth in the account balances. This growth has generated corresponding increases in fee income, since fees are determined based on the average assets held in these accounts. Variable annuity assets have increased by almost $5 billion since January 1, 1999. Net deposits of annuity products decreased by $49 million compared with 1999. The decrease in net deposits results primarily from increases in variable annuity surrenders in 2000. The increases are primarily related to older products which are no longer actively marketed. The Company expects that as the separate account block of business continues to grow, from both net deposits and asset appreciation, and as an increasing number of accounts are no longer subject to surrender charges, surrenders will tend to increase.

      Total new deposits of fixed and variable annuities increased by $64 million to $1,451 million in 2000. Sales of the Futurity line of products represented $357 million of total annuity deposits in 2000, an increase of $206 million from the same 6 month period in 1999. The Company expects that sales of the Futurity product will continue to increase in the future, based on management's beliefs that (i) market demand is growing for multi-manager variable annuity products such as Futurity; (ii) the productivity of Futurity's wholesale distribution network, established in 1998, will continue to grow; and (iii) the marketplace will continue to respond favorably to introductions of new Futurity products and product enhancements.

    - There has been a shift in demand to variable account annuity products from general account annuity products. As a consequence, there has been a decline in average general account invested assets and, in turn, net investment income has declined. Net investment income reflects only income earned on invested assets of the general account. Net investment income and realized gains for the Wealth Management segment decreased by $39 million for the first 6 months of 2000 as compared to the same period in 1999. This decline in average general account assets primarily reflects the Company's decision in 1997 to no longer market group pension and GIC products in the U.S. and, as a consequence, a declining block of in-force business as U.S.-issued GICs mature and are surrendered. The introduction of GIC products marketed to unrelated third parties in overseas markets generated $177 million of new deposits for the second quarter of 2000. The Company expects the new GIC products to result in an increase in general account assets in the future as additional deposits are received.

    - Policyholder benefits (the major elements of which are interest credited to contractholder deposits and annuity benefits) decreased by approximately $11.6 million in the 6 months ended June 30, 2000 as compared to the same period in 1999. This is less than the decrease in investment income as the surrenders of maturing GICs on which the Company earns a positive spread are being partially replaced by sales of annuities under the Company's Dollar-Cost Averaging ("DCA") programs. Under these programs, deposits are made into the fixed portion of the annuity contract and receive a bonus rate of interest for the policy year. During the year, the fixed deposit is systematically transferred to the variable portion of the contract in equal periodic installments. In addition, the bonus payments credited to policyholder deposits totaled over $10 million during 2000. Sales of the new GIC products had no significant impact on benefits during 2000.

    - Underwriting, acquisition and other operating expenses increased by $5.5 million in the 6 months ended June 30, 2000 as compared to the same period in 1999 reflecting the increased volumes of both new business and in-force business.

    - Amortization of deferred policy acquisition costs decreased by $11.3 million in the 6 months ended June 30, 2000 as compared to the same period in 1999 primarily reflecting an increase in expected future gross profits. The expectation of future gross profits increased due to favorable surrender activity and growth in variable annuity asset balances which increased during the later part of 1999 through the first quarter of 2000 due to significant market appreciation. Both factors result in increased fee income. Since future gross profits are expected to be higher, the current amortization of deferred policy acquisition costs is lower.

      INDIVIDUAL PROTECTION SEGMENT

      The Company currently markets individual variable life insurance products. These products include variable universal life products marketed to the corporate-owned life insurance ("COLI") market, which products were first introduced in late 1997. In September 1999, the Company introduced a new variable life product as part of the Futurity product portfolio. Management expects that the Company's variable life business will grow and become more significant in the future.

      Net loss from the Individual Protection segment decreased by $0.8 million during the first 6 months of 2000 as compared to the same period in 1999 due primarily to increased death benefits. During the second quarter of 2000, the Company received a $500 million deposit to its new privately placed COLI variable life product. This resulted in increased fee income of $11 million which was offset by increased acquisition costs associated with the sale.

      GROUP PROTECTION SEGMENT

      The Group Protection segment focuses on providing life and disability insurance to small and medium size employers as part of those companies' employee benefit plans. This segment operates only in the state of New York through a subsidiary. Net income from the Group Protection segment increased by $0.4 million for the 6 months ended June 30, 2000 as compared to the same period in 1999, primarily due to favorable claims experience.

      CORPORATE SEGMENT

      The Corporate segment includes the unallocated capital of the Company, its debt financing, and items not otherwise attributable to the other segments.

      In the first 6 months of 2000, the net loss from operations for the Corporate segment increased by $3.4 million to a loss of $8.6 million. This increase reflected increased operational expenses and increased income taxes. Income taxes in 1999 reflected an income tax benefit associated with tax operating losses of subsidiaries not allocated to the operating segments.

      THREE MONTHS ENDED JUNE 30, 2000 COMPARED TO THREE MONTHS ENDED JUNE 30, 1999:

      NET INCOME

      Net income for the second quarter decreased by $9.2 million to a net loss of ($3.3) million in 2000, reflecting a decrease of $8.9 million in income from continuing operations and a decrease of

$0.1 million in income from discontinued operations and an adjustment to the loss on disposal of Massachusetts Casualty Insurance Company ("MCIC") in the second quarter of 1999 of $0.2 million.

      NET INCOME FROM OPERATIONS BY SEGMENT

      The following table provides a summary of income from operations by segment, which is discussed more fully below:

                     NET INCOME FROM OPERATIONS BY SEGMENT
                                 (IN MILLIONS)

                                                                     THREE MONTHS
                                                                         ENDED
                                                                       JUNE 30,
                                                                  -------------------
                                                                    2000       1999     $ CHANGE
                                                                  --------   --------   --------
    Wealth Management...........................................   $ 1.5      $14.0      $(12.5)
    Individual Protection.......................................    (1.7)      (1.0)        (.7)
    Group Protection............................................      .1        (.1)        0.2
    Corporate...................................................    (3.2)      (7.3)        4.1
                                                                   -----      -----      ------
                                                                   $(3.3)     $ 5.6      $ (8.9)
                                                                   =====      =====      ======

      WEALTH MANAGEMENT SEGMENT

      Net income decreased by $12.5 million to $1.5 million in the second quarter of 2000 as compared to 1999 primarily due to the strain associated with the introduction of bonus credit products and the decline in market appreciation of variable annuities in the second quarter of 2000. The bonus credit products credit the policyholders account with a bonus at the time of receipt of the deposit. The introduction of new GIC products marketed to foreign investors had minimal impact on the second quarter 2000 net income.

      Following are the major factors affecting the Wealth Management segment's results in the second quarter of 2000 as compared to the same period in 1999:

    - Fee income increased primarily as a result of higher variable annuity account balances. Fee income was higher by approximately $11 million in the second quarter of 2000 compared to the same period in 1999. Market appreciation and net deposit activity have been key factors in the growth in the account balances. This growth has generated corresponding increases in fee income, since fees are determined based on the average assets held in these accounts. Variable annuity assets have increased by almost $3.4 billion since June 30, 1999. During the second quarter of 2000 the variable annuity assets recognized a decrease from investment performance of almost $600 million, after having an increase of almost $1 billion in the first quarter of 2000.

    - Net deposits of annuity products increased by $50 million compared with the second quarter of 1999. The increase in net deposits results primarily from increases in variable annuity deposits during the second quarter of 2000. The sales increase is primarily related to the introduction of new Regatta and Futurity products that credit the policyholder with a bonus upon receipt of the deposit. These bonus products are becoming a significant part of the total variable annuity market.

    - Surrenders of contractholder deposits have decreased by $12 million during the second quarter of 2000 as compared to 1999. The decrease relates to the U.S.-issued guaranteed investment contracts ("GICs") which have been maturing over the past 3 years. The decrease in surrenders of GICs is largely offset by increases in surrenders of variable annuity products.
     Total new deposits to fixed and variable annuities increased by $38 million to $781 million during the second quarter of 2000. Sales of the Futurity line of products represented $203 million of total annuity deposits during the second quarter of 2000, an increase of $109 million from the same 3-month period in 1999.

    - Net investment income and realized gains for the Wealth Management segment decreased by $19 million for the second quarter of 2000 as compared to the same period in 1999. This decline reflects the decline in average general account assets.

    - Policyholder benefits (the major elements of which are interest credited to contractholder deposits and annuity benefits) decreased by approximately $6.5 million in the 3 months ended June 30, 2000 as compared to the same period in 1999. This is less than the decrease in investment income as the surrenders of maturing GIC contracts on which the Company earns a positive spread are being partially replaced by sales of annuities under the Company's Dollar-Cost Averaging ("DCA") programs. In addition, the bonus payments credited to policyholder deposits totaled over $8 million during the second quarter of 2000.

    - Underwriting, acquisition and other operating expenses increased by $1.5 million for the 3 months ended June 30, 2000 as compared to the same period in 1999, reflecting the increased volumes of both new business and in-force business.

    - Amortization of deferred policy acquisition costs increased by $10.3 million during the second quarter of 2000 primarily reflecting the impact of variable annuity asset depreciation during the second quarter of 2000. Investment performance decreased separate account assets by almost $600 million for the 3 months ended June 30, 2000. This results in a decrease in expected future gross profits. Since future gross profits are expected to be lower, the current amortization of deferred policy acquisition costs is higher.

      INDIVIDUAL PROTECTION SEGMENT

      Net income from the Individual Protection segment decreased by $0.7 million during the second quarter of 2000 to a loss of ($1.7) million as compared to the same period in 1999, primarily due to increased death benefits. During the second quarter of 2000, the Company received a $500 million deposit to its privately placed COLI variable life product. This resulted in increased fee income of $11 million which was offset by increased acquisition costs associated with the sale.

      GROUP PROTECTION SEGMENT

      Net income from the Group Protection segment during the second quarter of 2000 increased by $0.2 million from the same period in 1999, primarily due to favorable claims experience.

      CORPORATE SEGMENT

      In the second quarter of 2000, income from operations for the Corporate segment increased by $4.1 million to ($3.2) million. This increase reflected higher net investment income and lower operational expenses.

      FINANCIAL CONDITION AND LIQUIDITY

      ASSETS

      The Company's total assets comprise those held in its general account and those held in its separate accounts. General account assets support general account liabilities. Separate accounts are investment vehicles for the Company's variable life and annuity contracts. Policyholders may choose from among various investment options offered under these contracts according to their individual needs and preferences. Policyholders assume the investment risks associated with these choices. Separate account assets are not available to fund the liabilities of the general account.

      The following table summarizes significant changes in asset balances during the first 6 months of 2000. The changes are discussed below.

                                                                  ASSETS
                                                               (IN MILLIONS)
                                                     ---------------------------------   % CHANGE
                                                     JUNE 30, 2000   DECEMBER 31, 1999   2000/1999
                                                     -------------   -----------------   ---------
    General Account Assets.........................    $ 5,169.3         $ 5,361.6          (3.6)%
    Separate Account Assets........................     17,406.0          16,123.3           8.0%
                                                       ---------         ---------         -----
    Total Assets...................................    $22,575.3         $21,484.9           5.1%
                                                       =========         =========         =====

      General account assets decreased by 3.6% in 2000, but variable separate account assets increased by 8.0%. This growth in variable separate accounts as compared to the general account reflects 2 main factors: appreciation of the funds held in the variable separate accounts has exceeded that of the funds held in the general accounts; and deposits into variable accounts, including transfers under the DCA programs, have increased, while deposits into fixed accounts have slowed. The Company believes this pattern has reflected a shift in the preferences of policyholders, which is largely attributable to the strong performance of equity markets in general and of the Company's variable account funds in particular. The introduction of the Company's new GIC products is expected to increase the general account assets in the future.

      The assets of the general account are available to support general account liabilities. For management purposes, it is the Company's practice to segment its general account to facilitate the matching of assets and liabilities. General account assets primarily comprise cash, invested assets, and deferred policy acquisition costs, which represented essentially all of general account assets at June 30, 2000. Major types of invested asset holdings included fixed maturity securities, short-term investments, mortgages, real estate and other invested assets. The Company's fixed maturity securities, totaling
$2,861.3 million, comprised 71.1% of the Company's portfolio at June 30, 2000, and included both public and private issues. It is the Company's policy to acquire only investment-grade securities in the general account. As a result, the overall quality of the fixed maturity portfolio is high. At June 30, 2000, only 6% of the fixed maturity portfolio was rated below-investment-grade. Short-term investments in fixed maturity securities represented 1.4% of the total portfolio. The Company's mortgage holdings amounted to $892.7 million at June 30, 2000 representing 22.2% of the total portfolio. All mortgage holdings at June 30, 2000 were in good standing. The Company believes that the high quality of its mortgage portfolio is largely attributable to its stringent underwriting standards. At June 30, 2000, investment real estate amounted to $96.7 million, representing about 2.4% of the total portfolio. The Company invests in real estate to enhance yields and, because of the long-term nature of these investments, the Company uses them for purposes of matching with products having long-term liability durations. Other invested assets amounted to $75.4 million, representing about 1.9% of the portfolio. These holdings comprised mainly leveraged lease investments. Policy loans represent the remaining 1% of invested assets.

      LIABILITIES

      As with assets, the proportion of variable separate account liabilities to total liabilities has been increasing. Most of the Company's liabilities comprise reserves for life insurance and for annuity contracts and deposit funds. The Company expects the declining proportional trend in general account liabilities as compared to separate account liabilities to continue, because it believes that net deposits to variable products will continue to exceed net deposits for the fixed contracts associated with these liabilities. The introduction of the new GIC products is expected to result in an increase in general account liabilities.

CAPITAL MARKETS RISK MANAGEMENT

      See "Quantitative and Qualitative Disclosures About Market Risk," below, for a discussion of the Company's capital markets risk management.

                            ------------------------

CAPITAL RESOURCES

      CAPITAL ADEQUACY

      The National Association of Insurance Commissioners ("NAIC") adopted regulations at the end of 1993 that established minimum capitalization requirements for insurance companies, based on risk-based capital ("RBC") formulas applied to statutory surplus. These requirements are intended to identify undercapitalized companies, so that specific regulatory actions can be taken on a timely basis. The RBC formula for life insurance companies calculates capital requirements related to asset, insurance, interest rate, and business risks. According to the RBC calculation, the Company's capital was well in excess of its required capital at year-end 1999 and at June 30, 2000.

      LIQUIDITY

      The Company's liquidity requirements are generally met by funds from operations. The Company's main uses of funds are to pay out death benefits and other maturing insurance and annuity contract obligations; to make pay-outs on contract terminations; to purchase new investments; to fund new business ventures; and to pay normal operating expenditures and taxes. The Company's main sources of funds are premiums and deposits on insurance and annuity products; proceeds from the sale of investments; income from investments; and repayments of investment principal.

      In managing its general account assets in relation to its liabilities, the Company has segmented these assets by product or by groups of products. The Company manages each segment's assets based on an investment policy that it has established for that segment. Among other matters, this investment policy considers liquidity requirements and provides cash flow estimates. The Company reviews these policies quarterly.

      The Company's liquidity targets are intended to enable it to meet its day-to-day cash requirements. On a quarterly basis, the Company compares its total "liquifiable" assets to its total demand liabilities. Liquifiable assets comprise cash and assets that could quickly be converted to cash should the need arise. These assets include short-term investments and other current assets and investment-grade bonds. The Company's policy is to maintain a liquidity ratio in excess of 100%, and it did so through December 31, 1999. Based on its ongoing liquidity analyses, the Company believes that its available liquidity is more than sufficient to meet its liquidity needs.

OTHER MATTERS

      DEMUTUALIZATION

      Sun Life (Canada), the Company's ultimate parent as of December 31, 1999, completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada, Inc. ("SLF"), is now the ultimate parent of Sun Life (Canada) and the Company. Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934, as amended, with common shares listed on the Toronto, New York, London, and Manila stock exchanges.

      SALE OF SUBSIDIARIES

      On February 5, 1999, the Company sold Massachusetts Casualty Insurance Company ("MCIC"), a disability insurance company, to Centre Solutions (U.S.) Limited, a wholly-owned subsidiary of Centre Reinsurance Holdings Limited. The net proceeds of this sale were $34.0 million and the Company realized a post-tax loss of $25.4 million.

      On October 29, 1999, the Company sold New London Trust F.S.B. ("NLT") to a subsidiary of Phoenix Home Life Mutual Insurance Company for approximately
$30.3 million and realized a post-tax gain of $13.2 million. The net income of NLT for the period ended June 30, 1999 is reflected in net income from discontinued operations.

      On June 1, 2000, the Company transferred all of the outstanding shares of Sun Life Information Services Ireland Limited ("SLIRL") to Sun Life (Canada). SLIRL provides information systems development services to Sun Life (Canada) and its subsidiaries. The Company realized a post-tax gain of approximately $293,000 on this transaction.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      This discussion covers market risks associated with investment portfolios that support the Company's general account liabilities. This discussion does not cover market risks associated with those investment portfolios that support separate account products. For these products, the policyholder, rather than the Company, assumes these market risks.

      GENERAL

      The assets of the general account are available to support general account liabilities. For purposes of managing these assets in relation to these liabilities, the Company notionally segments these assets by product or by groups of products. The Company manages each segment's assets based on an investment policy that it has established for that segment. The policy covers the segment's liability characteristics and liquidity requirements, provides cash flow estimates, and sets targets for asset mix, duration, and quality. Each quarter, investment and business unit managers review these policies to ensure that the policies remain appropriate, taking into account each segment's liability characteristics.

      TYPES OF MARKET RISKS


      The Company's management believes that stringent underwriting standards and practices have resulted in high-quality portfolios and have the effect of limiting credit risk. It is the Company's policy, for example, not to purchase below-investment-grade securities. Also, as a matter of investment policy, the Company assumes no foreign currency or commodity risk, nor does it assume equity price risk except to the extent that it holds real estate in its portfolios. (Investment real estate holdings represented approximately 2.1% of the Company's total general account portfolio at December 31, 1999, and 2.2% of the Company's total general account portfolio at June 30, 2000.) The management of interest rate risk exposure is discussed below.


      INTEREST RATE RISK MANAGEMENT

      The Company's fixed interest rate liabilities are primarily supported by well-diversified portfolios of fixed interest investments. They are also supported by holdings of real estate and floating rate notes. All of these fixed interest investments are held for other than trading purposes and can include publicly issued and privately placed bonds and commercial mortgage loans. Public bonds can include Treasury bonds, corporate bonds, and money market instruments. The Company's fixed income portfolios also hold securitized assets, including mortgage-backed securities ("MBS") and asset-backed securities. These securities are subject to the same standards applied to other portfolio investments, including relative value criteria and diversification guidelines. In portfolios backing interest-sensitive liabilities, the Company's policy is to limit MBS holdings to less than 10% of total portfolio assets. In all portfolios, the Company restricts MBS investments to pass-through securities issued by U.S. government agencies and to collateralized mortgage obligations, which are expected to exhibit relatively low volatility. The Company does not engage in leveraged transactions and it does not invest in the more speculative forms of these instruments such as the interest-only, principal-only, inverse floater, or residual tranches.

      Changes in the level of domestic interest rates affect the market value of fixed interest assets and liabilities. Segments whose liabilities mainly arise from the sale of products containing interest rate guarantees for certain terms are sensitive to changes in interest rates. In these segments, the Company uses "immunization" strategies, which are specifically designed to minimize the loss from wide fluctuations in interest rates. The Company supports these strategies using analytical and modeling software acquired from outside vendors.

      Significant features of the Company's immunization models include:

    - an economic or market value basis for both assets and liabilities;

    - an option pricing methodology;

    - the use of effective duration and convexity to measure interest rate sensitivity; and

    - the use of key rate durations to estimate interest rate exposure at different parts of the yield curve and to estimate the exposure to non-parallel shifts in the yield curve.

      The Company's Interest Rate Risk Committee meets monthly. After reviewing duration analyses, market conditions and forecasts, the Committee develops specific asset management strategies for the interest-sensitive portfolios. These strategies may involve managing to achieve small intentional mismatches, either in terms of total effective duration or for certain key rate durations, between the liabilities and related assets of particular segments. The Company manages these mismatches to a tolerance range of plus or minus 0.5.

      Asset strategies may include the use of Treasury futures or interest rate swaps to adjust the duration profiles for particular portfolios. All derivative transactions are conducted under written operating guidelines and are marked to market. Total positions and exposures are reported to the Board of Directors on a monthly basis. The counterparties to hedging transactions are major highly rated financial institutions, with respect to which the risk of the Company's incurring losses related to credit exposures is considered remote.

      Liabilities categorized as financial instruments and held in the Company's general account had a fair value of $3,634.4 million at December 31, 1999 and a fair value of $2,926.1 million at June 30, 2000. Fixed income investments supporting those liabilities had a fair value of $4,308.6 million and $4,124.8 at December 31, 1999 and June 30, 2000, respectively. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets on December 31, 1999 and on June 30, 2000. The December 31, 1999 analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $118.0 million and the corresponding assets would show a net decrease of $73.6 million. The June 30, 2000 analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $733 million and the corresponding assets would show a net decrease of $122.4 million.

      By comparison, liabilities categorized as financial instruments and held in the Company's general account at had a fair value of $4,385.0 million December 31, 1998, and a fair value of $3,105.2 million at December 31, 1999. Fixed income investments supporting those liabilities had a fair value of $5,104.9 million and $4,308.6 million at December 31, 1998 and December 31, 1999, respectively. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 1998 and at December 31, 1999. The December 31, 1998 analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $185.4 million and the corresponding assets would show a net decrease of $168.7 million. The December 31, 1999 analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $63.8 million and the corresponding assets would show a net decrease of $118.0 million.

      The Company produced these estimates using computer models. Since these models reflect assumptions about the future, they contain an element of uncertainty. For example, the models contain assumptions about future policyholder behavior and asset cash flows. Actual policyholder behavior and asset cash flows could differ from what the models show. As a result, the models' estimates of duration and market values may not reflect what actually will occur. The models are further limited by the fact that they do not provide for the possibility that management action could be taken to mitigate adverse results. The Company believes that this limitation is one of conservatism; that is, it will tend to cause the models to produce estimates that are generally worse than one might actually expect, all other things being equal.

      Based on its processes for analyzing and managing interest rate risk, the Company's management believes the Company's exposure to interest rate changes will not materially affect its near-term financial position, results of operations, or cash flows.

EQUITY AND FOREIGN CURRENCY EXCHANGE RISK

      The Company's new GIC product introduced exposure to equity and foreign currency exchange risk. This is in addition to the traditional interest rate risk discussed previously. All of this exposure has been hedged via interest rate, currency, and equity swaps. The terms of each GIC such as interest rate, interest payment dates, maturity and redemption dates, and currency denomination are identical to the terms of the swaps. The GIC (liability) is swapped back to a US dollar fixed liability through the requisite derivative contracts. All foreign currency is swapped back to fixed US dollars, all floating rate payments are swapped to fixed rate payments, and any equity returns that the Company is required to pay (receive) on the GIC are received from (paid to) the swap. These interest rate, equity linked and currency exchange swaps effectively hedge the Company's exposure to interest, equity and foreign currency risks.

REINSURANCE

      The Company has agreements with Sun Life (Canada) which provide that Sun Life (Canada) will reinsure the mortality risks of the individual life insurance contracts sold by the Company. Under these agreements, basic death benefits and supplementary benefits are reinsured on a yearly renewable term basis and coinsurance basis, respectively.

      Effective January 1, 1991, the Company entered into an agreement with Sun Life (Canada) under which certain individual life insurance contracts issued by Sun Life (Canada) were reinsured by the Company on a 90% coinsurance basis. Also effective January 1, 1991 the Company entered into an agreement with Sun Life (Canada) which provides that Sun Life (Canada) will reinsure the mortality risks in excess of $500,000 per policy for the individual life insurance contracts assumed by the Company in the reinsurance agreement described above. Such death benefits are reinsured on a yearly renewable term basis. The life reinsurance assumed agreement requires the reinsurer to withhold funds in amounts equal to the reserves assumed. The Company terminated these agreements effective
October 1, 1998.

      The Company has also executed reinsurance agreements with unrelated companies which provide reinsurance of certain individual life insurance contracts on a modified coinsurance basis under which all deficiency reserves are ceded.

      During 1999, the Company entered into an agreement with an unrelated company which provides reinsurance on certain fixed group annuity contracts. Also during 1999, the Company entered into three agreements with two unrelated companies for the purpose of obtaining stop-loss coverage of guaranteed minimum death benefit exposure with respect to the Company's variable annuity business.

      The Company has agreements with Sun Life (Canada) whereby Sun Life (Canada) reinsures the mortality and mortality risks of the group life insurance contracts and group long term disability contracts. Under these agreements, certain death benefits and long-term disability benefits are reinsured on a yearly renewable basis.

RESERVES

      In accordance with the life insurance laws and regulations under which the Company operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on its outstanding contracts. Reserves are based on mortality tables in general use in the United States and are computed to equal amounts that, with additions from premiums to be received, and with interest on such reserves compounded annually at certain assumed rates, will be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's death. In the accompanying Financial Statements, these reserves are determined in accordance with statutory regulations.

INVESTMENTS

      Of the Company's total assets of $21.5 billion at June 30, 2000, 77.1% ($17.4 billion) consisted of unitized and non-unitized separate account assets, 12.9% ($2.9 billion) was invested in bonds and similar securities, 4.0%
($892.7 million) was invested in mortgages, 0.4% ($96.7 million) was invested in real estate, and the remaining 5.6% ($1.3 billion) was invested in cash and other assets.

COMPETITION

      The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products. According to a 1999 statistical study published by A.M. Best, the Company ranked 36th among North American life insurance companies based upon admitted assets as of December 31, 1998.

EMPLOYEES

      The Company and Sun Life (Canada) have entered into a service agreement which provides that the latter will furnish the Company, as required, with personnel as well as certain services and facilities on a cost reimbursement basis. As of August 31, 2000, the Company had 385 direct employees who are employed at its Principal Executive Office in Wellesley Hills, Massachusetts and at its Retirement Products and Services Division in Boston, Massachusetts.

PROPERTIES

      The Company occupies office space owned by it and leased to Sun Life (Canada) and certain unrelated parties for lease terms not exceeding 5 years. The Company also occupies office space which it leases from unaffiliated parties for various lease terms.

STATE REGULATION

      The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

      The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

      In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

      Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

                               LEGAL PROCEEDINGS

      There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

                                  ACCOUNTANTS

      The financial statements of the Variable Account for the year ended December 31, 1999 included in the Statement of Additional Information and the consolidated financial statements of the Company for the years ended
December 31, 1999, 1998 and 1997 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in this Prospectus and in the Statement of Additional Information, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

      The financial statements of the Company which are included in this Prospectus should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

      The financial statements of the Variable Account for the year ended December 31, 1999 are included in the Statement of Additional Information.

                            ------------------------

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF INCOME (IN MILLIONS)
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                1999       1998       1997
                                                                ----       ----       ----
REVENUES
    Premiums and annuity considerations.....................   $ 45.1     $203.3     $257.4
    Net investment income...................................    365.0      455.9      539.9
    Net realized investment gains...........................      2.3        8.4       12.5
    Fee and other income....................................    217.5      179.2      149.5
                                                               ------     ------     ------
    Total revenues..........................................    629.9      846.8      959.3
                                                               ------     ------     ------
BENEFITS AND EXPENSES
    Policyowner benefits....................................    334.9      588.2      672.3
    Other operating expenses................................    101.1      100.0       85.4
    Amortization of deferred policy acquisition costs.......     67.8       88.8       62.3
                                                               ------     ------     ------
    Total benefits and expenses.............................    503.8      777.0      820.0
                                                               ------     ------     ------
    Income from operations..................................    126.1       69.8      139.3
    Interest expense........................................     43.3       44.9       42.5
                                                               ------     ------     ------
    Income before income tax expense and discontinued
      operations............................................     82.8       24.9       96.8

INCOME TAX EXPENSE:
    Federal.................................................     28.8       10.9       34.0
    State...................................................       .3        (.1)       1.3
                                                               ------     ------     ------
    Income tax expense......................................     29.1       10.8       35.3
                                                               ------     ------     ------
Net income from continuing operations.......................     53.7       14.1       61.5
Net loss on disposal of subsidiaries, after tax.............    (12.3)        --         --
Discontinued operations.....................................      1.0         .1       69.0
                                                               ------     ------     ------
NET INCOME..................................................   $ 42.4     $ 14.2     $130.5
                                                               ======     ======     ======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED BALANCE SHEETS (IN MILLIONS)
DECEMBER 31, 1999 AND 1998

                                                                1999        1998
                                                                ----        ----
ASSETS
    Investments
    Fixed maturities available-for-sale at fair value
      (amortized cost of $2,685.4 and $3,311.9 in 1999 and
      1998, respectively)...................................  $ 2,677.3   $ 3,488.4
    Trading fixed maturities at fair value (amortized cost
      of $1.0 and $1.5 in 1999 and 1998, respectively)......        1.0         1.5
    Short-term investments..................................      177.2       336.0
    Mortgage loans..........................................      931.4       969.8
    Real estate.............................................       95.1        99.0
    Policy loans............................................       40.7        42.6
    Other invested assets...................................       67.9        64.2
                                                              ---------   ---------
    Total investments.......................................    3,990.6     5,001.5

    Cash and cash equivalents...............................      550.3       264.7
    Accrued investment income...............................       50.5        61.9
    Deferred policy acquisition costs.......................      686.3       523.9
    Outstanding premiums....................................        2.7          .8
    Other assets............................................       81.2          .1
    Separate account assets.................................   16,123.3    12,302.9
    Net assets from discontinued operations.................         --        92.4
                                                              ---------   ---------
    Total assets............................................  $21,484.9   $18,248.2
                                                              =========   =========
LIABILITIES
    Future contract and policy benefits.....................  $   729.3   $   736.1
    Contractholder deposit funds and other policy
      liabilities...........................................    3,144.8     3,658.2
    Unearned revenue........................................        7.1         6.7
    Accrued expenses and taxes..............................       98.8        32.8
    Deferred federal income taxes...........................       77.7       113.1
    Long-term debt payable to affiliates....................      565.0       565.0
    Other liabilities.......................................       67.7        55.8
    Separate account liabilities............................   16,123.3    12,302.9
                                                              ---------   ---------
    Total liabilities.......................................   20,813.7    17,470.6
                                                              ---------   ---------
COMMITMENTS AND CONTINGENCIES -- NOTE 15

STOCKHOLDER'S EQUITY
    Common stock, $1,000 par value -- 10,000 shares
      authorized; 5,900 shares issued and outstanding.......  $     5.9   $     5.9
    Additional paid-in capital..............................      199.4       199.4
    Accumulated other comprehensive income..................        7.1        75.9
    Retained earnings.......................................      458.8       496.4
                                                              ---------   ---------
    Total stockholder's equity..............................      671.2       777.6
                                                              ---------   ---------
    Total liabilities and stockholder's equity..............  $21,484.9   $18,248.2
                                                              =========   =========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (IN MILLIONS)
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                1999       1998       1997
                                                                ----       ----       ----
Net income..................................................   $ 42.4     $14.2      $130.5
Other comprehensive income
  Net unrealized holding gains (losses) on
    available-for-sale securities,
    net of tax..............................................    (68.6)     (4.3)       26.7
  Other.....................................................      (.2)       --          --
                                                               ------     -----      ------
                                                                (68.8)     (4.3)       26.7
                                                               ------     -----      ------
Comprehensive income........................................   $(26.4)    $ 9.9      $157.2
                                                               ======     =====      ======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (IN MILLIONS)
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                  ACCUMULATED
                                                    ADDITIONAL       OTHER                      TOTAL
                                          COMMON     PAID-IN     COMPREHENSIVE   RETAINED   STOCKHOLDER'S
                                          STOCK      CAPITAL        INCOME       EARNINGS      EQUITY
                                          -----      -------        ------       --------      ------
Balance at December 31, 1996...........    $5.9       $199.4         $ 53.5      $ 470.6       $ 729.4
                                           ----       ------         ------      -------       -------
    Net income.........................      --           --             --        130.5         130.5
    Other comprehensive income.........      --           --           26.7           --          26.7
    Dividends to stockholder...........      --           --             --        (68.9)        (68.9)
                                           ----       ------         ------      -------       -------
Balance at December 31, 1997...........     5.9        199.4           80.2        532.2         817.7
                                           ----       ------         ------      -------       -------
    Net income.........................      --           --             --         14.2          14.2
    Other comprehensive income.........      --           --           (4.3)          --          (4.3)
    Dividends to stockholder...........      --           --             --        (50.0)        (50.0)
                                           ----       ------         ------      -------       -------
Balance at December 31, 1998...........     5.9        199.4           75.9        496.4         777.6
                                           ----       ------         ------      -------       -------
    Net income.........................      --           --             --         42.4          42.4
    Other comprehensive income.........      --           --          (68.8)          --         (68.8)
    Dividends to stockholder...........      --           --             --        (80.0)        (80.0)
                                           ----       ------         ------      -------       -------
Balance at December 31, 1999...........    $5.9       $199.4         $  7.1      $ 458.8       $ 671.2
                                           ====       ======         ======      =======       =======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS (IN MILLIONS)
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                1999       1998        1997
                                                                ----       ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations.......................  $  53.7    $    14.1   $    61.5
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Amortization of discount and premiums...................     (0.5)         0.2          .6
    Depreciation and amortization...........................      3.7          2.2         2.5
    Net realized gains on investments.......................     (2.3)        (8.4)      (12.5)
    Interest credited to contractholder deposits............    216.4        238.7       282.9
    Deferred federal income taxes...........................     14.5         (8.6)       (1.6)
    Cash dividends from subsidiaries........................     19.3           --        40.6
Changes in assets and liabilities:
    Deferred acquisition costs..............................    (88.4)       208.7       (82.9)
    Accrued investment income...............................     11.4         31.1        25.8
    Other assets............................................    (75.3)        78.5      (189.0)
    Future contract and policy benefits.....................     (7.5)    (1,124.0)      182.5
    Other, net..............................................     72.3        896.6         7.7
                                                              -------    ---------   ---------
Net cash provided by operating activities...................    217.3        329.1       318.1
                                                              -------    ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Sales, maturities and repayments of:
    Available-for-sale fixed maturities.....................  1,240.9      1,665.6     1,535.8
    Subsidiaries............................................     57.5          0.6          --
    Other invested assets...................................       --          0.9          .4
    Mortgage loans..........................................    385.7        316.9       463.0
    Real estate.............................................      2.8          6.0        15.1
Purchases of:
    Available-for-sale fixed maturities.....................   (615.2)    (1,346.7)   (1,334.1)
    Equity securities.......................................       --         (0.2)        (.3)
    Other invested assets...................................     (7.4)       (11.4)       (5.5)
    Mortgage loans..........................................   (344.9)      (123.0)     (159.0)
    Real estate.............................................     (1.6)        (1.1)      (10.1)
Capital contributions to subsidiaries.......................       --           --        (2.0)
Changes in other investing activities, net..................      3.1        (14.4)        (.5)
Net change in policy loans..................................      1.9         (1.6)        (.2)
Net change in short-term investments........................    155.9        (38.2)     (152.9)
                                                              -------    ---------   ---------
Net cash provided by investing activities...................    878.7        453.4       349.7
                                                              -------    ---------   ---------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED) (IN MILLIONS)
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                1999        1998        1997
                                                                ----        ----        ----
CASH FLOWS FROM FINANCING ACTIVITIES:
    Deposits to contractholder deposit funds................    1,536.8       910.8     1,023.6
    Withdrawals from contractholder deposit funds...........   (2,267.2)   (1,803.2)   (1,550.8)
    Issuance of long-term debt and borrowed funds...........         --          --       360.1
    Repayment of long-term debt and borrowed funds..........         --      (110.1)      (58.0)
    Dividends paid to stockholder...........................      (80.0)      (50.0)         --
                                                              ---------   ---------   ---------
Net cash used in financing activities.......................     (810.4)   (1,052.5)     (225.1)
                                                              ---------   ---------   ---------
Net change in cash and cash equivalents.....................      285.6      (270.0)      442.7
    Cash and cash equivalents, beginning of year............      264.7       534.7        92.0
                                                              ---------   ---------   ---------
    Cash and cash equivalents, end of year..................  $   550.3   $   264.7   $   534.7
                                                              =========   =========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
    Interest paid...........................................  $    43.3   $    40.5   $    42.0
    Income taxes paid.......................................        5.5        50.6        32.9

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Sun Life Assurance Company of Canada (U.S.) (the "Company") is incorporated as a life insurance company domiciled in the state of Delaware. The Company and its subsidiaries are licensed in 49 states and certain other territories and are engaged in the sale of individual variable life insurance, individual fixed and variable annuities, group fixed and variable annuities, group pension contracts, group life and disability insurance, and other asset management services.

The Company is a wholly-owned subsidiary of Sun Life of Canada (U.S.) Holdings, Inc. ("Life Holdco"), which is an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("SLOC"), the Company's ultimate parent as of December 31, 1999. SLOC is a life insurance company domiciled in Canada which reorganized from a mutual life insurance company to a stock life insurance company on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada, Inc. ("SLC"), became the ultimate parent of SLOC and the Company.

BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States of America for stockholder-owned life insurance companies and include the accounts of the Company and its subsidiaries.

For the year ended December 31, 1999, the Company filed its Annual Report on Form 10-K using audited statutory financial statements. The Company prepared the statutory financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, which is a comprehensive basis of accounting other than GAAP. See Note 13 for a reconciliation of statutory surplus to GAAP equity and statutory net income to GAAP net income.

The Company owns all of the outstanding shares of Sun Life Insurance and Annuity Company of New York ("Sun Life (N.Y.)"), Sun Life of Canada (U.S.)
Distributors, Inc. (formerly Sun Investment Services Company) ("Sundisco"), Sun Life Financial Services Limited ("SLFSL"), Sun Benefit Services Company, Inc. ("Sunbesco"), Sun Capital Advisers, Inc. ("Sun Capital"), Sun Life Finance Corporation ("Sunfinco"), Sun Life of Canada (U.S.) SPE 97-1, Inc. ("SPE 97-1"), Clarendon Insurance Agency, Inc. ("Clarendon"), and Sun Life Information Services Ireland Limited ("SLIRL"). All significant intercompany transactions have been eliminated in consolidation.

Sun Life (N.Y.) is engaged in the sale of individual fixed and variable annuity contracts and group life and disability insurance contracts in its state of domicile, New York. Sundisco is a registered investment adviser and broker-dealer. SLFSL serves as the marketing administrator for the distribution of the offshore products of Sun Life Assurance Company of Canada (Bermuda), an affiliate. Sun Capital is a registered investment adviser. SPE 97-1 was organized for the purpose of engaging in activities incidental to securitizing mortgage loans. Clarendon is a registered broker-dealer that acts as the general distributor of certain annuity and life insurance contracts issued by the Company and its affiliates. SLIRL provides information systems development services to the Company and it's affiliates. Sunfinco and Sunbesco are currently inactive.

During 1999, the Company sold two of its subsidiaries, Massachusetts Casualty Insurance Company ("MCIC") and New London Trust F.S.B. ("NLT") to separate, unaffiliated parties. MCIC is a life insurance company, which issues only individual disability income policies. NLT is a federally chartered savings bank, which grants commercial, residential real estate and installment loans. The Company owned a majority of Massachusetts Financial Services Company ("MFS"), an investment adviser and

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED):
broker-dealer, until December 24, 1997. The results of operations of these subsidiaries are reported as discontinued operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The most significant estimates are those used in determining deferred policy acquisition costs, investment allowances and the liabilities for future policyholder benefits. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

In the normal course of business, the Company enters into transactions involving various types of financial instruments, including cash and cash equivalents, investments such as fixed maturities, mortgage loans and equity securities, off balance sheet financial instruments, debt, loan commitments and financial guarantees. These instruments involve credit risk and also may be subject to risk of loss due to interest rate fluctuation. The Company evaluates and monitors each financial instrument individually and, when appropriate, obtains collateral or other security to minimize losses. Financial instruments are more fully described in Note 5.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents primarily include cash, commercial paper, money market investments, and short-term bank participations. All such investments have maturities of three months or less and are considered cash equivalents for purposes of reporting cash flows.

INVESTMENTS

The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments of Debt and Equity Securities". At the time of purchase, fixed maturity securities are classified based on intent, as held-to-maturity, trading, or available-for sale or trading. In order for the security to be classified as held-to-maturity, the Company must have positive intent and ability to hold the securities to maturity. Securities held-to-maturity are stated at cost, adjusted for amortization of premiums, and accretion of discounts. Securities that do not meet this criterion are classified as available-for-sale. Available-for-sale securities are carried at aggregate fair value with changes in unrealized gains or losses reported net of policyholder related amounts and of deferred income taxes in a separate component of other comprehensive income. Trading securities are carried at aggregate fair value with changes in unrealized gains or losses reported as a component of net investment income. Fair values are obtained from external market quotations. For privately placed fixed maturities, fair values are estimated by taking into account prices for publicly traded securities of similar credit risk, maturities repayment and liquidity characteristics. All security transactions are recorded on a trade date basis. The Company's accounting policy for impairment requires recognition of an other than temporary impairment charge on a security if it is determined that the Company is unable to recover all amounts due under the contractual obligations of the security. In addition, for securities expected to be sold, an other than temporary impairment charge is recognized if the Company does not expect the fair value of a security to recover to cost or amortized cost prior to the expected date of sale. Once an impairment charge has been recorded, the Company then continues to review the other than temporarily impaired securities for additional impairment, if necessary.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED):
Mortgage loans are stated at unpaid principle balances, net of provisions for estimated losses. Mortgage loans acquired at a premium or discount are carried at amortized values net of provisions for estimated losses. Loans, which include primarily commercial first mortgages, and real estate and are diversified by property type and geographic area throughout the United States. Mortgage loans are collateralized by the related properties and generally are no more than 75% of the properties' value at the time that the original loan is made.

A loan is recognized as impaired when it is probable that the principal or interest are not collectible in accordance with the contractual terms of the loan. Measurement of impairment is based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price. A specific valuation allowance is established if the fair value of the impaired loan is less than the recorded amount. Loans are also charged against the allowance when determined to be uncollectible. The allowance is based on a continuing review of the loan portfolio, past loss experience and current economic conditions, which may affect the borrower's ability to pay. While management believes that it uses the best information available to establish the allowance, future adjustments to the allowance may become necessary if economic conditions differ from the assumptions used in making the evaluation.

Real estate investments are held for the production of income or held-for-sale. Real estate investments held for the production of income are carried at the lower of cost adjusted for accumulated depreciation or fair value. Depreciation of buildings and improvements is calculated using the straight-line method over the estimated useful life of the property, generally 40 to 50 years. Real estate investments held-for-sale are primarily acquired through foreclosure of mortgage loans. The cost of real estate that has been acquired through foreclosure is the estimated fair value less estimated costs to dispose at the time of foreclosure.

Policy loans are carried at the amount of outstanding principal balance not in excess of net cash surrender values of the related insurance policies.

Other invested assets consist primarily of leveraged leases and tax credit partnerships.

The Company uses derivative financial instruments including financial futures contracts, equity options, interest rate swaps, foreign currency swaps and forward spread lock contracts as a means of hedging exposure to interest rate, currency and equity price risk. Hedge accounting is used to account for certain derivatives. To qualify for hedge accounting, the changes in fair value of the derivative must be expected to substantially offset the changes in the value of the hedged item. Hedges are monitored to ensure that there is a correlation between the derivative instrument and the hedged investment. Derivative instruments qualifying for hedge accounting treatment are marked to market and the related changes in fair value are included in a separate component of stockholder's equity. To the extent that the correlation of the derivative instrument and hedged item is not established, the derivative instrument is marked to market and the related change in fair value is recognized on the statement of operations as a component of net investment income.

Investment income is recognized on an accrual basis. Realized gains and losses on the sales of investments are recognized in operations at the date of sale and are determined using the specific cost identification method. When an impairment of a specific investment or a group of investments is determined to be other than temporary, a realized investment loss is recorded. Changes in the provision for estimated losses on mortgage loans and real estate are included in net realized investment gains and losses.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED):
Interest income on loans is recorded on the accrual basis. Loans are placed in a non-accrual status when management believes that the borrower's financial condition, after giving consideration to economic and business conditions and collection efforts, is such that collection of principal and interest is doubtful. When a loan is placed in non-accrual status, all interest previously accrued is reversed against current period interest income. Interest accruals are resumed on such loans only when they are brought fully current with respect to principle and interest, have performed on a sustained basis for a reasonable period of time, and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

DEFERRED POLICY ACQUISITION COSTS

Acquisition costs consist of commissions, underwriting and other costs which vary with and are primarily related to the production of new business. Acquisition costs related to investment-type contracts, primarily deferred annuity and guaranteed investment contracts, and universal and variable life products are deferred and amortized with interest in proportion to the present value of estimated gross profits to be realized over the estimated lives of the contracts. Estimated gross profits are composed of net investment income, net realized investment gains and losses, life and variable annuity fees, surrender charges and direct variable administrative expenses. This amortization is reviewed annually and adjusted retrospectively when the Company revises its estimate of current or future gross profits to be realized from this group of products, including realized and unrealized gains and losses from investments. Acquisition costs related to fixed annuities and other life insurance products are deferred and amortized; generally in proportion to the ratio of annual revenue to the estimated total revenues over the contract periods based upon the same assumptions used in estimating the liability for future policy benefits.

Deferred acquisition costs for each life product are reviewed to determine if they are recoverable from future income, including investment income. If such costs are determined to be unrecoverable, they are expensed at the time of determination. Although realization of deferred policy acquisition costs is not assured, the Company believes it is more likely than not that all of these costs will be realized. The amount of deferred policy acquisition costs considered realizable, however, could be reduced in the near term if the estimates of gross profits or total revenues discussed above are reduced. The amount of amortization of deferred policy acquisition costs could be revised in the near term if any of the estimates discussed above are revised.

OTHER ASSETS

Property, equipment, leasehold improvements and capitalized software cost which are included in other assets are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line or accelerated method over the estimated useful lives of the related assets, which generally range from 3 to 30 years. Amortization of leasehold improvements is provided using the straight-line method over the lesser of the term of the leases or the estimated useful life of the improvements. Reinsurance receivables from reinsurance ceded are included in other assets.

POLICY LIABILITIES AND ACCRUALS

Future policy benefits are liabilities for life, health and annuity products. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in force. Future policy benefits for individual life insurance and annuity policies are computed using interest rates ranging from

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED):
4.5% to 5.5% for life insurance and 6.0% to 11.3% for annuities. The liabilities associated with traditional life insurance, annuity and disability insurance products are computed using the net level premium method based on assumptions about future investment yields, mortality, morbidity and persistency. The assumptions used are based upon both the Company and its affiliates' experience and industry standards. Estimated liabilities are established for group life and health policies that contain experience rating provisions.

Contractholder deposit funds consist of policy values that accrue to the holders of universal life-type contracts and investment-related products such as deferred annuities and guaranteed investment contracts. The liabilities are determined using the retrospective deposit method and consist of net deposits and investment earnings less administrative charges. The liability is before the deduction of any applicable surrender charges.

Other policy liabilities include liabilities for policy and contract claims. These amounts consist of the estimated amount payable for claims reported but not yet settled and an estimate of claims incurred but not reported. The amount reported is based upon historical experience, adjusted for trends and current circumstances. Management believes that the recorded liability is sufficient to provide for the associated claims adjustment expenses. Revisions of these estimates are included in operations in the year such refinements are made.

REVENUE AND EXPENSES

Premiums for traditional individual life and annuity products are considered revenue when due. Premiums related to group life and group disability insurance are recognized as revenue pro-rata over the contract period. The unexpired portion of these premiums is recorded as unearned premiums. Revenue from universal life-type products and investment-related products includes charges for cost of insurance (mortality), initiation and administration of the policy and surrender charges. Revenue is recognized when the charges are assessed except that any portion of an assessment that relates to services to be provided in future years is deferred and recognized over the period during which the services are provided.

Benefits and expenses, other than deferred policy acquisition costs, related to traditional life, annuity, and disability contracts, including group policies, are recognized when incurred in a manner designed to match them with related premium revenue and spread income recognition over expected policy lives. For universal life-type and investment-type contracts, benefits include interest credited to policyholders' accounts and death benefits in excess of account values, which are recognized as incurred.

INCOME TAXES

The Company and its subsidiaries participate in a consolidated federal income tax return with US Holdco and other affiliates. Deferred income taxes are generally recognized when assets and liabilities have different values for financial statement and tax reporting purposes, and for other temporary taxable and deductible differences as defined by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". These differences result primarily from policy reserves, policy acquisition expenses and unrealized gains or losses on investments, and are generally not chargeable with liabilities that arise from any other business of the Company. Separate account assets are subject to general account claims only to the extent the value of such assets exceeds the separate account liabilities.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED):
SEPARATE ACCOUNTS

The Company has established separate accounts applicable to various classes of contracts providing for variable benefits. Contracts for which funds are invested in separate accounts include variable life insurance and individual and group qualified and non-qualified variable annuity contracts. Assets and liabilities of the separate accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contract holders, are shown as separate captions in the financial statements. Assets held in the separate accounts are carried at market value and the investment risk of such securities is retained by the policyholder.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities at fair value in the statement of financial position, and establishes special accounting for the following three types of hedges: fair value hedges, cash flow hedges, and hedges of foreign currency exposures of net investments in foreign operations.

In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137 ("SFAS No. 137"), "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 delays the effective date of SFAS No. 133 for all fiscal quarters until fiscal years beginning after June 15, 2000. The Company is evaluating SFAS No. 133 and has not determined its effect on the consolidated financial statements.

On January 1, 1999, the Company adopted the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments." This statement provides guidance on when an insurance or other enterprise should recognize a liability for guaranty fund and other assessments and on how to measure such liability. The adoption of SOP 97-3 had no material impact on the financial position or results of operations.

On January 1, 1999, the Company adopted AICPA SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP provides guidance for determining whether costs of software developed or obtained for internal use should be capitalized or expensed as incurred. In the past, the Company has expensed such costs as they were incurred. The adoption of SOP 98-1, resulted in an increase in pre-tax income of $6,232,000 for the year ended December 31, 1999.

2.  SIGNIFICANT TRANSACTIONS WITH AFFILIATES

Effective October 1, 1998, the Company terminated a reinsurance agreement with Sun Life Assurance Company of Canada resulting in a decrease in income from operations to the Company of approximately $64,000,000.

On February 11, 1999, two notes previously issued to the Company by Massachusetts Financial Services Company ("MFS"), an affiliate, were combined into a new note with a February 11, 2000 maturity date. The original notes were each issued for $110,000,000. One note was issued on February 11, 1998 at an interest rate of 6.0% and a due date of February 11, 1999. The other note was issued on December 22, 1998 at an interest rate of 5.55% and a due date of February 11, 1999. These two notes and an additional $10,000,000 were combined into a new note of $230,000,000 with a floating interest

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

2.  SIGNIFICANT TRANSACTIONS WITH AFFILIATES (CONTINUED):
rate based on the six month LIBOR rate plus 25 basis points. The $230,000,000 note was repaid to the Company on December 21,1999.

On December 31, 1998, the Company had an additional $20,000,000 investment in notes issued by MFS, scheduled to mature in 2000. These notes were repaid to the Company on December 21, 1999.

On January 14, 2000, the Company purchased $200,000,000 of notes from MFS.

On February 5, 1999, the Company sold MCIC to an unaffiliated company. The net proceeds of this sale were $33,965,000. The Company realized a loss of $25,465,000 net of a $14,482,000 tax benefit.

On October 29, 1999, the Company sold NLT to an unaffiliated company for $30,254,000. The Company realized a gain of $13,170,000 after taxes of $10,186,000.

On December 22, 1999, the Company acquired twenty-eight mortgages from SLOC for a total cost of $118,092,000.

Dividends in the amounts of $80,000,000 and $50,000,000, were declared and paid by the Company to its parent, Life Holdco during 1999 and 1998, respectively. On December 24, 1997 the Company transferred as a dividend to Life Holdco all of its ownership in MFS valued at $68,951,000. These dividends were approved by the Company's Board of Directors.

The Company has management services agreements with SLOC, which provides that SLOC will furnish, as requested, personnel as well as certain services and facilities on a cost-reimbursement basis. Expenses under these agreements amounted to approximately $30,745,000 in 1999, $17,381,000 in 1998, and
$17,152,000 in 1997.

As more fully described in Note 7, the Company has been involved in several reinsurance transactions with its ultimate parent, SLOC.

On December 22, 1997, the Company issued a $250,000,000 surplus note to Life Holdco. This note has an interest rate of 8.625% and is due on or after November 6, 2027.

On May 9, 1997, the Company issued a short-term note of $600,000,000 to Life Holdco at an interest rate of 5.10%, which was extended at various interest rates. This note was repaid on December 22, 1997.

On December 23, 1997, the Company issued a $110,000,000 note to US Holdco at an interest rate of 5.80%, which was repaid on March 1, 1998. A $110,000,000 note was also issued to the Company by MFS on December 23, 1997 at an interest rate of 5.85% and was repaid on February 11, 1998.

On December 31, 1996, the Company issued a $58,000,000 note to SLOC at an interest rate of 5.70% which was repaid on February 10, 1997. Also on December 31, 1996, the Company was issued a $58,000,000 note by MFS at an interest rate of 5.76%. This note was repaid to the Company on February 10, 1997.

The Company accrued $4,259,000 and $4,259,000 for interest on surplus notes for the years ended December 31, 1999 and 1998, respectively.

The Company expensed $43,266,000, $44,903,000, and $42,481,000 for interest on surplus notes and notes payable for the years ended December 31, 1999, 1998 and 1997, respectively.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

2.  SIGNIFICANT TRANSACTIONS WITH AFFILIATES (CONTINUED):
The Company had $565,000,000 of surplus notes issued to affiliates and outstanding as of December 31, 1999 and 1998. The following table lists the details of the surplus notes outstanding (in 000's):

                                                              MATURITY   PRINCIPAL     RATE
                                                              --------   ---------     ----
Sun Canada Financial Co.....................................  12/15/07   $150,000     6.625%
Sun Canada Financial Co.....................................  12/15/15    150,000     7.250%
Sun Canada Financial Co.....................................  12/15/07      7,500     6.125%
Sun Canada Financial Co.....................................  12/15/15      7,500     5.750%
Life Holdco.................................................  11/06/27    250,000     8.625%
                                                                         --------
        Total...............................................             $565,000
                                                                         ========

3.  INVESTMENTS

FIXED MATURITIES

The amortized cost and fair value of fixed maturities were as follows (in
000's):

                                                                  DECEMBER 31, 1999
                                                  -------------------------------------------------
                                                                 GROSS        GROSS      ESTIMATED
                                                  AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                     COST        GAINS        LOSSES       VALUE
                                                     ----        -----        ------       -----
Fixed maturities available-for-sale:
    United States treasury securities, U.S.
      Government and agency securities..........  $  107,272    $ 2,104      $ (3,191)   $  106,186
    States, provinces and political
      subdivisions..............................      32,593         15          (161)       32,447
    Mortgage-backed securities..................      98,903      1,225          (541)       99,588
    Public utilities............................     360,672      7,954        (9,780)      358,846
    Transportation..............................     327,544      8,585        (4,258)      331,871
    Finance.....................................     281,303      4,632        (6,935)      279,000
    Corporate...................................   1,477,105     22,851       (30,556)    1,469,400
                                                  ----------    -------      --------    ----------
Total fixed maturities available-for-sale.......  $2,685,392    $47,366      $(55,422)   $2,677,338
                                                  ==========    =======      ========    ==========

Trading fixed maturities:
    United States treasury securities, U.S.
      Government and agency securities..........  $    1,000    $     2      $     --    $    1,002
                                                  ----------    -------      --------    ----------
Total trading fixed securities..................  $    1,000    $     2      $     --    $    1,002
                                                  ==========    =======      ========    ==========

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  INVESTMENTS (CONTINUED):

                                                                  DECEMBER 31, 1998
                                                  -------------------------------------------------
                                                                 GROSS        GROSS      ESTIMATED
                                                  AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                     COST        GAINS        LOSSES       VALUE
                                                     ----        -----        ------       -----
Fixed maturities available-for-sale:
    United States treasury securities, U.S.
      Government and agency securities..........  $  221,724    $  8,356     $   (360)   $  229,720
    States, provinces and political
      subdivisions..............................      25,888       2,825            0        28,713
    Mortgage-backed securities..................     238,539       6,864       (1,501)      243,902
    Public utilities............................     473,243      31,526         (235)      504,534
    Transportation..............................     378,393      31,168          (53)      409,508
    Finance.....................................     369,809      15,927       (1,911)      383,825
    Corporate...................................   1,604,323      94,123      (10,224)    1,688,222
                                                  ----------    --------     --------    ----------
Total fixed maturities available-for-sale.......  $3,311,919    $190,789     $(14,284)   $3,488,424
                                                  ==========    ========     ========    ==========

Trading fixed maturities:
    United States treasury securities, U.S.
      Government and agency securities..........  $    1,506    $     35     $     --    $    1,541
                                                  ----------    --------     --------    ----------
Total trading fixed securities..................  $    1,506    $     35     $     --    $    1,541
                                                  ==========    ========     ========    ==========

There were no contractual fixed maturity investment commitments at December 31, 1999 and 1998, respectively.

The amortized cost and estimated fair value by maturity periods for fixed maturity investments are shown below (in 000's). Actual maturities may differ from contractual maturities on mortgage-backed securities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties, or the Company may have the right to put or sell the obligations back to the issuers.

                                                                 DECEMBER 31, 1999
                                                              -----------------------
                                                              AMORTIZED    ESTIMATED
                                                                 COST      FAIR VALUE
                                                                 ----      ----------
Maturities of available for sale securities:
    Due in one year or less.................................  $  216,235   $  216,417
    Due after one year through five years...................     933,481      924,198
    Due after five years through ten years..................     600,735      605,804
    Due after ten years.....................................     934,941      930,919
                                                              ----------   ----------
                                                              $2,685,392   $2,677,338
                                                              ==========   ==========

Maturities of trading securities:
    Due in one year or less.................................  $      500          500
    Due after one year through five years...................  $      500          502
                                                              ----------   ----------
                                                              $    1,000   $    1,002
                                                              ==========   ==========

Gross gains of $12,496,128, $25,752,149 and $18,292,309 and gross losses of
$7,646,028, $1,439,129, and $5,284,286 were realized on the voluntary sale of fixed maturities for the years ended December 31, 1999, 1998, and 1997, respectively.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  INVESTMENTS (CONTINUED):
Fixed maturites with an amortized cost of approximately $3,009,000 and $2,976,000 at December 31, 1999 and 1998 respectively, were on deposit with Federal and State governmental authorities as required by law.

No fixed maturities have been pledged to collateralize various liabilities at December 31, 1999 and 1998, respectively.

As of December 31, 1999 and 1998, 94% of the Company's fixed maturities were investment grade and there were no significant concentrations by issuer or by industry, other than U.S. Treasury securities. Investment grade securities are those that are rated "BBB" or better by nationally recognized rating agencies. The Company believes that unrealized losses are temporary in nature, and accordingly, no provisions for permanent impairment of value have been recorded. All of the Company's securities were income producing for the periods ending December 31, 1999, 1998 and 1997.

MORTGAGE LOANS AND REAL ESTATE

The Company invests in commercial first mortgage loans and real estate throughout the United States. Investments are diversified by property type and geographic area. Mortgage loans are collateralized by the related properties and generally are no more than 75% of the properties' value at the time that the original loan is made. Real estate investments classified as held for sale have been obtained primarily through foreclosure. The carrying value of mortgage loans and real estate investments net of applicable reserves were as follows (in 000's):

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                                ----       ----
Total mortgage loans........................................  $931,351   $969,799
                                                              ========   ========
Real estate:
    Held for sale...........................................     7,804      4,323
    Held for production of income...........................    87,290     94,625
                                                              --------   --------
Total real estate...........................................  $ 95,094   $ 98,948
                                                              ========   ========

Accumulated depreciation on real estate was $18,529,000 and $16,829,000 at December 31, 1999 and 1998, respectively.

The Company monitors the condition of the mortgage loans in its portfolio. In those cases where mortgages have been restructured, appropriate allowances for losses have been made. The Company has restructured mortgage loans totaling $28,019,000 and $39,804,000 at December 31, 1999 and 1998, respectively, against which there are allowances for losses of $3,705,000 and $5,700,000, respectively. In those cases where, in management's judgment, the mortgage loans' values are impaired, appropriate losses are recorded. The carrying value of impaired loans was $19,356,000 and $27,500,000 with related reserves of $2,123,000 and $3,730,000 as of December 31, 1999 and 1998, respectively. All impaired loans were reserved as of December 31, 1999 and 1998. The average carrying value of impaired loans was $19,491,000 and $27,313,000 with related interest income while such loans were impaired of $1,782,000 and $2,181,000 as of December 31, 1999 and 1998, respectively. During 1999 and 1998, non-cash investing activities included real estate acquired through foreclosure of mortgage loans, which had a fair value of $20,433,000 and $22,372,000, respectively.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  INVESTMENTS (CONTINUED):
The investment valuation allowances, which have been deducted in arriving at investment carrying values as presented in the consolidated balance sheets, were as follows (in 000's):

                                                 BALANCE AT                               BALANCE AT
                                                 JANUARY 1,   ADDITIONS   SUBTRACTIONS   DECEMBER 31,
                                                 ----------   ---------   ------------   ------------
    1999
Mortgage loans.................................    $6,600      $4,045        $(2,895)      $ 7,750
Real estate....................................     1,250       1,379           (906)        1,723

    1998
Mortgage loans.................................    $6,671      $1,098        $(1,169)      $ 6,600
Real estate....................................       806         569           (125)        1,250

Mortgage loans and real estate investments comprise the following property types and geographic regions (in 000's):

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1999         1998
                                                                 ----         ----
Property Type:
    Office building.........................................  $  357,466   $  370,679
    Residential.............................................      58,546       55,952
    Retail..................................................     433,970      401,549
    Industrial/warehouse....................................     156,204      248,417
    Other...................................................      29,732           --
    Valuation allowances....................................      (9,473)      (7,850)
                                                              ----------   ----------
Total.......................................................  $1,026,445   $1,068,747
                                                              ==========   ==========

Geographic region:
    California..............................................  $  117,355   $  134,789
    Massachusetts...........................................      99,661      115,807
    Michigan................................................      69,545       71,678
    New York................................................      65,107       67,407
    Ohio....................................................      43,946       56,682
    Pennsylvania............................................     159,328      155,216
    Washington..............................................      68,657       73,555
    All other...............................................     412,319      401,463
    Valuation allowances....................................      (9,473)      (7,850)
                                                              ----------   ----------
Total.......................................................  $1,026,445   $1,068,747
                                                              ==========   ==========

At December 31, 1999, scheduled mortgage loan maturities were as follows
(000's):

2000..................................  $113,731
2001..................................    71,648
2002..................................    72,535
2003..................................    41,430
Thereafter............................   632,007
                                        --------
Total.................................  $931,351
                                        ========

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  INVESTMENTS (CONTINUED):
Actual maturities could differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties and loans may be refinanced.

The Company has made commitments of mortgage loans on real estate and other loans into the future. The outstanding commitments for these mortgages amount to $15,911,000 and $31,563,000 at December 31, 1999 and 1998, respectively.

SECURITIES LENDING

The Company has a securities lending program operated on its behalf by the Company's primary custodian, Chase Manhattan of New York. The custodian has indemnified the Company against losses arising from this program. The total par value of securities out on loan was $0 and $0 at December 31, 1999 and 1998, respectively. The Company requires collateral at 102% of the value of securities loaned. As of December 31, 1999 and 1998, the Company received collateral with a fair value of $0 and $0 for securities on loan. The income resulting from this program was $37,000, $135,000 and $230,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

LEVERAGED LEASES

The Company is a lessor in a leverage lease agreement entered into on October 21, 1994, under which equipment having an estimated economic life of 25-40 years was leased for a term of 9.78 years. The Company's equity investment represented 22.9% of the purchase price of the equipment. The balance of the purchase price was furnished by third-party long-term debt financing, collateralized by the equipment and non-recourse to the Company. At the end of the lease term, the master Lessee may exercise a fixed price purchase option to purchase the equipment. The Company's net investment in leveraged leases is composed of the following elements (in 000's):

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                                ----       ----
Lease contracts receivable..................................  $ 69,766   $ 78,937
Less: non-recourse debt.....................................   (69,749)   (78,920)
                                                              --------   --------
Net Receivable..............................................        17         17
Estimated residual value of leased assets...................    41,150     41,150
Less: unearned and deferred income..........................    (7,808)    (8,932)
                                                              --------   --------
Investment in leverage lease................................    33,359     32,235
Less: fees..................................................      (113)      (138)
                                                              --------   --------
Net investment in leverage leases...........................  $ 33,246   $ 32,097
                                                              ========   ========

DERIVATIVES

The Company uses derivative financial instruments for risk management purposes to hedge against specific interest rate risk, to alter investment rate exposures arising from mismatches between assets and liabilities, and to minimize the Company's exposure to fluctuations in interest rates, foreign currency exchange rates and general market conditions. The derivative financial instruments used by the Company include futures, interest rate swap agreements, options, and interest rate and currency swap agreements structured as forward spread lock contracts. The Company does not hold or issue any derivative instruments for trading purposes.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  INVESTMENTS (CONTINUED):
FUTURES

A futures contract is a contractual agreement to make or take delivery of a notional principal amount at a specified future date in accordance with terms specified by a regulated futures exchange. Although futures contracts generally specify delivery terms for the underlying commodity or financial instrument, most futures contracts are settled in cash prior to delivery by executing a futures position opposite to the original position. That is, a contract to take delivery (a "long" position) is offset by executing a contract to make delivery (a "short" position), and vice versa.

The Company purchases futures contracts to hedge against interest rate fluctuations. Gains or losses on contracts that qualify as hedges are deferred until the earliest of the completion of the hedging transaction, determination that the transaction will no longer take place, or determination that the hedge is no longer effective. Upon completion of the hedge, where it is impractical to allocate gains (losses) to specific hedged assets or liabilities, gains (losses) are deferred and amortized over the remaining life of the hedged assets. If instruments being hedged by futures are disposed, any unamortized gains (losses) are included in the determination of gain or loss from the disposition. Gains (losses) on hedge contracts that are deemed ineffective are realized immediately. There were no deferred gains (losses), disposed hedges, or hedges deemed ineffective in 1999 and 1998. The Company had no futures contracts outstanding at December 31, 1999 and 1998, respectively.

INTEREST RATE SWAPS

Interest rate swap agreements are contracts with other parties to exchange at specified intervals, the difference between fixed and floating rate interest amounts based upon a notional principal amount. No cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counterparty at each interest payment date.

The Company enters into interest rate swap agreements to hedge against exposure to interest rate fluctuations. Because the underlying principal is not exchanged, the Company's maximum exposure to counterparty credit risk is the difference in payments exchanged. The net payable/receivable is recognized over the life of the swap contract as an adjustment to net investment income. The net increase (decrease) in net investment income related to interest rate swaps was ($2,512,745), ($1,685,909) and ($2,579,536) for the years ended December 31,
1999, 1998 and 1997 respectively. The company's derivatives did not qualify for hedge accounting treatment in 1999 and 1998. As a result, the realized gains and losses were realized immediately in those years and the deferred balances as of year ended December 31, 1997 were realized during 1998.

PUT OPTIONS

Options are legal contracts that give the contractholder the right to buy or sell a specific amount of the underlying interest at a strike price upon exercise of the option. Cash is exchanged to purchase the option and on exercise date, the holder of the option can elect to exercise or allow it to expire. The Company utilizes options to hedge against stock market exposure inherent in the mortality and expense risk charges and guaranteed minimum death benefit features of the Company's variable annuities.

FORWARD SPREAD LOCK CONTRACTS

Interest rate and currency swap agreements structured as forward spread lock contracts are swap agreements which are executed in a current period but effective on a future date. The contracts outline the interest or currency rates, which each party agrees to at contract date as well as the outset of the contract. No principal payments are made by either party. A single net payment is made to close out the contract prior to the effective date in the event that either party to the contract wishes to terminate

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  INVESTMENTS (CONTINUED):
the agreement. If the contract is not terminated prior to the effective future date, the contract becomes a swap agreement as described above.

The Company's underlying notional or principal amounts associated with open derivatives positions were as follows (in 000's):

                                                                 OUTSTANDING AT
                                                                DECEMBER 31, 1999
                                                              ---------------------
                                                              NOTIONAL     MARKET
                                                              PRINCIPAL   VALUE OF
                                                               AMOUNTS    POSITIONS
                                                               -------    ---------
Interest rate swaps.........................................  $368,000    $  9,522
Foreign currency swaps......................................     1,700         295
                                                              --------    --------
    Total...................................................  $369,700    $  9,817
                                                              ========    ========

                                                                 OUTSTANDING AT
                                                                DECEMBER 31, 1998
                                                              ---------------------
                                                              NOTIONAL     MARKET
                                                              PRINCIPAL   VALUE OF
                                                               AMOUNTS    POSITIONS
                                                               -------    ---------
Interest rate swaps.........................................  $297,000    $(10,656)
Foreign currency swaps......................................     3,100         689
                                                              --------    --------
    Total...................................................  $300,100    $ (9,967)
                                                              ========    ========

During 1998, the Company discontinued hedge accounting treatment for certain derivative instruments for which correlation could not be established. The Company recognized gross realized gains of $4,734,971 and $6,567,922 in 1999 and 1998, respectively, as well as gross realized losses of $1,789,357 and $20,538,120 during 1999 and 1998, respectively.

The Company's primary risks associated with these transactions are exposure to potential credit loss in the event of non-performance by counterparties and market risk. The Company regularly assesses the strength of the counterparties and generally enters into transactions with counterparties rated "A" or better by nationally recognized ratings agencies. Management believes that the risk of incurring losses related to credit risk is remote. As of December 31, 1999 and 1998, the Company's derivatives had no significant concentration of credit risk. The Company does not require collateral or other security to support derivative financial instruments with credit risk.

4.  NET REALIZED INVESTMENT GAINS AND LOSSES

Net realized investment gains (losses) consisted of the following (in 000's):

                                                                1999       1998       1997
                                                                ----       ----       ----
Fixed maturities............................................  $(1,839)   $ 21,811   $    671
Mortgage and other loans....................................    1,981          36      9,465
Real estate.................................................     (742)        499      2,393
Derivative instruments......................................    2,945     (13,970)       (63)
                                                              -------    --------   --------
    Total...................................................  $ 2,345    $  8,376   $ 12,466
                                                              =======    ========   ========

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

5.  NET INVESTMENT INCOME

Net investment income consisted of the following (in 000's):

                                                                1999       1998       1997
                                                                ----       ----       ----
Fixed maturities............................................  $254,390   $295,167   $324,150
Equity securities...........................................       (33)        37         --
Mortgage and other loans....................................    90,638    103,804    128,214
Real estate.................................................     6,829      7,844      7,070
Policy loans................................................     3,172      2,934      3,639
Derivatives.................................................    17,671    (11,880)    (3,060)
Income on funds withheld under reinsurance..................        --     67,045     85,840
Other.......................................................    (1,416)      (817)       943
                                                              --------   --------   --------
    Gross investment income.................................   371,251    464,134    546,796
Less: Investment expenses...................................     6,273      8,277      6,882
                                                              --------   --------   --------
    Net investment income...................................  $364,978   $455,857   $539,914
                                                              ========   ========   ========

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS 107 excludes certain insurance liabilities and other non-financial instruments from its disclosure requirements. The fair value amounts presented herein do not include the expected interest margin (interest earnings over interest credited) to be earned in the future on investment-type products or other intangible items. Accordingly, the aggregate fair value amounts presented herein do not necessarily represent the underlying value of the Company; likewise, care should be exercised in deriving conclusions about the Company's business or financial condition based on the fair value information presented herein.

The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1999 and 1998 (in 000's):

                                                   DECEMBER 31, 1999         DECEMBER 31, 1998
                                                   -----------------         -----------------
                                                 CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                                  AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                                  ------     ----------     ------     ----------
Financial assets:
      Cash and cash equivalents...............  $  550,265   $  550,265   $  264,744   $  264,744
      Fixed maturities........................   2,678,340    2,678,340    3,489,965    3,489,965
      Short-term investments..................     177,213      177,213      336,026      336,026
      Mortgages...............................     931,351      933,725      969,800    1,014,189
      Derivatives.............................       9,817        9,817       (9,967)      (9,967)
      Policy loans............................      40,660       40,660       42,595       42,595
      Other invested assets...................      67,938       67,938       64,177       64,177

Financial liabilities:
      Guaranteed investment contracts.........  $  677,265   $  665,830   $1,064,357   $1,089,070
      Contractholder deposit funds............   2,279,413    2,213,896    2,449,585    2,460,530
      Fixed annuity contracts.................     112,794      105,845      113,913      114,661
      Interest sensitive life insurance.......     116,999      119,659      118,076      120,077
      Long-term debt..........................     565,000      529,212      565,000      600,625

The fair values of cash and cash equivalents are estimated to be cost plus accrued interest which approximates fair value. The fair values of short-term bonds are estimated to be the amortized cost. The fair values of publicly traded fixed maturities are based upon market prices or dealer quotes. For

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED):
privately placed fixed maturities, fair values are estimated by taking into account prices for publicly traded securities of similar credit risk, maturity, repayment and liquidity characteristics. The fair values of mortgage and other loans are estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Policy loans are state at unpaid principal balances which approximate fair value.

The fair values of the Company's general account insurance reserves and contractholder deposits under investment-type contracts (insurance, annuity and pension contracts that do not involve mortality or morbidity risks) are estimated using discounted cash flow analyses or surrender values based on interest rates currently being offered for similar contracts with maturities consistent with those remaining for all contracts being valued. Those contracts that are deemed to have short-term guarantees have a carrying amount equal to the estimated market value.

The fair values of other deposits with future maturity dates are estimated using discounted cash flows.

The fair value of notes payable and other borrowings are estimated using discounted cash flow analyses based upon the Company's current incremental borrowing rates for similar types of borrowings. The carrying amount of all other assets is assumed to approximate fair value. The company's commitments to extend credit approximate fair value.

7.  REINSURANCE

INDIVIDUAL INSURANCE

The Company has agreements with SLOC which provide that SLOC will reinsure the mortality risks of the individual life insurance contracts sold by the Company. Under these agreements basic death benefits and supplementary benefits are reinsured on a yearly renewable term basis and coinsurance basis, respectively.

Effective January 1, 1991, the Company entered into an agreement with SLOC under which certain individual life insurance contracts issued by SLOC were reinsured by the Company on a 90% coinsurance basis. Also effective January 1, 1991, the Company entered into an agreement with SLOC which provides that SLOC will reinsure the mortality risks in excess of $500,000 per policy for the individual life insurance contracts assumed by the Company in the reinsurance agreement described above. Such death benefits are reinsured on a yearly renewable term basis. These two agreements were terminated effective October 1, 1998.

The Company has an agreement with an unrelated company which provides reinsurance of certain individual life insurance contracts on a modified coinsurance basis and under which all deficiency reserves related to these contracts are reinsured.

GROUP INSURANCE

The Company has agreements with SLOC whereby SLOC reinsures the mortality and morbidity risks of the group life insurance contracts and group long-term disability contracts. Under these agreements, certain death benefits and long-term disability benefits are reinsured on a yearly renewable term basis. The agreements provide that SLOC will reinsure the mortality risks in excess of $50,000 per policy for group life contracts and $3,000 per policy per month for long-term disability contracts ceded by the Company.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

7.  REINSURANCE (CONTINUED):
The effects of reinsurance were as follows (in 000's):

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1999        1998        1997
                                                                ----        ----        ----
Insurance premiums
    Direct..................................................  $ 33,033    $ 39,168    $ 43,312
    Assumed.................................................        --     159,787     211,657
    Ceded...................................................     5,814      11,867      13,180
                                                              --------    --------    --------
Net Premiums................................................  $ 27,219    $187,088    $241,789
                                                              ========    ========    ========

Insurance and other individual policy benefits and claims
    Direct..................................................  $318,519    $330,592    $411,834
    Assumed.................................................        --     248,664     241,947
    Ceded...................................................     3,821      11,170       5,361
                                                              --------    --------    --------
Net policy benefits and claims..............................  $314,698    $568,086    $648,420
                                                              ========    ========    ========

The Company is contingently liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the reinsurance companies are unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely. However, to limit the possibility of such losses, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk.

8.  RETIREMENT PLANS

PENSION PLAN

The Company and its subsidiaries participate with SLOC in a non-contributory defined benefit pension plan covering essentially all employees. Benefits under all plans are based on years of service and employees' average compensation.

The Company's funding policies for the pension plans are to contribute amounts which at least satisfy the minimum amount required by the Employee Retirement Income Security Act of 1974 ("ERISA"); currently the plans are fully funded. Most pension plan assets consist of separate accounts of SLOC or other insurance company contracts. The following table sets forth the change in the pension plan's

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

8.  RETIREMENT PLANS (CONTINUED):
projected benefit obligations and assets, as well as the plans funded status at December 31, 1999 and 1998 (in 000's):

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                                ----       ----
Change in projected benefit obligation:
Projected benefit obligation at beginning of year...........  $110,792   $ 79,684
Service cost................................................     5,632      4,506
Interest cost...............................................     6,952      6,452
Actuarial loss (gain).......................................   (21,480)    21,975
Benefits paid...............................................    (2,376)    (1,825)
                                                              --------   --------
Projected benefit obligation at end of year.................  $ 99,520   $110,792
                                                              ========   ========

Change in fair value of plan assets:
Fair value of plan assets at beginning of year..............  $151,575   $136,610
Actual return on plan assets................................     9,072     16,790
Benefits paid...............................................    (2,376)    (1,825)
Fair value of plan assets at end of year....................  $158,271   $151,575
Funded status...............................................  $ 58,752   $ 40,783
Unrecognized net actuarial loss.............................   (20,071)    (2,113)
Unrecognized transition obligation..........................   (22,617)   (24,674)
Unrecognized prior service cost.............................     7,081      7,661
                                                              --------   --------
Prepaid benefit cost........................................  $ 23,145   $ 21,657
                                                              ========   ========

The following table sets forth the components of the net periodic pension cost for the years ended December 31, 1999 and 1998 (in 000's).

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                                ----       ----
Components of net periodic benefit cost:
Service cost................................................  $ 5,632    $ 4,506
Interest cost...............................................    6,952      6,452
Expected return on plan assets..............................  (12,041)   (10,172)
Amortization of transition obligation asset.................   (2,056)    (2,056)
Amortization of prior service cost..........................      580        580
Recognized net actuarial gain...............................     (554)      (677)
                                                              -------    -------
Net periodic benefit cost...................................  $(1,487)   $(1,367)
                                                              =======    =======
The Company's share of net periodic benefit cost............  $   736    $   586
                                                              =======    =======

The projected benefit obligations were based on calculations that utilize certain assumptions. The assumed weighted average discount rate was 7.5% and 6.75% for the years ended December 31, 1999 and 1998, respectively. The expected return on plan assets for 1999 and 1998 was 8.75% and 8.00%, respectively, and the assumed rate of compensation increase for both 1999 and 1998 was 4.50%.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

8.  RETIREMENT PLANS (CONTINUED):
The Company and certain subsidiaries also participate with SLOC and certain affiliates in a 401(k) savings plan for which substantially all employees are eligible. Under the various plans the Company matches, up to specified amounts, employees' contributions to the plan. The Company's contributions were $284,000 and $231,000 for the years ended December 31, 1999 and 1998, respectively.

OTHER POST-RETIREMENT BENEFIT PLANS

In addition to pension benefits, the Company and certain subsidiaries provide certain health, dental, and life insurance benefits ("postretirement benefits") for retired employees and dependents. Substantially all employees of the participating companies may become eligible for these benefits if they reach normal retirement age while working for the Company, or retire early upon satisfying an alternate age plus service condition. Life insurance benefits are generally set at a fixed amount.

The following table sets forth the change in other postretirement benefit plans' obligations and assets, as well as the plans' funded status at December 31, 1999 and 1998 (in 000's).

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                                ----       ----
Change in benefit obligation:
Benefit obligation at beginning of year.....................  $ 10,419   $  9,845
Service cost................................................       413        240
Interest cost...............................................       845        673
Actuarial loss..............................................     1,048        308
Benefits paid...............................................      (508)      (647)
                                                              --------   --------
Benefit obligation at end of year...........................  $ 12,217   $ 10,419
                                                              ========   ========

Change in fair value of plan assets:
Fair value of plan assets at beginning of year..............  $     --   $     --
Employer contributions......................................       508        647
Benefits paid...............................................      (508)      (647)
                                                              --------   --------
Fair value of plan assets at end of year....................  $     --   $     --
                                                              ========   ========

Funded Status...............................................  $(12,217)  $(10,419)
Unrecognized net actuarial loss.............................     1,469        586
Unrecognized transition obligation..........................       140        185
                                                              --------   --------
Prepaid (accrued) benefit cost..............................  $(10,608)  $ (9,648)
                                                              ========   ========

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

8.  RETIREMENT PLANS (CONTINUED):
The following table sets forth the components of the net periodic postretirement benefit costs for the years ended December 31, 1999 and 1998 (in 000's).

                                                                1999       1998
                                                                ----       ----
Components of net periodic benefit cost
Service cost................................................   $  413    $    240
Interest cost...............................................      845         673
Amortization of transition obligation(asset)................       45          45
Recognized net actuarial loss (gain)........................      164         (20)
                                                               ------    --------
Net periodic benefit cost...................................   $1,467    $    938
                                                               ======    ========
The Company's share of net periodic benefit cost............   $  185    $     95
                                                               ======    ========

In order to measure the postretirement benefit obligation at December 31, 1999, the Company assumed a 10.9% annual rate of increase in the per capita cost of covered health care benefits. These rates were assumed to decrease gradually to 5.0% for 2005 and remain at that level thereafter. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. For example, increasing the health care cost trend rate assumptions by one percentage point in each year would increase the accumulated postretirement benefit obligation at December 31, 1999 by $2.8 million, and the aggregate of the service and interest cost components of net periodic postretirement benefit expense for 1999 by $0.3 million. Conversely, decreasing assumed rates by one percentage point in each year would decrease the accumulated postretirement benefit obligation at December 31, 1999 by $2.3 million, and the aggregate of the service and interest cost components of net periodic postretirement benefit expense for 1999 by $0.5 million. The assumed weighted average discount rate used in determining the postretirement benefit obligation was 7.5% and 6.75% for the year ended December 31, 1999 and 1998, respectively.

9.  FEDERAL INCOME TAXES

The Company and its subsidiaries file a consolidated federal income tax return with US Holdco as previously described in Note 1. Federal income taxes are calculated as if the Company was filing a separate federal income tax return. A summary of the components of federal income tax expense in the consolidated statements of income for the years ended December 31, 1999, 1998 and 1997 were as follows (in 000's):

                                                                1999       1998       1997
                                                                ----       ----       ----
Federal income tax expense
    Current.................................................  $18,570    $19,476    $35,689
    Deferred................................................   10,210     (8,551)    (1,674)
                                                              -------    -------    -------
Total.......................................................  $28,780    $10,925    $34,015
                                                              =======    =======    =======

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

9.  FEDERAL INCOME TAXES (CONTINUED):
Federal income taxes attributable to the consolidated operations are different from the amounts determined by multiplying income before federal income taxes by the expected federal income tax rate of 35%. The Company's effective rate differs from the federal income tax rate as follows:

                                                                1999       1998       1997
                                                                ----       ----       ----
Expected federal income tax expense.........................  $28,969    $ 9,405    $36,925
Low income housing credit...................................   (6,348)    (4,446)    (3,270)
Additional tax provision....................................    6,851      5,423      1,004
Other.......................................................     (692)       543       (644)
                                                              -------    -------    -------
Federal income tax expense..................................  $28,780    $10,925    $34,015
                                                              =======    =======    =======

The deferred income tax (asset) liability represents the tax effects of temporary differences between the carrying amounts of assets and liabilities used for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax (assets) and liabilities as of December 31, 1999 and 1998 were as follows (in 000's):

                                                                1999        1998
                                                                ----        ----
Deferred tax asset
    Actuarial liabilities...................................  $ 136,560   $ 118,074
    Investments, net........................................  $     943          --
                                                              ---------   ---------
Total deferred tax asset....................................  $ 137,503   $ 118,074

Deferred tax liabilities
    Investments, net........................................  $      --   $ (65,704)
    Deferred policy acquisition costs.......................   (193,238)   (144,366)
    Other...................................................    (21,940)    (21,105)
                                                              ---------   ---------
Total deferred tax liability................................  $(215,178)  $(231,175)
                                                              ---------   ---------
Net deferred tax liability..................................  $ (77,675)  $(113,101)
                                                              =========   =========

The Company makes payments under the tax sharing agreements as if it were filing as a separate company.

The Company's federal income tax returns are routinely audited by the Internal Revenue Service ("IRS"), and provisions are made in the consolidated financial statements in anticipation of the results of these audits. The Company is currently under audit by the IRS for the years 1994 and 1995. In the Company's opinion, adequate tax liabilities have been established for all years and any adjustments that might be required for the years under audit will not have a material effect on the Company's financial statements. However, the amounts of these tax liabilities could be revised in the future if estimates of the Company's ultimate liability are revised.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

10. LIABILITY FOR UNPAID CLAIMS AND CLAIMS ADJUSTMENT EXPENSES

Activity in the liability for unpaid claims and claims adjustment expenses related to the group life and group disability products is summarized below (in 000's):

                                                                1999       1998
                                                                ----       ----
Balance at January 1........................................  $15,002    $13,016
Less reinsurance recoverables...............................   (3,232)    (2,777)
                                                              -------    -------
Net balance at January 1....................................   11,770     10,239
                                                              -------    -------
Incurred related to:
  Current year..............................................   12,187     10,212
  Prior years...............................................   (1,487)    (1,721)
                                                              -------    -------
Total incurred..............................................   10,700      8,491
                                                              -------    -------
Paid losses related to:
  Current year..............................................   (6,755)    (5,146)
  Prior years...............................................   (1,996)    (1,814)
                                                              -------    -------
Total paid..................................................   (8,751)    (6,960)
                                                              -------    -------

Net balance at December 31..................................   17,755     15,002
Plus reinsurance recoverables...............................   (4,036)    (3,232)
                                                              -------    -------
Balance at December 31......................................  $13,719    $11,770
                                                              =======    =======

The Company regularly updates its estimates of liabilities for unpaid claims and claims adjustments expenses as new information becomes available and further events occur which may impact the resolution of unsettled claims for its individual and group disability lines of business. Changes in prior estimates are recorded in results of operations in the year such changes are determined to be needed.

11. DEFERRED POLICY ACQUISITION COSTS

The following illustrates the changes to the deferred policy acquisition cost asset (in 000's):

                                                                1999       1998
                                                                ----       ----
Balance at January 1........................................  $523,872   $ 719,819
    Acquisition costs deferred..............................   156,228     144,324
    Amortized to expense during year........................   (67,815)    (88,794)
    Adjustment for unrealized investment gains(losses)
      during year...........................................    73,993     (11,139)
    Adjustment for termination of reinsurance agreement.....        --    (240,338)
                                                              --------   ---------
Balance at December 31......................................  $686,278   $ 523,872
                                                              ========   =========

12. SEGMENT INFORMATION

The Company conducts business principally in five operating segments and maintains a corporate segment to provide for the capital needs of the various operating segments and to engage in other financing related activities. Each segment was defined consistent with the way results are evaluated by the chief operating decision-maker.

INDIVIDUAL PROTECTION

The Individual Protection segment markets and administers life insurance products sold to individuals and corporate owners of individual life insurance. The products include a variety of whole life, universal life and variable life products.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

12. SEGMENT INFORMATION (CONTINUED):
GROUP PROTECTION

The Group Protection segment markets and administers group life insurance, long term disability and short-term disability products. These products are sold to employers which provide group benefits for their employees.

WEALTH MANAGEMENT

The Wealth Management segment markets and administers both individual and group fixed and variable annuity products and provides asset management services to certain of the Company's separate accounts.

CORPORATE SEGMENT

The Corporate segment includes the unallocated capital of the Company, its debt financing, and items not otherwise attributable to the other segments.

Management evaluates the results of the operating segments on a pre-tax basis. The Company does not materially depend on one or a few customers, brokers or agents. The following amounts pertain to the various business segments (in 000's):

                                                      YEAR ENDED DECEMBER 31, 1999
                                    ----------------------------------------------------------------
                                     TOTAL        TOTAL        PRETAX    NET OPERATING      TOTAL
                                    REVENUES   EXPENDITURES    INCOME       INCOME         ASSETS
                                    --------   ------------    ------       ------         ------
Individual Protection.............  $17,139      $ 18,001     $   (861)     $   (118)    $   291,508
Group Protection..................   16,095        15,541          554           360          20,038
Wealth Management.................  543,424       460,788       82,636        59,734      20,534,218
Corporate.........................   53,241        52,758          483        (6,244)        639,149
                                    --------     --------     --------      --------     -----------
    Total.........................  $629,899     $547,088     $ 82,812      $ 53,732     $21,484,913
                                    ========     ========     ========      ========     ===========

                                                    YEAR ENDED DECEMBER 31, 1998
                                    ------------------------------------------------------------
Individual Protection.............  $230,219    $300,478    $(70,259)   $(46,469)    $   357,042
Group Protection..................   14,993       13,023       1,970       1,260          18,163
Wealth Management.................  538,053      457,483      80,570      59,978      17,211,359
Corporate.........................   63,438       50,787      12,651        (705)        661,698
                                    --------    --------    --------    --------     -----------
    Total.........................  $846,703    $821,771    $ 24,932    $ 14,064     $18,248,262
                                    ========    ========    ========    ========     ===========

                                                    YEAR ENDED DECEMBER 31, 1997
                                    ------------------------------------------------------------
Individual Protection.............  $295,933    $301,216    $ (5,283)   $ (3,260)    $ 1,554,818
Group Protection..................   12,425       13,603      (1,178)       (764)         13,793
Wealth Management.................  586,925      499,225      87,700      60,709      15,026,991
Corporate.........................   63,980       48,411      15,569       4,785         739,913
                                    --------    --------    --------    --------     -----------
    Total.........................  $959,263    $862,455    $ 96,808    $ 61,470     $17,335,515
                                    ========    ========    ========    ========     ===========

13. REGULATORY FINANCIAL INFORMATION

The insurance subsidiaries are required to file annual statements with state regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities (statutory basis). Statutory surplus differs from shareholder's equity reported in accordance with generally accepted accounting principles for stock life insurance companies primarily because policy acquisition costs are expensed when incurred, investment reserves are based on different assumptions, post-retirement benefit costs

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

13. REGULATORY FINANCIAL INFORMATION (CONTINUED):
are based on different assumptions and reflect a different method of adoption, life insurance reserves are based on different assumptions and income tax expense reflects only taxes paid or currently payable.

For the year ended December 31, 1999, the Company filed its Annual Report on Form 10-K ("10-K") using audited statutory financial statements. The following information reconciles statutory net income and statutory surplus with net income and equity on a GAAP basis (in 000's):

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        1998        1997
                                                                ----        ----        ----
Statutory net income........................................  $  90,358   $ 125,401   $ 129,242

Adjustments to GAAP for life insurance companies:
  Statutory interest maintenance reserve....................      3,956       2,925       1,867
  Investment income and realized gains(losses)..............     13,803      (4,532)     14,186
  Policyowner benefits......................................   (154,293)   (187,990)    (84,895)
  Deferred policy acquisition costs.........................     88,413      60,527      88,921
  Deferred income taxes.....................................    (13,615)      8,886     (26,067)
  Other, net................................................     13,850       9,017       7,247
                                                              ---------   ---------   ---------
GAAP net income.............................................  $  42,472   $  14,234   $ 130,501
                                                              =========   =========   =========

                                                           DECEMBER 31, 1999    DECEMBER 31, 1998
                                                           -----------------    -----------------
Statutory capital stock and surplus......................      $ 886,342            $ 909,924

Adjustments to GAAP for life insurance companies:
  Valuation of investments...............................          3,697              139,826
  Deferred policy acquisition costs......................        686,278              550,900
  Future policy benefits and Contractholder deposit
    funds................................................       (350,181)            (240,035)
  Deferred income taxes..................................        (86,112)            (106,343)
  Statutory interest maintenance reserve.................         42,325               44,668
  Statutory asset valuation reserve......................         45,281               46,698
  Surplus notes..........................................       (565,000)            (565,000)
  Other, net.............................................          8,615               (3,038)
                                                               ---------            ---------
GAAP equity..............................................      $ 671,245            $ 777,600
                                                               =========            =========

The NAIC has codified statutory accounting practices, which are expected to constitute the only source of prescribed statutory accounting practices and are effective in 2001. Codification will change prescribed statutory accounting practices and may result in changes to the accounting practices that insurance enterprises use to prepare their statutory financial statements. The changes of codification will not have a material impact on statutory surplus.

14. DIVIDEND RESTRICTIONS

The Company and its insurance subsidiary's ability to pay dividends are subject to certain restrictions. Delaware and New York have enacted laws governing the payment of dividends to stockholders by insurers. These laws affect the dividend paying ability of the Company and Sun Life (N.Y.).

Pursuant to Delaware's statute, the maximum amount of dividends and other distributions that an insurer may pay in any twelve month period, without prior approval of the Delaware Commissioner of Insurance, is limited to the greater of
(i) 10% of its statutory surplus as of the preceding December 31st, or (ii) the individual company's statutory net gain from operations for the preceding calendar

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

14. DIVIDEND RESTRICTIONS (CONTINUED):
year (if such insurer is a life company), or its net income (not including realized capital gains) for the preceding calendar year (if such insurer is not a life company). Any dividends to be paid by an insurer, whether or not in excess of the aforementioned threshold, from a source other than statutory surplus, would also require the prior approval of the Delaware Commissioner of Insurance. During 1997, the Company received approval from the Delaware Commissioner of Insurance and transferred all of its ownership in MFS valued at $68,951,000 as a dividend to Life Holdco. See Note 2 for additional information. In 1998, a dividend in the amount of $50,000,000 was declared and paid by the Company to its parent, Life Holdco. During 1999, a dividend in the amount of $80,000,000 was declared and paid by the Company to Life Holdco. These dividends were approved by the Board of Directors, but did not require prior approval of the Insurance Commissioner. The maximum dividend payable by the Company without prior approval of the Delaware Commissioner of Insurance at December 31, 1999 was $8,000,000.

Under New York statute, cash dividends may be paid out of that part of the Company's available and accumulated surplus funds, which was derived from realized net operating profits of its business and realized capital gains. A cash dividend otherwise lawful may be paid out of such earned surplus even though total surplus is at the time less than previously contributed or paid-in surplus. No cash dividend shall be paid to stockholder unless a notice of the intention of the Board of Directors to declare such dividend and the amount thereof shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days in advance of such proposed declaration, nor if the Superintendent within thirty days after such filing gives written notice to the Company of his disapproval of such payment. During 1999 and 1998, Sun (N.Y.) declared and paid dividends in the amounts of $6,500,000 and $3,000,000, respectively, to the Company.

15. COMMITMENTS AND CONTINGENCIES

REGULATORY AND INDUSTRY DEVELOPMENTS

Unfavorable economic conditions may contribute to an increase in the number of insurance companies that are under regulatory supervision. This may result in an increase in mandatory assessments by state guaranty funds, or voluntary payments by solvent insurance companies to cover losses to policyholders of insolvent or rehabilitated companies. Mandatory assessments, which are subject to statutory limits, can be partially recovered through a reduction in future premium taxes in some states. The Company is not able to reasonably estimate the potential effect on it of any such future assessments.

Under insurance guaranty fund laws in each state, the District of Columbia and Puerto Rico, insurers licensed to do business can be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Recent regulatory actions against certain large life insurers encountering financial difficulty have prompted various state insurance guaranty associations to begin assessing life insurance companies for the deemed losses. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's solvency and further provide annual limits on such assessments. Part of the assessments paid by the Company and its subsidiaries pursuant to these laws may be used as credits for a portion of the associated premium taxes. The Company incurred guaranty fund assessments of approximately $3,500,000, $3,500,000, and $3,083,000 in 1999, 1998 and 1997, respectively.

YEAR 2000

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

15. COMMITMENTS AND CONTINGENCIES (CONTINUED):
in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. Although the Company does not believe that there is a material contingency associated with the Year 2000 project, there can be no assurance that exposure for material contingencies may not arise.

LITIGATION

The Company is involved in pending and threatened litigation in the normal course of its business in which claims for monetary and punitive damages have been asserted. Although there can be no assurance, management, at the present time, does not anticipate that the ultimate liability arising from such pending and threatened litigation will have a material effect on the financial condition or operating results of the Company.

LEASE COMMITMENTS

The Company leases various facilities and equipment under operating leases with terms up to twenty-five years. As of December 31, 1999, minimum future lease payments under such leases are as follows (in 000's):

2000....................................  $ 4,354
2001....................................    4,354
2002....................................    4,407
2003....................................    3,378
Thereafter..............................    2,776
                                          =======
Total...................................  $19,269
                                          =======

Total rental expense for the years ended December 31, 1999, 1998 and 1997 was $4,656,000, $4,139,000, and $3,875,000 respectively.

16. DISCONTINUED OPERATIONS

During 1999, the Company discontinued its individual disability segment and its banking and trust segment. These segments were composed of MCIC and NLT which were both sold during 1999 to separate, unaffiliated parties. Net proceeds on the sale of MCIC were approximately $33,965,000 and the Company realized a net loss after taxes of $25,465,000. Net proceeds on the sale of NLT were approximately $30,000,000; the Company realized a net gain after taxes of $13,170,000. Immediately before the sale date of NLT, the Company received a $19 million dividend distribution from NLT.

During 1997, the Company discontinued its investment management segment which was comprised of Massachusetts Financial Services Company, ("MFS"). As part of a corporate restructuring at the end of 1997, MFS was transferred to Life Holdco in the form of a dividend valued at $68,951,000. MFS was then transferred to US Holdco and then to a newly formed holding company, Sun Life of Canada (U.S.) Financial Services Holdings, Inc.

Income from discontinued operations (in 000's):

                                                                1999       1998       1997
                                                                ----       ----       ----
Revenue.....................................................  $22,667    $104,225   $691,348
Expenses....................................................   21,430     104,593    570,521
Provision for income taxes..................................      203        (445)    51,795
                                                              -------    --------   --------
Income from discontinued operations.........................  $ 1,034    $     77   $ 69,032
                                                              =======    ========   ========

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of Sun Life Assurance Company of Canada (U.S.):

      We have audited the accompanying consolidated balance sheets of Sun Life Assurance Company of Canada (U.S.) and its subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholder's equity, comprehensive income and of cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Sun Life Assurance Company of Canada (U.S.) and its subsidiaries as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 22, 2000

                            ------------------------

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF INCOME (IN MILLIONS)
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999

                                                              UNAUDITED   UNAUDITED
                                                                2000        1999
                                                              ---------   ---------
REVENUES
    Premiums and annuity considerations.....................   $ 24.5      $ 24.0
    Net investment income...................................    158.5       189.1
    Net realized investment gains (losses)..................     (2.7)        7.3
    Other income............................................    144.2       103.8
                                                               ------      ------
    Total revenues..........................................    324.5       324.2
                                                               ------      ------
BENEFITS AND EXPENSES
    Policyowner benefits....................................    160.5       170.7
    Underwriting, acquisition and other operating
      expenses..............................................     67.1        46.5
    Amortization of deferred policy acquisition costs.......     39.5        50.9
                                                               ------      ------
    Total benefits and expenses.............................    267.1       268.1
                                                               ------      ------
    Income from operations..................................     57.4        56.1
    Interest expense........................................     21.6        21.6
                                                               ------      ------
    Income before income tax expense and discontinued
      operations............................................     35.8        34.5
    Income tax expense......................................     11.4         8.3
                                                               ------      ------
Net income from continuing operations.......................     24.4        26.2
Net loss on disposal of subsidiary, after tax...............       --       (25.4)
Net income from discontinued operations.....................       --         0.9
                                                               ------      ------
NET INCOME..................................................   $ 24.4      $  1.7
                                                               ======      ======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED CONSOLIDATED
                             FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF INCOME (IN MILLIONS)
FOR THE THREE MONTHS ENDED JUNE 30, 2000 AND 1999

                                                              UNAUDITED   UNAUDITED
                                                                2000        1999
                                                              ---------   ---------
REVENUES
    Premiums and annuity considerations.....................   $  9.9      $ 13.0
    Net investment income...................................     78.6        90.7
    Net realized investment gains (losses)..................     (2.9)        2.8
    Other income............................................     77.6        53.9
                                                               ------      ------
    Total revenues..........................................    163.2       160.4
                                                               ------      ------
BENEFITS AND EXPENSES
    Policyowner benefits....................................     80.2        86.0
    Underwriting, acquisition and other operating
      expenses..............................................     40.1        26.5
    Amortization of deferred policy acquisition costs.......     38.9        26.5
                                                               ------      ------
    Total benefits and expenses.............................    159.2       139.0
                                                               ------      ------
    Income from operations..................................      4.0        21.4
    Interest expense........................................     10.8        10.8
                                                               ------      ------
    Income (loss) before income tax expense and discontinued
      operations............................................     (6.8)       10.6
    Income tax expense (benefit)............................     (3.5)        5.0
                                                               ------      ------
Net income (loss) from continuing operations................     (3.3)        5.6
Net loss on disposal of subsidiary, after tax...............       --         0.2
Net income from discontinued operations.....................       --         0.1
                                                               ------      ------
NET INCOME (LOSS)...........................................   $ (3.3)     $  5.9
                                                               ======      ======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED CONSOLIDATED
                             FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED BALANCE SHEETS (IN MILLIONS)

                                                                UNAUDITED           AUDITED
                                                              JUNE 30, 2000    DECEMBER 31, 1999
                                                              --------------   ------------------
ASSETS
Investments
    Fixed maturities available-for-sale at fair value
      (amortized cost of $2,660.1 and $2,685.4 in 2000 and
      1999, respectively)...................................    $ 2,642.7          $ 2,677.3
    Trading fixed maturities at fair value (amortized cost
      of $216.8 and $1.0 in 2000 and 1999, respectively)....        218.0                1.0
    Short-term investments..................................         56.8              177.2
    Mortgage loans..........................................        892.7              931.4
    Real estate.............................................         96.7               95.1
    Policy loans............................................         41.2               40.7
    Other invested assets...................................         75.4               67.9
                                                                ---------          ---------
    Total investments.......................................      4,024.1            3,990.6
                                                                ---------          ---------
    Cash and cash equivalents...............................        308.9              550.3
    Accrued investment income...............................         50.4               50.5
    Deferred policy acquisition costs.......................        734.4              686.3
    Outstanding premiums....................................          2.0                2.7
    Other assets............................................         49.5               81.2
    Separate account assets.................................     17,406.0           16,123.3
                                                                ---------          ---------
    Total assets............................................    $22,575.3          $21,484.9
                                                                =========          =========
LIABILITIES
    Future contract and policy benefits.....................    $   724.2          $   729.3
    Contractholder deposit funds and other policy
      liabilities...........................................      2,978.9            3,144.8
    Unearned revenue........................................          6.2                7.1
    Accrued expenses and taxes..............................         98.0               98.8
    Deferred federal income taxes...........................         64.3               77.7
    Long-term debt payable to affiliates....................        565.0              565.0
    Other liabilities.......................................         46.2               67.7
    Separate account liabilities............................     17,406.0           16,123.3
                                                                ---------          ---------
    Total liabilities.......................................     21,888.8           20,813.7
                                                                ---------          ---------
STOCKHOLDER'S EQUITY
    Common stock, $1,000 par value - 10,000 shares
      authorized; 5,900 shares issued and outstanding.......          5.9                5.9
    Additional paid-in capital..............................        199.4              199.4
    Accumulated other comprehensive income..................          3.0                7.1
    Retained earnings.......................................        478.2              458.8
                                                                ---------          ---------
    Total stockholder's equity..............................        686.5              671.2
                                                                ---------          ---------
    Total liabilities and stockholder's equity..............    $22,575.3          $21,484.9
                                                                =========          =========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED CONSOLIDATED
                             FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (IN MILLIONS)
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999

                                                              UNAUDITED   UNAUDITED
                                                                2000        1999
                                                              ---------   ---------
Net income..................................................    $24.4       $ 1.7
Other comprehensive income:
    Net change in unrealized holding gains and losses on
      available-for-sale securities, net of tax.............     (4.2)       31.6
    Other...................................................      0.1          --
                                                                -----       -----
Other comprehensive income..................................     (4.1)       31.6
                                                                -----       -----
Comprehensive income........................................    $20.3       $33.3
                                                                =====       =====

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED CONSOLIDATED
                             FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (IN MILLIONS) FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)

                                                              ACCUMULATED
                                                ADDITIONAL       OTHER                      TOTAL
                                      COMMON     PAID-IN     COMPREHENSIVE   RETAINED   STOCKHOLDER'S
                                      STOCK      CAPITAL        INCOME       EARNINGS      EQUITY
                                     --------   ----------   -------------   --------   -------------
Balance at December 31, 1998.......    $5.9       $199.4        $ 75.9        $496.4        $777.6
Comprehensive income:
  Net income.......................      --           --            --           1.7           1.7
  Other comprehensive income.......      --           --          31.6            --          31.6
  Dividends to stockholder.........      --           --            --         (75.0)        (75.0)
                                       ----       ------        ------        ------        ------
Balance at June 30, 1999...........    $5.9       $199.4        $107.5        $423.1        $735.8
                                       ====       ======        ======        ======        ======
Balance at December 31, 1999.......    $5.9       $199.4        $  7.1        $458.8        $671.2
Comprehensive income:
  Net income.......................      --           --            --          24.4          24.4
  Other comprehensive income
    (loss).........................      --           --          (4.1)           --          (4.1)
  Dividends to stockholder.........      --           --            --          (5.0)         (5.0)
                                       ----       ------        ------        ------        ------
Balance at June 30, 2000...........    $5.9       $199.4        $  3.0        $478.2        $686.5
                                       ====       ======        ======        ======        ======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED CONSOLIDATED
                             FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS (IN MILLIONS)
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999

                                                              UNAUDITED   UNAUDITED
                                                                2000        1999
                                                              ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income from continuing operations.......................  $   24.4    $    26.2
Adjustments to reconcile net income from continuing
  operations to net cash provided by operating activities:
  Amortization of discount and premiums.....................      (1.3)        (0.2)
  Depreciation and amortization.............................       1.1          1.1
  Net realized (gains) losses on investments................       2.7         (7.2)
  Tax benefit on disposal of subsidiary.....................        --         14.9
  Interest credited to contractholder deposits..............      97.9        113.4
  Deferred federal income taxes.............................     (11.1)        (5.3)
Changes in assets and liabilities:
  Deferred acquisition costs................................     (45.2)       (31.3)
  Accrued investment income.................................       0.1          8.9
  Other assets..............................................      25.2        (38.5)
  Future contract and policy benefits.......................      (5.1)        (3.4)
  Other, net................................................      14.2         22.3
                                                              ---------   ---------
Net cash provided by operating activities...................     102.9        100.9
                                                              ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Sales, maturities and repayments of:
    Available-for-sale fixed maturities.....................     539.4        849.7
    Subsidiary..............................................        --         29.5
    Mortgage loans..........................................      76.8         65.4
    Real estate.............................................       7.3           --
  Purchases of:
    Available-for-sale fixed maturities.....................    (522.4)      (324.1)
    Other invested assets...................................      (0.5)        (1.6)
    Mortgage loans..........................................     (37.0)      (140.8)
    Real estate.............................................     (11.2)          --
  Changes in other investing activities, net................       1.6          2.6
  Net change in policy loans................................      (0.5)        (1.3)
  Net change in short term investments......................      88.4        (94.0)
                                                              ---------   ---------
Net cash provided by (used in) investing activities.........     (76.2)       385.4
                                                              ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Deposits to contractholder deposit funds..................     840.0        754.3
  Withdrawals from contractholder deposit funds.............  (1,103.1)    (1,085.7)
  Dividends paid to stockholder.............................      (5.0)       (75.0)
                                                              ---------   ---------
Net cash used in financing activities.......................    (268.1)      (406.4)
                                                              ---------   ---------
Net change in cash and cash equivalents.....................    (241.4)        79.9
  Cash and cash equivalents, beginning of period............     550.3        264.7
  Cash and cash equivalents, end of period..................  $  308.9    $   344.6
                                                              =========   =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Income taxes paid, net of refunds (benefits)..............  $   38.1    $   (14.3)
  Interest Paid.............................................      21.2         21.2

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED CONSOLIDATED
                             FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

GENERAL

Sun Life Assurance Company of Canada (U.S.) (the "Company") was incorporated in 1970 as a life insurance company domiciled in the state of Delaware. The Company and its subsidiaries are licensed in 49 states and certain other territories and are engaged in the sale of individual variable life insurance, individual fixed and variable annuities, group fixed and variable annuities, group pension contracts, group life and disability insurance, and other asset management services.

The Company is a wholly owned subsidiary of Sun Life of Canada (U.S.) Holdings, Inc. ("Life Holdco"), which is an indirect wholly owned subsidiary of Sun Life Assurance Company of Canada ("SLOC"), the Company's ultimate parent as of December 31, 1999. SLOC is a life insurance company domiciled in Canada which reorganized from a mutual life insurance company to a stock life insurance company on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("Sun Life Financial"), is now the ultimate parent of SLOC and the Company.

BASIS OF PRESENTATION

For the year ended December 31, 1999, the Company filed its Annual Report on Form 10-K using audited statutory financial statements. The Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, which is a comprehensive basis of accounting other than generally accepted accounting principles. The Company has changed its basis of accounting to generally accepted accounting principles ("GAAP") and has restated the financial statements for the prior year ended December 31, 1999 (Consolidated Balance Sheet) and for the period ended June 30, 1999 (Consolidated Statement of Income, Consolidated Statement of Comprehensive Income, Consolidated Statement of Changes in Stockholder's Equity, and Consolidated Statement of Cash Flows) to conform with GAAP. See Note 5 for a reconciliation of statutory surplus to GAAP equity and statutory net income to GAAP net income.

The consolidated financial statements include the accounts of the Company and its subsidiaries. The Company owns all of the outstanding shares of Sun Life Insurance and Annuity Company of New York ("Sun Life (N.Y.)"), Sun Life of Canada (U.S.) Distributors, Inc. ("Sundisco"), Sun Life Financial Services Limited ("SLFSL"), Sun Benefit Services Company, Inc. ("Sunbesco"), Sun Capital Advisers, Inc. ("Sun Capital"), Sun Life Finance Corporation ("Sunfinco"), Sun Life Group Advisers, Inc. ("Sunad"), Sun Life of Canada (U.S.) SPE 97-1, Inc. ("SPE 97-1"), and Clarendon Insurance Agency, Inc. ("Clarendon"). The results are also consolidated with Sun Life of Canada Funding, LLC ("Sun Life Funding"), which is owned by a trust capitalized by the Company. All significant intercompany transactions have been eliminated in consolidation.

Sun Life (N.Y.) is engaged in the sale of individual fixed and variable annuity contracts and group life and disability insurance contracts in its state of domicile, New York. Sundisco is a registered investment adviser and broker-dealer. SLFSL serves as the marketing administrator for the distribution of the offshore products of Sun Life Assurance Company of Canada (Bermuda), an affiliate. Sun Capital is a registered investment adviser. SPE 97-1 was organized for the purpose of engaging in activities incidental to securitizing mortgage loans. Clarendon is a registered broker-dealer that acts as the general distributor of certain annuity and life insurance contracts issued by the Company and its affiliates. Sun Life Funding was organized in connection with the issuance of guaranteed investment contracts to unrelated third parties in overseas markets. Sunbesco, Sunfinco and Sunad are currently inactive.

In June, 2000, the Company transferred all of the outstanding shares of Sun Life Information Services Ireland Limited ("SLIRL") to SLOC. SLIRL provides information systems development services to SLOC and its subsidiaries.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED):
During 1999, the Company sold two of its subsidiaries, Massachusetts Casualty Insurance Company ("MCIC") (sold February, 1999) and New London Trust F.S.B. ("NLT") (sold October, 1999). MCIC is a life insurance company which issues only individual disability income policies. NLT is a federally chartered savings bank, which grants commercial, residential real estate and installment loans. The results of operations of NLT are reported as discontinued operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The most significant estimates are those used in determining deferred policy acquisition costs, investment allowances, and the liabilities for future policyholder benefits. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

In the normal course of business, the Company enters into transactions involving various types of financial instruments, including cash and cash equivalents, investments such as fixed maturities, mortgage loans and equity securities, off balance sheet financial instruments, debt, loan commitments and financial guarantees. These instruments involve credit risk and also may be subject to risk of loss due to interest rate fluctuation. The Company evaluates and monitors each financial instrument individually and, when appropriate, obtains collateral or other security to minimize losses.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents primarily include cash, commercial paper, money market investments, and short term bank participations. All such investments have maturities of three months or less and are considered cash equivalents for purposes of reporting cash flows.

INVESTMENTS

The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments of Debt and Equity Securities. At the time of purchase, fixed maturity securities are classified based on intent, as held-to-maturity, available-for-sale, or trading. In order for the security to be classified as held-to-maturity, the Company must have positive intent and ability to hold the securities to maturity. Securities held-to-maturity are stated at cost, adjusted for amortization of premiums, and accretion of discounts. Trading securities are carried at estimated fair value with changes in unrealized gains or losses reported as a component of net investment income. Securities that do not meet this criterion are classified as available-for-sale. Available-for-sale securities are carried at estimated fair value with changes in unrealized gains or losses reported net of taxes in a separate component of stockholder's equity. Fair values are obtained from external market quotations. All securities transactions are recorded on a trade date basis.

Mortgage loans are stated at unpaid principle balances, net of provisions for estimated losses. Mortgage loans acquired at a premium or discount are carried at amortized values net of provisions for estimated losses. Loans, which include primarily commercial first mortgages, and real estate are diversified by property type and geographic area throughout the United States. Mortgage loans are collateralized by the related properties and generally are no more than 75% of the properties' value at the time that the original loan is made.

A loan is recognized as impaired when it is probable that the principal or interest is not collectible in accordance with the contractual terms of the loan. Measurement of impairment is based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED):
observable market price. A specific valuation allowance is established if the fair value of the impaired loan is less than the recorded amount. Loans are also charged against the allowance when determined to be uncollectible. The allowance is based on a continuing review of the loan portfolio, past loss experience and current economic conditions, which may affect the borrower's ability to pay. While management believes that it uses the best information available to establish the allowance, future adjustments to the allowance may become necessary if economic conditions differ from the assumptions used in making the evaluation.

Real estate investments are held for the production of income or held-for-sale. Real estate investments held for the production of income are carried at the lower of cost adjusted for accumulated depreciation or fair value. Real estate investments held-for-sale are primarily acquired through foreclosure of mortgage loans. The cost of real estate that has been acquired through foreclosure is the estimated fair value at the time of foreclosure. Depreciation of buildings and improvements is calculated using the straight-line method over the estimated useful life of the property, generally 40 to 50 years.

Policy loans are carried at the amount of outstanding principal balance not in excess of net cash surrender values of the related insurance policies.

Other invested assets consist primarily of leveraged leases and tax credit partnerships.

The Company uses derivative financial instruments including financial futures contracts, equity options, interest rate swaps, foreign currency swaps and forward spread lock contracts as a means of hedging exposure to interest rate, currency and equity price risk. Hedge accounting is used to account for certain derivatives. To qualify for hedge accounting, the changes in fair value of the derivative must be expected to substantially offset the changes in the value of the hedged item. Hedges are monitored to ensure that there is a correlation between the derivative instrument and the hedged investment. Derivative instruments qualifying for hedge accounting treatment are marked to market and the related changes in fair value are included in a separate component of stockholder's equity. To the extent that the correlation of the derivative instrument and hedged item is not established, the derivative instrument is marked to market and the related change in fair value is recognized in the statement of operations as a component of net investment income.

Investment income is recognized on an accrual basis. Realized gains and losses on the sales of investments are recognized in operations at the date of sale and are determined using the specific cost identification method. When an impairment of a specific investment or a group of investments is determined to be other than temporary, a realized investment loss is recorded. Changes in the provision for estimated losses on mortgage loans and real estate are included in net realized investment gains and losses.

Interest income on loans is recorded on the accrual basis. Loans are placed in a non-accrual status when management believes that the borrower's financial condition, after giving consideration to economic and business conditions and collection efforts, is such that collection of principal and interest is doubtful. When a loan is placed in non-accrual status, all interest previously accrued is reversed against current period interest income. Interest accruals are resumed on such loans only when they are brought fully current with respect to principal and interest, have performed on a sustained basis for a reasonable period of time, and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

DEFERRED POLICY ACQUISITION COSTS

Acquisition costs consist of commissions, underwriting and other costs which vary with and are primarily related to the production of revenues. Acquisition costs related to investment-type contracts, primarily deferred annuity and guaranteed investment contracts, and universal and variable life products are deferred and amortized with interest in proportion to the present value of estimated gross profits to be realized over the estimated lives of the contracts. Estimated gross profits are composed of net investment

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED):
income, net realized investment gains and losses, life and variable annuity fees, surrender charges and direct variable administrative expenses. This amortization is reviewed annually and adjusted retrospectively by a cumulative charge or credit to current operations when the Company revises its estimate of current or future gross profits to be realized from this group of products, including realized and unrealized gains and losses from investments. Acquisition costs related to fixed annuities and other life insurance products are deferred and amortized, generally in proportion to the ratio of annual revenue to the estimated total revenues over the contract periods based upon the same assumptions used in estimating the liability for future policy benefits.

Deferred acquisition costs for each life product are reviewed to determine if they are recoverable from future income, including investment income. If such costs are determined to be unrecoverable, they are expensed at the time of determination. Although realization of deferred policy acquisition costs is not assured, the Company believes it is more likely than not that all of these costs will be realized. The amount of deferred policy acquisition costs considered realizable, however, could be reduced in the near term if the estimates of gross profits or total revenues discussed above are reduced. The amount of amortization of deferred policy acquisition costs could be revised in the near term if any of the estimates discussed above are revised.

OTHER ASSETS

Property, equipment, leasehold improvements, and capitalized software costs, which are included in other assets, are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line or accelerated method over the estimated useful lives of the related assets, which generally range from 3 to 30 years. Amortization of leasehold improvements is provided using the straight-line method over the lesser of the term of the leases or the estimated useful life of the improvements. Reinsurance receivables from reinsurance ceded are also included in other assets.

POLICY LIABILITIES AND ACCRUALS

Future contract and policy benefits are liabilities for life, health and annuity products. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in force. Future policy benefits for individual life insurance and annuity policies are computed using interest rates ranging from 4.5% to 5.5% for life insurance and 6% to 11.25% for annuities. The liabilities associated with traditional life insurance, annuity and disability insurance products are computed using the net level premium method based on assumptions about future investment yields, mortality, morbidity and persistency. The assumptions used are based upon both the Company's and its affiliates' experience and industry standards. Estimated liabilities are established for group life and health policies that contain experience rating provisions.

Policyholder contract deposits consist of policy values that accrue to the holders of universal life-type contracts and investment-related products such as deferred annuities and guaranteed investment contracts. The liabilities are determined using the retrospective deposit method and consist of net deposits and investment earnings less administrative charges. The liability is before the deduction of any applicable surrender charges.

Other policy liabilities include liabilities for policy and contract claims. These amounts consist of the estimated amount payable for claims reported but not yet settled and an estimate of claims incurred but not reported. The amount reported is based upon historical experience, adjusted for trends and current circumstances. Management believes that the recorded liability is sufficient to provide for the associated claims adjustment expenses. Revisions to these estimates are included in operations in the year such refinements are made.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED):
REVENUE AND EXPENSES

Premiums for traditional individual life and annuity products are considered revenue when due. Premiums related to group life and group disability insurance are recognized as revenue pro-rata over the contract period. The unexpired portion of these premiums is recorded as unearned premiums. Revenue from universal life-type products and investment-related products includes charges for cost of insurance (mortality), initiation and administration of the policy and surrender charges. Revenue is recognized when the charges are assessed except that any portion of an assessment that relates to services to be provided in future years is deferred and recognized over the period during which the services are provided.

Benefits and expenses, other than deferred policy acquisition costs, related to traditional life, annuity, and disability contracts, including group policies, are recognized when incurred in a manner designed to match them with related premium revenue and spread income recognition over expected policy lives. For universal life-type and investment-type contracts, benefits include interest credited to policyholders' accounts and death benefits in excess of account values, which are recognized as incurred.

INCOME TAXES

The Company and its subsidiaries participate in a consolidated federal income tax return with Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc., a direct wholly owned subsidiary of SLOC and parent company of Life Holdco and other affiliates. Deferred income taxes are generally recognized when assets and liabilities have different values for financial statement and tax reporting purposes, and for other temporary taxable and deductible differences as defined by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. These differences result primarily from policy reserves, policy acquisition expenses and unrealized gains or losses on investments.

SEPARATE ACCOUNTS

The Company has established separate accounts applicable to various classes of contracts providing for variable benefits. Contracts for which funds are invested in separate accounts include variable life insurance and individual and group qualified and non-qualified variable annuity contracts. Assets and liabilities of the separate accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contract holders, are shown as separate captions in the financial statements. Assets held in the separate accounts are carried at market value and the investment risk of such securities is retained by the policyholder.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities at fair value in the balance sheet and establishes special accounting for the following three types of hedges: fair value hedges, cash flow hedges, and hedges of foreign currency exposures of net investments in foreign operations.

In June 1999, the FASB issued Statement of Financial Accounting Standards
No. 137 ("SFAS No. 137"), "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB SFAS No. 133." SFAS No. 137 delays the effective date of SFAS No. 133 for all fiscal quarters until fiscal years beginning after June 15, 2000. The Company is evaluating SFAS No. 133 and has not determined its effect on the consolidated financial statements.

On January 1, 1999, the Company adopted the American Institute of Certified Public Accountants (AICPA) Statement of Position 97-3 ("SOP 97-3"), "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments." This statement provides guidance on when an insurance or other

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED):
enterprise should recognize a liability for guaranty fund and other assessments and on how to measure such liability. The adoption of SOP 97-3 had no material impact on the financial position or results of operations of the Company.

On January 1, 1999, the Company adopted AICPA Statement of Position 98-1
("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance for determining whether costs of software developed or obtained for internal use should be capitalized or expensed as incurred. In the past, the Company has expensed such costs as they were incurred.

2.  TRANSACTIONS WITH AFFILIATES

The Company has an agreement with SLOC which provides that SLOC will furnish, as requested, personnel as well as certain services and facilities on a cost-reimbursement basis. Expenses under this agreement amounted to approximately $9,468,000 and $16,842,000 for the three and six month periods in 2000 and $8,508,000 and $15,306,000 for the same periods in 1999.

The Company leases office space to SLOC under lease agreements with terms expiring in September, 2004 and options to extend the terms for each of twelve successive five-year terms at fair market rental not to exceed 125% of the fixed rent for the term which is ending. Rent received by the Company under the leases for the three and six month periods in 2000 amounted to approximately $1,994,000 and $3,988,000, respectively. The rent received for the same periods in 1999 was $1,762,000 and $3,524,000, respectively.

During January 2000, the Company purchased $200 million of term notes issued by an affiliate, Massachusetts Financial Services Company, maturing in 2003 and 2004.

3.  SEGMENT INFORMATION

The Company offers financial products and services such as fixed and variable annuities, guaranteed investment contracts, retirement plan services, and life insurance on an individual and group basis, as well as disability insurance on a group basis. Within these areas, the Company conducts business principally in four operating segments and maintains a corporate segment to provide for the capital needs of the four operating segments and to engage in other financing related activities.

The Individual Protection segment markets and administers a variety of life insurance products sold to individuals and corporate owners of individual life insurance. The products include whole life, universal life and variable life products.

The Group Protection segment markets and administers group life and long-term disability insurance to small and mid-size employers in the State of New York.

The Wealth Management segment markets and administers individual and group variable annuity products, individual and group fixed annuity products which include market value adjusted annuities, and other retirement benefit products. The Company began offering guaranteed investment contracts to unrelated third parties in overseas markets during the second quarter of 2000. These contracts may contain any of a number of features including variable or fixed interest rates and equity index options and may be denominated in foreign currencies. The Company uses derivative instruments to manage the risks inherent in the contract options.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.  SEGMENT INFORMATION (CONTINUED):
Summarized unaudited financial information by segment is provided in the tables below:

                                                 SIX MONTHS ENDED JUNE 30, 2000             JUNE 30,
                                          ---------------------------------------------       2000
                                           TOTAL        TOTAL        PRETAX      NET      ------------
                                          REVENUES   EXPENDITURES    INCOME     INCOME    TOTAL ASSETS
                                          --------   ------------   --------   --------   ------------
                                                          (IN MILLIONS)
Individual Protection...................   $ 19.4       $ 22.2       $(2.8)     $(1.8)     $   826.1
Group Protection........................      8.7          7.7         1.0         .7           28.7
Wealth Management.......................    281.0        234.6        46.4       34.1       21,522.7
Corporate...............................     15.4         24.2        (8.8)      (8.6)         197.8
                                           ======       ======       =====      =====      =========
    Total...............................   $324.5       $288.7       $35.8      $24.4      $22,575.3
                                           ======       ======       =====      =====      =========

                                                                                          DECEMBER 31,
                                                 SIX MONTHS ENDED JUNE 30, 1999               1999
                                          ---------------------------------------------   -------------
                                                          (IN MILLIONS)
Individual Protection...................   $  7.7       $  9.4       $(1.7)     $(1.0)      $   291.5
Group Protection........................      8.4          7.8         0.6        0.3            20.0
Wealth Management.......................    293.0        247.1        45.9       32.1        20,534.2
Corporate...............................     15.1         25.4       (10.3)      (5.2)          639.2
                                           ======       ======       =====      =====       =========
    Total...............................   $324.2       $289.7       $34.5      $26.2       $21,484.9
                                           ======       ======       =====      =====       =========

4.  DISCONTINUED OPERATIONS

In February 1999, the Company completed the sale of its wholly-owned subsidiary, MCIC, for approximately $34,000,000. The Company realized a loss of $25,600,000 on the sale.

In October 1999, the Company completed the sale of its wholly-owned subsidiary, NLT.

A summary of the results of these discontinued operations follows:

                                                           THREE MONTHS ENDED   SIX MONTHS ENDED
                                                             JUNE 30, 1999       JUNE 30, 1999
                                                           ------------------   ----------------
                                                                       (IN MILLIONS)
Revenue..................................................         $7.2                $14.7
Expenses.................................................          6.7                 12.9
Provision for income taxes...............................          0.4                  0.9
                                                                  ====                =====
Income from discontinued operations......................         $0.1                $ 0.9
                                                                  ====                =====

5.  STATUTORY FINANCIAL INFORMATION

For the year ended December 31, 1999, the Company filed its Annual Report on Form 10-K using audited statutory financial statements. The Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, which is a comprehensive basis of accounting other than GAAP. The Company changed its basis of accounting to GAAP and has restated the financial statements for the prior year ended December 31, 1999 (Consolidated Balance Sheet) and for the period ended
June 30, 1999 (Consolidated Statement of Income, Consolidated Statement of Comprehensive Income, Consolidated Statement of Changes in Stockholder's Equity, and Consolidated Statement of Cash Flows) to conform with GAAP. The Statutory Balance Sheet filed as part of the 1999 Annual Report on Form 10-K is shown below:

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  STATUTORY FINANCIAL INFORMATION (CONTINUED):
STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND
CAPITAL STOCK AND SURPLUS

                                                              DECEMBER 31, 1999
                                                              -----------------
                                                                (IN MILLIONS)
ADMITTED ASSETS
Bonds.......................................................     $ 1,221,970
Common stocks...............................................          75,283
Mortgage loans on real estate...............................         528,911
Properties acquired in satisfaction of debt.................          15,641
Investment real estate......................................          79,182
Policy loans................................................          40,095
Cash and short-term investments.............................         316,971
Other invested assets.......................................          67,938
Investment income due and accrued...........................          25,303
Other assets................................................           5,807
                                                                 -----------
General account assets......................................       2,377,101
Separate account assets
  Unitized..................................................      15,490,328
  Non-unitized..............................................       2,080,726
                                                                 -----------
TOTAL ADMITTED ASSETS.......................................     $19,948,155
                                                                 ===========
LIABILITIES
Aggregate reserve for life policies and contracts...........     $ 1,153,642
Supplementary contracts.....................................           3,182
Policy and contract claims..................................             962
Liability for premium and other deposit funds...............         564,820
Surrender values on cancelled policies......................              16
Interest maintenance reserve................................          41,771
Commissions to agents due or accrued........................           3,253
General expenses due or accrued.............................          14,055
Transfers from Separate Accounts due or accrued.............        (467,619)
Taxes, licenses and fees due or accrued, excluding FIT......             379
Federal income taxes due or accrued.........................          89,031
Unearned investment income..................................              22
Amounts withheld or retained by company as agent or
  trustee...................................................            (442)
Remittances and items not allocated.........................           1,078
Asset valuation reserve.....................................          44,071
Payable to parent, subsidiaries, and affiliates.............          26,284
Other liabilities...........................................          16,674
                                                                 -----------
General account liabilities 1,491,179 Separate account
  liabilities:
  Unitized..................................................      15,489,908
  Non-unitized..............................................       2,080,726
                                                                 -----------
TOTAL LIABILITIES...........................................      19,061,813
                                                                 -----------

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  STATUTORY FINANCIAL INFORMATION (CONTINUED):

                                                              DECEMBER 31, 1999
                                                              -----------------
                                                                (IN MILLIONS)
CAPITAL STOCK AND SURPLUS
Common capital stock........................................     $     5,900
                                                                 -----------
Surplus notes...............................................         565,000
Gross paid in and contributed surplus.......................         199,355
Unassigned funds............................................         116,087
                                                                 -----------
Surplus.....................................................         880,442
Total common capital stock and surplus......................         886,342
                                                                 -----------
TOTAL LIABILITIES, CAPITAL STOCK AND SURPLUS................     $19,948,155
                                                                 ===========

The following information reconciles statutory net income and statutory surplus with net income and equity on a GAAP basis.

                                                                  SIX MONTHS
                                                                     ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                 (IN MILLIONS)
Statutory net income........................................   $ 35.6     $ 41.3
Adjustments to GAAP for life insurance companies:
  Statutory interest maintenance reserve....................     (1.6)      (1.8)
  Investment income and realized gains (losses).............     (8.2)       4.7
  Policyowner benefits......................................    (66.8)     (82.2)
  Deferred policy acquisition costs.........................     45.8       32.4
  Deferred income taxes.....................................      6.9        3.9
Other, net..................................................     12.7        3.4
                                                               ------     ------
GAAP net income (loss)......................................   $ 24.4     $  1.7
                                                               ======     ======

                                                                   THREE MONTHS
                                                                  ENDED JUNE 30,
                                                              -----------------------
                                                                2000           1999
                                                              --------       --------
                                                                   (IN MILLIONS)
Statutory net income........................................   $ 14.2         $  3.6
Adjustments to GAAP for life insurance companies:
  Statutory interest maintenance reserve....................     (0.8)          (0.9)
  Investment income and realized gains (losses).............    (10.1)          19.2
  Policyowner benefits......................................    (42.4)         (46.8)
  Deferred policy acquisition costs.........................      6.8           15.8
  Deferred income taxes.....................................     18.0           12.9
Other, net..................................................     11.0            2.1
                                                               ------         ------
GAAP net income (loss)......................................   $ (3.3)        $  5.9
                                                               ======         ======

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(A Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  STATUTORY FINANCIAL INFORMATION (CONTINUED):

                                                              JUNE 30,   DECEMBER 31,
                                                                2000         1999
                                                              --------   ------------
                                                                   (IN MILLIONS)
Statutory surplus...........................................  $ 916.1      $ 886.3
Adjustments to GAAP for life insurance companies:
  Valuation of investments..................................     (6.9)         3.7
  Deferred policy acquisition costs.........................    734.4        686.3
  Future policy benefits and Contractholder deposit funds...   (423.8)      (350.2)
  Deferred income taxes.....................................    (63.8)       (86.1)
  Statutory interest maintenance reserve....................     39.2         42.3
  Statutory asset valuation reserve.........................     40.4         45.3
  Surplus notes.............................................   (565.0)      (565.0)
  Capitalized software costs................................      5.9
  Other, net................................................     10.0          8.6
                                                              -------      -------
GAAP equity.................................................  $ 686.5      $ 671.2
                                                              =======      =======

The National Association of Insurance Commissioners has codified statutory accounting practices, which are expected to constitute the only source of prescribed statutory accounting practices and are effective in 2001. Codification will change prescribed statutory accounting practices and may result in changes to the accounting practices that insurance enterprises use to prepare their statutory financial statements. The changes of codification will not have a material impact on statutory surplus.

6.  COMMITMENTS AND CONTINGENT LIABILITIES

The Company is involved in pending and threatened litigation in the normal course of its business in which claims for monetary and punitive damages have been asserted. Although there can be no assurances, at the present time the Company does not anticipate that the ultimate liability arising from such pending or threatened litigation, after consideration of provisions made for potential losses and costs of defense, will have a material adverse effect on the financial condition of operating results of the Company.

Under insurance guaranty fund laws in each state, the District of Columbia and Puerto Rico, insurers licensed to do business can be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Recent regulatory actions against certain large life insurers encountering financial difficulty have prompted various state insurance guaranty associations to begin assessing life insurance companies for the deemed losses. Most of these laws do provide, however, that an assessment may be excused or deferred it would threaten an insurer's solvency and further provide annual limits on such assessments. Part of the assessments paid by the Company and its subsidiaries pursuant to these laws may be used as credits for a portion of the associated premium taxes.

            TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Calculation of Performance Data
Advertising and Sales Literature
Calculations
  Example of Variable Accumulation Unit Value Calculation
  Example of Variable Annuity Unit Calculation
  Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Financial Statements

      This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated October 6, 2000 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (888) 786-2435.


--------------------------------------------------------------------------------


To:     Sun Life Assurance Company of Canada (U.S.)
        c/o Retirement Products and Services
        P.O. Box 9133
        Boston, Massachusetts 02117

        Please send me a Statement of Additional Information for Select Four Variable and Fixed Annuity
        Sun Life of Canada (U.S.) Variable Account F.


Name         ------------------------------------------------------------

Address      ------------------------------------------------------------

             ------------------------------------------------------------

City       --------------------------   State  --------------       Zip  -------

Telephone  ------------------------------------------------------------

                                   APPENDIX A
                                    GLOSSARY

      The following terms as used in this Prospectus have the indicated meanings:

      ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

      ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

      ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Contract Date is on March 12, the first Account Year is determined from the Contract Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-business day, the previous business day will be used.)

      ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

      *ANNUITANT: The person or persons to whom the first annuity payment is made. If the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the sole Annuitant. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date. If you have not named a sole Annuitant on the 30th day before the Annuity Commencement Date and both the Annuitant and Co-Annuitant are living, the Co-Annuitant will be the sole Annuitant/Payee during the Income Phase.

      ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

      ANNUITY OPTION: The method you choose for making annuity payments.

      ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

      APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

      *BENEFICIARY: Prior to the Annuity Commencement Date, the person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who, in the event of the Participant's death, is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code. After the Annuity Commencement Date, the person or entity having the right to receive any payments due under the Annuity Option elected, if applicable, upon the death of the Payee.

      BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

      CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

      COMPANY: Sun Life Assurance Company of Canada (U.S.).

      CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

      CONTRACT DATE: The date on which we issue your Contract. This is called the "Date of Coverage" in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

      COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the the Participant/Owner is the Covered Person.

      DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Annuitant's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in one lump sum.

      DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

      FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

      FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

      FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

      FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

      GROUP CONTRACT: A Contract issued by the Company on a group basis.

      GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

      GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

      GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

      INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

      INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

      NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

      NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

      NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

      *OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k),
Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

      *PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

      PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

      PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

      QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

      RENEWAL DATE: The last day of a Guarantee Period.


      SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.


      VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

      VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

      VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

      VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

      VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

                                   APPENDIX B
        WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

PART 1: VARIABLE ACCOUNT (THE MARKET VALUE ADJUSTMENT DOES NOT APPLY TO THE VARIABLE ACCOUNT)
WITHDRAWAL CHARGE CALCULATION:
FULL WITHDRAWAL:

      Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

                                             PAYMENT
                HYPOTHETICAL      FREE      SUBJECT TO   WITHDRAWAL   WITHDRAWAL
     ACCOUNT      ACCOUNT      WITHDRAWAL   WITHDRAWAL     CHARGE       CHARGE
       YEAR        VALUE         AMOUNT       CHARGE     PERCENTAGE     AMOUNT
     --------   ------------   ----------   ----------   ----------   ----------
(a)     1          $41,000      $ 4,000      $37,000       6.00%        $2,220
        2          $44,200      $ 4,000      $40,000       6.00%        $2,400
(b)     3          $47,700      $ 4,000      $40,000       5.00%        $2,000
        4          $51,500      $ 4,000      $40,000       5.00%        $2,000
(c)     5          $55,600      $55,600      $     0       0.00%        $    0
        6          $60,000      $60,000      $     0       0.00%        $    0

(a) The free withdrawal amount in any year is equal to 10% of all of the Purchase Payments you have made. In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $4,000.

(b) In Account Year 3, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The Account Value minus the free withdrawal amount is $47,700 minus $4,000, which equals $43,700; however, the amount subject to a withdrawal charge is capped at the amount of your unliquidated Purchase Payments. Therefore, the amount subject to a withdrawal charge is $40,000, which is the amount of your unliquidated Purchase Payments.

(c) In Account Year 5, you have passed your fourth Account Anniversary, so no withdrawal charges apply to any withdrawals you make.

PARTIAL WITHDRAWAL

      Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there is a series of 4 partial withdrawals made during the fourth Account Year of $3,000, $8,000, $12,000, and $22,000.


                                REMAINING                                                             REMAINING
                HYPOTHETICAL      FREE                      AMOUNT OF                                   FREE       HYPOTHETICAL
                  ACCOUNT      WITHDRAWAL                  WITHDRAWAL                                WITHDRAWAL      ACCOUNT
                   VALUE         AMOUNT                    SUBJECT TO    WITHDRAWAL    WITHDRAWAL      AMOUNT         VALUE
     ACCOUNT       BEFORE        BEFORE       AMOUNT OF    WITHDRAWAL      CHARGE        CHARGE         AFTER         AFTER
       YEAR      WITHDRAWAL    WITHDRAWAL    WITHDRAWAL      CHARGE      PERCENTAGE      AMOUNT      WITHDRAWAL     WITHDRAWAL
     --------   ------------   -----------   -----------   -----------   -----------   -----------   -----------   ------------
        1         $41,000        $4,000        $     0       $     0        6.00%        $    0        $4,000        $41,000
        2         $44,200        $4,000        $     0       $     0        6.00%        $    0        $4,000        $44,200
        3         $47,700        $4,000        $     0       $     0        5.00%        $    0        $4,000        $47,700
(a)     4         $48,200        $4,000        $ 3,000       $     0        5.00%        $    0        $1,000        $45,200
(b)     4         $46,000        $1,000        $ 8,000       $ 7,000        5.00%        $  350        $    0        $37,650
(c)     4         $38,250        $    0        $12,000       $12,000        5.00%        $  600        $    0        $25,650
(d)     4         $26,050        $    0        $22,000       $21,000        5.00%        $1,050        $    0        $ 3,000

      Totals      $26,050        $    0        $45,000       $40,000        5.00%        $2,000        $    0        $ 3,000

(a) In Account Year 4, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The partial withdrawal amount of $3,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b) Since a partial withdrawal of $3,000 was taken, the remaining free withdrawal amount in Account Year 4 is $4,000 - $3,000 = $1,000. Therefore, $1,000 of the $8,000 withdrawal is not subject to a withdrawal charge, and $7,000 is subject to a withdrawal charge. Of the $11,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $7,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $33,000.

(c) Since $4,000 of the two prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $4,000 - $4,000 = $0. Therefore, the entire $12,000 withdrawal is subject to a withdrawal charge. Of the $23,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $19,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $21,000.

(d) Since $4,000 of the three prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $4,000 - $4,000 = $0. The amount of unliquidated Purchase Payments remaining before this withdrawal is $21,000. Therefore, $21,000 of the $22,000 withdrawal is taken from Purchase Payments and is subject to a withdrawal charge, and $1,000 of the withdrawal is taken from earnings and is not subject to a withdrawal charge. Of the $45,000 withdrawn to date, $4,000 has been from the free withdrawal amount, $40,000 has been from Purchase Payments, and $1,000 has been from earnings. The amount of unliquidated Purchase Payments is now equal to $0.
    Note that if the $3,000 remaining balance was withdrawn, it would all be from earnings and not subject to a withdrawal charge. The total Account
    Year 4 withdrawal charges would then be $2,000, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

PART 2 -- FIXED ACCOUNT -- EXAMPLES OF THE MARKET VALUE ADJUSTMENT ("MVA")

      The MVA Factor is:

                  N/12
      1 + I
  ( --------  )             -1
    1 + J + b

      These examples assume the following:

        (1) The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

        (2) The date of surrender is 2 years from the Expiration Date (N = 24).

        (3) The value of the Guarantee Amount on the date of surrender is $11,910.16.

        (4) The interest earned in the current Account Year is $674.16.

        (5) No transfers or partial withdrawals affecting this Guarantee Amount have been made.

        (6) Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

EXAMPLE OF A NEGATIVE MVA:

      Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

                                              N/12
                                  1 + I
 The MVA factor =           (   --------  )             -1
                                1 + J + b

                                            24/12
                                1 + .06
                =           (   ------  )             -1
                                1 + .08

                =           (.981)TO THE POWER OF (2) -1

                =           .963 -1

                =     -     .037

      The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                  ($11,910.16 - $674.16) X (-.037) = -$415.73

      -$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

      For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

EXAMPLE OF A POSITIVE MVA:

      Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

                                              N/12
                                  1 + I
 The MVA factor =           (   --------  )             -1
                                1 + J + b

                                            24/12
                                1 + .06
                =           (   ------  )             -1
                                1 + .05

                =           (1.010)TO THE POWER OF (2) -1

                =           1.019 -1

                =           .019

      The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                    ($11,910.16 - $674.16) X .019 = $213.48

      $213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

      For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) X .019 = $25.19.

      $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

                                   APPENDIX C
                       CALCULATION OF BASIC DEATH BENEFIT

EXAMPLE 1:

      Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
    Account Value                           =  $ 80,000.00
    Cash Surrender Value                    =  $ 74,400.00
    Purchase Payments                       =  $100,000.00
The Basic Death Benefit would therefore be:    $100,000.00

EXAMPLE 2:

      Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
    Account Value                           =  $ 60,000.00
    Cash Surrender Value                    =  $ 55,200.00
    Adjusted Purchase Payments*             =  $ 75,000.00
The Basic Death Benefit would therefore be:    $ 75,000.00

*Adjusted Purchase Payments can be calculated as follows:
Payments X (Account Value after withdrawal DIVIDED BY Account Value before withdrawal)
$100,000.00 X ($60,000.00  DIVIDED BY $80,000.00)

                                   APPENDIX D
           CALCULATION OF EARNINGS ENHANCEMENT OPTIONAL DEATH BENEFIT

EXAMPLE 1:

      Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $150,000.00. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Basic Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
    Account Value                                         =  $150,000.00
    Cash Surrender Value                                  =  $145,000.00
    Adjusted Purchase Payments                            =  $100,000.00
The Basic Death Benefit would therefore                   =  $150,000.00

The benefit under the optional death benefit rider
can be calculated as follows:
The lesser of:
    Adjusted Purchase Payments                            =  $100,000.00
    Account Value -- adjusted Purchase Payments           =  $ 50,000.00
Amount to use to determine rider benefit                  =  $ 50,000.00
The amount to be paid on the rider benefit                =  $ 50,000.00          X 40% = $20,000.00

      The total Death Benefit would be the amount paid on the Basic Death Benefit plus the amount paid on the Earnings Enhancement Optional Death Benefit
Rider: $150,000.00 + $20,000.00 = $170,000.00

EXAMPLE 2:

      Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $130,000.00.

The Basic Death Benefit is the greatest of:
    Account Value                                         =  $130,000.00
    Cash Surrender Value                                  =  $127,000.00
    Adjusted Purchase Payments*                           =  $ 86,666.67
The Basic Death Benefit would therefore                   =  $130,000.00

*Adjusted Purchase Payments can be calculated as follows:
Payments X (Account Value after withdrawal  DIVIDED BY Account Value before withdrawal)
$100,000.00 X ($130,000.00  DIVIDED BY $150,000.00)

The benefit under the optional death benefit rider
can be calculated as follows:
The lesser of:
    Adjusted Purchase Payments                            =  $ 86,666.67
    Account Value -- adjusted Purchase Payments           =  $ 43,333.33
Amount to use to determine rider benefit:                 =  $ 43,333.33
The amount to be paid on the rider benefit                =  $ 43,333.33          X 40% = $17,333.33

      The total Death Benefit would be the amount paid on the Basic Death Benefit plus the amount paid on the Earnings Enhancement Optional Death Benefit
Rider: $130,000.00 + $17,333.33 = $147,333.33.

                                   APPENDIX E
 CALCULATION OF DEATH BENEFIT WHEN ALL THREE OPTIONAL DEATH BENEFITS RIDERS ARE
                                    SELECTED

      Assume a Purchase Payment of $100,000.00 is made on the Contract Date, no additional Purchase Payments or withdrawals are made and all of the money is invested in the Sub-Accounts. In addition, on the Death Benefit Date the Account Value is $150,000.00, the value of the Purchase Payment accumulated at 5% until the Death Benefit Date is $160,000.00, and the Maximum Account Anniversary Value is $170,000.00. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest
  of:
    Account Value                              =  $150,000.00
    Cash Surrender Value                       =  $142,800.00
    Total of adjusted Purchase Payments        =  $100,000.00
    5% Premium Roll-Up Rider                   =  $160,000.00
    Maximum Account Anniversary Value Rider    =  $170,000.00
The Death Benefit Amount would therefore       =  $170,000.00

~ PLUS ~

The Earnings Enhancement Rider benefit is calculated as
follows:
The lesser of:
    Adjusted Purchase Payments                 =  $100,000.00
    Account Value -- adjusted Purchase
      Payments                                 =  $ 50,000.00
Amount to use to determine this rider
benefit:                                       =  $ 50,000.00
The amount to be paid on the rider benefit     =  $ 50,000.00          X 40% = $20,000.00

      The total Death Benefit would be the amount paid on the Maximum Account Anniversary Rider plus the amount paid on the Earnings Enhancement Rider:
$170,000.00 + $20,000.00 = $190,000.00

                                        SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
                                        C/O RETIREMENT PRODUCTS AND SERVICES
                                        P.O. BOX 9133
                                        BOSTON, MASSACHUSETTS 02103

                                        TELEPHONE:
                                        Toll Free (888) 786-2435

                                        GENERAL DISTRIBUTOR
                                        Clarendon Insurance Agency, Inc.
                                        One Sun Life Executive Park
                                        Wellesley Hills, Massachusetts 02481

                                        AUDITORS
                                        Deloitte & Touche LLP
                                        200 Berkeley Street
                                        Boston, Massachusetts 02116

FUT367

                                                      Rule 424(b)(3)
                                                      File No. 333-46566

                                                      October 6, 2000



                                FUTURITY SELECT FOUR

                             VARIABLE AND FIXED ANNUITY

                        STATEMENT OF ADDITIONAL INFORMATION

                    SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

                                 TABLE OF CONTENTS

Calculation of Performance Data ............................................. 2
Advertising and Sales Literature ............................................ 9
Calculations ................................................................13
     Example of Variable Accumulation Unit Value Calculation.................13
     Example of Variable Annuity Unit Calculation ...........................13
     Example of Variable Annuity Payment Calculation ........................13
Distribution of the Contract ................................................13
Designation and Change of Beneficiary .......................................14
Custodian ...................................................................14
Financial Statements ........................................................14



          The Statement of Additional Information sets forth information which may be of interest to prospective purchasers of the Futurity Select Four Variable and Fixed Annuity Contract (the "Contract") issued by Sun Life Assurance Company of Canada (U.S.) (the "Company") in connection with Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") which is not included in the Prospectus dated October 6, 2000. This Statement of Additional Information should be read in conjunction with the Prospectus, a copy of which may be obtained without charge from the Company by writing to Sun Life Assurance Company of Canada (U.S.), c/o Retirement Products and Services, P.O. Box 9133, Boston, Massachusetts 02117, or by telephoning (888) 786-2435.


          The terms used in this Statement of Additional Information have the same meanings as in the Prospectus.


--------------------------------------------------------------------------------
THIS STATEMENT OF ADDITIONAL INFORMATION IS NOT A PROSPECTUS AND IS AUTHORIZED FOR DISTRIBUTION TO PROSPECTIVE PURCHASERS ONLY IF PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS.

                          CALCULATION OF PERFORMANCE DATA
                            AVERAGE ANNUAL TOTAL RETURN:



          The table below shows, for various Sub-Accounts of the Variable Account, the Average Annual Total Return for the stated periods (or shorter period indicated in the note below), based upon a hypothetical initial Purchase Payment of $1,000, calculated in accordance with the formula set out after the table. For purposes of determining the investment results in this table, the actual investment performance of each Fund is reflected from the date the Fund commenced operations ("Inception"), although the Contract has been offered only since October 6, 2000. No information is shown for the Funds that have not commenced operations or that have been in operation for less than one year.




                             AVERAGE ANNUAL TOTAL RETURN
                           PERIOD ENDING DECEMBER 31, 1999

1.35% M&E:
----------

                                                                                         10 YEAR          FUND
                                                              1 YEAR   3 YEAR   5 YEAR     OR           INCEPTION
FUND                                                          PERIOD   PERIOD   PERIOD   LIFE(1)          DATE
----                                                          ------   ------   ------   -------   -------------------
AIM V.I. Capital Appreciation Fund                            36.39%      -        -      26.04%          May 5, 1993
AIM V.I. Growth Fund                                          27.13%      -        -      28.69%          May 5, 1993
AIM V.I. Growth and Income Fund                               26.13%      -        -      22.40%          May 2, 1994
AIM V.I. International Equity Fund                            46.72%      -        -      29.26%          May 5, 1993
Alger American Growth Portfolio                               25.66%      -        -      30.58%      January 1, 1989
Alger American Income and Growth Portfolio                    34.25%      -        -      30.35%    November 15, 1988
Alger American Small Capitalization Portfolio                 35.20%      -        -      21.12%   September 21, 1988
Goldman Sachs VIT CORE-SM- Large Cap Growth Fund              27.31%      -        -      20.60%    February 13, 1998
Goldman Sachs VIT CORE-SM- Small Cap Equity Fund               9.67%      -        -     (1.34)%    February 13, 1998
Goldman Sachs VIT CORE-SM- U.S. Equity Fund                   16.35%      -        -      16.02%    February 13, 1998
Goldman Sachs VIT Growth and Income Fund                     (1.91)%      -        -     (5.23)%     January 12, 1998
Goldman Sachs VIT International Equity Fund                   23.79%      -        -      15.73%     January 12, 1998
J.P. Morgan International Opportunities Portfolio (2)         28.54%      -        -       9.78%      January 3, 1995
J.P. Morgan Small Company Portfolio (2)                       36.17%      -        -       6.79%      January 3, 1995
J.P. Morgan U.S. Disciplined Equity Portfolio (2)             10.67%      -        -      10.88%      January 3, 1995
Lord Abbett Growth and Income Portfolio                        8.88%      -        -       5.26%     December 1, 1989
MFS/Sun Life Capital Appreciation Series                      24.20%    24.78%   25.83%   16.87%        June 12, 1985
MFS/Sun Life Emerging Growth Series                           67.09%    39.05%     -      34.34%          May 1, 1995
MFS/Sun Life Government Securities Series                    (8.69)%     1.81%    5.09%    5.47%        June 12, 1985
MFS/Sun Life High Yield Series                               (0.41)%     3.66%    8.19%    8.74%        June 12, 1985
MFS/Sun Life Massachusetts Investors Growth Stock Series      27.66%      -        -      29.60%          May 1, 1998
MFS/Sun Life Massachusetts Investors Trust Series            (0.28)%    17.49%   22.86%   15.56%     December 5, 1986
MFS/Sun Life New Discovery Series                             51.75%      -        -      32.66%          May 5, 1998
MFS/Sun Life Total Return Series                             (4.32)%     8.76%   13.41%   10.08%         May 16, 1988
MFS/Sun Life Utilities Series                                 23.42%    24.13%   24.91%   18.63%    November 16, 1993
Sun Capital Blue Chip Mid Cap Fund                              -         -        -      18.20%   September 13, 1999
Sun Capital Investment Grade Bond Fund                       (7.47)%      -        -     (7.34)%     December 7, 1998
Sun Capital Investors Foundation Fund                           -         -        -       3.66%   September 13, 1999
Sun Capital Money Market Fund                                (2.62)%      -        -     (2.37)%     December 7, 1998
Sun Capital Real Estate Fund                                (10.55)%      -        -     (9.37)%     December 7, 1998
Sun Capital Select Equity Fund                                  -         -        -      17.79%   September 13, 1999



1.50% M&E:
----------

                                                                                         10 YEAR          FUND
                                                              1 YEAR   3 YEAR   5 YEAR     OR           INCEPTION
FUND                                                          PERIOD   PERIOD   PERIOD   LIFE(1)          DATE
----                                                          ------   ------   ------   -------   -------------------
AIM V.I. Capital Appreciation Fund                            36.18%      -        -      25.84%          May 5, 1993
AIM V.I. Growth Fund                                          26.93%      -        -      28.49%          May 5, 1993
AIM V.I. Growth and Income Fund                               25.93%      -        -      22.21%          May 2, 1994
AIM V.I. International Equity Fund                            46.50%      -        -      29.06%          May 5, 1993
Alger American Growth Portfolio                               25.46%      -        -      30.37%      January 1, 1989
Alger American Income and Growth Portfolio                    34.04%      -        -      30.15%    November 15, 1988
Alger American Small Capitalization Portfolio                 34.99%      -        -      20.93%   September 21, 1988
Goldman Sachs VIT CORE-SM- Large Cap Growth Fund              27.11%      -        -      20.41%    February 13, 1998
Goldman Sachs VIT CORE-SM- Small Cap Equity Fund               9.50%      -        -     (1.49)%    February 13, 1998
Goldman Sachs VIT CORE-SM- U.S. Equity Fund                   16.16%      -        -      15.83%    February 13, 1998
Goldman Sachs VIT Growth and Income Fund                     (2.06)%      -        -     (5.37)%     January 12, 1998
Goldman Sachs VIT International Equity Fund                   23.60%      -        -      15.35%     January 12, 1998
J.P. Morgan International Opportunities Portfolio (2)         28.34%      -        -       9.61%      January 3, 1995
J.P. Morgan Small Company Portfolio (2)                       35.95%      -        -       6.62%      January 3, 1995
J.P. Morgan U.S. Disciplined Equity Portfolio (2)             10.49%      -        -      10.70%      January 3, 1995
Lord Abbett Growth and Income Portfolio                        8.71%      -        -       5.09%     December 1, 1989
MFS/Sun Life Capital Appreciation Series                      24.01%    24.58%   25.64%   16.69%        June 12, 1985
MFS/Sun Life Emerging Growth Series                           66.84%    38.84%     -      34.13%          May 1, 1995
MFS/Sun Life Government Securities Series                    (8.83)%     1.64%    4.93%    5.31%        June 12, 1985
MFS/Sun Life High Yield Series                               (0.56)%     3.50%    8.03%    8.57%        June 12, 1985
MFS/Sun Life Massachusetts Investors Growth Stock Series      27.46%      -        -      29.40%          May 1, 1998
MFS/Sun Life Massachusetts Investors Trust Series            (0.43)%    17.31%   22.68%   15.38%     December 5, 1986
MFS/Sun Life New Discovery Series                             51.52%      -        -      32.46%          May 5, 1998
MFS/Sun Life Total Return Series                             (4.46)%     8.58%   13.23%    9.91%         May 16, 1988
MFS/Sun Life Utilities Series                                 23.23%    23.94%   24.72%   18.45%    November 16, 1993
Sun Capital Blue Chip Mid Cap Fund                              -         -        -      18.14%   September 13, 1999
Sun Capital Investment Grade Bond Fund                       (7.61)%      -        -     (7.48)%     December 7, 1998
Sun Capital Investors Foundation Fund                           -         -        -       3.62%   September 13, 1999
Sun Capital Money Market Fund                                (2.77)%      -        -     (2.52)%     December 7, 1998
Sun Capital Real Estate Fund                                (10.68)%      -        -     (9.50)%     December 7, 1998
Sun Capital Select Equity Fund                                  -         -        -      17.73%   September 13, 1999



1.60% M&E:
----------

                                                                                         10 YEAR          FUND
                                                              1 YEAR   3 YEAR   5 YEAR     OR           INCEPTION
FUND                                                          PERIOD   PERIOD   PERIOD   LIFE(1)          DATE
----                                                          ------   ------   ------   -------   -------------------
AIM V.I. Capital Appreciation Fund                            36.04%      -        -      25.71%          May 5, 1993
AIM V.I. Growth Fund                                          26.80%      -        -      28.35%          May 5, 1993
AIM V.I. Growth and Income Fund                               25.80%      -        -      22.08%          May 2, 1994
AIM V.I. International Equity Fund                            46.35%      -        -      28.92%          May 5, 1993
Alger American Growth Portfolio                               25.33%      -        -      30.24%      January 1, 1989
Alger American Income and Growth Portfolio                    33.90%      -        -      30.02%    November 15, 1988
Alger American Small Capitalization Portfolio                 34.85%      -        -      20.81%   September 21, 1988
Goldman Sachs VIT CORE-SM- Large Cap Growth Fund              26.98%      -        -      20.28%    February 13, 1998
Goldman Sachs VIT CORE-SM- Small Cap Equity Fund               9.39%      -        -     (1.59)%    February 13, 1998
Goldman Sachs VIT CORE-SM- U.S. Equity Fund                   16.04%      -        -      15.71%    February 13, 1998
Goldman Sachs VIT Growth and Income Fund                     (2.16)%      -        -     (5.47)%     January 12, 1998
Goldman Sachs VIT International Equity Fund                   23.47%      -        -      15.42%     January 12, 1998
J.P. Morgan International Opportunities Portfolio (2)         28.20%      -        -       9.49%      January 3, 1995
J.P. Morgan Small Company Portfolio (2)                       35.81%      -        -       6.51%      January 3, 1995
J.P. Morgan U.S. Disciplined Equity Portfolio (2)             10.37%      -        -      10.58%      January 3, 1995
Lord Abbett Growth and Income Portfolio                        8.59%      -        -       4.98%     December 1, 1989
MFS/Sun Life Capital Appreciation Series                      23.88%    24.45%   25.51%   16.57%        June 12, 1985
MFS/Sun Life Emerging Growth Series                           66.67%    38.69%    -       34.00%          May 1, 1995
MFS/Sun Life Government Securities Series                    (8.92)%     1.54%    4.82%    5.20%        June 12, 1985
MFS/Sun Life High Yield Series                               (0.66)%     3.39%    7.92%    8.46%        June 12, 1985
MFS/Sun Life Massachusetts Investors Growth Stock Series      27.32%      -        -      29.27%          May 1, 1998
MFS/Sun Life Massachusetts Investors Trust Series            (0.53)%    17.19%   22.55%   15.26%     December 5, 1986
MFS/Sun Life New Discovery Series                             51.36%      -        -      32.32%          May 5, 1998
MFS/Sun Life Total Return Series                             (4.56)%     8.47%   13.12%    9.79%         May 16, 1988
MFS/Sun Life Utilities Series                                 23.10%    23.81%   24.59%   18.33%    November 16, 1993
Sun Capital Blue Chip Mid Cap Fund                              -         -        -      18.11%   September 13, 1999
Sun Capital Investment Grade Bond Fund                       (7.71)%      -        -     (7.58)%     December 7, 1998
Sun Capital Investors Foundation Fund                           -         -        -       3.59%   September 13, 1999
Sun Capital Money Market Fund                                (2.87)%      -        -     (2.62)%     December 7, 1998
Sun Capital Real Estate Fund                                (10.77)%      -        -     (9.59)%     December 7, 1998
Sun Capital Select Equity Fund                                  -         -        -      17.70%   September 13, 1999



1.75% M&E:
----------

                                                                                         10 YEAR          FUND
                                                              1 YEAR   3 YEAR   5 YEAR     OR           INCEPTION
FUND                                                          PERIOD   PERIOD   PERIOD   LIFE(1)          DATE
----                                                          ------   ------   ------   -------   -------------------
AIM V.I. Capital Appreciation Fund                            35.82%      -        -      25.52%          May 5, 1993
AIM V.I. Growth Fund                                          26.60%      -        -      28.15%          May 5, 1993
AIM V.I. Growth and Income Fund                               25.60%      -        -      21.89%          May 2, 1994
AIM V.I. International Equity Fund                            46.12%      -        -      28.72%          May 5, 1993
Alger American Growth Portfolio                               25.13%      -        -      30.03%      January 1, 1989
Alger American Income and Growth Portfolio                    33.69%      -        -      29.81%    November 15, 1988
Alger American Small Capitalization Portfolio                 34.64%      -        -      20.62%   September 21, 1988
Goldman Sachs VIT CORE-SM- Large Cap Growth Fund              26.78%      -        -      20.09%    February 13, 1998
Goldman Sachs VIT CORE-SM- Small Cap Equity Fund               9.21%      -        -     (1.74)%    February 13, 1998
Goldman Sachs VIT CORE-SM- U.S. Equity Fund                   15.85%      -        -      15.53%    February 13, 1998
Goldman Sachs VIT Growth and Income Fund                     (2.31)%      -        -     (5.61)%     January 12, 1998
Goldman Sachs VIT International Equity Fund                   23.27%      -        -      15.24%     January 12, 1998
J.P. Morgan International Opportunities Portfolio (2)         28.00%      -        -       9.32%      January 3, 1995
J.P. Morgan Small Company Portfolio (2)                       35.60%      -        -       6.34%      January 3, 1995
J.P. Morgan U.S. Disciplined Equity Portfolio (2)             10.20%      -        -      10.41%      January 3, 1995
Lord Abbett Growth and Income Portfolio                        8.42%      -        -       4.81%     December 1, 1989
MFS/Sun Life Capital Appreciation Series                      23.68%    24.26%   25.32%   16.39%        June 12, 1985
MFS/Sun Life Emerging Growth Series                           66.41%    38.48%     -      33.79%          May 1, 1995
MFS/Sun Life Government Securities Series                    (9.06)%     1.39%    4.66%    5.04%        June 12, 1985
MFS/Sun Life High Yield Series                               (0.81)%     3.22%    7.75%    8.30%        June 12, 1985
MFS/Sun Life Massachusetts Investors Growth Stock Series      27.12%      -        -      29.06%          May 1, 1998
MFS/Sun Life Massachusetts Investors Trust Series            (0.68)%    17.00%   22.36%   15.09%     December 5, 1986
MFS/Sun Life New Discovery Series                             51.13%      -        -      32.11%          May 5, 1998
MFS/Sun Life Total Return Series                             (4.70)%     8.30%   12.94%    9.63%         May 16, 1988
MFS/Sun Life Utilities Series                                 22.90%    23.62%   24.40%   18.15%    November 16, 1993
Sun Capital Blue Chip Mid Cap Fund                              -         -        -      18.05%   September 13, 1999
Sun Capital Investment Grade Bond Fund                       (7.85)%      -        -     (7.72)%     December 7, 1998
Sun Capital Investors Foundation Fund                           -         -        -       3.54%   September 13, 1999
Sun Capital Money Market Fund                                (3.02)%      -        -     (2.77)%     December 7, 1998
Sun Capital Real Estate Fund                                (10.91)%      -        -     (9.73)%     December 7, 1998
Sun Capital Select Equity Fund                                  -         -        -      17.65%   September 13, 1999


(1) From commencement of investment operations.

(2) From January 3, 1995 (commencement of operations) to December 31, 1996, Chubb Investment Advisory Corporation ("Chubb Investment Advisory"), a wholly owned subsidiary of Chubb Life Insurance Company of America, served as each of these Fund's investment manager, and Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Investment Management Inc. ("J.P. Morgan") served as such Fund's sub-investment adviser. Effective January 1, 1997, J.P. Morgan began serving as each Fund's investment adviser.

          The length of the period and the last day of each period used in the above table are set out in the table heading and in the footnotes above. The Average Annual Total Return for each period was determined by finding the average annual compounded rate of return over each period that would equate the initial amount invested to the ending redeemable value for that period, in accordance with the following formula:

                                         n
                                 P(l + T)  = ERV

     Where:    P = a hypothetical initial Purchase Payment of $1,000
               T = average annual total return for the period n = number of years
             ERV = redeemable value (as of the end of the period) of a
                   hypothetical $1,000 Purchase Payment made at the beginning of the 1-year, 5-year, or 10-year period (or fractional portion thereof)

The formula assumes that: (1) all recurring fees have been deducted from the Participant's Account; (2) all applicable non-recurring Contract charges are deducted at the end of the period, and (3) there will be a full surrender at the end of the period.

          The $50 annual Account Fee will be allocated among the Sub-Accounts so that each Sub-Account's allocated portion of the Account Fee is proportional to the percentage of the number of Individual Contracts and Certificates that have amounts allocated to that Sub-Account. Because the impact of the Account Fee on a particular Contract may differ from those assumed in the computation due to differences between actual allocations and the assumed ones, the total return that would have been experienced by an actual Contract over these same time periods may have been different from that shown above.

ADDITIONAL NON-STANDARDIZED INVESTMENT PERFORMANCE:

          The Variable Account may illustrate its results over various periods and compare its results to indices and other variable annuities in sales materials including advertisements, brochures and sports. Such results may be computed on a "cumulative" and/or "annualized" basis.

          "Cumulative" quotations are arrived at by calculating the change in the Accumulation Unit value of a Sub-Account between the first and last day of the base period being measured, and expressing the difference as a percentage of the Accumulation Unit value at the beginning of the base period.

          "Annualized" quotations (described in the following table as "Compound Growth Rate") are calculated by applying a formula which determines the level rate of return which, if earned over the entire base period, would produce the cumulative return.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999



1.35% M&E:
----------
         AIM V.I. CAPITAL APPRECIATION FUND                                               AIM V.I. GROWTH FUND

Number                                Cumulative  Compound              Number                                Cumulative  Compound
  of                                    Growth     Growth                 of                                    Growth     Growth
Years       Periods          Amount      Rate       Rate                Years       Periods          Amount      Rate       Rate
  1    12/31/98-12/31/99   $14,267.00    42.67%     42.67%                1    12/31/98-12/31/99   $13,341.00     33.41%     33.41%
  2    12/31/97-12/31/99   $16,794.00    67.94%     29.59%                2    12/31/97-12/31/99   $17,653.00     76.53%     32.86%
  3    12/31/96-12/31/99   $18,799.00    87.99%     23.42%                3    12/31/96-12/31/99   $22,086.00    120.86%     30.23%
  4    12/31/95-12/31/99   $21,810.00   118.10%     21.52%                4    12/31/95-12/31/99   $25,741.00    157.41%     26.66%
  5    12/31/94-12/31/99   $29,188.00   191.88%     23.89%                5    12/31/94-12/31/99   $34,214.00    242.14%     27.89%

Life   05/05/93-12/31/99   $34,954.00    249.54%     20.68%             Life   05/05/93-12/31/99   $36,103.00    261.03%     21.27%

          AIM V.I. GROWTH AND INCOME FUND                                           AIM V.I. INTERNATIONAL EQUITY FUND

Number                                Cumulative  Compound              Number                                Cumulative  Compound
  of                                    Growth     Growth                 of                                    Growth     Growth
Years       Periods          Amount      Rate       Rate                Years       Periods          Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,241.00     32.41%     32.41%               1    12/31/98-12/31/99   $15,300.00     53.00%     53.00%
  2    12/31/97-12/31/99   $16,682.00     66.82%     29.16%               2    12/31/97-12/31/99   $17,430.00     74.30%     32.02%
  3    12/31/96-12/31/99   $20,682.00    106.82%     27.41%               3    12/31/96-12/31/99   $18,386.00     83.86%     22.51%
  4    12/31/95-12/31/99   $24,474.00    144.74%     25.08%               4    12/31/95-12/31/99   $21,774.00    117.74%     21.47%
  5    12/31/94-12/31/99   $32,325.00    223.25%     26.45%               5    12/31/94-12/31/99   $25,184.00    151.84%     20.29%

Life   05/02/94-12/31/99   $32,032.00    220.32%     22.81%             Life   05/05/93-12/31/99   $28,805.00    188.05%     17.22%

          ALGER AMERICAN GROWTH PORTFOLIO                                       ALGER AMERICAN INCOME AND GROWTH PORTFOLIO

Number                                Cumulative  Compound              Number                                Cumulative  Compound
  of                                    Growth     Growth                 of                                    Growth     Growth
Years       Periods          Amount      Rate       Rate                Years       Periods          Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,194.00     31.94%     31.94%               1    12/31/98-12/31/99   $14,053.00     40.53%     40.53%
  2    12/31/97-12/31/99   $19,273.00     92.73%     38.83%               2    12/31/97-12/31/99   $18,353.00     83.53%     35.47%
  3    12/31/96-12/31/99   $23,908.00    139.08%     33.72%               3    12/31/96-12/31/99   $24,676.00    146.76%     35.13%
  4    12/31/95-12/31/99   $26,731.00    167.31%     27.87%               4    12/31/95-12/31/99   $29,130.00    191.30%     30.64%
  5    12/31/94-12/31/99   $35,962.00    259.62%     29.17%               5    12/31/94-12/31/99   $38,835.00    288.35%     31.17%
 10    12/31/89-12/31/99   $68,578.00    585.78%     21.23%              10    12/31/89-12/31/99   $49,408.00    394.08%     17.32%

Life   01/09/89-12/31/99   $83,991.00    739.91%     21.40%             Life   11/15/88-12/31/99   $52,761.00    427.61%     16.12%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999


    ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO                          GOLDMAN SACHS VIT CORE-SM- LARGE CAP GROWTH FUND

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $14,148.00     41.48%     41.48%               1    12/31/98-12/31/99   $13,359.00     33.59%     33.59%
  2    12/31/97-12/31/99   $16,125.00     61.25%     26.98%
  3    12/31/96-12/31/99   $17,719.00     77.19%     21.01%
  4    12/31/95-12/31/99   $18,209.00     82.09%     16.16%
  5    12/31/94-12/31/99   $25,923.00    159.23%     20.99%
 10    12/31/89-12/31/99   $46,528.00    365.28%     16.62%

Life   09/21/88-12/31/99   $72,699.00    626.99%     19.23%             Life   02/13/98-12/31/99   $15,427.00     54.27%     25.94%

    GOLDMAN SACHS VIT CORE-SM- SMALL CAP EQUITY FUND                          GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $11,595.00     15.95%     15.95%               1    12/31/98-12/31/99   $12,262.00     22.62%     22.62%

Life   02/13/98-12/31/99   $10,381.00      3.81%      2.01%             Life   02/13/98-12/31/99   $13,887.00     38.87%     19.09%

        GOLDMAN SACHS VIT GROWTH AND INCOME FUND                              GOLDMAN SACHS VIT INTERNATIONAL EQUITY FUND

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $10,399.00     3.99%     3.99%               1    12/31/98-12/31/99   $13,007.00     30.07%     30.07%

Life   01/12/98-12/31/99   $10,825.00     8.25%     4.11%             Life   01/12/98-12/31/99   $15,414.00     54.14%     24.60%

      J.P. MORGAN INTERNATIONAL OPPORTUNITIES PORTFOLIO                       J.P. MORGAN SMALL COMPANY PORTFOLIO

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,482.00     34.82%     34.82%               1    12/31/98-12/31/99   $14,244.00     42.44%     42.44%
  2    12/31/97-12/31/99   $13,929.00     39.29%     18.02%               2    12/31/97-12/31/99   $13,277.00     32.77%     15.23%
  3    12/31/96-12/31/99   $14,487.00     44.87%     13.15%               3    12/31/96-12/31/99   $16,045.00     60.45%     17.07%
  4    12/31/95-12/31/99   $16,171.00     61.71%     12.77%               4    12/31/95-12/31/99   $19,276.00     92.76%     17.83%

Life   01/03/95-12/31/99   $17,928.00     79.28%     12.41%             Life   01/03/95-12/31/99   $25,272.00    152.72%     20.41%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999


     J.P. MORGAN U.S. DISCIPLINED EQUITY PORTFOLIO                              LORD ABBETT GROWTH AND INCOME PORTFOLIO

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $11,694.00     16.94%     16.94%               1    12/31/98-12/31/99   $11,516.00     15.16%     15.16%
  2    12/31/97-12/31/99   $14,224.00     42.24%     19.26%               2    12/31/97-12/31/99   $12,825.00     28.25%     13.25%
  3    12/31/96-12/31/99   $17,891.00     78.91%     21.40%               3    12/31/96-12/31/99   $15,772.00     57.72%     16.40%
  4    12/31/95-12/31/99   $21,402.00    114.02%     20.95%               4    12/31/95-12/31/99   $18,574.00     85.74%     16.74%
                                                                          5    12/31/94-12/31/99   $23,788.00    137.88%     18.92%
                                                                         10    12/31/89-12/31/99   $39,341.00    293.41%     14.68%

Life   01/03/95-12/31/99   $28,250.00    182.50%     23.13%             Life   12/11/89-12/31/99   $39,590.00    295.90%     14.67%

         MFS/SUN LIFE CAPITAL APPRECIATION SERIES                                  MFS/SUN LIFE EMERGING GROWTH SERIES

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,083.00     30.83%     30.83%               1    12/31/98-12/31/99   $17,343.00     73.43%     73.43%
  2    12/31/97-12/31/99   $16,611.00     66.11%     28.88%               2    12/31/97-12/31/99   $22,906.00    129.06%     51.35%
  3    12/31/96-12/31/99   $20,178.00    101.78%     26.36%               3    12/31/96-12/31/99   $27,552.00    175.52%     40.19%
  4    12/31/95-12/31/99   $24,179.00    141.79%     24.70%               4    12/31/95-12/31/99   $31,837.00    218.37%     33.58%
  5    12/31/94-12/31/99   $32,073.00    220.73%     26.25%
 10    12/31/89-12/31/99   $49,300.00    393.00%     17.30%

Life   06/12/85-12/31/99   $97,251.00    872.51%     16.92%             Life   05/01/95-12/31/99   $40,008.00    300.08%     34.58%

        MFS/SUN LIFE GOVERNMENT SECURITIES SERIES                                   MFS/SUN LIFE HIGH YIELD SERIES

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $ 9,675.00     (3.25%)   (3.25%)              1    12/31/98-12/31/99   $10,548.00      5.48%     5.48%
  2    12/31/97-12/31/99   $10,375.00      3.75%     1.86%               2    12/31/97-12/31/99   $10,465.00      4.65%     2.30%
  3    12/31/96-12/31/99   $11,127.00     11.27%     3.62%               3    12/31/96-12/31/99   $11,691.00     16.91%     5.35%
  4    12/31/95-12/31/99   $11,157.00     11.57%     2.77%               4    12/31/95-12/31/99   $12,930.00     29.30%     6.63%
  5    12/31/94-12/31/99   $12,950.00     29.50%     5.31%               5    12/31/94-12/31/99   $14,916.00     49.16%     8.33%
 10    12/31/89-12/31/99   $17,331.00     73.31%     5.65%              10    12/31/89-12/31/99   $23,362.00    133.62%     8.86%

Life   06/12/85-12/31/99   $24,815.00    148.15%     6.44%             Life   06/12/85-12/31/99   $30,046.00    200.46%     7.85%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

    MFS/SUN LIFE MASSACHUSETTS INVESTORS GROWTH STOCK SERIES                 MFS/SUN LIFE MASSACHUSETTS INVESTORS TRUST SERIES

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,393.00     33.93%     33.93%               1    12/31/98-12/31/99   $10,572.00     5.72%     5.72%
                                                                          2    12/31/97-12/31/99   $12,917.00    29.17%    13.65%
                                                                          3    12/31/96-12/31/99   $16,813.00    68.13%    18.91%
                                                                          4    12/31/95-12/31/99   $20,798.00   107.98%    20.09%
                                                                          5    12/31/94-12/31/99   $28,196.00   181.96%    23.04%
                                                                         10    12/31/89-12/31/99   $39,420.00   294.20%    14.70%

Life   05/06/98-12/31/99   $16,023.00     60.23%     32.96%             Life   11/14/86-12/31/99   $54,079.00   440.79%    13.72%


         MFS/SUN LIFE NEW DISCOVERY SERIES                                          MFS/SUN LIFE TOTAL RETURN SERIES

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $15,803.00     58.03%     58.03%               1    12/31/98-12/31/99   $10,143.00     1.43%     1.43%
                                                                          2    12/31/97-12/31/99   $11,177.00    11.77%     5.72%
                                                                          3    12/31/96-12/31/99   $13,450.00    34.50%    10.38%
                                                                          4    12/31/95-12/31/99   $15,138.00    51.38%    10.92%
                                                                          5    12/31/94-12/31/99   $18,924.00    89.24%    13.61%
                                                                         10    12/31/89-12/31/99   $26,576.00   165.76%    10.27%

Life   05/06/98-12/31/99   $16,634.00     66.34%     36.00%             Life   05/11/88-12/31/99   $32,299.00   222.99%    10.60%



* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

               MFS/SUN LIFE UTILITIES SERIES                             SUN CAPITAL ADVISORS INVESTMENT GRADE BOND FUND

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate*
  1    12/31/98-12/31/99   $12,952.00     29.52%     29.52%            1    12/31/98-12/31/99   $ 9,807.00    (1.93%)   (1.93%)
  2    12/31/97-12/31/99   $15,019.00     50.19%     22.55%
  3    12/31/96-12/31/99   $19,664.00     96.64%     25.28%
  4    12/31/95-12/31/99   $23,347.00    133.47%     23.61%
  5    12/31/94-12/31/99   $30,487.00    204.87%     24.97%

Life   11/16/93-12/31/99   $28,596.00    185.96%     18.72%          Life   12/07/98-12/31/99   $ 9,802.00    (1.98%)   (1.86%)


         SUN CAPITAL ADVISORS MONEY MARKET FUND                                   SUN CAPITAL ADVISORS REAL ESTATE FUND

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $10,323.00     3.23%     3.23%               1    12/31/98-12/31/99   $9,480.00     (5.20%)     (5.20%)

Life   12/07/98-12/31/99   $10,344.00     3.44%     3.22%             Life   12/07/98-12/31/99   $9,406.00     (5.94%)     (5.58%)


           SUN CAPITAL ADVISORS BLUE CHIP MID CAP FUND                   SUN CAPITAL ADVISORS INVESTORS FOUNDATION FUND

 Number                              Cumulative  Compound        Number                              Cumulative  Compound
   of                                  Growth     Growth           of                                  Growth     Growth
  Years       Periods        Amount      Rate       Rate          Years       Periods        Amount      Rate       Rate*

Life   09/01/99-12/31/99   $12,653.00   26.53%     26.53%          Life   09/01/99-12/31/99   $11,163.00   11.63%   11.63%


         SUN CAPITAL ADVISORS SELECT EQUITY FUND

Number                              Cumulative  Compound
  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate*

Life   09/01/99-12/31/99   $12,587.00   25.87%     25.87%




* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999



1.50% M&E:
----------
         AIM V.I. CAPITAL APPRECIATION FUND                                               AIM V.I. GROWTH FUND

Number                                Cumulative  Compound              Number                                Cumulative  Compound
  of                                    Growth     Growth                 of                                    Growth     Growth
Years       Periods          Amount      Rate       Rate                Years       Periods          Amount      Rate       Rate
  1    12/31/98-12/31/99   $14,246.00     42.46%     42.46%               1    12/31/98-12/31/99   $13,321.00     33.21%     33.21%
  2    12/31/97-12/31/99   $16,743.00     67.43%     29.39%               2    12/31/97-12/31/99   $17,600.00     76.00%     32.66%
  3    12/31/96-12/31/99   $18,714.00     87.14%     23.23%               3    12/31/96-12/31/99   $21,986.00    119.86%     30.03%
  4    12/31/95-12/31/99   $21,678.00    116.78%     21.34%               4    12/31/95-12/31/99   $25,585.00    155.85%     26.47%
  5    12/31/94-12/31/99   $28,967.00    189.67%     23.70%               5    12/31/94-12/31/99   $33,955.00    239.55%     27.70%

Life   05/05/93-12/31/99   $34,602.00    246.02%     20.50%             Life   05/05/93-12/31/99   $35,740.00    257.40%     21.08%

          AIM V.I. GROWTH AND INCOME FUND                                           AIM V.I. INTERNATIONAL EQUITY FUND

Number                                Cumulative  Compound              Number                                Cumulative  Compound
  of                                    Growth     Growth                 of                                    Growth     Growth
Years       Periods          Amount      Rate       Rate                Years       Periods          Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,221.00     32.21%     32.21%               1    12/31/98-12/31/99   $15,278.00     52.78%     52.78%
  2    12/31/97-12/31/99   $16,632.00     66.32%     28.97%               2    12/31/97-12/31/99   $17,377.00     73.77%     31.82%
  3    12/31/96-12/31/99   $20,588.00    105.88%     27.21%               3    12/31/96-12/31/99   $18,303.00     83.03%     22.32%
  4    12/31/95-12/31/99   $24,326.00    143.26%     24.89%               4    12/31/95-12/31/99   $21,643.00    116.43%     21.29%
  5    12/31/94-12/31/99   $32,080.00    220.80%     26.25%               5    12/31/94-12/31/99   $24,994.00    149.94%     20.11%

Life   05/02/94-12/31/99   $31,757.00    217.57%     22.62%             Life   05/05/93-12/31/99   $28,516.00    185.16%     17.05%

          ALGER AMERICAN GROWTH PORTFOLIO                                       ALGER AMERICAN INCOME AND GROWTH PORTFOLIO

Number                                Cumulative  Compound              Number                                Cumulative  Compound
  of                                    Growth     Growth                 of                                    Growth     Growth
Years       Periods          Amount      Rate       Rate                Years       Periods          Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,174.00     31.74%     31.74%               1    12/31/98-12/31/99   $14,032.00     40.32%     40.32%
  2    12/31/97-12/31/99   $19,215.00     92.15%     38.62%               2    12/31/97-12/31/99   $18,298.00     82.98%     35.27%
  3    12/31/96-12/31/99   $23,800.00    138.00%     33.51%               3    12/31/96-12/31/99   $24,564.00    145.64%     34.93%
  4    12/31/95-12/31/99   $26,569.00    165.69%     27.67%               4    12/31/95-12/31/99   $28,954.00    189.54%     30.44%
  5    12/31/94-12/31/99   $35,690.00    256.90%     28.98%               5    12/31/94-12/31/99   $38,542.00    285.42%     30.97%
 10    12/31/89-12/31/99   $67,543.00    575.43%     21.05%              10    12/31/89-12/31/99   $48,663.00    386.63%     17.14%

Life   01/09/89-12/31/99   $82,602.00    726.02%     21.21%             Life   11/15/88-12/31/99   $51,877.00    418.77%     15.95%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

    ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO                         GOLDMAN SACHS VIT CORE-SM- LARGE CAP GROWTH FUND

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $14,127.00     41.27%     41.27%               1    12/31/98-12/31/99   $13,339.00     33.39%     33.39%
  2    12/31/97-12/31/99   $16,076.00     60.76%     26.79%
  3    12/31/96-12/31/99   $17,639.00     76.39%     20.83%
  4    12/31/95-12/31/99   $18,098.00     80.98%     15.99%
  5    12/31/94-12/31/99   $25,727.00    157.27%     20.80%
 10    12/31/89-12/31/99   $45,825.00    358.25%     16.44%

Life   09/21/88-12/31/99   $71,463.00    614.63%     19.05%             Life   02/13/98-12/31/99   $15,384.00     53.84%     25.76%

    GOLDMAN SACHS VIT CORE-SM- SMALL CAP EQUITY FUND                         GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $11,578.00     15.78%     15.78%               1    12/31/98-12/31/99   $12,244.00     22.44%     22.44%

Life   02/13/98-12/31/99   $10,352.00      3.52%      1.86%             Life   02/13/98-12/31/99   $13,847.00     38.47%     18.91%

       GOLDMAN SACHS VIT GROWTH AND INCOME FUND                              GOLDMAN SACHS VIT INTERNATIONAL EQUITY FUND

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $10,383.00     3.83%     3.83%               1    12/31/98-12/31/99   $12,988.00     29.88%     29.88%

Life   01/12/98-12/31/99   $10,792.00     7.92%     3.95%             Life   01/12/98-12/31/99   $15,368.00     53.68%     24.41%

   J.P. MORGAN INTERNATIONAL OPPORTUNITIES PORTFOLIO                             J.P. MORGAN SMALL COMPANY PORTFOLIO

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,461.00     34.61%     34.61%               1    12/31/98-12/31/99   $14,223.00     42.23%     42.23%
  2    12/31/97-12/31/99   $13,887.00     38.87%     17.84%               2    12/31/97-12/31/99   $13,238.00     32.38%     15.06%
  3    12/31/96-12/31/99   $14,422.00     44.22%     12.98%               3    12/31/96-12/31/99   $15,973.00     59.73%     16.89%
  4    12/31/95-12/31/99   $16,073.00     60.73%     12.60%               4    12/31/95-12/31/99   $19,160.00     91.60%     17.65%

Life   01/03/95-12/31/99   $17,793.00     77.93%     12.24%             Life   01/03/95-12/31/99   $25,082.00    150.82%     20.23%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

      J.P. MORGAN U.S. DISCIPLINED EQUITY PORTFOLIO                             LORD ABBETT GROWTH AND INCOME PORTFOLIO

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $11,677.00     16.77%     16.77%               1    12/31/98-12/31/99   $11,499.00     14.99%     14.99%
  2    12/31/97-12/31/99   $14,181.00     41.81%     19.08%               2    12/31/97-12/31/99   $12,786.00     27.86%     13.08%
  3    12/31/96-12/31/99   $17,810.00     78.10%     21.21%               3    12/31/96-12/31/99   $15,700.00     57.00%     16.23%
  4    12/31/95-12/31/99   $21,272.00    112.72%     20.77%               4    12/31/95-12/31/99   $18,461.00     84.61%     16.56%
                                                                          5    12/31/94-12/31/99   $23,608.00    136.08%     18.74%
                                                                         10    12/31/89-12/31/99   $38,747.00    287.47%     14.50%

Life   01/03/95-12/31/99   $28,037.00    180.37%     22.94%             Life   12/11/89-12/31/99   $38,990.00    289.90%     14.49%

         MFS/SUN LIFE CAPITAL APPRECIATION SERIES                                  MFS/SUN LIFE EMERGING GROWTH SERIES

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,064.00     30.64%     30.64%               1    12/31/98-12/31/99   $17,317.00     73.17%     73.17%
  2    12/31/97-12/31/99   $16,561.00     65.61%     28.69%               2    12/31/97-12/31/99   $22,837.00    128.37%     51.12%
  3    12/31/96-12/31/99   $20,087.00    100.87%     26.17%               3    12/31/96-12/31/99   $27,428.00    174.28%     39.98%
  4    12/31/95-12/31/99   $24,033.00    140.33%     24.51%               4    12/31/95-12/31/99   $31,645.00    216.45%     33.38%
  5    12/31/94-12/31/99   $31,831.00    218.31%     26.06%
 10    12/31/89-12/31/99   $48,557.00    385.57%     17.12%

Life   06/12/85-12/31/99   $95,131.00    851.31%     16.74%             Life   05/01/95-12/31/99   $39,727.00    297.27%     34.38%

        MFS/SUN LIFE GOVERNMENT SECURITIES SERIES                                   MFS/SUN LIFE HIGH YIELD SERIES

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $ 9,660.00     (3.40%)   (3.40%)              1    12/31/98-12/31/99   $10,532.00      5.32%     5.32%
  2    12/31/97-12/31/99   $10,343.00      3.43%     1.70%               2    12/31/97-12/31/99   $10,434.00      4.34%     2.15%
  3    12/31/96-12/31/99   $11,077.00     10.77%     3.47%               3    12/31/96-12/31/99   $11,638.00     16.38%     5.19%
  4    12/31/95-12/31/99   $11,089.00     10.89%     2.62%               4    12/31/95-12/31/99   $12,851.00     28.51%     6.47%
  5    12/31/94-12/31/99   $12,852.00     28.52%     5.15%               5    12/31/94-12/31/99   $14,803.00     48.03%     8.16%
 10    12/31/89-12/31/99   $17,070.00     70.70%     5.49%              10    12/31/89-12/31/99   $23,010.00    130.10%     8.69%

Life   06/12/85-12/31/99   $24,273.00    142.73%     6.28%             Life   06/12/85-12/31/99   $29,390.00    193.90%     7.69%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

    MFS/SUN LIFE MASSACHUSETTS INVESTORS GROWTH SERIES                    MFS/SUN LIFE MASSACHUSETTS INVESTORS TRUST SERIES

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,373.00     33.73%     33.73%               1    12/31/98-12/31/99   $10,556.00     5.56%     5.56%
                                                                          2    12/31/97-12/31/99   $12,878.00    28.78%    13.48%
                                                                          3    12/31/96-12/31/99   $16,737.00    67.37%    18.73%
                                                                          4    12/31/95-12/31/99   $20,672.00   106.72%    19.91%
                                                                          5    12/31/94-12/31/99   $27,982.00   179.82%    22.85%
                                                                         10    12/31/89-12/31/99   $38,826.00   288.26%    14.53%

Life   05/06/98-12/31/99   $15,983.00     59.83%     32.76%             Life   11/14/86-12/31/99   $53,013.00   430.13%    13.55%


         MFS/SUN LIFE NEW DISCOVERY SERIES                                MFS/SUN LIFE TOTAL RETURN SERIES

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $15,780.00     57.80%     57.80%               1    12/31/98-12/31/99   $10,127.00     1.27%     1.27%
                                                                          2    12/31/97-12/31/99   $11,143.00    11.43%     5.56%
                                                                          3    12/31/96-12/31/99   $13,389.00    33.89%    10.22%
                                                                          4    12/31/95-12/31/99   $15,046.00    50.46%    10.75%
                                                                          5    12/31/94-12/31/99   $18,780.00    87.80%    13.43%
                                                                         10    12/31/89-12/31/99   $26,175.00   161.75%    10.10%

Life   05/06/98-12/31/99   $16,593.00     65.93%     35.80%             Life   05/11/88-12/31/99   $31,733.00   217.33%    10.43%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

               MFS/SUN LIFE UTILITIES SERIES                              SUN CAPITAL ADVISORS INVESTMENT GRADE BOND FUND

Number                              Cumulative  Compound             Number                              Cumulative  Compound
  of                                  Growth     Growth                of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate               Years       Periods        Amount      Rate       Rate*
  1    12/31/98-12/31/99   $12,932.00     29.32%     29.32%               1    12/31/98-12/31/99   $9,792.00     (2.08%)     (2.08%)
  2    12/31/97-12/31/99   $14,974.00     49.74%     22.37%
  3    12/31/96-12/31/99   $19,574.00     95.74%     25.09%
  4    12/31/95-12/31/99   $23,206.00    132.06%     23.42%
  5    12/31/94-12/31/99   $30,257.00    202.57%     24.79%

Life   11/16/93-12/31/99   $28,331.00    183.31%     18.54%             Life   12/07/98-12/31/99   $9,786.00     (2.14%)     (2.01%)


        SUN CAPITAL ADVISORS MONEY MARKET FUND                                 SUN CAPITAL ADVISORS REAL ESTATE FUND

Number                              Cumulative  Compound             Number                              Cumulative  Compound
  of                                  Growth     Growth                of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate               Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $10,307.00     3.07%     3.07%               1    12/31/98-12/31/99   $9,466.00     (5.34%)     (5.34%)

Life   12/07/98-12/31/99   $10,328.00     3.28%     3.07%             Life   12/07/98-12/31/99   $9,391.00     (6.09%)     (5.73%)


           SUN CAPITAL ADVISORS BLUE CHIP MID CAP FUND                       SUN CAPITAL ADVISORS FOUNDATION FUND

      Number                              Cumulative  Compound       Number                              Cumulative  Compound
        of                                  Growth     Growth          of                                  Growth     Growth
      Years       Periods        Amount      Rate       Rate         Years       Periods        Amount      Rate       Rate*

Life   09/01/99-12/31/99   $12,647.00     26.47%     26.47%             Life   09/01/99-12/31/99   $11,157.00     11.57%     11.57%


         SUN CAPITAL ADVISORS SELECT EQUITY FUND

Number                              Cumulative  Compound
  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate*

Life   09/01/99-12/31/99   $12,581.00     25.81%     25.81%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999



1.60% M&E:
----------
         AIM V.I. CAPITAL APPRECIATION FUND                                               AIM V.I. GROWTH FUND

Number                                Cumulative  Compound              Number                                Cumulative  Compound
  of                                    Growth     Growth                 of                                    Growth     Growth
Years       Periods          Amount      Rate       Rate                Years       Periods          Amount      Rate       Rate
  1    12/31/98-12/31/99   $14,231.00     42.31%     42.31%               1    12/31/98-12/31/99   $13,308.00     33.08%     33.08%
  2    12/31/97-12/31/99   $16,710.00     67.10%     29.27%               2    12/31/97-12/31/99   $17,565.00     75.65%     32.53%
  3    12/31/96-12/31/99   $18,657.00     86.57%     23.11%               3    12/31/96-12/31/99   $21,919.00    119.19%     29.90%
  4    12/31/95-12/31/99   $21,590.00    115.90%     21.22%               4    12/31/95-12/31/99   $25,481.00    154.81%     26.34%
  5    12/31/94-12/31/99   $28,821.00    188.21%     23.58%               5    12/31/94-12/31/99   $33,784.00    237.84%     27.57%

Life   05/05/93-12/31/99   $34,370.00    243.70%     20.38%             Life   05/05/93-12/31/99   $35,500.00    255.00%     20.96%

          AIM V.I. GROWTH AND INCOME FUND                                           AIM V.I. INTERNATIONAL EQUITY FUND

Number                                Cumulative  Compound              Number                                Cumulative  Compound
  of                                    Growth     Growth                 of                                    Growth     Growth
Years       Periods          Amount      Rate       Rate                Years       Periods          Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,208.00     32.08%     32.08%               1    12/31/98-12/31/99   $15,262.00     52.62%     52.62%
  2    12/31/97-12/31/99   $16,599.00     65.99%     28.84%               2    12/31/97-12/31/99   $17,343.00     73.43%     31.69%
  3    12/31/96-12/31/99   $20,526.00    105.26%     27.09%               3    12/31/96-12/31/99   $18,247.00     82.47%     22.20%
  4    12/31/95-12/31/99   $24,228.00    142.28%     24.76%               4    12/31/95-12/31/99   $21,555.00    115.55%     21.17%
  5    12/31/94-12/31/99   $31,918.00    219.18%     26.13%               5    12/31/94-12/31/99   $24,868.00    148.68%     19.99%

Life   05/02/94-12/31/99   $31,576.00    215.76%     22.50%             Life   05/05/93-12/31/99   $28,324.00    183.24%     16.93%

          ALGER AMERICAN GROWTH PORTFOLIO                                       ALGER AMERICAN INCOME AND GROWTH PORTFOLIO

Number                                Cumulative  Compound              Number                                Cumulative  Compound
  of                                    Growth     Growth                 of                                    Growth     Growth
Years       Periods          Amount      Rate       Rate                Years       Periods          Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,161.00     31.61%     31.61%               1    12/31/98-12/31/99   $14,018.00     40.18%     40.18%
  2    12/31/97-12/31/99   $19,176.00     91.76%     38.48%               2    12/31/97-12/31/99   $18,262.00     82.62%     35.14%
  3    12/31/96-12/31/99   $23,728.00    137.28%     33.38%               3    12/31/96-12/31/99   $24,490.00    144.90%     34.79%
  4    12/31/95-12/31/99   $26,462.00    164.62%     27.54%               4    12/31/95-12/31/99   $28,837.00    188.37%     30.31%
  5    12/31/94-12/31/99   $35,510.00    255.10%     28.85%               5    12/31/94-12/31/99   $38,347.00    283.47%     30.84%
 10    12/31/89-12/31/99   $66,862.00    568.62%     20.93%              10    12/31/89-12/31/99   $48,173.00    381.73%     17.03%

Life   01/09/89-12/31/99   $81,688.00    716.88%     21.09%             Life   11/15/88-12/31/99   $51,295.00    412.95%     15.83%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

    ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO                         GOLDMAN SACHS VIT CORE-SM- LARGE CAP GROWTH FUND

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $14,113.00     41.13%     41.13%               1    12/31/98-12/31/99   $13,326.00     33.26%     33.26%
  2    12/31/97-12/31/99   $16,044.00     60.44%     26.66%
  3    12/31/96-12/31/99   $17,586.00     75.86%     20.70%
  4    12/31/95-12/31/99   $18,025.00     80.25%     15.87%
  5    12/31/94-12/31/99   $25,597.00    155.97%     20.68%
 10    12/31/89-12/31/99   $45,363.00    353.63%     16.32%

Life   09/21/88-12/31/99   $70,651.00    606.51%     18.93%             Life   02/13/98-12/31/99   $15,355.00     53.55%     25.63%

    GOLDMAN SACHS VIT CORE-SM- SMALL CAP EQUITY FUND                         GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $11,566.00     15.66%     15.66%               1    12/31/98-12/31/99   $12,232.00     22.32%     22.32%

Life   02/13/98-12/31/99   $10,332.00      3.32%      1.75%             Life   02/13/98-12/31/99   $13,821.00     38.21%     18.79%

       GOLDMAN SACHS VIT GROWTH AND INCOME FUND                                GOLDMAN SACHS VIT INTERNATIONAL EQUITY FUND

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $10,373.00     3.73%     3.73%               1    12/31/98-12/31/99   $12,975.00     29.75%     29.75%

Life   01/12/98-12/31/99   $10,771.00     7.71%     3.85%             Life   01/12/98-12/31/99   $15,338.00     53.38%     24.29%

       J.P. MORGAN INTERNATIONAL OPPORTUNITIES PORTFOLIO                          J.P. MORGAN SMALL COMPANY PORTFOLIO

Number                              Cumulative  Compound              Number                              Cumulative  Compound
  of                                  Growth     Growth                 of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,448.00     34.48%     34.48%               1    12/31/98-12/31/99   $14,209.00     42.09%     42.09%
  2    12/31/97-12/31/99   $13,859.00     38.59%     17.72%               2    12/31/97-12/31/99   $13,211.00     32.11%     14.94%
  3    12/31/96-12/31/99   $14,378.00     43.78%     12.87%               3    12/31/96-12/31/99   $15,925.00     59.25%     16.78%
  4    12/31/95-12/31/99   $16,008.00     60.08%     12.48%               4    12/31/95-12/31/99   $19,082.00     90.82%     17.53%

Life   01/03/95-12/31/99   $17,703.00     77.03%     12.12%             Life   01/03/95-12/31/99   $24,956.00    149.56%     20.11%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

      J.P. MORGAN U.S. DISCIPLINED EQUITY PORTFOLIO                             LORD ABBETT GROWTH AND INCOME PORTFOLIO

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $11,665.00     16.65%     16.65%               1    12/31/98-12/31/99   $11,487.00     14.87%     14.87%
  2    12/31/97-12/31/99   $14,152.00     41.52%     18.96%               2    12/31/97-12/31/99   $12,760.00     27.60%     12.96%
  3    12/31/96-12/31/99   $17,756.00     77.56%     21.09%               3    12/31/96-12/31/99   $15,652.00     56.52%     16.11%
  4    12/31/95-12/31/99   $21,186.00    111.86%     20.65%               4    12/31/95-12/31/99   $18,386.00     83.86%     16.45%
                                                                          5    12/31/94-12/31/99   $23,489.00    134.89%     18.62%
                                                                         10    12/31/89-12/31/99   $38,356.00    283.56%     14.39%

Life   01/03/95-12/31/99   $27,895.00    178.95%     22.82%             Life   12/11/89-12/31/99   $38,594.00    285.94%     14.38%

         MFS/SUN LIFE CAPITAL APPRECIATION SERIES                                   MFS/SUN LIFE EMERGING GROWTH SERIES

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,051.00     30.51%     30.51%               1    12/31/98-12/31/99   $17,300.00     73.00%     73.00%
  2    12/31/97-12/31/99   $16,528.00     65.28%     28.56%               2    12/31/97-12/31/99   $22,792.00    127.92%     50.97%
  3    12/31/96-12/31/99   $20,026.00    100.26%     26.05%               3    12/31/96-12/31/99   $27,346.00    173.46%     39.84%
  4    12/31/95-12/31/99   $23,936.00    139.36%     24.38%               4    12/31/95-12/31/99   $31,518.00    215.18%     33.24%
  5    12/31/94-12/31/99   $31,671.00    216.71%     25.93%
 10    12/31/89-12/31/99   $48,068.00    380.68%     17.00%

Life   06/12/85-12/31/99   $93,742.00    837.42%     16.62%             Life   05/01/95-12/31/99   $39,540.00    295.40%     34.24%

        MFS/SUN LIFE GOVERNMENT SECURITIES SERIES                                    MFS/SUN LIFE HIGH YIELD SERIES

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $9,651.00      (3.49%)   (3.49%)              1    12/31/98-12/31/99   $10,521.00      5.21%     5.21%
  2    12/31/97-12/31/99   $10,322.00      3.22%     1.60%               2    12/31/97-12/31/99   $10,413.00      4.13%     2.04%
  3    12/31/96-12/31/99   $11,043.00     10.43%     3.36%               3    12/31/96-12/31/99   $11,602.00     16.02%     5.08%
  4    12/31/95-12/31/99   $11,044.00     10.44%     2.51%               4    12/31/95-12/31/99   $12,799.00     27.99%     6.36%
  5    12/31/94-12/31/99   $12,787.00     27.87%     5.04%               5    12/31/94-12/31/99   $14,728.00     47.28%     8.05%
 10    12/31/89-12/31/99   $16,898.00     68.98%     5.39%              10    12/31/89-12/31/99   $22,778.00    127.78%     8.58%

Life   06/12/85-12/31/99   $23,918.00    139.18%     6.18%             Life   06/12/85-12/31/99   $28,960.00    189.60%     7.58%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

    MFS/SUN LIFE MASSACHUSETTS INVESTORS GROWTH STOCK SERIES                MFS/SUN LIFE MASSACHUSETTS INVESTORS TRUST SERIES

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,360.00     33.60%     33.60%               1    12/31/98-12/31/99   $10,546.00     5.46%     5.46%
                                                                          2    12/31/97-12/31/99   $12,852.00    28.52%    13.37%
                                                                          3    12/31/96-12/31/99   $16,686.00    66.86%    18.61%
                                                                          4    12/31/95-12/31/99   $20,589.00   105.89%    19.79%
                                                                          5    12/31/94-12/31/99   $27,841.00   178.41%    22.73%
                                                                         10    12/31/89-12/31/99   $38,434.00   284.34%    14.41%

Life   05/06/98-12/31/99   $15,956.00     59.56%     32.63%             Life   11/14/86-12/31/99   $52,314.00   423.14%    13.43%


         MFS/SUN LIFE NEW DISCOVERY SERIES                                 MFS/SUN LIFE TOTAL RETURN SERIES

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $15,764.00     57.64%     57.64%               1    12/31/98-12/31/99   $10,117.00     1.17%     1.17%
                                                                          2    12/31/97-12/31/99   $11,121.00    11.21%     5.46%
                                                                          3    12/31/96-12/31/99   $13,348.00    33.48%    10.10%
                                                                          4    12/31/95-12/31/99   $14,985.00    49.85%    10.64%
                                                                          5    12/31/94-12/31/99   $18,685.00    86.85%    13.32%
                                                                         10    12/31/89-12/31/99   $25,911.00   159.11%     9.99%

Life   05/06/98-12/31/99   $16,566.00     65.66%     35.67%             Life   05/11/88-12/31/99   $31,362.00   213.62%     10.32%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

               MFS/SUN LIFE UTILITIES SERIES                              SUN CAPITAL ADVISORS INVESTMENT GRADE BOND FUND

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate*
  1    12/31/98-12/31/99   $12,920.00     29.20%     29.20%            1    12/31/98-12/31/99   $9,782.00     (2.18%)     (2.18%)
  2    12/31/97-12/31/99   $14,943.00     49.43%     22.24%
  3    12/31/96-12/31/99   $19,515.00     95.15%     24.97%
  4    12/31/95-12/31/99   $23,112.00    131.12%     23.30%
  5    12/31/94-12/31/99   $30,104.00    201.04%     24.66%

Life   11/16/93-12/31/99   $28,156.00    181.56%     18.42%          Life    12/07/98-12/31/99   $9,775.00     (2.25%)     (2.11%)


        SUN CAPITAL ADVISORS MONEY MARKET FUND                                   SUN CAPITAL ADVISORS REAL ESTATE FUND

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $10,297.00     2.97%     2.97%               1    12/31/98-12/31/99   $9,456.00     (5.44%)     (5.44%)

Life   12/07/98-12/31/99   $10,316.00     3.16%     2.96%             Life   12/07/98-12/31/99   $9,381.00     (6.19%)     (5.82%)


         SUN CAPITAL ADVISORS BLUE CHIP MID CAP FUND                             SUN CAPITAL ADVISORS FOUNDATION FUND

      Number                              Cumulative  Compound         Number                              Cumulative  Compound
        of                                  Growth     Growth            of                                  Growth     Growth
      Years       Periods        Amount      Rate       Rate           Years       Periods        Amount      Rate       Rate*
Life   09/01/99-12/31/99   $12,643.00     26.43%     26.43%             Life    09/01/99-12/31/99   $11,154.00     11.54%     11.54%


        SUN CAPITAL ADVISORS SELECT EQUITY FUND

Number                              Cumulative  Compound
  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate*

Life   09/01/99-12/31/99   $12,577.00     25.77%     25.77%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999



1.75% M&E:
----------
         AIM V.I. CAPITAL APPRECIATION FUND                                               AIM V.I. GROWTH FUND

Number                                Cumulative  Compound              Number                                Cumulative  Compound
  of                                    Growth     Growth                 of                                    Growth     Growth
Years       Periods          Amount      Rate       Rate                Years       Periods          Amount      Rate       Rate
  1    12/31/98-12/31/99   $14,210.00     42.10%     42.10%               1    12/31/98-12/31/99   $13,288.00     32.88%     32.88%
  2    12/31/97-12/31/99   $16,659.00     66.59%     29.07%               2    12/31/97-12/31/99   $17,512.00     75.12%     32.33%
  3    12/31/96-12/31/99   $18,573.00     85.73%     22.92%               3    12/31/96-12/31/99   $21,820.00    118.20%     29.70%
  4    12/31/95-12/31/99   $21,460.00    114.60%     21.03%               4    12/31/95-12/31/99   $25,327.00    153.27%     26.15%
  5    12/31/94-12/31/99   $28,603.00    186.03%     23.39%               5    12/31/94-12/31/99   $33,528.00    235.28%     27.37%

Life   05/05/93-12/31/99   $34,024.00    240.24%     20.19%             Life   05/05/93-12/31/99   $35,142.00    251.42%     20.78%

          AIM V.I. GROWTH AND INCOME FUND                                           AIM V.I. INTERNATIONAL EQUITY FUND

Number                                Cumulative  Compound              Number                                Cumulative  Compound
  of                                    Growth     Growth                 of                                    Growth     Growth
Years       Periods          Amount      Rate       Rate                Years       Periods          Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,188.00     31.88%     31.88%               1    12/31/98-12/31/99   $15,240.00     52.40%     52.40%
  2    12/31/97-12/31/99   $16,549.00     65.49%     28.64%               2    12/31/97-12/31/99   $17,290.00     72.90%     31.49%
  3    12/31/96-12/31/99   $20,433.00    104.33%     26.89%               3    12/31/96-12/31/99   $18,165.00     81.65%     22.01%
  4    12/31/95-12/31/99   $24,080.00    140.80%     24.57%               4    12/31/95-12/31/99   $21,425.00    114.25%     20.98%
  5    12/31/94-12/31/99   $31,676.00    216.76%     25.93%               5    12/31/94-12/31/99   $24,680.00    146.80%     19.80%

Life   05/02/94-12/31/99   $31,305.00    213.05%     22.31%             Life   05/05/93-12/31/99   $28,039.00    180.39%     16.75%

          ALGER AMERICAN GROWTH PORTFOLIO                                       ALGER AMERICAN INCOME AND GROWTH PORTFOLIO

Number                                Cumulative  Compound              Number                                Cumulative  Compound
  of                                    Growth     Growth                 of                                    Growth     Growth
Years       Periods          Amount      Rate       Rate                Years       Periods          Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,141.00     31.41%     31.41%               1    12/31/98-12/31/99   $13,997.00     39.97%     39.97%
  2    12/31/97-12/31/99   $19,118.00     91.18%     38.27%               2    12/31/97-12/31/99   $18,207.00     82.07%     34.93%
  3    12/31/96-12/31/99   $23,620.00    136.20%     33.18%               3    12/31/96-12/31/99   $24,379.00    143.79%     34.59%
  4    12/31/95-12/31/99   $26,301.00    163.01%     27.35%               4    12/31/95-12/31/99   $28,662.00    186.62%     30.11%
  5    12/31/94-12/31/99   $35,241.00    252.41%     28.65%               5    12/31/94-12/31/99   $38,057.00    280.57%     30.64%
 10    12/31/89-12/31/99   $65,851.00    558.51%     20.74%              10    12/31/89-12/31/99   $47,444.00    374.44%     16.85%

Life   01/09/89-12/31/99   $80,334.00    703.34%     20.91%             Life   11/15/88-12/31/99   $50,432.00    404.32%     15.65%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

    ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO                          GOLDMAN SACHS VIT CORE-SM- LARGE CAP GROWTH FUND

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $14,092.00     40.92%     40.92%               1    12/31/98-12/31/99   $13,306.00     33.06%     33.06%
  2    12/31/97-12/31/99   $15,996.00     59.96%     26.48%
  3    12/31/96-12/31/99   $17,506.00     75.06%     20.52%
  4    12/31/95-12/31/99   $17,916.00     79.16%     15.69%
  5    12/31/94-12/31/99   $25,403.00    154.03%     20.50%
 10    12/31/89-12/31/99   $44,677.00    346.77%     16.15%

Life   09/21/88-12/31/99   $69,447.00    594.47%     18.75%             Life   02/13/98-12/31/99   $15,311.00     53.11%     25.44%

    GOLDMAN SACHS VIT CORE-SM- SMALL CAP EQUITY FUND                          GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $11,549.00     15.49%     15.49%               1    12/31/98-12/31/99   $12,213.00     22.13%     22.13%

Life   02/13/98-12/31/99   $10,303.00      3.03%      1.60%             Life   02/13/98-12/31/99   $13,782.00     37.82%     18.61%

       GOLDMAN SACHS VIT GROWTH AND INCOME FUND                               GOLDMAN SACHS VIT INTERNATIONAL EQUITY FUND

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $10,357.00     3.57%     3.57%               1    12/31/98-12/31/99   $12,955.00     29.55%     29.55%

Life   01/12/98-12/31/99   $10,739.00     7.39%     3.69%             Life   01/12/98-12/31/99   $15,292.00     52.92%     24.10%

    J.P. MORGAN INTERNATIONAL OPPORTUNITIES PORTFOLIO                             J.P. MORGAN SMALL COMPANY PORTFOLIO

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,428.00     34.28%     34.28%               1    12/31/98-12/31/99   $14,188.00     41.88%     41.88%
  2    12/31/97-12/31/99   $13,817.00     38.17%     17.55%               2    12/31/97-12/31/99   $13,171.00     31.71%     14.76%
  3    12/31/96-12/31/99   $14,313.00     43.13%     12.70%               3    12/31/96-12/31/99   $15,853.00     58.53%     16.60%
  4    12/31/95-12/31/99   $15,910.00     59.10%     12.31%               4    12/31/95-12/31/99   $18,967.00     89.67%     17.35%

Life   01/03/95-12/31/99   $17,569.00     75.69%     11.95%             Life   01/03/95-12/31/99   $24,767.00    147.67%     19.92%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

             J.P. MORGAN U.S. DISCIPLINED EQUITY PORTFOLIO                         LORD ABBETT GROWTH AND INCOME PORTFOLIO

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $11,647.00     16.47%     16.47%               1    12/31/98-12/31/99   $11,470.00     14.70%     14.70%
  2    12/31/97-12/31/99   $14,109.00     41.09%     18.78%               2    12/31/97-12/31/99   $12,721.00     27.21%     12.79%
  3    12/31/96-12/31/99   $17,675.00     76.75%     20.91%               3    12/31/96-12/31/99   $15,581.00     55.81%     15.93%
  4    12/31/95-12/31/99   $21,057.00    110.57%     20.46%               4    12/31/95-12/31/99   $18,275.00     82.75%     16.27%
                                                                          5    12/31/94-12/31/99   $23,310.00    133.10%     18.44%
                                                                         10    12/31/89-12/31/99   $37,776.00    277.76%     14.21%

Life   01/03/95-12/31/99   $27,684.00    176.84%     22.63%             Life   12/11/89-12/31/99   $38,007.00    280.07%     14.20%

         MFS/SUN LIFE CAPITAL APPRECIATION SERIES                                   MFS/SUN LIFE EMERGING GROWTH SERIES

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,032.00     30.32%     30.32%               1    12/31/98-12/31/99   $17,275.00     72.75%     72.75%
  2    12/31/97-12/31/99   $16,478.00     64.78%     28.37%               2    12/31/97-12/31/99   $22,724.00    127.24%     50.74%
  3    12/31/96-12/31/99   $19,936.00     99.36%     25.86%               3    12/31/96-12/31/99   $27,222.00    172.22%     39.63%
  4    12/31/95-12/31/99   $23,791.00    137.91%     24.19%               4    12/31/95-12/31/99   $31,327.00    213.27%     33.04%
  5    12/31/94-12/31/99   $31,431.00    214.31%     25.74%
 10    12/31/89-12/31/99   $47,341.00    373.41%     16.82%

Life   06/12/85-12/31/99   $91,693.00    816.93%     16.45%             Life   05/01/95-12/31/99   $39,261.00    292.61%     34.04%

        MFS/SUN LIFE GOVERNMENT SECURITIES SERIES                                    MFS/SUN LIFE HIGH YIELD SERIES

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $ 9,636.00    (3.64%)   (3.64%)              1    12/31/98-12/31/99   $10,505.00      5.05%     5.05%
  2    12/31/97-12/31/99   $10,291.00     2.91%     1.44%               2    12/31/97-12/31/99   $10,381.00      3.81%     1.89%
  3    12/31/96-12/31/99   $10,993.00     9.93%     3.21%               3    12/31/96-12/31/99   $11,550.00     15.50%     4.92%
  4    12/31/95-12/31/99   $10,976.00     9.76%     2.36%               4    12/31/95-12/31/99   $12,721.00     27.21%     6.20%
  5    12/31/94-12/31/99   $12,690.00    26.90%     4.88%               5    12/31/94-12/31/99   $14,616.00     46.16%     7.89%
 10    12/31/89-12/31/99   $16,642.00    66.42%     5.23%              10    12/31/89-12/31/99   $22,433.00    124.33%     8.41%

Life   06/12/85-12/31/99   $23,394.00   133.94%     6.01%             Life   06/12/85-12/31/99   $28,326.00    183.26%     7.42%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

    MFS/SUN LIFE MASSACHUSETTS INVESTORS GROWTH STOCK SERIES                MFS/SUN LIFE MASSACHUSETTS INVESTORS TRUST SERIES

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $13,340.00     33.40%     33.40%               1    12/31/98-12/31/99   $10,530.00     5.30%     5.30%
                                                                          2    12/31/97-12/31/99   $12,813.00    28.13%    13.19%
                                                                          3    12/31/96-12/31/99   $16,610.00    66.10%    18.43%
                                                                          4    12/31/95-12/31/99   $20,463.00   104.63%    19.60%
                                                                          5    12/31/94-12/31/99   $27,629.00   176.29%    22.54%
                                                                         10    12/31/89-12/31/99   $37,854.00   278.54%    14.24%

Life   05/06/98-12/31/99   $15,917.00     59.17%     32.43%             Life   11/14/86-12/31/99   $51,280.00   412.80%    13.26%

         MFS/SUN LIFE NEW DISCOVERY SERIES                                 MFS/SUN LIFE TOTAL RETURN SERIES

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $15,741.00     57.41%     57.41%               1    12/31/98-12/31/99   $10,102.00     1.02%     1.02%
                                                                          2    12/31/97-12/31/99   $11,087.00    10.87%     5.29%
                                                                          3    12/31/96-12/31/99   $13,287.00    32.87%     9.94%
                                                                          4    12/31/95-12/31/99   $14,894.00    48.94%    10.47%
                                                                          5    12/31/94-12/31/99   $18,543.00    85.43%    13.15%
                                                                         10    12/31/89-12/31/99   $25,519.00   155.19%     9.82%

Life   05/06/98-12/31/99   $16,525.00     65.25%     35.46%             Life   05/11/88-12/31/99   $30,811.00   208.11%    10.15%


* For periods of less than one year, the growth rates listed are not annualized.

                           NON-STANDARDIZED INVESTMENT PERFORMANCE*
$10,000 invested in this Fund under a                                                        ...would have grown to this amount
Futurity Select Four Contract, this many years ago...                                                      on December 31, 1999

               MFS/SUN LIFE UTILITIES SERIES                              SUN CAPITAL ADVISORS INVESTMENT GRADE BOND FUND

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate*
  1    12/31/98-12/31/99   $12,900.00     29.00%     29.00%               1    12/31/98-12/31/99   $9,767.00     (2.33%)     (2.33%)
  2    12/31/97-12/31/99   $14,898.00     48.98%     22.06%
  3    12/31/96-12/31/99   $19,426.00     94.26%     24.78%
  4    12/31/95-12/31/99   $22,971.00    129.71%     23.11%
  5    12/31/94-12/31/99   $29,876.00    198.76%     24.47%

Life   11/16/93-12/31/99   $27,895.00    178.95%     18.24%             Life   12/07/98-12/31/99   $9,759.00     (2.41%)     (2.26%)


         SUN CAPITAL ADVISORS MONEY MARKET FUND                                  SUN CAPITAL ADVISORS REAL ESTATE FUND

Number                              Cumulative  Compound               Number                              Cumulative  Compound
  of                                  Growth     Growth                  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate                 Years       Periods        Amount      Rate       Rate
  1    12/31/98-12/31/99   $10,281.00     2.81%     2.81%               1    12/31/98-12/31/99   $9,442.00     (5.58%)     (5.58%)

Life   12/07/98-12/31/99   $10,300.00     3.00%     2.81%             Life   12/07/98-12/31/99   $9,366.00     (6.34%)     (5.96%)


         SUN CAPITAL ADVISORS BLUE CHIP MID CAP FUND                            SUN CAPITAL ADVISORS FOUNDATION FUND

      Number                              Cumulative  Compound         Number                              Cumulative  Compound
        of                                  Growth     Growth            of                                  Growth     Growth
      Years       Periods        Amount      Rate       Rate           Years       Periods        Amount      Rate       Rate*

Life   09/01/99-12/31/99   $12,637.00     26.37%     26.37%             Life   09/01/99-12/31/99   $11,148.00     11.48%     11.48%


       SUN CAPITAL ADVISORS SELECT EQUITY FUND

Number                              Cumulative  Compound
  of                                  Growth     Growth
Years       Periods        Amount      Rate       Rate*

Life   09/01/99-12/31/99   $12,571.00     25.71%     25.71%




* For periods of less than one year, the growth rates listed are not annualized.

                           ADVERTISING AND SALES LITERATURE

          As set forth in the Prospectus, the Company may refer to the following organizations (and others) in its marketing materials:

          A.M. BEST'S RATING SYSTEM is designed to evaluate the various factors affecting the overall performance of an insurance company in order to provide an opinion as to an insurance company's relative financial strength and ability to meet its contractual obligations. The procedure includes both a quantitative and qualitative review of each company.

          DUFF & PHELPS CREDIT RATING Company's Insurance Company Claims Paying Ability Rating is an independent evaluation by a nationally accredited rating organization of an insurance company's ability to meet its future obligations under the contracts and products it sells. The rating takes into account both quantitative and qualitative factors.

          LIPPER VARIABLE INSURANCE PRODUCTS PERFORMANCE ANALYSIS SERVICE is a publisher of statistical data covering the investment company industry in the United States and overseas. Lipper is recognized as the leading source of data on open-end and closed-end funds. Lipper currently tracks the performance of over 5,000 investment companies and publishes numerous specialized reports, including reports on performance and portfolio analysis, fee and expense analysis.

          STANDARD & POOR'S insurance claims-paying ability rating is an opinion of an operating insurance company's financial capacity to meet obligations of its insurance policies in accordance with their terms.

          VARDS (Variable Annuity Research Data Service) provides a comprehensive guide to variable annuity contract features and historical fund performance. The service also provides a readily understandable analysis of the comparative characteristics and market performance of funds inclusive in variable contracts.

          MOODY'S Investors Services, Inc.'s insurance claims-paying rating is a system of rating an insurance company's financial strength, market leadership, and ability to meet financial obligations. The purpose of Moody's ratings is to provide investors with a simple system of gradation by which the relative quality of insurance companies may be noted.

          STANDARD & POOR'S INDEX - broad-based measurement of changes in stock-market conditions based on the average performance of 500 widely held common stocks; commonly known as the Standard & Poor's 500 (S&P 500). The selection of stocks, their relative weightings to reflect differences in the number of outstanding shares, and publication of the index itself are services of Standard & Poor's Corporation, a financial advisory, securities rating, and publishing firm. The index tracks 400 industrial company stocks, 20 transportation stocks, 40 financial company stocks, and 40 public utilities.

          NASDAQ-OTC Price Index - this index is based on the National Association of Securities Dealers Automated Quotations (NASDAQ) and represents all domestic over-the-counter stocks except those traded on exchanges and those having only one market maker, a total of some 3,500 stocks. It is market value-weighted and was introduced with a base of 100.00 on February 5, 1971.

          DOW JONES INDUSTRIAL AVERAGE (DJIA) - price-weighted average of 30 actively traded blue chip stocks, primarily industrials, but including American Express Company and American Telephone and Telegraph Company. Prepared and Published by Dow Jones & Company, it is the oldest and most widely quoted of all the market indicators. The average is quoted in points, not dollars.

          MORNINGSTAR, Inc. is an independent financial publisher offering comprehensive statistical and analytical coverage of open-end and closed-end funds and variable annuities. This coverage for mutual funds includes, among other information, performance analysis rankings, risk rankings (e.g. aggressive, moderate or conservative), and "style box" matrices. Style box matrices display, for equity funds, the investment philosophy and size of the companies in which the fund invests and, for fixed-income funds, interest rate sensitivity and credit quality of the investment instruments.

          IBBOTSON ASSOCIATES, Inc. is a consulting firm that provides a variety of historical data, including total return, capital appreciation and income, on the stock market as well as other investment asset classes, and inflation. This information will be used primarily for comparative purposes and to illustrate general financial planning principles.

          In its advertisements and other sales literature for the Variable Account and the Funds, the Company intends to illustrate the advantages of the Contracts in a number of ways:

          DOLLAR-COST AVERAGING ILLUSTRATIONS. These illustrations will generally discuss the price-leveling effect of making regular investments in the same Sub-Accounts over a period of time, to take advantage of the trends in market prices of the portfolio securities purchased by those Sub-Accounts.

          SYSTEMATIC WITHDRAWAL PROGRAM. A service provided by the Company, through which a Participant may take any distribution allowed by Internal Revenue Code Section 401 (a) (9) in the case of Qualified Contracts, or permitted under Internal Revenue Code Section 72 in the case of Non-Qualified Contracts, by way of a series of partial withdrawals. Withdrawals under this program may be fully or partially includible in income and may be subject to a 10% penalty tax. Consult your tax advisor.

          THE COMPANY'S AND THE FUNDS' CUSTOMERS. Sales literature for the Variable Account and the Funds may refer to the number of clients which they serve.


          THE COMPANY'S ASSETS, SIZE. The Company may discuss its general financial condition (see, for example, the references to Standard & Poor's, Duff & Phelps and A.M. Best Company above); it may refer to its assets; and it may discuss its relative size and/or ranking among companies in the industry or among any sub-classification of those companies, based upon recognized evaluation criteria. For example, at December 31, 1998, the Company was the 36th largest U.S. life insurance company based upon overall assets.

          COMPOUND INTEREST ILLUSTRATIONS. These will emphasize several advantages of the variable annuity contract. For example, but not by way of limitation, the literature may emphasize the potential savings through tax deferral; the potential advantage of the Variable Account over the Fixed Account; and the compounding effect when a participant makes regular deposits to his or her account.

          The Company may use hypothetical illustrations of the benefits of tax deferral, including but not limited to the following chart:


          The chart below assumes an initial investment of $10,000 which remains fully invested for the entire time period, an 8% annual return, and a 33% combined federal and state income tax rate. It compares how 3 different investments might fare over 10, 20, and 30 years. The first example illustrates an investment in a non-tax-deferred account and assumes that taxes are paid annually out of that account. The second example illustrates how the same investment would grow in a tax-deferred investment, such as an annuity. The third example illustrates the net value of the tax-deferred investment after paying taxes on the full account value.



--------------------------------------------------------------------------------
                                      10 YEARS       20 YEARS       30 YEARS
--------------------------------------------------------------------------------
 Non-Tax-Deferred Account              $16,856        $28,413       $ 47,893
--------------------------------------------------------------------------------
 Tax-Deferred Account                  $21,589        $46,610       $100,627
--------------------------------------------------------------------------------
 Tax-Deferred Account After
 Paying Taxes                          $17,765        $34,528       $ 70,720
--------------------------------------------------------------------------------



THIS ILLUSTRATION IS HYPOTHETICAL AND DOES NOT REPRESENT THE PROJECTED PERFORMANCE OF THE CONTRACT OR ANY OF ITS INVESTMENT OPTIONS. THE ILLUSTRATION DOES NOT REFLECT THE DEDUCTION OF ANY CHARGES OR FEES RELATED TO PORTFOLIO MANAGEMENT, MORTALITY AND EXPENSE, OR ACCOUNT ADMINISTRATION. TAXES ON EARNINGS WITHIN AN ANNUITY ARE DUE UPON WITHDRAWAL. WITHDRAWALS MAY ALSO BE SUBJECT TO SURRENDER CHARGES AND, IF MADE PRIOR TO AGE 59 1/2, A 10% FEDERAL PENALTY TAX.

TAX-DEFERRED ACCUMULATION:

     In general, individuals who own annuity contracts are not taxed on increases in the value of their annuity contracts until some form of distribution is made under the contract. As a result, the annuity contract would benefit from tax deferral during the contract's accumulation phase; this would have the effect of permitting an investment in an annuity contract to grow more rapidly that a comparable investment under which increases in value are taxed on a current basis.


     In reports or other communications to you or in advertising or sales materials, we may also describe the effects of tax-deferred compounding on the Variable Account's investment returns. We may illustrate these effects in charts or graphs and from time to time may include comparisons of returns under the Contract or in general on a tax-deferred basis, with the returns on a taxable basis. Different tax rates may be assumed. Any such illustrative chart or graph would show accumulations on an initial investment or Purchase Payment, assuming a given amount (including the applicable interest credit), hypothetical gross annual returns compounded annually, and a stated rate of return. The values shown for the taxable investment would not include any deduction for management fees or other expenses, but would assume the annual deduction of federal and state taxes from investment returns. The values shown for the Contract in a chart would reflect the deduction of Contract expenses, such as the mortality and expense risk charge, the 0.15% administrative charge, and the $50 annual Account Fee. In addition, the values shown would assume that the Participant has not surrendered his or her Contract or made any partial surrenders until the end of the period shown. The chart would assume a full surrender at the end of the period shown and the payment of federal and state taxes, at a rate of not more than 33%, on the amount in excess of the Purchase Payments.


     In developing illustrative tax deferral charts, we will observe these general principles:

         -  The assumed rate of earnings will be realistic.
         - The illustrative chart will accurately depict the effect of all fees and charges or provide a narrative that prominently discloses all fees and charges under the Contract.
         - Charts comparing accumulation values for tax-deferred and non-tax-deferred investments will depict the implications of any surrender.
         - A narrative accompanying the chart will prominently disclose that there may be a 10% tax penalty on a surrender by a Participant who has not reached age 59 1/2 at the time of surrender.

     The rates of return illustrated in any chart would be hypothetical and are not an estimate or guaranty of performance. Actual tax returns may vary among Participants.

                                     CALCULATIONS

EXAMPLE OF VARIABLE ACCUMULATION UNIT VALUE CALCULATION

     Suppose the net asset value of a Fund share at the end of the current valuation period is $18.38; at the end of the immediately preceding valuation period was $18.32; the Valuation Period is one day; and no dividends or distributions caused Fund shares to go "ex-dividend" during the current Valuation Period. $18.38 divided by $18.32 is 1.00327511. Subtracting the one day risk factor for mortality and expense risks and the administrative expense charge of .00004837 (the daily equivalent of the current maximum charge of 1.75% on an annual basis) gives a net investment factor of
1.00322674. If the value of the variable accumulation unit for the immediately preceding valuation period had been 14.5645672, the value for the current valuation period would be 14.6115633 (14.5645672 X 1.00322674).

EXAMPLE OF VARIABLE ANNUITY UNIT CALCULATION

     Suppose the circumstances of the first example exist, and the value of an annuity unit for the immediately preceding valuation period had been
12.3456789. If the first variable annuity payment is determined by using an annuity payment based on an assumed interest rate of 3% per year, the value of the annuity unit for the current valuation period would be 12.3846496 (12.3456789 X 1.00323787 (the Net Investment Factor) (based on the daily equivalent of maximum annuity phase charge of 1.35% on an annual basis) X 0.99991902). 0.99991902 is the factor, for a one day Valuation Period, that neutralizes the assumed interest rate of 3% per year used to establish the Annuity Payment Rates found in certain Contracts.

EXAMPLE OF VARIABLE ANNUITY PAYMENT CALCULATION

    Suppose that a Participant Account is credited with 8,765.4321 variable accumulation units of a particular Sub-Account but is not credited with any fixed accumulation units; that the variable accumulation unit value and the annuity unit value for the particular Sub-Account for the valuation period which ends immediately preceding the annuity commencement date are 14.5645672 and 12.3456789 respectively; that the annuity payment rate for the age and option elected is $6.78 per $1,000; and that the annuity unit value on the day prior to the second variable annuity payment date is 12.3846496. The first variable annuity payment would be $865.57 (8,765.4321 X 14.5645672 X
6.78 divided by 1,000).  The number of annuity units credited would be
70.1112 ($865.57 divided by 12.3456789) and the second variable annuity payment would be $868.30 (70.1112 X 12.3846496).

                           DISTRIBUTION OF THE CONTRACT


          We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor and principal underwriter of the Contracts, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company. Clarendon is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. Clarendon also acts as the general distributor of certain other annuity contracts issued by the Company and its wholly-owned subsidiary, Sun Life Insurance and Annuity Company of New York, and variable life insurance contracts issued by the Company.



          Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 5.50% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 1.00% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. The Company reserves the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions will not be paid with respect to Participant Accounts established for the personal account of employees of the Company or any of its affiliates, or of persons engaged in the distribution of the Contract, or of immediate family members of such employees or persons. In addition, commissions may be waived or reduced in connection with certain transactions described in the Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates."

                       DESIGNATION AND CHANGE OF BENEFICIARY

          The Beneficiary designation in the Application will remain in effect until changed.

          Subject to the rights of an irrevocably designated Beneficiary, you may change or revoke the designation of Beneficiary by filing the change or revocation with us in the form we require. The change or revocation will not be binding on us until we receive it. When we receive it, the change or revocation will be effective as of the date on which it was signed, but the change or revocation will be without prejudice to us on account of any payment we make or any action we take before receiving the change or revocation.

          Please refer to the terms of your particular retirement plan and any applicable legislation for any restrictions on the beneficiary designation.

                                     CUSTODIAN

          We are the Custodian of the assets of the Variable Account. We will purchase Fund shares at net asset value in connection with amounts allocated to the Sub-Accounts in accordance with your instructions, and we will redeem Fund shares at net asset value for the purpose of meeting the contractual obligations of the Variable Account, paying charges relative to the Variable Account or making adjustments for annuity reserves held in the Variable Account.

                                FINANCIAL STATEMENTS


          The Financial Statements of Sun Life of Canada (U.S.) Variable Account F for the year ended December 31, 1999 included in this Statement of Additional Information have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENT OF CONDITION -- December 31, 1999

 ASSETS:                                       Shares        Cost         Value
 Investments in:                             ----------  ------------  ------------
     AIM Variable Insurance Fund, Inc.
       V.I. Capital Appreciation Fund
        ("AIM1")...........................     255,687  $  6,981,155  $  9,097,348
       V.I. Growth Fund ("AIM2")...........     741,254    20,293,321    23,905,448
       V.I. Growth and Income Fund
        ("AIM3")...........................     981,255    25,698,056    30,997,847
       V.I. International Equity Fund
        ("AIM4")...........................     663,340    14,275,089    19,429,224
     The Alger American Fund
       Growth Portfolio ("AL1")............     591,197    33,048,256    38,061,287
       Income and Growth Portfolio
        ("AL2")............................   1,129,592    15,318,235    19,858,219
       Small Capitalization Portfolio
        ("AL3")............................     119,865     5,181,035     6,610,539
     Goldman Sachs Variable Insurance Trust
       VIT CORE(SM) Large Cap Growth Fund
        ("GS1")............................     985,947    12,493,582    15,577,956
       VIT CORE(SM) Small Cap Equity Fund
        ("GS2")............................     169,591     1,540,419     1,797,668
       VIT CORE(SM) U.S. Equity Fund
        ("GS3")............................   1,288,723    16,049,358    18,016,345
       VIT Growth and Income Fund
        ("GS4")............................     498,885     5,372,735     5,432,857
       VIT International Equity Fund
        ("GS5")............................     188,532     2,450,696     2,728,066
     J.P. Morgan Series Trust II
       U.S. Disciplined Equity Portfolio
        ("JP1")............................     887,236    14,979,632    15,393,540
       International Opportunities
        Portfolio ("JP2")..................     238,484     2,857,497     3,298,239
       Small Company Portfolio ("JP3").....      89,517     1,161,883     1,497,621
     Lord Abbett Series Fund, Inc.
       Growth and Income Portfolio
        ("LA1")............................     946,232    21,136,754    20,968,509
     MFS/Sun Life Series Trust
       Capital Appreciation
        Series ("CAS").....................     277,227    12,143,992    15,002,355
       Emerging Growth Series ("EGS")......     772,757    19,942,257    31,124,303
       High Yield Series ("HYS")...........   1,387,022    12,467,981    12,505,613
       Money Market ("MMS")................   7,058,196     7,058,196     7,058,196
       Utilities Series ("UTS")............     949,600    16,114,520    18,839,274
       Government Securities
        Series ("GSS").....................   1,192,434    15,134,821    14,877,998
       Total Return Series ("TRS").........     142,102     2,643,887     2,665,736
       Massachusetts Investors Trust
        Series ("MIT").....................     206,245     7,440,462     7,826,694
       New Discovery Series ("NWD")........     116,796     1,515,491     1,973,431
       Massachusetts Investors Growth Stock
        Series ("MIS").....................     517,193     7,122,612     8,342,950
     OCC Accumulation Trust
       Equity Portfolio ("OP1")............     332,052    12,587,611    12,471,865
       Mid Cap Portfolio ("OP2")...........     360,177     3,599,355     4,188,853
       Small Cap Portfolio ("OP3").........     125,799     2,848,635     2,832,996
       Managed Portfolio ("OP4")...........      56,761     2,479,633     2,477,620
     Salomon Brothers Variable
      Series Funds, Inc.
       Variable Capital Fund ("SB1").......      28,306       318,508       386,941
       Variable Investors Fund ("SB2").....      54,050       608,228       661,035
       Variable Strategic Bond Fund
        ("SB3")............................     701,256     7,086,047     6,774,136
       Variable Total Return Fund
        ("SB4")............................     649,718     6,792,139     6,646,615
     Sun Capital Advisers Trust
       Sun Capital Money Market Fund
        ("SCA1")...........................  11,347,946    11,347,946    11,347,946
       Sun Capital Investment Grade Bond
        Fund ("SCA2")......................     882,011     8,403,348     8,236,211
       Sun Capital Real Estate Fund
        ("SCA3")...........................     146,885     1,384,282     1,313,801
       Sun Capital Select Equity Fund
        ("SCA4")...........................     106,584     1,129,237     1,346,991
       Sun Capital Blue Chip Mid Cap Fund
        ("SCA5")...........................     241,145     2,528,473     2,966,087
       Sun Capital Investors Foundation
        Fund ("SCA6")......................      44,737       446,889       500,802
     Warburg Pincus Trust
       Emerging Markets Portolio ("WP1")...     156,084     1,879,019     2,213,268
       International Equity Portfolio
        ("WP2")............................      72,377       925,062     1,208,689
       Post-Venture Capital Portfolio
        ("WP3")............................      39,356       555,678       757,995
       Small Company Growth Portfolio
        ("WP4")............................     142,923     2,639,880     3,744,591
                                                         ------------  ------------
                                                         $367,981,892  $422,963,705
                                                         ============
 OTHER ASSETS:
   Receivable from sponsor...........................................           313
                                                                       ------------
         Net assets..................................................  $422,964,018
                                                                       ============

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENT OF CONDITION -- December 31, 1999 -- continued

                                                        Applicable to Owners of
                                                  Deferred Variable Annuity Contracts   Reserve for
                                                 -------------------------------------   Variable
                                                   Units     Unit Value      Value       Annuities      Total
                                                 ----------  ----------  -------------  -----------  ------------
  NET ASSETS APPLICABLE CONTRACT OWNERS:
    FUTURITY CONTRACTS:
    AIM Variable Insurance Fund, Inc
      V.I. Capital Appreciation Fund...........   227,735     $16.0639   $  3,658,220    $ 20,442    $  3,678,662
      V.I. Growth Fund.........................   442,430      16.6782      7,378,831      15,694       7,394,525
      V.I. Growth and Income Fund..............   799,385      14.9550     11,954,650      --          11,954,650
      V.I. International Equity Fund...........   458,813      16.8153      7,714,633      18,492       7,733,125
    The Alger American Fund
      Growth Portfolio.........................   755,329      16.6799     12,598,909      19,591      12,618,500
      Income and Growth Portfolio..............   434,832      16.6354      7,233,458      --           7,233,458
      Small Capitalization Portfolio...........   182,220      14.6937      2,677,436      --           2,677,436
    Goldman Sachs Variable Insurance Trust
      VIT CORE(SM) Large-Cap Growth Fund.......   423,081      14.6906      6,215,258      30,248       6,245,506
      VIT CORE(SM) Small Cap Equity Fund.......    80,363      10.3704        833,389      21,975         855,364
      VIT CORE(SM) U.S. Equity Fund............   575,303      13.8599      7,973,615       1,746       7,975,361
      VIT Growth and Income Fund...............   301,072       9.6158      2,895,047      --           2,895,047
      VIT International Equity Fund............    62,975      13.6576        860,104      14,975         875,079
    J.P. Morgan Series Trust II
      U.S. Disciplined Equity Portfolio........   568,955      12.6575      7,200,012      16,167       7,216,179
      International Opportunities Portfolio....   105,324      12.4536      1,311,641      14,966       1,326,607
      Small Company Portfolio..................    41,135      11.8980        488,979      --             488,979
    Lord Abbett Series Fund, Inc.
      Growth and Income Portfolio..............   681,170      11.6064      7,905,869      --           7,905,869
    MFS/Sun Life Series Trust
      Capital Appreciation Series..............   490,436      14.8787      7,297,103      18,186       7,315,289
      Emerging Growth Series...................   644,429      21.1132     13,605,969      24,357      13,630,326
      High Yield Series........................   581,114      10.1846      5,918,296      30,070       5,948,366
      Money Market.............................   663,091      10.6449      7,058,196      --           7,058,196
      Utilities Series.........................   762,245      13.4418     10,246,498      38,625      10,285,123
      Government Securities Series.............   635,712      10.2352      6,507,038      38,668       6,545,706
    OCC Accumulation Trust
      Equity Portfolio.........................   770,005      10.6854      8,228,328       1,399       8,229,727
      Mid Cap Portfolio........................   208,499      11.6402      2,426,934      16,257       2,443,191
      Small Cap Portfolio......................   235,529       7.9927      1,882,593      12,267       1,894,860
    Salomon Brothers Variable
     Series Funds, Inc.
      Variable Capital Fund....................    29,639      13.0553        386,941      --             386,941
      Variable Investors Fund..................    58,715      11.2585        661,035      --             661,035
      Variable Strategic Bond Fund.............   649,260      10.3875      6,743,944      29,428       6,773,372
      Variable Total Return Fund...............   657,323      10.0870      6,630,414      15,568       6,645,982
    Warburg Pincus Trust
      Emerging Markets Portfolio...............    68,070      13.1613        895,490      19,339         914,829
      International Equity Portfolio...........    52,931      13.7221        726,022      --             726,022
      Post-Venture Capital Portfolio...........    21,318      14.8836        317,283      22,511         339,794
      Small Company Growth Portfolio...........   153,457      14.7515      2,263,671      --           2,263,671
                                                                         ------------    --------    ------------
                                                                         $170,695,806    $440,971    $171,136,777
                                                                         ------------    --------    ------------

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENT OF CONDITION -- December 31, 1999 -- continued

                                                       Applicable to Owners of
                                                 Deferred Variable Annuity Contracts   Reserve for
                                                 ------------------------------------   Variable
                                                   Units     Unit Value     Value       Annuities      Total
                                                 ----------  ----------  ------------  -----------  ------------
    FUTURITY II CONTRACTS:
    AIM Variable Insurance Fund, Inc.
      V.I. Capital Appreciation Fund...........     299,649   $16.1116   $  4,827,802  $    8,726   $  4,836,528
      V.I. Growth Fund.........................     997,502    15.1070     15,069,053      79,067     15,148,120
      V.I. Growth and Income Fund..............   1,213,444    14.6474     17,773,822       7,527     17,781,349
      V.I. International Equity Fund...........     659,564    16.1369     10,643,339     105,296     10,748,635
    The Alger American Fund
      Growth Portfolio.........................   1,620,151    14.7688     23,927,733       7,327     23,935,060
      Income and Growth Portfolio..............     755,933    15.4887     11,708,323     129,522     11,837,845
      Small Capitalization Portfolio...........     221,946    16.0647      3,565,453      62,046      3,627,499
    Goldman Sachs Variable Insurance Trust.....
      VIT CORE(SM) Large Cap Growth Fund.......     610,853    14.6991      8,978,980      81,371      9,060,351
      VIT CORE(SM) Small Cap Equity Fund.......      71,821    12.5954        904,609      --            904,609
      VIT CORE(SM) U.S. Equity Fund............     714,634    13.2821      9,491,693      37,088      9,528,781
      VIT Growth and Income Fund...............     202,285    10.7721      2,179,037      --          2,179,037
      VIT International Equity Fund............     119,879    13.7806      1,651,950      10,048      1,661,998
    J.P. Morgan Series Trust II
      U.S. Disciplined Equity Portfolio........     625,004    12.5201      7,825,090       2,878      7,827,968
      International Opportunities Portfolio....     118,543    14.1565      1,678,149       8,055      1,686,204
      Small Company Portfolio..................      57,635    15.4528        890,606      --            890,606
    Lord Abbett Series Fund, Inc.
      Growth and Income Portfolio..............     982,146    12.1973     11,979,747      --         11,979,747
    MFS/Sun Life Series Trust
      Capital Appreciation Series..............     500,296    14.5469      7,277,799      46,064      7,323,863
      Emerging Growth Series...................     804,467    19.5404     15,719,228      66,614     15,785,842
      High Yield Series........................     554,000    10.5249      5,830,887      47,861      5,878,748
      Utilities Series.........................     552,461    13.6365      7,533,885     151,724      7,685,609
      Government Securities Series.............     807,566     9.6303      7,777,300      22,972      7,800,272
      Total Return Series......................     211,045     9.7515      2,058,019      79,388      2,137,407
      Massachusetts Investors Trust Series.....     629,184    10.3311      6,499,923       3,822      6,503,745
      New Discovery Series.....................      99,212    15.7992      1,567,598      --          1,567,598
      Massachusetts Investors Growth Stock
       Series..................................     554,180    12.7880      7,086,871      70,749      7,157,620
    OCC Accumulation Trust
      Equity Portfolio.........................     388,617    10.6953      4,156,707       9,385      4,166,092
      Mid Cap Portfolio........................     108,852    12.7334      1,386,020      31,822      1,417,842
      Small Cap Portfolio......................      88,598    10.0200        887,738       6,663        894,401
      Managed Portfolio........................     196,817    10.9043      2,146,181      --          2,146,181
    Sun Capital Advisers Trust
      Sun Capital Money Market Fund............     699,550    10.3353      7,227,674      --          7,227,674
      Sun Capital Investment Grade Bond Fund...     768,145     9.7835      7,513,643     272,953      7,786,596
      Sun Capital Real Estate Fund.............     131,848     9.5549      1,260,492      10,151      1,270,643
      Sun Capital Select Equity Fund...........      96,820    12.4016      1,200,685      --          1,200,685
      Sun Capital Blue Chip Mid Cap Fund.......     217,115    12.4368      2,700,610      --          2,700,610
      Sun Capital Investors Foundation Fund....      43,869    10.9954        482,321       5,356        487,677
    Warburg Pincus Trust
      Emerging Markets Portfolio...............      67,177    18.7689      1,260,819      --          1,260,819
      International Equity Portfolio...........      29,939    15.6899        469,714      --            469,714
      Post-Venture Capital Portfolio...........      22,526    18.1439        408,703      --            408,703
      Small Company Growth Portfolio...........      79,878    18.4977      1,477,493      --          1,477,493
                                                                         ------------  ----------   ------------
                                                                         $227,025,696  $1,364,475   $228,390,171
                                                                         ------------  ----------   ------------

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENT OF CONDITION -- December 31, 1999 -- continued

                                                       Applicable to Owners of
                                                 Deferred Variable Annuity Contracts   Reserve for
                                                 ------------------------------------   Variable
                                                   Units     Unit Value     Value       Annuities      Total
                                                 ----------  ----------  ------------  -----------  -----------
    FUTURITY FOCUS CONTRACTS:
    AIM Variable Insurance Fund, Inc.
      V.I. Capital Appreciation Fund...........    13,617     $14.5809    $  198,546    $ --        $  198,546
      V.I. Growth Fund.........................    35,873      12.6718       454,575      --           454,575
      V.I. Growth and Income Fund..............    54,107      12.3530       668,377      72,072       740,449
      V.I. International Equity Fund...........    25,337      15.4607       391,699      --           391,699
    The Alger American Fund
      Growth Portfolio.........................    38,842      11.9744       465,098      71,015       536,113
      Income and Growth Portfolio..............    32,436      13.3063       431,600      --           431,600
      Small Capitalization Portfolio...........     9,175      14.3935       132,059      --           132,059
    Goldman Sachs Variable Insurance Trust
      VIT CORE(SM) Large Cap Growth Fund.......     4,085      12.6110        51,512      --            51,512
      VIT CORE(SM) Small Cap Equity Fund.......     1,112      12.6115        14,026      --            14,026
      VIT CORE(SM) U.S. Equity Fund............    20,598      11.4782       236,356      --           236,356
      VIT Growth and Income Fund...............    29,257      10.2122       298,780      --           298,780
      VIT International Equity Fund............     8,621      12.8408       110,689      --           110,689
    J.P. Morgan Series Trust II
      U.S. Disciplined Equity Portfolio........    18,690      11.3541       212,214      62,890       275,104
      International Opportunities Portfolio....    12,234      12.9528       158,454      --           158,454
      Small Company Portfolio..................     2,709      15.2351        41,270      --            41,270
    Lord Abbett Series Fund, Inc.
      Growth and Income Portfolio..............    40,278      11.1378       448,597      --           448,597
    MFS/Sun Life Series Trust
      Capital Appreciation Series..............    23,051      13.0937       301,818      --           301,818
      Emerging Growth Series...................    41,308      16.8156       694,593      98,890       793,483
      High Yield Series........................    21,929      10.1744       223,107      --           223,107
      Utilities Series.........................    20,685      12.9391       267,628      --           267,628
      Government Securities Series.............    42,930       9.8048       420,940      --           420,940
      Total Return Series......................     8,841       9.7678        86,296      --            86,296
      Massachusetts Investors Trust Series.....    74,478      10.3484       770,599      --           770,599
      New Discovery Series.....................     7,128      15.8255       112,755      --           112,755
      Massachusetts Investors Growth Stock
       Series..................................    29,925      12.8093       383,253      75,517       458,770
    OCC Accumulation Trust
      Equity Portfolio.........................     7,388      10.1788        75,201      --            75,201
      Mid Cap Portfolio........................     6,976      12.5548        87,586      --            87,586
      Small Cap Portfolio......................     3,882      10.7094        41,574      --            41,574
      Managed Portfolio........................     5,669      10.3195        58,501      --            58,501
    Sun Capital Advisers Trust
      Sun Capital Money Market Fund............    41,528      10.2760       426,574      --           426,574
      Sun Capital Investment Grade Bond Fund...    34,584       9.8082       339,122      --           339,122
      Sun Capital Real Estate Fund.............     2,642      10.1759        26,874      --            26,874
      Sun Capital Select Equity Fund...........     1,940      12.4115        24,085      --            24,085
      Sun Capital Blue Chip Mid Cap Fund.......     2,350      12.4467        29,268      --            29,268
      Sun Capital Investors Foundation Fund....     1,253      11.0042        13,784      --            13,784
    Warburg Pincus Trust
      Emerging Markets Portfolio...............     1,472      18.4283        27,121      --            27,121
      International Equity Portfolio...........       861      15.0418        12,953      --            12,953
      Post-Venture Capital Portfolio...........       100      16.0808         1,609      --             1,609
      Small Company Growth Portfolio...........       194      17.6963         3,427      --             3,427
                                                                          ----------    --------    ----------
                                                                          $8,742,520    $380,384    $9,122,904
                                                                          ----------    --------    ----------

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENT OF CONDITION -- December 31, 1999 -- continued

                                                        Applicable to Owners of
                                                  Deferred Variable Annuity Contracts   Reserve for
                                                 -------------------------------------   Variable
                                                   Units     Unit Value      Value       Annuities      Total
                                                 ----------  ----------  -------------  -----------  ------------
    FUTURITY ACCOLADE CONTRACTS:
    AIM Variable Insurance Fund, Inc.
      V.I. Capital Appreciation Fund...........    27,793     $13.7461   $    382,040   $   --       $    382,040
      V.I. Growth Fund.........................    71,866      12.6219        907,075       --            907,075
      V.I. Growth and Income Fund..............    41,234      12.7245        524,675       --            524,675
      V.I. International Equity Fund...........    40,021      13.8416        553,946       --            553,946
    The Alger American Fund
      Growth Portfolio.........................    77,992      12.4941        974,439       --            974,439
      Income and Growth Portfolio..............    25,358      13.9651        354,123       --            354,123
      Small Capitalization Portfolio...........    12,969      13.3871        173,611       --            173,611
    Goldman Sachs Variable Insurance Trust
      VIT CORE(SM) Large Cap Growth Fund.......    17,289      12.6147        218,093       --            218,093
      VIT CORE(SM) Small Cap Equity Fund.......     1,775      12.0375         21,362       --             21,362
      VIT CORE(SM) U.S. Equity Fund............    23,427      11.7733        275,804       --            275,804
      VIT Growth and Income Fund...............     5,354      11.2057         59,993       --             59,993
      VIT International Equity Fund............     6,582      12.0983         79,626       --             79,626
    J.P. Morgan Series Trust II
      U.S. Disciplined Equity Portfolio........     6,455      11.5320         74,439       --             74,439
      International Opportunities Portfolio....    10,730      11.7681        126,274       --            126,274
      Small Company Portfolio..................     5,598      13.7122         76,766       --             76,766
    Lord Abbett Series Fund, Inc.
      Growth and Income Portfolio..............    55,559      11.4167        634,296       --            634,296
    MFS/Sun Life Series Trust
      Capital Appreciation Series..............     4,427      13.4436         59,522       --             59,522
      Emerging Growth Series...................    58,261      15.8653        924,342       --            924,342
      High Yield Series........................    44,229      10.2886        455,044       --            455,044
      Utilities Series.........................    49,859      12.0305        599,829       --            599,829
      Government Securities Series.............    11,012       9.9962        110,071       --            110,071
      Total Return Series......................    42,271      10.4572        442,050       --            442,050
      Massachusetts Investors Trust Series.....    48,386      11.4114        552,168       --            552,168
      New Discovery Series.....................    18,482      15.8588        293,078       --            293,078
      Massachusetts Investors Growth Stock
       Series..................................    55,773      13.1026        730,733       --            730,733
    OCC Accumulation Trust
      Equity Portfolio.........................       102      10.7137          1,093       --              1,093
      Mid Cap Portfolio........................    19,070      12.5624        239,567       --            239,567
      Small Cap Portfolio......................       102      10.5551          1,076       --              1,076
      Managed Portfolio........................    25,785      10.5852        272,938       --            272,938
    Sun Capital Advisers Trust
      Sun Capital Money Market Fund............   366,623      10.0779      3,693,698       --          3,693,698
      Sun Capital Investment Grade Bond Fund...    11,553      10.0222        115,768       --            115,768
      Sun Capital Real Estate Fund.............     2,281      10.3018         23,500       --             23,500
      Sun Capital Select Equity Fund...........     9,027      13.5393        122,221       --            122,221
      Sun Capital Blue Chip Mid Cap Fund.......    17,878      13.2132        236,209       --            236,209
      Sun Capital Investors Foundation Fund....       394      11.9051          4,697       --              4,697
                                                                         ------------   ----------   ------------
                                                                         $ 14,314,166   $   --       $ 14,314,166
                                                                         ------------   ----------   ------------
  Net Assets...........................................................  $420,778,188   $2,185,830   $422,964,018
                                                                         ============   ==========   ============

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENT OF OPERATIONS -- Year Ended December 31, 1999

                                               AIM1          AIM2           AIM3          AIM4          AL1           AL2
                                           Sub-Account    Sub-Account   Sub-Account   Sub-Account   Sub-Account   Sub-Account
                                           ------------  -------------  ------------  ------------  ------------  ------------
 INCOME AND EXPENSES:
   Dividend income and capital gain
    distributions received...............   $  218,016    $  805,064    $   256,606   $    629,298  $ 1,046,126   $   318,108
   Mortality and expense risk charges....      (48,238)     (126,456)      (171,308)      (105,490)    (209,904)     (105,710)
   Distribution expense charges..........       (5,788)      (15,175)       (20,557)       (12,659)     (25,189)      (12,685)
                                            ----------    ----------    -----------   ------------  -----------   -----------
       Net investment income (loss)......   $  163,990    $  663,433    $    64,741   $    511,149  $   811,033   $   199,713
                                            ----------    ----------    -----------   ------------  -----------   -----------
 REALIZED AND UNREALIZED GAINS (LOSSES):
   Realized gains (losses) on investment
    transactions:
     Proceeds from sales.................   $  942,663    $  926,603    $ 2,322,201   $ 15,601,048  $ 3,351,107   $ 1,963,780
     Cost of investments sold............     (859,926)     (793,451)    (1,853,865)   (15,068,813)  (2,750,587)   (1,604,550)
                                            ----------    ----------    -----------   ------------  -----------   -----------
       Net realized gains (losses).......   $   82,737    $  133,152    $   468,336   $    532,235  $   600,520   $   359,230
                                            ----------    ----------    -----------   ------------  -----------   -----------
   Net unrealized appreciation
    (depreciation) on investments:
     End of year.........................   $2,116,193    $3,612,127    $ 5,299,791   $  5,154,135  $ 5,013,031   $ 4,539,984
     Beginning of year...................      128,463       230,796        401,885        135,808      496,292       271,924
                                            ----------    ----------    -----------   ------------  -----------   -----------
       Change in unrealized appreciation
        (depreciation)...................   $1,987,730    $3,381,331    $ 4,897,906   $  5,018,327  $ 4,516,739   $ 4,268,060
                                            ----------    ----------    -----------   ------------  -----------   -----------
     Realized and unrealized gains
      (losses)...........................   $2,070,467    $3,514,483    $ 5,366,242   $  5,550,562  $ 5,117,259   $ 4,627,290
                                            ----------    ----------    -----------   ------------  -----------   -----------
 INCREASE (DECREASE) IN NET ASSETS FROM
  OPERATIONS.............................   $2,234,457    $4,177,916    $ 5,430,983   $  6,061,711  $ 5,928,292   $ 4,827,003
                                            ==========    ==========    ===========   ============  ===========   ===========

                                               AL3            GS1           GS2           GS3           GS4           GS5
                                           Sub-Account    Sub-Account   Sub-Account   Sub-Account   Sub-Account   Sub-Account
                                           ------------  -------------  ------------  ------------  ------------  ------------
 INCOME AND EXPENSES:
   Dividend income and capital gain
    distributions received...............   $  217,832    $   15,486    $     3,930   $    258,153  $    57,072   $   200,160
   Mortality and expense risk charges....      (33,658)      (91,000)       (10,149)      (117,224)     (42,948)      (15,062)
   Distribution expense charges..........       (4,039)      (10,920)        (1,218)       (14,067)      (5,154)       (1,807)
                                            ----------    ----------    -----------   ------------  -----------   -----------
       Net investment income (loss)......   $  180,135    $  (86,434)   $    (7,437)  $    126,862  $     8,970   $   183,291
                                            ----------    ----------    -----------   ------------  -----------   -----------
 REALIZED AND UNREALIZED GAINS (LOSSES):
   Realized gains (losses) on investment
    transactions:
     Proceeds from sales.................   $  439,108    $  837,389    $    78,779   $  3,216,353  $   734,160   $ 3,021,499
     Cost of investments sold............     (412,110)     (718,251)       (84,883)    (2,852,418)    (783,265)   (2,936,829)
                                            ----------    ----------    -----------   ------------  -----------   -----------
       Net realized gains (losses).......   $   26,998    $  119,138    $    (6,104)  $    363,935  $   (49,105)  $    84,670
                                            ----------    ----------    -----------   ------------  -----------   -----------
   Net unrealized appreciation
    (depreciation) on investments:
     End of year.........................   $1,429,504    $3,084,374    $   257,249   $  1,966,987  $    60,122   $   277,370
     Beginning of year...................       96,395       229,353         10,059        296,953      (71,917)       16,662
                                            ----------    ----------    -----------   ------------  -----------   -----------
       Change in unrealized appreciation
        (depreciation)...................   $1,333,109    $2,855,021    $   247,190   $  1,670,034  $   132,039   $   260,708
                                            ----------    ----------    -----------   ------------  -----------   -----------
     Realized and unrealized gains
      (losses)...........................   $1,360,107    $2,974,159    $   241,086   $  2,033,969  $    82,934   $   345,378
                                            ----------    ----------    -----------   ------------  -----------   -----------
 INCREASE (DECREASE) IN NET ASSETS FROM
  OPERATIONS.............................   $1,540,242    $2,887,725    $   233,649   $  2,160,831  $    91,904   $   528,669
                                            ==========    ==========    ===========   ============  ===========   ===========

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENT OF OPERATIONS -- Year Ended December 31, 1999 -- continued

                                               JP1            JP2           JP3           LA1           CAS           EGS
                                           Sub-Account    Sub-Account   Sub-Account   Sub-Account   Sub-Account   Sub-Account
                                           ------------  -------------  ------------  ------------  ------------  ------------
 INCOME AND EXPENSES:
   Dividend income and capital gain
    distributions received...............  $ 1,037,611   $    115,004   $    27,796   $ 1,617,324   $   810,381   $   139,054
   Mortality and expense risk charges....     (108,647)       (19,007)       (7,179)     (127,444)     (105,003)     (153,257)
   Distribution expense charges..........      (13,038)        (2,281)         (861)      (15,293)      (12,600)      (18,391)
                                           -----------   ------------   -----------   -----------   -----------   -----------
       Net investment income (loss)......  $   915,926   $     93,716   $    19,756   $ 1,474,587   $   692,778   $   (32,594)
                                           -----------   ------------   -----------   -----------   -----------   -----------
 REALIZED AND UNREALIZED GAINS (LOSSES):
   Realized gains (losses) on investment
    transactions:
     Proceeds from sales.................  $ 2,008,957   $  8,056,697   $   236,007   $ 2,008,566   $ 3,044,424   $ 3,055,305
     Cost of investments sold............   (1,837,516)    (7,969,726)     (235,835)   (1,834,115)   (2,819,552)   (2,405,896)
                                           -----------   ------------   -----------   -----------   -----------   -----------
       Net realized gains (losses).......  $   171,441   $     86,971   $       172   $   174,451   $   224,872   $   649,409
                                           -----------   ------------   -----------   -----------   -----------   -----------
   Net unrealized appreciation
    (depreciation) on investments:
     End of year.........................  $   413,908   $    440,742   $   335,738   $  (168,245)  $ 2,858,363   $11,182,046
     Beginning of year...................       73,661          7,372        (1,240)       21,161       629,805       777,281
                                           -----------   ------------   -----------   -----------   -----------   -----------
       Change in unrealized appreciation
        (depreciation)...................  $   340,247   $    433,370   $   336,978   $  (189,406)  $ 2,228,558   $10,404,765
                                           -----------   ------------   -----------   -----------   -----------   -----------
     Realized and unrealized gains
      (losses)...........................  $   511,688   $    520,341   $   337,150   $   (14,955)  $ 2,453,430   $11,054,174
                                           -----------   ------------   -----------   -----------   -----------   -----------
 INCREASE (DECREASE) IN NET ASSETS FROM
  OPERATIONS.............................  $ 1,427,614   $    614,057   $   356,906   $ 1,459,632   $ 3,146,208   $11,021,580
                                           ===========   ============   ===========   ===========   ===========   ===========

                                              HYS            MMS           UTS           GSS            TRS             MIT
                                          Sub-Account    Sub-Account   Sub-Account   Sub-Account   Sub-Account(a)  Sub-Account(a)
                                          ------------  -------------  ------------  ------------  --------------  --------------
 INCOME AND EXPENSES:
   Dividend income and capital gain
    distributions received..............  $   363,601   $    253,987   $   752,022   $   261,157     $  --           $  --
   Mortality and expense risk charges...      (76,999)       (68,431)     (113,609)      (95,492)         (6,958)        (18,755)
   Distribution expense charges.........       (9,240)        (8,212)      (13,633)      (11,459)           (833)         (2,448)
                                          -----------   ------------   -----------   -----------     -----------     -----------
       Net investment income (loss).....  $   277,362   $    177,344   $   624,780   $   154,206     $    (7,791)    $   (21,203)
                                          -----------   ------------   -----------   -----------     -----------     -----------
 REALIZED AND UNREALIZED GAINS (LOSSES):
   Realized gains (losses) on investment
    transactions:
     Proceeds from sales................  $ 1,826,492   $ 10,080,035   $ 1,851,082   $ 1,930,639     $   222,400     $   246,755
     Cost of investments sold...........   (1,925,559)   (10,080,035)   (1,695,734)   (2,001,852)       (227,128)       (250,495)
                                          -----------   ------------   -----------   -----------     -----------     -----------
       Net realized gains (losses)        $   (99,067)  $    --        $   155,348   $   (71,213)    $    (4,728)    $    (3,740)
                                          -----------   ------------   -----------   -----------     -----------     -----------
   Net unrealized appreciation
    (depreciation) on investments:
     End of year........................  $    37,632   $    --        $ 2,724,754   $  (256,823)    $    21,849     $   386,232
     Beginning of year..................       (2,792)       --            203,450        13,091        --              --
                                          -----------   ------------   -----------   -----------     -----------     -----------
       Change in unrealized appreciation
        (depreciation)..................  $    40,424   $    --        $ 2,521,304   $  (269,914)    $    21,849     $   386,232
                                          -----------   ------------   -----------   -----------     -----------     -----------
     Realized and unrealized gains
      (losses)..........................  $   (58,643)  $    --        $ 2,676,652   $  (341,127)    $    17,121     $   382,492
                                          -----------   ------------   -----------   -----------     -----------     -----------
 INCREASE (DECREASE) IN NET ASSETS FROM
  OPERATIONS............................  $   218,719   $    177,344   $ 3,301,432   $  (186,921)    $     9,330     $   361,289
                                          ===========   ============   ===========   ===========     ===========     ===========

(a) For the period May 17, 1999 (commencement of operations) through December 31, 1999.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENT OF OPERATIONS -- Year Ended December 31, 1999 -- continued

                                            NWD             MIS            OP1           OP2            OP3             OP4
                                       Sub-Account(a)  Sub-Account(a)  Sub-Account   Sub-Account   Sub-Account(a)  Sub-Account(a)
                                       --------------  --------------  ------------  ------------  --------------  --------------
 INCOME AND EXPENSES:
   Dividend income and capital gain
    distributions received...........     $ --           $  --         $   269,757   $    97,793    $      6,172      $   7,352
   Mortality and expense risk
    charges..........................        (5,882)        (18,211)      (109,530)      (30,634)        (22,359)       (13,016)
   Distribution expense charges......          (510)         (2,185)       (13,144)       (3,677)         (2,683)        (1,562)
                                          ---------      ----------    -----------   -----------    ------------      ---------
       Net investment income
        (loss).......................     $  (6,392)     $  (20,396)   $   147,083   $    63,482    $    (18,870)     $  (7,226)
                                          ---------      ----------    -----------   -----------    ------------      ---------
 REALIZED AND UNREALIZED GAINS
  (LOSSES):
   Realized gains (losses) on
    investment transactions:
     Proceeds from sales.............     $ 167,789      $  221,950    $ 2,741,376   $ 2,320,501    $  1,102,903      $ 479,527
     Cost of investments sold........      (142,292)       (191,232)    (2,691,665)   (2,304,988)     (1,068,470)      (477,589)
                                          ---------      ----------    -----------   -----------    ------------      ---------
       Net realized gains (losses)...     $  25,497      $   30,718    $    49,711   $    15,513    $     34,433      $   1,938
                                          ---------      ----------    -----------   -----------    ------------      ---------
   Net unrealized appreciation
    (depreciation) on investments:
     End of year.....................     $ 457,940      $1,220,338    $  (115,746)  $   589,498    $    (15,639)     $  (2,013)
     Beginning of year...............       --              --             201,803        41,964          28,952             54
                                          ---------      ----------    -----------   -----------    ------------      ---------
       Change in unrealized
        appreciation (depreciation)..     $ 457,940      $1,220,338    $  (317,549)  $   547,534    $    (44,591)     $  (2,067)
                                          ---------      ----------    -----------   -----------    ------------      ---------
     Realized and unrealized gains
      (losses).......................     $ 483,437      $1,251,056    $  (267,838)  $   563,047    $    (10,158)     $    (129)
                                          ---------      ----------    -----------   -----------    ------------      ---------
 INCREASE (DECREASE) IN NET ASSETS
  FROM OPERATIONS....................     $ 477,045      $1,230,660    $  (120,755)  $   626,529    $    (29,028)     $  (7,355)
                                          =========      ==========    ===========   ===========    ============      =========

                                            SB1             SB2            SB3           SB4            SCA1            SCA2
                                        Sub-Account     Sub-Account    Sub-Account   Sub-Account    Sub-Account     Sub-Account
                                       --------------  --------------  ------------  ------------  --------------  --------------
 INCOME AND EXPENSES:
   Dividend income and capital gain
    distributions received...........     $  12,405      $    3,356    $   338,324   $   159,436    $    168,701      $ 184,000
   Mortality and expense risk
    charges..........................        (3,905)         (7,109)       (64,914)      (64,618)        (42,246)       (37,321)
   Distribution expense charges......          (468)           (853)        (7,789)       (7,754)         (5,069)        (4,479)
                                          ---------      ----------    -----------   -----------    ------------      ---------
       Net investment income
        (loss).......................     $   8,032      $   (4,606)   $   265,621   $    87,064    $    121,386      $ 142,200
                                          ---------      ----------    -----------   -----------    ------------      ---------
 REALIZED AND UNREALIZED GAINS
  (LOSSES):
   Realized gains (losses) on
    investment transactions:
     Proceeds from sales.............     $  60,590      $  179,526    $ 1,625,079   $ 1,052,022    $ 37,206,979      $ 767,441
     Cost of investments sold........       (52,391)       (157,572)    (1,668,046)   (1,022,206)    (37,206,979)      (795,277)
                                          ---------      ----------    -----------   -----------    ------------      ---------
       Net realized gains (losses)...     $   8,199      $   21,954    $   (42,967)  $    29,816    $   --            $ (27,836)
                                          ---------      ----------    -----------   -----------    ------------      ---------
   Net unrealized appreciation
    (depreciation) on investments:
     End of year.....................     $  68,433      $   52,807    $  (311,911)  $  (145,524)   $   --            $(167,137)
     Beginning of year...............        23,271          19,454        (66,852)       64,469        --                   21
                                          ---------      ----------    -----------   -----------    ------------      ---------
       Change in unrealized
        appreciation (depreciation)..     $  45,162      $   33,353    $  (245,059)  $  (209,993)   $   --            $(167,158)
                                          ---------      ----------    -----------   -----------    ------------      ---------
     Realized and unrealized gains
      (losses).......................     $  53,361      $   55,307    $  (288,026)  $  (180,177)   $   --            $(194,994)
                                          ---------      ----------    -----------   -----------    ------------      ---------
 INCREASE (DECREASE) IN NET ASSETS
  FROM OPERATIONS....................     $  61,393      $   50,701    $   (22,405)  $   (93,113)   $    121,386      $ (52,794)
                                          =========      ==========    ===========   ===========    ============      =========

(a) For the period May 17, 1999 (commencement of operations) through December 31, 1999.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENT OF OPERATIONS -- Year Ended December 31, 1999 -- continued

                                               SCA3           SCA4            SCA5            SCA6
                                           Sub-Account   Sub-Account(b)  Sub-Account(b)  Sub-Account(b)
                                           ------------  --------------  --------------  --------------
 INCOME AND EXPENSES:
   Dividend income and capital gain
    distributions received...............   $  69,130     $   --            $ 85,814       $      960
   Mortality and expense risk charges....      (6,505)         (2,734)        (6,615)          (1,219)
   Distribution expense charges..........        (781)           (328)          (794)            (146)
                                            ---------     -----------       --------       ----------
       Net investment income (loss)......   $  61,844     $    (3,062)      $ 78,405       $     (405)
                                            ---------     -----------       --------       ----------
 REALIZED AND UNREALIZED GAINS (LOSSES):
   Realized gains (losses) on investment
    transactions:
     Proceeds from sales.................   $ 208,090     $    48,920       $ 66,470       $   16,985
     Cost of investments sold............    (210,500)        (42,939)       (62,839)         (16,088)
                                            ---------     -----------       --------       ----------
       Net realized gains (losses).......   $  (2,410)    $     5,981       $  3,631       $      897
                                            ---------     -----------       --------       ----------
   Net unrealized appreciation
    (depreciation) on investments:
     End of year.........................   $ (70,481)    $   217,754       $437,614       $   53,913
     Beginning of year...................          97         --             --               --
                                            ---------     -----------       --------       ----------
       Change in unrealized appreciation
        (depreciation)...................   $ (70,578)    $   217,754       $437,614       $   53,913
                                            ---------     -----------       --------       ----------
     Realized and unrealized gains
      (losses)...........................   $ (72,988)    $   223,735       $441,245       $   54,810
                                            ---------     -----------       --------       ----------
 INCREASE (DECREASE) IN NET ASSETS FROM
  OPERATIONS.............................   $ (11,144)    $   220,673       $519,650       $   54,405
                                            =========     ===========       ========       ==========

                                               WP1            WP2             WP3             WP4
                                           Sub-Account    Sub-Account     Sub-Account     Sub-Account
                                           ------------  --------------  --------------  --------------
 INCOME AND EXPENSES:
   Dividend income and capital gain
    distributions received...............   $  82,166     $    10,813       $     90       $   99,138
   Mortality and expense risk charges....      (6,943)         (7,972)        (3,107)         (14,040)
   Distribution expense charges..........        (833)           (956)          (372)          (1,685)
                                            ---------     -----------       --------       ----------
       Net investment income (loss)......   $  74,390     $     1,885       $ (3,389)      $   83,413
                                            ---------     -----------       --------       ----------
 REALIZED AND UNREALIZED GAINS (LOSSES):
   Realized gains (losses) on investment
    transactions:
     Proceeds from sales.................   $ 365,750     $ 8,522,934       $ 85,336       $  382,926
     Cost of investments sold............    (283,628)     (8,396,121)       (78,855)        (325,671)
                                            ---------     -----------       --------       ----------
       Net realized gains (losses).......   $  82,122     $   126,813       $  6,481       $   57,255
                                            ---------     -----------       --------       ----------
   Net unrealized appreciation
    (depreciation) on investments:
     End of year.........................   $ 334,249     $   283,627       $202,317       $1,104,711
     Beginning of year...................      (3,352)         (1,858)         7,438           29,531
                                            ---------     -----------       --------       ----------
       Change in unrealized appreciation
        (depreciation)...................   $ 337,601     $   285,485       $194,879       $1,075,180
                                            ---------     -----------       --------       ----------
     Realized and unrealized gains
      (losses)...........................   $ 419,723     $   412,298       $201,360       $1,132,435
                                            ---------     -----------       --------       ----------
 INCREASE (DECREASE) IN NET ASSETS FROM
  OPERATIONS.............................   $ 494,113     $   414,183       $197,971       $1,215,848
                                            =========     ===========       ========       ==========

(b) For the period September 13, 1999 (commencement of operations) through December 31, 1999.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS

                                                AIM1                            AIM2                            AIM3
                                             Sub-Account                     Sub-Account                     Sub-Account
                                    -----------------------------   -----------------------------   -----------------------------
                                     Year Ended      Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                    December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                        1999          1998 (a)          1999          1998 (a)          1999          1998 (b)
                                    -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)....    $  163,990      $     (159)    $   663,433      $  144,861     $    64,741      $   32,869
  Net realized gains (losses).....        82,737          (6,126)        133,152           2,691         468,336            (547)
  Net unrealized gains (losses)...     1,987,730         128,463       3,381,331         230,796       4,897,906         401,885
                                      ----------      ----------     -----------      ----------     -----------      ----------
      Increase (Decrease) in net
       assets from operations.....    $2,234,457      $  122,178     $ 4,177,916      $  378,348     $ 5,430,983      $  434,207
                                      ----------      ----------     -----------      ----------     -----------      ----------
PARTICIPANT TRANSACTIONS:
  Accumulation activity:
    Purchase payments received....    $3,190,508      $1,229,109     $ 8,313,278      $2,015,774     $ 8,663,899      $2,099,297
    Net transfers between
     Sub-Accounts and Fixed
     Account......................     2,389,362         212,774       9,156,077         193,750        13,693,105     1,293,608
    Withdrawals, surrenders,
     annuitizations and contract
     charges......................      (291,401)        (10,395)       (396,819)        (18,667)       (634,386)        (50,636)
                                      ----------      ----------     -----------      ----------     -----------      ----------
      Net accumulation activity...    $5,288,469      $1,431,488     $17,072,536      $2,190,857     $21,722,618      $3,342,269
                                      ----------      ----------     -----------      ----------     -----------      ----------
  Annuitization activity:
    Annuitizations................    $   21,703      $   --         $    88,023      $   --         $    68,415      $   --
    Annuity payments..............          (947)         --              (2,232)         --                (645)         --
    Adjustments to annuity
     reserve......................        (1,572)         --              (1,153)         --               3,276          --
                                      ----------      ----------     -----------      ----------     -----------      ----------
      Net annuitization
       activity...................    $   19,184      $   --         $    84,638      $   --         $    71,046      $   --
                                      ----------      ----------     -----------      ----------     -----------      ----------
  Increase (Decrease) in net
   assets from participant
   transactions...................    $5,307,653      $1,431,488     $17,157,174      $2,190,857     $21,793,664      $3,342,269
                                      ----------      ----------     -----------      ----------     -----------      ----------
    Increase (Decrease) in net
     assets.......................    $7,542,110      $1,553,666     $21,335,090      $2,569,205     $27,224,647      $3,776,476
NET ASSETS:
  Beginning of year...............     1,553,666          --           2,569,205          --           3,776,476          --
                                      ----------      ----------     -----------      ----------     -----------      ----------
  End of year.....................    $9,095,776      $1,553,666     $23,904,295      $2,569,205     $31,001,123      $3,776,476
                                      ==========      ==========     ===========      ==========     ===========      ==========

(a) For the period February 20, 1998 (commencement of operations) through December 31, 1998.
(b) For the period March 27, 1998 (commencement of operations) through December 31, 1998.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS -- continued

                                                AIM4                             AL1                             AL2
                                             Sub-Account                     Sub-Account                     Sub-Account
                                    -----------------------------   -----------------------------   -----------------------------
                                     Year Ended      Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                    December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                        1999          1998 (a)          1999          1998 (b)          1999          1998 (b)
                                    -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)....   $   511,149      $    8,211     $   811,033      $    6,203     $   199,713      $    6,890
  Net realized gains (losses).....       532,235         (51,782)        600,520         (18,561)        359,230          (5,236)
  Net unrealized gains (losses)...     5,018,327         135,808       4,516,739         496,292       4,268,060         271,924
                                     -----------      ----------     -----------      ----------     -----------      ----------
      Increase (Decrease) in net
       assets from operations.....   $ 6,061,711      $   92,237     $ 5,928,292      $  483,934     $ 4,827,003      $  273,578
                                     -----------      ----------     -----------      ----------     -----------      ----------
PARTICIPANT TRANSACTIONS:
  Accumulation activity:
    Purchase payments received....   $ 4,140,973      $1,910,796     $12,748,856      $2,399,047     $ 5,097,716      $1,751,908
    Net transfers between
     Sub-Accounts and Fixed
     Account......................     7,199,126         416,832      16,707,964         768,779       8,333,556         350,911
    Withdrawals, surrenders,
     annuitizations and contract
     charges......................      (465,245)         (8,627)     (1,047,363)        (12,258)       (821,155)        (47,719)
                                     -----------      ----------     -----------      ----------     -----------      ----------
      Net accumulation activity...   $10,874,854      $2,319,001     $28,409,457      $3,155,568     $12,610,117      $2,055,100
                                     -----------      ----------     -----------      ----------     -----------      ----------
  Annuitization activity:
    Annuitizations................   $    87,014      $   --         $    85,342      $   --         $    99,349      $   --
    Annuity payments..............        (5,593)         --              (1,306)         --              (6,928)         --
    Adjustments to annuity
     reserve......................        (1,819)         --               2,825          --              (1,193)         --
                                     -----------      ----------     -----------      ----------     -----------      ----------
      Net annuitization
       activity...................   $    79,602      $   --         $    86,861      $   --         $    91,228      $   --
                                     -----------      ----------     -----------      ----------     -----------      ----------
  Increase (Decrease) in net
   assets from participant
   transactions...................   $10,954,456      $2,319,001     $28,496,318      $3,155,568     $12,701,345      $2,055,100
                                     -----------      ----------     -----------      ----------     -----------      ----------
    Increase (Decrease) in net
     assets.......................   $17,016,167      $2,411,238     $34,424,610      $3,639,502     $17,528,348      $2,328,678
NET ASSETS:
  Beginning of year...............     2,411,238          --           3,639,502          --           2,328,678          --
                                     -----------      ----------     -----------      ----------     -----------      ----------
  End of year.....................   $19,427,405      $2,411,238     $38,064,112      $3,639,502     $19,857,026      $2,328,678
                                     ===========      ==========     ===========      ==========     ===========      ==========

(a) For the period February 20, 1998 (commencement of operations) through December 31, 1998.
(b) For the period March 27, 1998 (commencement of operations) through December 31, 1998.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS -- continued

                                                 AL3                             GS1                             GS2
                                             Sub-Account                     Sub-Account                     Sub-Account
                                    -----------------------------   -----------------------------   -----------------------------
                                     Year Ended      Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                    December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                        1999          1998 (b)          1999          1998 (c)          1999          1998 (a)
                                    -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)....    $  180,135       $ (1,923)     $   (86,434)     $   (6,002)     $   (7,437)      $   (383)
  Net realized gains (losses).....        26,998         (3,015)         119,138          (6,745)         (6,104)        (5,269)
  Net unrealized gains (losses)...     1,333,109         96,395        2,855,021         229,353         247,190         10,059
                                      ----------       --------      -----------      ----------      ----------       --------
      Increase (Decrease) in net
       assets from operations.....    $1,540,242       $ 91,457      $ 2,887,725      $  216,606      $  233,649       $  4,407
                                      ----------       --------      -----------      ----------      ----------       --------
PARTICIPANT TRANSACTIONS:
  Accumulation activity:
    Purchase payments received....    $2,088,417       $437,232      $ 4,819,708      $1,763,717      $  314,158       $258,204
    Net transfers between
     Sub-Accounts and Fixed
     Account......................     2,244,048        285,561        5,800,687         357,499         981,739         20,679
    Withdrawals, surrenders,
     annuitizations and contract
     charges......................      (126,620)        (8,294)        (346,821)         (8,712)        (33,270)          (614)
                                      ----------       --------      -----------      ----------      ----------       --------
      Net accumulation activity...    $4,205,845       $714,499      $10,273,574      $2,112,504      $1,262,627       $278,269
                                      ----------       --------      -----------      ----------      ----------       --------
  Annuitization activity:
    Annuitizations................    $   59,038       $  --         $    93,264      $   --          $   19,466       $  --
    Annuity payments..............          (542)         --              (5,717)         --                (750)         --
    Adjustments to annuity
     reserve......................            66          --              (2,494)         --              (2,307)         --
                                      ----------       --------      -----------      ----------      ----------       --------
      Net annuitization
       activity...................    $   58,562       $  --         $    85,053      $   --          $   16,409       $  --
                                      ----------       --------      -----------      ----------      ----------       --------
  Increase (Decrease) in net
   assets from participant
   transactions...................    $4,264,407       $714,499      $10,358,627      $2,112,504      $1,279,036       $278,269
                                      ----------       --------      -----------      ----------      ----------       --------
    Increase (Decrease) in net
     assets.......................    $5,804,649       $805,956      $13,246,352      $2,329,110      $1,512,685       $282,676
NET ASSETS:
  Beginning of year...............       805,956          --           2,329,110          --             282,676          --
                                      ----------       --------      -----------      ----------      ----------       --------
  End of year.....................    $6,610,605       $805,956      $15,575,462      $2,329,110      $1,795,361       $282,676
                                      ==========       ========      ===========      ==========      ==========       ========

(a) For the period February 20, 1998 (commencement of operations) through December 31, 1998.
(b) For the period March 27, 1998 (commencement of operations) through December 31, 1998.
(c) For the period March 12, 1998 (commencement of operations) through December 31, 1998.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS -- continued

                                                 GS3                             GS4                             GS5
                                             Sub-Account                     Sub-Account                     Sub-Account
                                    -----------------------------   -----------------------------   -----------------------------
                                     Year Ended      Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                    December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                        1999          1998 (a)          1999          1998 (a)          1999          1998 (b)
                                    -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)....   $   126,862      $     (858)     $    8,970      $    6,362      $  183,291       $    866
  Net realized gains (losses).....       363,935          (9,820)        (49,105)         (8,821)         84,670         (2,816)
  Net unrealized gains (losses)...     1,670,034         296,953         132,039         (71,917)        260,708         16,662
                                     -----------      ----------      ----------      ----------      ----------       --------
      Increase (Decrease) in net
       assets from operations.....   $ 2,160,831      $  286,275      $   91,904      $  (74,376)     $  528,669       $ 14,712
                                     -----------      ----------      ----------      ----------      ----------       --------
PARTICIPANT TRANSACTIONS:
  Accumulation activity:
    Purchase payments received....   $ 4,503,362      $2,581,300      $1,294,500      $1,443,172      $  840,435       $238,188
    Net transfers between
     Sub-Accounts and Fixed
     Account......................     8,595,492         407,943       2,400,908         493,897       1,051,801         72,560
    Withdrawals, surrenders,
     annuitizations and contract
     charges......................      (498,099)        (56,166)       (203,335)        (13,813)        (37,988)           (76)
                                     -----------      ----------      ----------      ----------      ----------       --------
      Net accumulation activity...   $12,600,755      $2,933,077      $3,492,073      $1,923,256      $1,854,248       $310,672
                                     -----------      ----------      ----------      ----------      ----------       --------
  Annuitization activity:
    Annuitizations................   $    37,472      $   --          $   --          $   --          $   20,676       $  --
    Annuity payments..............        (2,065)         --              --              --                (911)         --
    Adjustments to annuity
     reserve......................           (43)         --              --              --                (674)         --
                                     -----------      ----------      ----------      ----------      ----------       --------
      Net annuitization
       activity...................   $    35,364      $   --          $   --          $   --          $   19,091       $  --
                                     -----------      ----------      ----------      ----------      ----------       --------
  Increase (Decrease) in net
   assets from participant
   transactions...................   $12,636,119      $2,933,077      $3,492,073      $1,923,256      $1,873,339       $310,672
                                     -----------      ----------      ----------      ----------      ----------       --------
    Increase (Decrease) in net
     assets.......................   $14,796,950      $3,219,352      $3,583,977      $1,848,880      $2,402,008       $325,384
NET ASSETS:
  Beginning of year...............     3,219,352          --           1,848,880          --             325,384          --
                                     -----------      ----------      ----------      ----------      ----------       --------
  End of year.....................   $18,016,302      $3,219,352      $5,432,857      $1,848,880      $2,727,392       $325,384
                                     ===========      ==========      ==========      ==========      ==========       ========

(a) For the period February 20, 1998 (commencement of operations) through December 31, 1998.
(b) For the period March 17, 1998 (commencement of operations) through December 31, 1998.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS -- continued

                                                 JP1                             JP2                             JP3
                                             Sub-Account                     Sub-Account                     Sub-Account
                                    -----------------------------   -----------------------------   -----------------------------
                                     Year Ended      Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                    December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                        1999          1998 (a)          1999          1998 (a)          1999          1998 (a)
                                    -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)....   $   915,926      $  232,080      $   93,716       $  2,468       $   19,756       $  3,318
  Net realized gains (losses).....       171,441         (42,054)         86,971         (1,892)             172         (3,060)
  Net unrealized gains (losses)...       340,247          73,661         433,370          7,372          336,978         (1,240)
                                     -----------      ----------      ----------       --------       ----------       --------
      Increase (Decrease) in net
       assets from operations.....   $ 1,427,614      $  263,687      $  614,057       $  7,948       $  356,906       $   (982)
                                     -----------      ----------      ----------       --------       ----------       --------
PARTICIPANT TRANSACTIONS:
  Accumulation activity:
    Purchase payments received....   $ 4,908,483      $1,481,091      $1,032,722       $401,185       $  556,222       $126,177
    Net transfers between
     Sub-Accounts and Fixed
     Account......................     6,352,530       1,474,721       1,243,965         78,547          412,896         65,945
    Withdrawals, surrenders,
     annuitizations and contract
     charges......................      (556,977)        (33,652)       (95,728)        (2,264)          (18,773)          (770)
                                     -----------      ----------      ----------       --------       ----------       --------
      Net accumulation activity...   $10,704,036      $2,922,160      $2,180,959       $477,468       $  950,345       $191,352
                                     -----------      ----------      ----------       --------       ----------       --------
  Annuitization activity:
    Annuitizations................   $    77,078      $   --          $   18,651       $  --          $   --           $  --
    Annuity payments..............        (1,035)         --                (844)         --              --              --
    Adjustments to annuity
     reserve......................           150          --                (700)         --              --              --
                                     -----------      ----------      ----------       --------       ----------       --------
      Net annuitization
       activity...................   $    76,193      $   --          $   17,107       $  --          $   --           $  --
                                     -----------      ----------      ----------       --------       ----------       --------
  Increase (Decrease) in net
   assets from participant
   transactions...................   $10,780,229      $2,922,160      $2,198,066       $477,468       $  950,345       $191,352
                                     -----------      ----------      ----------       --------       ----------       --------
    Increase (Decrease) in net
     assets.......................   $12,207,843      $3,185,847      $2,812,123       $485,416       $1,307,251       $190,370
NET ASSETS:
  Beginning of year...............     3,185,847          --             485,416          --             190,370          --
                                     -----------      ----------      ----------       --------       ----------       --------
  End of year.....................   $15,393,690      $3,185,847      $3,297,539       $485,416       $1,497,621       $190,370
                                     ===========      ==========      ==========       ========       ==========       ========

(a) For the period March 27, 1998 (commencement of operations) through December 31, 1998.

                       See notes to financial statements
43

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS -- continued

                                                 LA1                             CAS                             EGS
                                             Sub-Account                     Sub-Account                     Sub-Account
                                    -----------------------------   -----------------------------   -----------------------------
                                     Year Ended      Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                    December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                        1999          1998 (b)          1999          1998 (c)          1999          1998 (a)
                                    -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)....   $ 1,474,587      $  193,351     $   692,778      $   (9,437)    $   (32,594)     $   (9,825)
  Net realized gains (losses).....       174,451          (3,464)        224,872         (34,447)        649,409         (43,942)
  Net unrealized gains (losses)...      (189,406)         21,161       2,228,558         629,805      10,404,765         777,281
                                     -----------      ----------     -----------      ----------     -----------      ----------
      Increase (Decrease) in net
       assets from operations.....   $ 1,459,632      $  211,048     $ 3,146,208      $  585,921     $11,021,580      $  723,514
                                     -----------      ----------     -----------      ----------     -----------      ----------
PARTICIPANT TRANSACTIONS:
  Accumulation activity:
    Purchase payments received....   $ 6,119,781      $2,829,156     $ 3,621,357      $1,880,023     $ 7,852,516      $3,011,641
    Net transfers between
     Sub-Accounts and Fixed
     Account......................    10,627,992         363,979       3,950,702       2,200,342       8,176,327       1,178,725
    Withdrawals, surrenders,
     annuitizations and contract
     charges......................      (621,174)        (21,905)       (385,338)        (47,046)       (925,614)        (36,641)
                                     -----------      ----------     -----------      ----------     -----------      ----------
      Net accumulation activity...   $16,126,599      $3,171,230     $ 7,186,721      $4,033,319     $15,103,229      $4,153,725
                                     -----------      ----------     -----------      ----------     -----------      ----------
  Annuitization activity:
    Annuitizations................   $   --           $   --          $   53,269      $   --         $   126,228      $   --
    Annuity payments..............       --               --              (3,083)         --              (3,973)         --
    Adjustments to annuity
     reserve......................       --               --              (1,863)         --               9,690          --
                                     -----------      ----------     -----------      ----------     -----------      ----------
      Net annuitization
       activity...................   $   --           $   --         $    48,323      $   --         $   131,945      $   --
                                     -----------      ----------     -----------      ----------     -----------      ----------
  Increase (Decrease) in net
   assets from participant
   transactions...................   $16,126,599      $3,171,230     $ 7,235,044      $4,033,319     $15,235,174      $4,153,725
                                     -----------      ----------     -----------      ----------     -----------      ----------
    Increase (Decrease) in net
     assets.......................   $17,586,231      $3,382,278     $10,381,252      $4,619,240     $26,256,754      $4,877,239
NET ASSETS:
  Beginning of year...............     3,382,278          --           4,619,240          --           4,877,239          --
                                     -----------      ----------     -----------      ----------     -----------      ----------
  End of year.....................   $20,968,509      $3,382,278     $15,000,492      $4,619,240     $31,133,993      $4,877,239
                                     ===========      ==========     ===========      ==========     ===========      ==========

(a) For the period February 20, 1998 (commencement of operations) through December 31, 1998.
(b) For the period March 27, 1998 (commencement of operations) through December 31, 1998.
(c) For the period February 26, 1998 (commencement of operations) through December 31, 1998.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS -- continued

                                                 HYS                             MMS                             UTS
                                             Sub-Account                     Sub-Account                     Sub-Account
                                    -----------------------------   -----------------------------   -----------------------------
                                     Year Ended      Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                    December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                        1999          1998 (c)          1999          1998 (a)          1999          1998 (b)
                                    -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)....   $   277,362      $    (239)      $  177,344      $   48,895     $   624,780      $   (7,859)
  Net realized gains (losses).....       (99,067)       (17,756)         --               --             155,348          (1,131)
  Net unrealized gains (losses)...        40,424         (2,792)         --               --           2,521,304         203,450
                                     -----------      ----------      ----------      ----------     -----------      ----------
      Increase (Decrease) in net
       assets from operations.....   $   218,719      $  (20,787)     $  177,344      $   48,895     $ 3,301,432      $  194,460
                                     -----------      ----------      ----------      ----------     -----------      ----------
PARTICIPANT TRANSACTIONS:
  Accumulation activity:
    Purchase payments received....   $ 3,074,357      $1,355,408      $  308,389      $5,275,423     $ 4,077,024      $1,634,726
    Net transfers between
     Sub-Accounts and Fixed
     Account......................     7,484,053         786,221       4,197,928      (1,482,996)      9,168,485       1,078,739
    Withdrawals, surrenders,
     annuitizations and contract
     charges......................      (462,273)         (6,849)     (1,455,384)        (11,403)       (781,083)        (10,177)
                                     -----------      ----------      ----------      ----------     -----------      ----------
      Net accumulation activity...   $10,096,137      $2,134,780      $3,050,933      $3,781,024     $12,464,426      $2,703,288
                                     -----------      ----------      ----------      ----------     -----------      ----------
  Annuitization activity:
    Annuitizations................   $    80,858      $   --          $   --          $   --         $   179,007      $   --
    Annuity payments..............        (4,094)         --              --              --              (3,339)         --
    Adjustments to annuity
     reserve......................          (348)         --              --              --              (1,085)         --
                                     -----------      ----------      ----------      ----------     -----------      ----------
      Net annuitization
       activity...................   $    76,416      $   --          $   --          $   --         $   174,583      $   --
                                     -----------      ----------      ----------      ----------     -----------      ----------
  Increase (Decrease) in net
   assets from participant
   transactions...................   $10,172,553      $2,134,780      $3,050,933      $3,781,024     $12,639,009      $2,703,288
                                     -----------      ----------      ----------      ----------     -----------      ----------
    Increase (Decrease) in net
     assets.......................   $10,391,272      $2,113,993      $3,228,277      $3,829,919     $15,940,441      $2,897,748
NET ASSETS:
  Beginning of year...............     2,113,993          --           3,829,919          --           2,897,748         --
                                     -----------      ----------      ----------      ----------     -----------      ----------
  End of year.....................   $12,505,265      $2,113,993      $7,058,196      $3,829,919     $18,838,189      $2,897,748
                                     ===========      ==========      ==========      ==========     ===========      ==========

(a) For the period February 20, 1998 (commencement of operations) through December 31, 1998.
(b) For the period March 27, 1998 (commencement of operations) through December 31, 1998.
(c) For the period February 26, 1998 (commencement of operations) through December 31, 1998.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS -- continued

                                                 GSS                     TRS             MIT             NWD             MIS
                                             Sub-Account             Sub-Account     Sub-Account     Sub-Account     Sub-Account
                                    -----------------------------   -------------   -------------   -------------   -------------
                                     Year Ended      Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                    December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                        1999          1998 (a)        1999 (b)        1999 (b)        1999 (b)        1999 (b)
                                    -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)....   $   154,206      $ (5,092)       $ (7,791)       $(21,203)        $ (6,392)       $(20,396)
  Net realized gains (losses).....       (71,213)       23,326          (4,728)         (3,740)          25,497          30,718
  Net unrealized gains (losses)...      (269,914)       13,091          21,849         386,232          457,940       1,220,338
                                     -----------      ----------      ----------      ----------      ----------      ----------
      Increase (Decrease) in net
       assets from operations.....   $  (186,921)     $ 31,325        $  9,330        $361,289         $477,045      $1,230,660
                                     -----------      ----------      ----------      ----------      ----------      ----------
PARTICIPANT TRANSACTIONS:
  Accumulation activity:
    Purchase payments received....   $ 3,214,716     $1,300,822      $1,944,130      $3,992,136        $720,822      $4,452,860
    Net transfers between
     Sub-Accounts and Fixed
     Account......................    10,679,042        323,387         749,019       3,540,232         782,394       2,713,276
    Withdrawals, surrenders,
     annuitizations and contract
     charges......................      (493,591)       (92,714)       (116,117)        (70,811)         (6,830)       (187,257)
                                     -----------      ----------      ----------      ----------      ----------      ----------
      Net accumulation activity...   $13,400,167     $1,531,495      $2,577,032      $7,461,557      $1,496,386      $6,978,879
                                     -----------      ----------      ----------      ----------      ----------      ----------
  Annuitization activity:
    Annuitizations................   $    26,994      $ 40,389         $ 79,374        $  4,029        $  --            $133,744
    Annuity payments..............        (4,351)       (1,490)           --               (181)          --                (333)
    Annuity transfers.............       --             40,390            --              --              --              --
    Adjustments to annuity
     reserve......................          (534)         (475)              17            (182)          --               4,173
                                     -----------      ----------      ----------      ----------      ----------      ----------
      Net annuitization
       activity...................   $    22,109      $ 78,814         $ 79,391        $  3,666        $  --            $137,584
                                     -----------      ----------      ----------      ----------      ----------      ----------
  Increase (Decrease) in net
   assets from participant
   transactions...................   $13,422,276     $1,610,309      $2,656,423      $7,465,223      $1,496,386      $7,116,463
                                     -----------      ----------      ----------      ----------      ----------      ----------
    Increase (Decrease) in net
     assets.......................   $13,235,355     $1,641,634      $2,665,753      $7,826,512      $1,973,431      $8,347,123
NET ASSETS:
  Beginning of year...............     1,641,634         --              --              --              --              --
                                     -----------      ----------      ----------      ----------      ----------      ----------
  End of year.....................   $14,876,989     $1,641,634      $2,665,753      $7,826,512      $1,973,431      $8,347,123
                                     ===========      ==========      ==========      ==========      ==========      ==========

(a) For the period February 20, 1998 (commencement of operations) through December 31, 1998.
(b) For the period May 17, 1999 (commencement of operations) through December 31, 1999.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS -- continued

                                                 OP1                             OP2                             OP3
                                             Sub-Account                     Sub-Account                     Sub-Account
                                    -----------------------------   -----------------------------   -----------------------------
                                     Year Ended      Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                    December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                        1999          1998 (a)          1999          1998 (a)          1999          1998 (b)
                                    -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)....   $   147,083       $(13,451)       $ 63,482         $  235         $(18,870)       $(1,846
  Net realized gains (losses).....        49,711        (15,929)         15,513        (19,298)          34,433         (7,219)
  Net unrealized gains (losses)...      (317,549)       201,803         547,534         41,964          (44,591)        28,952
                                     -----------      ----------      ----------       --------       ----------       --------
      Increase (Decrease) in net
       assets from operations.....   $  (120,755)      $172,423        $626,529        $22,901         $(29,028)       $19,887
                                     -----------      ----------      ----------       --------       ----------       --------
PARTICIPANT TRANSACTIONS:
  Accumulation activity:
    Purchase payments received....   $ 2,729,165     $2,532,266      $1,550,529       $772,014         $485,930       $507,596
    Net transfers between
     Sub-Accounts and Fixed
     Account......................     6,567,188      1,176,486       1,198,601        114,451        1,779,308        197,133
    Withdrawals, surrenders,
     annuitizations and contract
     charges......................      (574,346)       (21,619)       (132,625)        (3,783)        (129,696)        (8,885)
                                     -----------      ----------      ----------       --------       ----------       --------
      Net accumulation activity...   $ 8,722,007     $3,687,133      $2,616,505       $882,682       $2,135,542       $695,844
                                     -----------      ----------      ----------       --------       ----------       --------
  Annuitization activity:
    Annuitizations................   $    11,643      $  --            $ 42,401         $ --           $ 11,596         $ --
    Annuity payments..............          (586)        --              (2,165)          --               (845)          --
    Adjustments to annuity
     reserve......................           248         --                (667)          --             (1,085)          --
                                     -----------      ----------      ----------       --------       ----------       --------
      Net annuitization
       activity...................   $    11,305      $  --            $ 39,569         $ --           $  9,666         $ --
                                     -----------      ----------      ----------       --------       ----------       --------
  Increase (Decrease) in net
   assets from participant
   transactions...................   $ 8,733,312     $3,687,133      $2,656,074       $882,682       $2,145,208       $695,844
                                     -----------      ----------      ----------       --------       ----------       --------
    Increase (Decrease) in net
     assets.......................   $ 8,612,557     $3,859,556      $3,282,603       $905,583       $2,116,180       $715,731
NET ASSETS:
  Beginning of year...............     3,859,556         --             905,583          --             715,731          --
                                     -----------      ----------      ----------       --------       ----------       --------
  End of year.....................   $12,472,113     $3,859,556      $4,188,186       $905,583       $2,831,911       $715,731
                                     ===========      ==========      ==========       ========       ==========       ========

(a) For the period February 20, 1998 (commencement of operations) through December 31, 1998.
(b) For the period March 27, 1998 (commencement of operations) through December 31, 1998.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS -- continued

                                                 OP4                             SB1                             SB2
                                             Sub-Account                     Sub-Account                     Sub-Account
                                    -----------------------------   -----------------------------   -----------------------------
                                     Year Ended      Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                    December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                        1999          1998 (b)          1999          1998 (a)          1999          1998 (a)
                                    -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)....    $  (7,226)         $ (1)          $8,032          $3,553         $(4,606)        $  (252)
  Net realized gains (losses).....        1,938           --             8,199          (1,757)         21,954            (857)
  Net unrealized gains (losses)...       (2,067)           54           45,162          23,271          33,353          19,454
                                      ----------        ------         --------        --------        --------        --------
      Increase (Decrease) in net
       assets from operations.....    $  (7,355)         $ 53          $61,393         $25,067         $50,701         $18,345
                                      ----------        ------         --------        --------        --------        --------
PARTICIPANT TRANSACTIONS:
  Accumulation activity:
    Purchase payments received....   $1,632,027        $1,000          $21,563        $200,980        $119,751        $263,704
    Net transfers between
     Sub-Accounts and Fixed
     Account......................      883,782           --           101,209           8,030         188,767          49,888
    Withdrawals, surrenders,
     annuitizations and contract
     charges......................      (31,887)          --           (28,493)         (2,808)        (28,268)         (1,853)
                                      ----------        ------         --------        --------        --------        --------
      Net accumulation activity...   $2,483,922        $1,000          $94,279        $206,202        $280,250        $311,739
                                      ----------        ------         --------        --------        --------        --------
  Annuitization activity:
    Annuitizations................    $  --             $--            $ --            $ --            $ --            $ --
    Annuity payments..............       --              --              --              --              --              --
    Adjustments to annuity
     reserve......................       --              --              --              --              --              --
                                      ----------        ------         --------        --------        --------        --------
      Net annuitization
       activity...................    $  --             $--            $ --            $ --            $ --            $ --
                                      ----------        ------         --------        --------        --------        --------
  Increase (Decrease) in net
   assets from participant
   transactions...................   $2,483,922        $1,000          $94,279        $206,202        $280,250        $311,739
                                      ----------        ------         --------        --------        --------        --------
    Increase (Decrease) in net
     assets.......................   $2,476,567        $1,053         $155,672        $231,269        $330,951        $330,084
NET ASSETS:
  Beginning of year...............        1,053           --           231,269            --           330,084            --
                                      ----------        ------         --------        --------        --------        --------
  End of year.....................   $2,477,620        $1,053         $386,941        $231,269        $661,035        $330,084
                                      ==========        ======         ========        ========        ========        ========

(a) For the period March 27, 1998 (commencement of operations) through December 31, 1998.
(b) For the period December 15, 1998 (commencement of operations) through December 31, 1998.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS -- continued

                                                 SB3                             SB4                            SCA1
                                             Sub-Account                     Sub-Account                     Sub-Account
                                    -----------------------------   -----------------------------   -----------------------------
                                     Year Ended      Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                    December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                        1999          1998 (a)          1999          1998 (b)          1999          1998 (d)
                                    -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)....     $265,621        $121,348        $ 87,064        $ 39,286       $ 121,386        $    3
  Net realized gains (losses).....      (42,967)          9,630          29,816          (1,146)          --              --
  Net unrealized gains (losses)...     (245,059)        (66,852)       (209,993)         64,469           --              --
                                      ----------      ----------      ----------      ----------     -----------        ------
      Increase (Decrease) in net
       assets from operations.....     $(22,405)       $ 64,126        $(93,113)       $102,609       $ 121,386        $    3
                                      ----------      ----------      ----------      ----------     -----------        ------
PARTICIPANT TRANSACTIONS:
  Accumulation activity:
    Purchase payments received....     $186,390      $2,139,351        $ 31,408      $1,946,618      $9,316,611        $2,000
    Net transfers between
     Sub-Accounts and Fixed
     Account......................    4,084,937         722,156       4,100,758         945,488        2,207,048         --
    Withdrawals, surrenders,
     annuitizations and contract
     charges......................     (416,075)        (13,933)       (391,898)        (11,783)        (299,102)        --
                                      ----------      ----------      ----------      ----------     -----------        ------
      Net accumulation activity...   $3,855,252      $2,847,574      $3,740,268      $2,880,323      $11,224,557       $2,000
                                      ----------      ----------      ----------      ----------     -----------        ------
  Annuitization activity:
    Annuitizations................     $ 30,708        $  --           $ 16,929        $  --          $   --             $--
    Annuity payments..............       (1,119)          --               (401)          --              --              --
    Adjustments to annuity
     reserve......................         (764)          --               (633)          --              --              --
                                      ----------      ----------      ----------      ----------     -----------        ------
      Net annuitization
       activity...................     $ 28,825        $  --           $ 15,895        $  --          $   --             $--
                                      ----------      ----------      ----------      ----------     -----------        ------
  Increase (Decrease) in net
   assets from participant
   transactions...................   $3,884,077      $2,847,574      $3,756,163      $2,880,323      $11,224,557       $2,000
                                      ----------      ----------      ----------      ----------     -----------        ------
    Increase (Decrease) in net
     assets.......................   $3,861,672      $2,911,700      $3,663,050      $2,982,932      $11,345,943       $2,003
NET ASSETS:
  Beginning of year...............    2,911,700           --          2,982,932           --               2,003         --
                                      ----------      ----------      ----------      ----------     -----------        ------
  End of year.....................   $6,773,372      $2,911,700      $6,645,982      $2,982,932      $11,347,946       $2,003
                                      ==========      ==========      ==========      ==========     ===========        ======

(a) For the period February 20, 1998 (commencement of operations) through December 31, 1998.
(b) For the period March 27, 1998 (commencement of operations) through December 31, 1998.
(d) For the period December 15, 1998 (commencement of operations) through December 31, 1998.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS -- continued

                                                SCA2                            SCA3                    SCA4            SCA5
                                             Sub-Acount                      Sub-Acount              Sub-Acount      Sub-Acount
                                    -----------------------------   -----------------------------   -------------   -------------
                                     Year Ended      Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                    December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                        1999          1998 (a)          1999          1998 (a)        1999 (b)        1999 (b)
                                    -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)....     $142,200        $    13         $ 61,844          $ (1)         $ (3,062)       $ 78,405
  Net realized gains (losses).....      (27,836)            (1)          (2,410)          --              5,981           3,631
  Net unrealized gains (losses)...     (167,158)            21          (70,578)           97           217,754         437,614
                                      ----------       -------        ----------        ------        ----------      ----------
      Increase (Decrease) in net
       assets from operations.....     $(52,794)       $    33         $(11,144)         $ 96          $220,673        $519,650
                                      ----------       -------        ----------        ------        ----------      ----------
PARTICIPANT TRANSACTIONS:
  Accumulation activity:
    Purchase payments received....   $2,424,622        $18,000         $407,264         $7,000         $278,857        $398,676
    Net transfers between
     Sub-Accounts and Fixed
     Account......................    5,953,092           --            942,992           --            863,821       2,064,556
    Withdrawals, surrenders,
     annuitizations and contract
     charges......................     (374,597)          --            (35,618)          --            (16,360)        (16,795)
                                      ----------       -------        ----------        ------        ----------      ----------
      Net accumulation activity...   $8,003,117        $18,000       $1,314,638        $7,000        $1,126,318      $2,446,437
                                      ----------       -------        ----------        ------        ----------      ----------
  Annuitization activity:
    Annuitizations................     $278,695         $ --           $  3,427          $--           $  --           $  --
    Annuity payments..............      (10,840)          --               (216)          --              --              --
    Adjustments to annuity
     reserve......................        5,275           --              7,216           --              --              --
                                      ----------       -------        ----------        ------        ----------      ----------
      Net annuitization
       activity...................     $273,130         $ --           $ 10,427          $--           $  --           $  --
                                      ----------       -------        ----------        ------        ----------      ----------
  Increase (Decrease) in net
   assets from participant
   transactions...................   $8,276,247        $18,000       $1,325,065        $7,000        $1,126,318      $2,446,437
                                      ----------       -------        ----------        ------        ----------      ----------
    Increase (Decrease) in net
     assets.......................   $8,223,453        $18,033       $1,313,921        $7,096        $1,346,991      $2,966,087
NET ASSETS:
  Beginning of year...............       18,033           --              7,096           --              --              --
                                      ----------       -------        ----------        ------        ----------      ----------
  End of year.....................   $8,241,486        $18,033       $1,321,017        $7,096        $1,346,991      $2,966,087
                                      ==========       =======        ==========        ======        ==========      ==========

(a) For the period December 15, 1998 (commencement of operations) through December 31, 1998.
(b) For the period May 17, 1999 (commencement of operations) through December 31, 1999.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS -- continued

                                                      SCA6                     WP1                             WP2
                                                   Sub-Acount              Sub-Acount                      Sub-Acount
                                                  -------------   -----------------------------   -----------------------------
                                                   Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                                  December 31,    December 31,    December 31,    December 31,    December 31,
                                                    1999 (c)          1999          1998 (a)          1999          1998 (b)
                                                  -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)..................     $ (405)        $ 74,390         $ (679)        $  1,885         $(1,361)
  Net realized gains (losses)...................        897           82,122         (4,817)         126,813        (33,030)
  Net unrealized gains (losses).................     53,913          337,601         (3,352)         285,485         (1,858)
                                                     --------       ----------       --------       ----------       --------
      Increase (Decrease) in net assets from
       operations...............................     $54,405        $494,113         $(8,848)       $414,183        ($36,249)
                                                     --------       ----------       --------       ----------       --------
  Accumulation activity:
    Purchase payments received..................     $41,486        $444,605        1$33,941        $260,046        1$69,921
    Net transfers between Sub-Accounts and Fixed
     Account....................................     406,855       1,127,692          40,476         446,267          32,859
    Withdrawals, surrenders, annuitizations and
     contract charges...........................      (1,944)        (34,519)           (742)        (77,459)           (879)
                                                     --------       ----------       --------       ----------       --------
      Net accumulation activity.................    $446,397      $1,537,778        $173,675        $628,854        $201,901
                                                     --------       ----------       --------       ----------       --------
  Annuitization activity:
    Annuitizations..............................     $ --           $ 17,475         $ --           $  --            $ --
    Annuity payments............................       --               (925)          --              --              --
    Adjustments to annuity reserve..............      5,356          (10,499)          --              --              --
                                                     --------       ----------       --------       ----------       --------
      Net annuitization activity................     $5,356         $  6,051         $ --           $  --            $ --
                                                     --------       ----------       --------       ----------       --------
  Increase (Decrease) in net assets from
   participant transactions.....................    $451,753       $1,543,829       $173,675        $628,854        $201,901
                                                     --------       ----------       --------       ----------       --------
    Increase (Decrease) in net assets...........    $506,158       $2,037,942       $164,827       $1,043,037       $165,652
NET ASSETS:
  Beginning of year.............................       --            164,827           --            165,652           --
                                                     --------       ----------       --------       ----------       --------
  End of year...................................    $506,158       $2,202,769       $164,827       $1,208,689       $165,652
                                                     ========       ==========       ========       ==========       ========

(a) For the period February 20, 1998 (commencement of operations) through December 31, 1998.
(b) For the period March 27, 1998 (commencement of operations) through December 31, 1998.
(c) For the period May 17, 1999 (commencement of operations) through December 31, 1999.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F

STATEMENTS OF CHANGES IN NET ASSETS -- continued

                                                                           WP3                             WP4
                                                                       Sub-Account                     Sub-Account
                                                              -----------------------------   -----------------------------
                                                               Year Ended      Year Ended      Year Ended      Year Ended
                                                              December 31,    December 31,    December 31,    December 31,
                                                                  1999          1998 (a)          1999          1998 (a)
                                                              -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income (loss)..............................     $(3,389)        $ (535)        $ 83,413         $(2,271)
  Net realized gains (losses)...............................       6,481           (239)          57,255         (26,102)
  Net unrealized gains (losses).............................     194,879          7,438        1,075,180          29,531
                                                                 --------        --------       ----------       --------
      Increase (Decrease) in net assets from operations.....    $197,971         $6,664        $1,215,848         $1,158
                                                                 --------        --------       ----------       --------
PARTICIPATION TRANSACTIONS:
  Accumulation activity:
    Purchase payments received..............................    $118,924        $113,755        $528,621        $378,201
    Net transfers between Sub-Accounts and Fixed Account....     322,835          17,358       1,685,706          (5,371)
    Withdrawals, surrenders, annuitizations and contract
     charges................................................     (36,788)           (830)        (56,865)         (2,707)
                                                                 --------        --------       ----------       --------
      Net accumulation activity.............................    $404,971        $130,283      $2,157,462        $370,123
                                                                 --------        --------       ----------       --------
  Annuitization activity:
    Annuitizations..........................................     $18,900         $ --           $  --            $ --
    Annuity payments........................................        (794)          --              --              --
    Annuity transfers.......................................       --              --              --              --
                                                                 --------        --------       ----------       --------
    Adjustments to annuity reserve..........................      (7,889)          --              --              --
                                                                 --------        --------       ----------       --------
      Net annuitization activity............................     $10,217         $ --           $  --            $ --
                                                                 --------        --------       ----------       --------
  Increase (Decrease) in net assets from participant
   transactions.............................................    $415,188        $130,283       $2,157,462       $370,123
    Increase (Decrease) in net assets.......................    $613,159        $136,947       $3,373,310       $371,281
NET ASSETS:
  Beginning of year.........................................     136,947            --            371,281           --
                                                                 --------        --------       ----------       --------
  End of year...............................................    $750,106        $136,947       $3,744,591       $371,281
                                                                 ========        ========       ==========       ========

(a) For the period March 27, 1998 (commencement of operations) through December 31, 1998.

                       See notes to financial statements

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F
NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION
Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") is a separate account of Sun Life Assurance Company of Canada (U.S.), (the "Sponsor"), and was established on July 13, 1989 as a funding vehicle for the variable portion of Futurity contracts, Futurity II contracts, Futurity Focus contracts and Futurity Accolade contracts (collectively, the "Contracts") and certain other group and individual fixed and variable annuity contracts issued by the Sponsor. The Variable Account is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a unit investment trust.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account is invested in shares of a single corresponding investment portfolio of certain registered open-end mutual funds. With respect to the Futurity contracts, the Funds are: AIM Variable Insurance Funds, Inc., The Alger American Fund, Goldman Sachs Variable Insurance Trust, J.P. Morgan Series Trust II, Lord Abbett Series Fund, Inc., MFS/ Sun Life Series Trust, OCC Accumulation Trust, Salomon Brothers Variable Series Funds Inc. and Warburg Pincus Trust. With respect to the Futurity II contracts, the Funds are: AIM Variable Insurance Funds, Inc., The Alger American Fund, Goldman Sachs Variable Insurance Trust, J.P. Morgan Series Trust II, Lord Abbett Series Fund, Inc., MFS/Sun Life Series Trust, OCC Accumulation Trust, Sun Capital Advisers Trust and Warburg Pincus Trust. With respect to the Futurity Focus contracts, the Funds are: AIM Variable Insurance Funds, Inc., The Alger American Fund, Goldman Sachs Variable Insurance Trust, J.P. Morgan Series Trust II, Lord Abbett Series Fund, Inc., MFS/Sun Life Series Trust, OCC Accumulation Trust, Sun Capital Advisers Trust and Warburg Pincus Trust. With respect to the Futurity Accolade contracts, the Funds are:
AIM Variable Insurance Funds, Inc., The Alger American Fund, Goldman Sachs Variable Insurance Trust, J.P. Morgan Series Trust II, Lord Abbet
Series Fund, Inc., MFS/Sun Life Series Trust, OCC Accumulation Trust and Sun Capital Advisers Trust (collectively, "the Funds"). Massachusetts Financial Services Company, an affiliate of the Sponsor, is the investment adviser to MFS/Sun Life Series Trust. Sun Capital Advisers Inc., an affiliate of the Sponsor, is the investment adviser to Sun Capital Advisers Trust.

(2) SIGNIFICANT ACCOUNTING POLICIES

GENERAL

The preparation of financial statements in conformity with generally accepted accounting principles requires the Sponsor's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT VALUATIONS

Investments in shares of the Funds are recorded at their net asset value. Realized gains and losses on sales of shares of the Funds are determined on the identified cost basis. Dividend income and capital gain distributions received by the Sub-Accounts are reinvested in additional Fund shares and are recognized on the ex-dividend date.

Exchanges between Sub-Accounts requested by contract participants are recorded in the new Sub-Account upon receipt of the redemption proceeds.

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F
NOTES TO FINANCIAL STATEMENTS -- continued

(2) SIGNIFICANT ACCOUNTING POLICIES

FEDERAL INCOME TAX STATUS

The operations of the Variable Account are part of the operations of the Sponsor and are not taxed separately. The Variable Account is not taxed as a regulated investment company. The Sponsor qualifies for the federal income tax treatment granted to life insurance companies under Subchapter L of the Internal Revenue Code. Under existing federal income tax law, investment income and capital gains earned by the Variable Account on contract owner reserves are not taxable and, therefore, no provision has been made for federal income taxes.

(3) CONTRACT CHARGES
A mortality and expense risk charge based on the value of the Sub-Accounts included in the Variable Account is deducted from the Variable Account at the end of each valuation period for the mortality and expense risks assumed by the Sponsor. The deductions are transferred periodically to the Sponsor. Currently, the deduction is at an effective annual rate of 1.25% for Futurity and Futurity II contracts, 1.00% for Futurity Focus contracts and 1.30% for Futurity Accolade contracts.

Each year on the account anniversary, an account administration fee ("Account Fee") equal to the lesser of $30 in the case of Futurity contracts, $35 in the case of Futurity II contracts and Futurity Accolade contracts and $50 in the case of Futurity Focus contracts or 2% of the participant's account value in Account Years one through five (thereafter, the Account Fee may be changed annually, but it may not exceed the lesser of $50 or 2% of the participant's account value) is deducted from the participant's account to reimburse the Sponsor for certain administrative expenses. After the annuity commencement date, the Account Fee will be deducted pro rata from each variable annuity payment made during the year. As reimbursement for administrative expenses attributable to contracts which exceed the revenues received from the Account Fees, the Sponsor makes a deduction from the Variable Account at the end of each valuation period at an effective annual rate of 0.15% of the net assets attributable to such Contracts.

The Sponsor does not deduct a sales charge from purchase payments. However, a withdrawal charge (contingent deferred sales charge) of up to 8% of certain amounts withdrawn, when applicable, may be deducted to cover certain expenses relating to the sale of the Futurity, Futurity II, and Futurity Focus Contracts, including commissions paid to sales personnel, the costs of preparation of sales literature, and other promotional costs and acquisition expenses.

(4) ANNUITY RESERVES
Annuity reserves are calculated using the 1983 Individual Annuitant Mortality Table and an assumed interest rate of 3% per year. Required adjustments to the reserves are accomplished by transfers to or from the Sponsor.

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F
NOTES TO FINANCIAL STATEMENTS -- continued

(5) UNIT ACTIVITY FROM PARTICIPANT TRANSACTIONS

                                                   Units Outstanding
                                                   Beginning of Year                  Units Purchased
                                             ------------------------------    ------------------------------
                                              Year Ended       Year Ended       Year Ended       Year Ended
                                             December 31,     December 31,     December 31,     December 31,
                                                 1999             1998             1999             1998
                                             -------------    -------------    -------------    -------------
 FUTURITY CONTRACTS:
 AIM1                            (a)            141,292          --                37,449          120,297
 AIM2                            (a)            204,502          --                28,920          188,055
 AIM3                            (b)            332,662          --                43,138          211,522
 AIM4                            (a)            216,812          --                22,277          175,562
 AL1                             (b)            285,990          --                96,119          220,381
 AL2                             (b)            194,995          --                37,009          166,134
 AL3                             (b)             77,472          --                12,426           46,464
 GS1                             (c)            210,952          --                34,405          174,066
 GS2                             (a)             31,476          --                   556           28,820
 GS3                             (a)            282,488          --                25,986          245,810
 GS4                             (a)            199,770          --                10,206          146,654
 GS5                             (d)             30,394          --                 2,948           22,922
 JP1                             (b)            293,787          --                83,392          153,409
 JP2                             (b)             52,419          --                 9,614           43,568
 JP3                             (b)             22,655          --                 8,150           14,226
 LA1                             (b)            333,805          --                61,424          295,576
 CAS                             (e)            403,733          --                35,843          182,671
 EGS                             (a)            397,132          --                60,135          286,458
 HYS                             (e)            217,924          --                27,858          136,139
 MMS                             (a)            371,404          --                29,531          520,396
 UTS                             (b)            278,221          --                49,525          168,365
 GSS                             (a)            150,350          --                31,435          124,697
 OP1                             (a)            363,748          --                45,042          249,514
 OP2                             (a)             93,160          --                19,463           80,719
 OP3                             (b)             86,567          --                11,061           62,966
 SB1                             (b)             21,329          --                 1,994           20,954
 SB2                             (b)             32,282          --                11,451           27,151
 SB3                             (a)            277,473          --                17,918          208,817
 SB4                             (b)            293,921          --                 4,406          199,267
 WP1                             (a)             22,480          --                 9,591           17,004
 WP2                             (b)             18,253          --                 5,461           17,656
 WP3                             (b)             14,715          --                 4,811           12,602
 WP4                             (b)             41,843          --                 2,953           42,727

                                       Units Transferred
                                      Between Sub-Accounts
                                              and                         Units Withdrawn,
                                       Fixed Accumulation                 Surrendered, and                 Units Outstanding
                                            Account                          Annuitized                       End of Year
                                 ------------------------------    ------------------------------    ------------------------------
                                  Year Ended       Year Ended       Year Ended       Year Ended       Year Ended       Year Ended
                                 December 31,     December 31,     December 31,     December 31,     December 31,     December 31,
                                     1999             1998             1999             1998             1999             1998
                                 -------------    -------------    -------------    -------------    -------------    -------------
 FUTURITY CONTRACTS:
 AIM1                                68,417            21,989          (19,423)           (994)         227,735          141,292
 AIM2                               219,720            18,286          (10,712)         (1,839)         442,430          204,502
 AIM3                               451,578           126,191          (27,993)         (5,051)         799,385          332,662
 AIM4                               238,494            42,064          (18,770)           (814)         458,813          216,812
 AL1                                424,506            66,702          (51,286)         (1,093)         755,329          285,990
 AL2                                249,731            33,387          (46,903)         (4,526)         434,832          194,995
 AL3                                 96,080            31,855           (3,758)           (847)         182,220           77,472
 GS1                                194,122            37,773          (16,398)           (887)         423,081          210,952
 GS2                                 51,143             2,730           (2,812)            (74)          80,363           31,476
 GS3                                289,621            41,721          (22,792)         (5,043)         575,303          282,488
 GS4                                109,158            54,644          (18,062)         (1,528)         301,072          199,770
 GS5                                 31,634             7,479           (2,001)             (7)          62,975           30,394
 JP1                                220,364           143,890          (28,588)         (3,512)         568,955          293,787
 JP2                                 50,228             9,107           (6,937)           (256)         105,324           52,419
 JP3                                 11,780             8,529           (1,450)           (100)          41,135           22,655
 LA1                                328,125            40,527          (42,184)         (2,298)         681,170          333,805
 CAS                                 74,342           225,749          (23,482)         (4,687)         490,436          403,733
 EGS                                231,410           114,747          (44,248)         (4,073)         644,429          397,132
 HYS                                363,603            82,554          (28,271)           (769)         581,114          217,924
 MMS                                399,896          (145,427)        (137,740)         (3,565)         663,091          371,404
 UTS                                482,058           110,939          (47,559)         (1,083)         762,245          278,221
 GSS                                482,313            30,755          (28,386)         (5,102)         635,712          150,350
 OP1                                407,891           116,381          (46,676)         (2,147)         770,005          363,748
 OP2                                104,339            12,844           (8,463)           (403)         208,499           93,160
 OP3                                152,550            24,744          (14,649)         (1,143)         235,529           86,567
 SB1                                  8,915               660           (2,599)           (285)          29,639           21,329
 SB2                                 17,512             5,324           (2,530)           (193)          58,715           32,282
 SB3                                394,310            69,996          (40,441)         (1,340)         649,260          277,473
 SB4                                398,605            95,844          (39,609)         (1,190)         657,323          293,921
 WP1                                 37,994             5,576           (1,995)           (100)          68,070           22,480
 WP2                                 36,942               697           (7,725)           (100)          52,931           18,253
 WP3                                  5,081             2,213           (3,289)           (100)          21,318           14,715
 WP4                                114,098               (84)          (5,437)           (800)         153,457           41,843

(a) For the period February 20, 1998 (commencement of operations) through December 31, 1998.
(b) For the period March 27, 1998 (commencement of operations) through December 31, 1998.
(c) For the period March 12, 1998 (commencement of operations) through December 31, 1998.
(d) For the period March 17, 1998 (commencement of operations) through December 31, 1998.
(e) For the period February 26, 1998 (commencement of operations) through December 31, 1998.

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F
NOTES TO FINANCIAL STATEMENTS -- continued

(5) UNIT ACTIVITY FROM PARTICIPANT TRANSACTIONS -- continued

                                                   Units Outstanding
                                                   Beginning of Year                  Units Purchased
                                             ------------------------------    ------------------------------
                                              Year Ended       Year Ended       Year Ended       Year Ended
                                             December 31,     December 31,     December 31,     December 31,
                                                 1999             1998             1999             1998
                                             -------------    -------------    -------------    -------------
 FUTURITY II CONTRACTS:
 AIM1                            (a)               100           --               181,039              100
 AIM2                            (a)             1,049           --               538,285            1,049
 AIM3                            (a)             1,704           --               573,115            1,704
 AIM4                            (b)             2,553           --               277,892            2,553
 AL1                             (a)             2,044           --               798,097            2,044
 AL2                             (b)             1,785           --               330,958            1,785
 AL3                             (a)               100           --               134,245              100
 GS1                             (c)               786           --               340,043              786
 GS2                             (a)               100           --                26,340              100
 GS3                             (b)             2,341           --               322,630            2,341
 GS4                             (a)               100           --                78,401              100
 GS5                             (c)               578           --                58,284              578
 JP1                             (a)               474           --               315,983              474
 JP2                             (a)               100           --                57,728              100
 JP3                             (a)               100           --                39,434              100
 LA1                             (b)             1,763           --               389,191            1,763
 CAS                             (a)             2,367           --               251,500            2,367
 EGS                             (c)             3,662           --               455,194            3,662
 HYS                             (b)               729           --               199,927              729
 UTS                             (c)               821           --               237,960              821
 GSS                             (b)             1,027           --               236,734            1,027
 TRS                             (d)            --               --               145,867           --
 MIT                             (d)            --               --               274,552           --
 NWD                             (d)            --               --                31,539           --
 MIS                             (d)            --               --               314,530           --
 OP1                             (b)             1,517           --               196,083            1,517
 OP2                             (a)               150           --                95,779              150
 OP3                             (a)               100           --                36,287              100
 OP4                             (a)               100           --               120,357              100
 SCA1                            (a)               200           --               516,555              200
 SCA2                            (a)             1,806           --               212,361            1,806
 SCA3                            (a)               705           --                40,953              705
 SCA4                            (e)            --               --                14,166           --
 SCA5                            (e)            --               --                17,823           --
 SCA6                            (e)            --               --                 3,004           --
 WP1                             (a)               100           --                24,172              100
 WP2                             (a)               100           --                17,409              100
 WP3                             (a)               100           --                 5,483              100
 WP4                             (a)               100           --                41,639              100

                                       Units Transferred
                                      Between Sub-Accounts
                                              and                         Units Withdrawn,
                                       Fixed Accumulation                 Surrendered, and                 Units Outstanding
                                            Account                          Annuitized                       End of Year
                                 ------------------------------    ------------------------------    ------------------------------
                                  Year Ended       Year Ended       Year Ended       Year Ended       Year Ended       Year Ended
                                 December 31,     December 31,     December 31,     December 31,     December 31,     December 31,
                                     1999             1998             1999             1998             1999             1998
                                 -------------    -------------    -------------    -------------    -------------    -------------
 FUTURITY II CONTRACTS:
 AIM1                               123,465          --                (4,955)         --                299,649            100
 AIM2                               482,701          --               (24,533)         --                997,502          1,049
 AIM3                               656,563          --               (17,938)         --              1,213,444          1,704
 AIM4                               405,813          --               (26,694)         --                659,564          2,553
 AL1                                841,456          --               (21,446)         --              1,620,151          2,044
 AL2                                441,029          --               (17,839)         --                755,933          1,785
 AL3                                 93,499          --                (5,898)         --                221,946            100
 GS1                                282,453          --               (12,429)         --                610,853            786
 GS2                                 46,936          --                (1,555)         --                 71,821            100
 GS3                                417,400          --               (27,737)         --                714,634          2,341
 GS4                                126,524          --                (2,740)         --                202,285            100
 GS5                                 62,982          --                (1,965)         --                119,879            578
 JP1                                321,619          --               (13,072)         --                625,004            474
 JP2                                 63,482          --                (2,767)         --                118,543            100
 JP3                                 18,564          --                  (463)         --                 57,635            100
 LA1                                607,156          --               (15,964)         --                982,146          1,763
 CAS                                255,332          --                (8,903)         --                500,296          2,367
 EGS                                370,763          --               (25,152)         --                804,467          3,662
 HYS                                365,635          --               (12,291)         --                554,000            729
 UTS                                334,919          --               (21,239)         --                552,461            821
 GSS                                591,096          --               (21,291)         --                807,566          1,027
 TRS                                 76,462          --               (11,284)         --                211,045         --
 MIT                                361,529          --                (6,897)         --                629,184         --
 NWD                                 67,961          --                  (288)         --                 99,212         --
 MIS                                250,304          --               (10,654)         --                554,180         --
 OP1                                198,204          --                (7,187)         --                388,617          1,517
 OP2                                 17,112          --                (4,189)         --                108,852            150
 OP3                                 54,017          --                (1,806)         --                 88,598            100
 OP4                                 78,975          --                (2,615)         --                196,817            100
 SCA1                               220,638          --               (37,843)         --                699,550            200
 SCA2                               603,561          --               (49,583)         --                768,145          1,806
 SCA3                                98,307          --                (8,117)         --                131,848            705
 SCA4                                84,139          --                (1,485)         --                 96,820         --
 SCA5                               202,111          --                (2,819)         --                217,115         --
 SCA6                                41,050          --                  (185)         --                 43,869         --
 WP1                                 44,318          --                (1,413)         --                 67,177            100
 WP2                                 12,438          --                    (8)         --                 29,939            100
 WP3                                 17,472          --                  (529)         --                 22,526            100
 WP4                                 39,443          --                (1,304)         --                 79,878            100

(a) For the period December 15, 1998 (commencement of operations) through December 31, 1998.
(b) For the period December 17, 1998 (commencement of operations) through December 31, 1998.
(c) For the period December 29, 1998 (commencement of operations) through December 31, 1998.
(d) For the period May 17, 1999 (commencement of operations) through December 31, 1999.
(e) For the period September 13, 1999 (commencement of operations) through December 31, 1999.

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F
NOTES TO FINANCIAL STATEMENTS -- continued

(5) UNIT ACTIVITY FROM PARTICIPANT TRANSACTIONS -- continued

                                                   Units Outstanding
                                                   Beginning of Year                  Units Purchased
                                             ------------------------------    ------------------------------
                                              Year Ended       Year Ended       Year Ended       Year Ended
                                             December 31,     December 31,     December 31,     December 31,
                                                 1999             1998             1999             1998
                                             -------------    -------------    -------------    -------------
 FUTURITY FOCUS CONTRACTS:
 AIM1                            (a)            --               --                13,472          --
 AIM2                            (a)            --               --                34,933          --
 AIM3                            (a)            --               --                60,253          --
 AIM4                            (a)            --               --                26,210          --
 AL1                             (a)            --               --                44,079          --
 AL2                             (a)            --               --                34,264          --
 AL3                             (a)            --               --                 9,602          --
 GS1                             (a)            --               --                 4,016          --
 GS2                             (a)            --               --                 1,112          --
 GS3                             (a)            --               --                20,053          --
 GS4                             (a)            --               --                29,333          --
 GS5                             (a)            --               --                 7,451          --
 JP1                             (a)            --               --                24,288          --
 JP2                             (a)            --               --                12,279          --
 JP3                             (a)            --               --                 2,178          --
 LA1                             (b)            --               --                38,221          --
 CAS                             (a)            --               --                21,046          --
 EGS                             (a)            --               --                46,092          --
 HYS                             (a)            --               --                25,654          --
 UTS                             (a)            --               --                21,976          --
 GSS                             (a)            --               --                48,404          --
 TRS                             (b)            --               --                 8,393          --
 MIT                             (b)            --               --                74,974          --
 NWD                             (b)            --               --                 7,662          --
 MIS                             (b)            --               --                34,173          --
 OP1                             (a)            --               --                10,772          --
 OP2                             (a)            --               --                10,112          --
 OP3                             (a)            --               --                 3,882          --
 OP4                             (a)            --               --                 4,578          --
 SCA1                            (a)            --               --               252,106          --
 SCA2                            (a)            --               --                34,864          --
 SCA3                            (a)            --               --                 2,727          --
 SCA4                            (c)            --               --                   319          --
 SCA5                            (c)            --               --                   100          --
 SCA6                            (c)            --               --                   578          --
 WP1                             (a)            --               --                   989          --
 WP2                             (a)            --               --                   100          --
 WP3                             (a)            --               --                   100          --
 WP4                             (a)            --               --                   123          --

                                       Units Transferred
                                      Between Sub-Accounts
                                              and                         Units Withdrawn,
                                       Fixed Accumulation                 Surrendered, and                 Units Outstanding
                                            Account                          Annuitized                       End of Year
                                 ------------------------------    ------------------------------    ------------------------------
                                  Year Ended       Year Ended       Year Ended       Year Ended       Year Ended       Year Ended
                                 December 31,     December 31,     December 31,     December 31,     December 31,     December 31,
                                     1999             1998             1999             1998             1999             1998
                                 -------------    -------------    -------------    -------------    -------------    -------------
 FUTURITY FOCUS CONTRACTS:
 AIM1                                   181          --                    (36)        --                13,617          --
 AIM2                                 1,199          --                   (259)        --                35,873          --
 AIM3                                 2,227          --                 (8,373)        --                54,107          --
 AIM4                                  (398)         --                   (475)        --                25,337          --
 AL1                                  2,632          --                 (7,869)        --                38,842          --
 AL2                                   (404)         --                 (1,424)        --                32,436          --
 AL3                                   (382)         --                    (45)        --                 9,175          --
 GS1                                     76          --                     (7)        --                 4,085          --
 GS2                                 --              --                --              --                 1,112          --
 GS3                                    950          --                   (405)        --                20,598          --
 GS4                                 --              --                    (76)        --                29,257          --
 GS5                                  1,193          --                    (23)        --                 8,621          --
 JP1                                    676          --                 (6,274)        --                18,690          --
 JP2                                     29          --                    (74)        --                12,234          --
 JP3                                    541          --                    (10)        --                 2,709          --
 LA1                                  3,486          --                 (1,429)        --                40,278          --
 CAS                                  2,087          --                    (82)        --                23,051          --
 EGS                                  1,755          --                 (6,539)        --                41,308          --
 HYS                                  1,092          --                 (4,817)        --                21,929          --
 UTS                                    121          --                 (1,412)        --                20,685          --
 GSS                                 (5,086)         --                   (388)        --                42,930          --
 TRS                                    489          --                    (41)        --                 8,841          --
 MIT                                  1,759          --                 (2,255)        --                74,478          --
 NWD                                   (525)         --                     (9)        --                 7,128          --
 MIS                                  1,363          --                 (5,611)        --                29,925          --
 OP1                                 (3,121)         --                   (263)        --                 7,388          --
 OP2                                 (2,840)         --                   (296)        --                 6,976          --
 OP3                                 --              --                --              --                 3,882          --
 OP4                                  1,122          --                    (31)        --                 5,669          --
 SCA1                                 9,073          --               (219,651)        --                41,528          --
 SCA2                                   796          --                 (1,076)        --                34,584          --
 SCA3                                   289          --                   (374)        --                 2,642          --
 SCA4                                 1,839          --                   (218)        --                 1,940          --
 SCA5                                 2,630          --                   (380)        --                 2,350          --
 SCA6                                   675          --                --              --                 1,253          --
 WP1                                    483          --                --              --                 1,472          --
 WP2                                    761          --                --              --                   861          --
 WP3                                 --              --                --              --                   100          --
 WP4                                     71          --                --              --                   194          --

(a) For the period May 15, 1999 (commencement of operations) through December 31, 1999.
(b) For the period May 17, 1999 (commencement of operations) through December 31, 1999.
(c) For the period September 13, 1999 (commencement of operations) through December 31, 1999.

FUTURITY, FUTURITY II, FUTURITY FOCUS AND FUTURITY ACCOLADE SUB-ACCOUNTS INCLUDED IN
SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT F
NOTES TO FINANCIAL STATEMENTS -- continued

(5) UNIT ACTIVITY FROM PARTICIPANT TRANSACTIONS -- continued

                                                                                                       Units Transferred
                                                                                                     Between Sub-Accounts
                                                                                                              and
                                       Units Outstanding                                              Fixed Accumulation
                                       Beginning of Year                Units Purchased                     Account
                                 -----------------------------   -----------------------------   -----------------------------
                                  Year Ended      Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                                 December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                     1999            1998            1999            1998            1999            1998
                                 -------------   -------------   -------------   -------------   -------------   -------------
 FUTURITY ACCOLADE CONTRACTS (A):
 AIM1                               --              --               28,060         --                  (36)        --
 AIM2                               --              --               71,949         --                  184         --
 AIM3                               --              --               41,491         --                   64         --
 AIM4                               --              --               40,241         --                 (216)        --
 AL1                                --              --               78,117         --                  248         --
 AL2                                --              --               25,632         --                   82         --
 AL3                                --              --               12,969         --                    7         --
 GS1                                --              --               17,566         --                  (22)        --
 GS2                                --              --                1,535         --                  244         --
 GS3                                --              --               23,176         --                  253         --
 GS4                                --              --                5,354         --               --             --
 GS5                                --              --                6,485         --                  236         --
 JP1                                --              --                6,364         --                   91         --
 JP2                                --              --               10,762         --                  (25)        --
 JP3                                --              --                  228         --                5,370         --
 LA1                                --              --               55,648         --                  333         --
 CAS                                --              --                4,427         --               --             --
 EGS                                --              --               54,055         --                4,868         --
 HYS                                --              --               44,529         --                  279         --
 UTS                                --              --               49,738         --                  573         --
 GSS                                --              --               10,569         --                  448         --
 TRS                                --              --               42,576         --                  259         --
 MIT                                --              --               48,217         --                  174         --
 NWD                                --              --               18,756         --                  (74)        --
 MIS                                --              --               55,995         --                   35         --
 OP1                                --              --                  102         --               --             --
 OP2                                --              --               19,553         --                  (99)        --
 OP3                                --              --                  102         --               --             --
 OP4                                --              --               25,960         --                  158         --
 SCA1                               --              --              380,262         --              (13,639)        --
 SCA2                               --              --               11,119         --                  434         --
 SCA3                               --              --                2,115         --                  166         --
 SCA4                               --              --                9,040         --                  (13)        --
 SCA5                               --              --               17,605         --                  277         --
 SCA6                               --              --                  410         --                  (16)        --


                                       Units Withdrawn,
                                       Surrendered, and                Units Outstanding
                                          Annuitized                      End of Year
                                 -----------------------------   -----------------------------
                                  Year Ended      Year Ended      Year Ended      Year Ended
                                 December 31,    December 31,    December 31,    December 31,
                                     1999            1998            1999            1998
                                 -------------   -------------   -------------   -------------
 FUTURITY ACCOLADE CONTRACTS (A
 AIM1                                 (231)         --               27,793         --
 AIM2                                 (267)         --               71,866         --
 AIM3                                 (321)         --               41,234         --
 AIM4                                   (4)         --               40,021         --
 AL1                                  (373)         --               77,992         --
 AL2                                  (356)         --               25,358         --
 AL3                                    (7)         --               12,969         --
 GS1                                  (255)         --               17,289         --
 GS2                                    (4)         --                1,775         --
 GS3                                    (2)         --               23,427         --
 GS4                                --              --                5,354         --
 GS5                                  (139)         --                6,582         --
 JP1                                --              --                6,455         --
 JP2                                    (7)         --               10,730         --
 JP3                                --              --                5,598         --
 LA1                                  (422)         --               55,559         --
 CAS                                --              --                4,427         --
 EGS                                  (662)         --               58,261         --
 HYS                                  (579)         --               44,229         --
 UTS                                  (452)         --               49,859         --
 GSS                                    (5)         --               11,012         --
 TRS                                  (564)         --               42,271         --
 MIT                                    (5)         --               48,386         --
 NWD                                  (200)         --               18,482         --
 MIS                                  (257)         --               55,773         --
 OP1                                --              --                  102         --
 OP2                                  (384)         --               19,070         --
 OP3                                --              --                  102         --
 OP4                                  (333)         --               25,785         --
 SCA1                               --              --              366,623         --
 SCA2                               --              --               11,553         --
 SCA3                               --              --                2,281         --
 SCA4                               --              --                9,027         --
 SCA5                                   (4)         --               17,878         --
 SCA6                               --              --                  394         --

(a) For the period October 15, 1999 (commencement of operations) through December 31, 1999.

INDEPENDENT AUDITORS' REPORT

To the Participants in Futurity, Futurity II, Futurity Focus and Futurity Accolade and the Board of Directors of Sun Life Assurance Company of Canada (U.S.):

We have audited the accompanying statement of condition of AIM V.I. Capital Appreciation Sub-Account, AIM V.I. Growth Sub-Account, AIM V.I. Growth and Income Sub-Account, AIM V.I. International Equity Sub-Account, The Alger American Growth Sub-Account, The Alger American Income and Growth Sub-Account, The Alger American Small Capitalization Sub-Account, Goldman Sachs VIT CORE(SM) Large Cap Growth Sub-Account, Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account, Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account, Goldman Sachs VIT Growth and Income Sub-Account, Goldman Sachs VIT International Equity Sub-Account, J.P. Morgan U.S. Disciplined Equity Sub-Account, J.P. Morgan International Opportunities Sub-Account, J.P. Morgan Small Company Sub-Account, Lord Abbett Growth and Income Sub-Account, MFS/Sun Life Capital Appreciation Sub-Account, MFS/Sun Life Emerging Growth Sub-Account, MFS/Sun Life High Yield Sub-Account, MFS/Sun Life Money Market Sub-Account, MFS/Sun Life Utilities Sub-Account, MFS/Sun Life Government Securities Sub-Account, MFS/Sun Life Total Return Sub-Account, MFS/Sun Life Massachusetts Investors Trust Sub-Account, MFS/Sun Life New Discovery Sub-Account, MFS/Sun Life Massachusetts Investors Growth Stock Sub-Account, OCC Equity Sub-Account, OCC Mid Cap Sub-Account, OCC Small Cap Sub-Account, OCC Managed Sub-Account, Salomon Brothers Variable Capital Sub-Account, Salomon Brothers Variable Investors Sub-Account, Salomon Brothers Variable Strategic Bond Sub-Account, Salomon Brothers Variable Total Return Sub-Account, Sun Capital Money Market Sub-Account, Sun Capital Investment Grade Bond Sub-Account, Sun Capital Real Estate Sub-Account, Sun Capital Select Equity Sub-Account, Sun Capital Blue Chip Mid Cap Sub-Account, Sun Capital Investors Foundation Sub-Account, Warburg Pincus Emerging Markets Sub-Account, Warburg Pincus International Equity Sub-Account, Warburg Pincus Post-Venture Capital Sub-Account and Warburg Pincus Small Company Growth Sub-Account of Sun Life of Canada (U.S.) Variable Account F, (the "Sub-Accounts") as of
December 31, 1999, the related statement of operations for the year then ended and the statements of changes in net assets for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities held at December 31, 1999 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Sub-Accounts as of December 31, 1999, the results of their operations and the changes in their net assets for the respective stated periods in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 10, 2000

                     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
                     C/O RETIREMENT PRODUCTS AND SERVICES
                     P.O. BOX 9133
                     BOSTON, MASSACHUSETTS  02117

                     TELEPHONE:
                     Toll Free (888) 786-2435

                     GENERAL DISTRIBUTOR
                     Clarendon Insurance Agency, Inc.
                     One Sun Life Executive Park
                     Wellesley Hills, Massachusetts  02481

                     AUDITORS
                     Deloitte & Touche LLP
                     200 Berkeley Street
                     Boston, Massachusetts 02116